Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-264769

Prospectus Supplement No. 17

(to Prospectus dated May 13, 2022)

Up to 12,380,260 Shares

CBL & ASSOCIATES PROPERTIES, INC.

Common Stock

This prospectus supplement (“Prospectus Supplement No. 17”) is being filed to update and supplement the information contained in the prospectus dated May 13, 2022 (as supplemented to date, the “Prospectus”) related to the resale or other disposition by the selling stockholders (the “Selling Stockholders”) identified in the Prospectus of up to an aggregate of 12,380,260 shares of common stock, par value $0.001 per share, of CBL & Associates Properties, Inc. (“CBL,” the “Company,” ”we,” “our” or “us”), with the information contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 1, 2023 (the “2022 Form 10-K”). Accordingly, we have attached the 2022 Form 10-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “CBL.” On February 28, 2023, the last sale price of our common stock, as reported on the NYSE was $25.55 per share.

We are not selling any securities under the Prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholders. We have agreed to bear all fees and expenses (excluding any underwriting discounts or commissions or transfer taxes, if any, of any Selling Stockholder) incident to the registration of the securities covered by the Prospectus.

Investing in us involves a high degree of risk. See “Risk Factors” beginning on page 6 of the Prospectus and in any applicable prospectus supplement for a discussion of the risks that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 1, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022

Or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM ____________ TO _______________

COMMISSION FILE NO. 1-12494

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	62-1545718 (I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500 Chattanooga, TN	37421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 423.855.0001

Securities registered pursuant to Section 12(b) of the Act:

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value, with associated Stock Purchase Rights	CBL	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

Yes ☐	No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

Yes ☐	No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒	No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).

Yes ☒	No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b) by the registered public accounting firm that prepared or issued its audit report.

Yes ☒	No ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive oﬃcers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes ☐	No ☒

The aggregate market value of the 18,141,084 shares of CBL & Associates Properties, Inc.'s common stock, $0.001 par value, held by non-affiliates of the registrant as of June 30, 2022 was $423,134,062, based on the closing price of $23.49 per share on the New York Stock Exchange on June 30, 2022. (For this computation, the registrant has excluded the market value of all shares of its common stock reported as beneficially owned by executive officers and directors of the registrant; such exclusion shall not be deemed to constitute an admission that any such person is an “affiliate” of the registrant.)

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.

Yes ☒	No ☐

As of February 23, 2023, 32,060,956 shares of common stock were outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of CBL & Associates Properties, Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders are incorporated by reference in Part III.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included or incorporated by reference in this Annual Report on Form 10-K may be deemed “forward looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact should be considered to be forward-looking statements. In many cases, these forward looking statements may be identified by the use of words such as “will,” “may,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this report.

Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be attained. It is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties. In addition to the risk factors discussed in Part I, Item 1A of this report, and those factors noted above, such known risks and uncertainties include, without limitation:

•
general industry, economic and business conditions;
•
interest rate fluctuations;
•
costs and availability of capital, including debt, and capital requirements;
•
the ability to obtain suitable equity and/or debt financing and the continued availability of financing, in the amounts and on the terms necessary to support our future refinancing requirements and business;
•
costs and availability of real estate;
•
inability to consummate acquisition opportunities and other risks associated with acquisitions;
•
competition from other companies and retail formats;
•
changes in retail demand and rental rates in our markets;
•
shifts in customer demands including the impact of online shopping;
•
tenant bankruptcies or store closings;
•
changes in vacancy rates at our properties;
•
changes in operating expenses;
•
changes in applicable laws, rules and regulations;
•
disposition of real property;
•
uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent COVID-19 pandemic;
•
cyber attacks or acts of cyber terrorism; and
•
other risks referenced from time to time in filings with the Securities and Exchange Commission (“SEC”) and those factors listed or incorporated by reference into this report.

This list of risks and uncertainties is only a summary and is not intended to be exhaustive. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

PART I

ITEM 1. BUSINESS

This Annual Report on Form 10-K (this "Annual Report") is being filed by CBL & Associates Properties, Inc. (the "Company," "CBL," "we," "us" and "our"), a Delaware corporation. As described below, we refer to the post-emergence reorganized company as the “Successor” and the pre-emergence company as the “Predecessor.” Unless stated otherwise or the context otherwise requires, references to the “Company,” “we,” “us” and “our” also includes our subsidiaries.

Emergence from Bankruptcy

Beginning on November 1, 2020, CBL and CBL & Associates Limited Partnership (the "Operating Partnership"), together with certain of its direct and indirect subsidiaries (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Bankruptcy Court authorized the Debtors to continue to operate their businesses and manage their properties as debtors-in-possession pursuant to the Bankruptcy Code. The Chapter 11 Cases are being jointly administered for procedural purposes only under the caption In re CBL & Associates Properties, Inc., et al., Case No. 20-35226.

In connection with the Chapter 11 Cases, on August 11, 2021, the Bankruptcy Court entered an order, Docket No.1397 (Confirmation Order), confirming the Debtors’ Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and its Affiliated Debtors (With Technical Modifications) (as modified at Docket No. 1521, the “Plan”).

On November 1, 2021 (the “Effective Date”), the conditions to effectiveness of the Plan were satisfied and the Debtors emerged from the Chapter 11 Cases. The Company filed a notice of the Effective Date of the Plan with the Bankruptcy Court on November 1, 2021. Following the Effective Date, one of the Debtor’s Chapter 11 Cases remains open to administer claims pursuant to the Plan.

The Company’s Business

We were organized on July 13, 1993, as a Delaware corporation, and completed an initial public offering on November 3, 1993. We are a self-managed, self-administered, fully integrated real estate investment trust ("REIT"). We own, develop, acquire, lease, manage, and operate regional shopping malls, outlet centers, lifestyle centers, open-air centers and other properties. Our properties are located in 22 states, but are primarily in the southeastern and midwestern United States. We have elected to be taxed as a REIT for federal income tax purposes.

We conduct substantially all our business through the Operating Partnership, which is a variable interest entity ("VIE"). We are the 100% owner of two qualified REIT subsidiaries, CBL Holdings I, Inc. and CBL Holdings II, Inc. CBL Holdings I, Inc. is the sole general partner of the Operating Partnership. At December 31, 2022, CBL Holdings I, Inc. owned a 1.0% general partner interest and CBL Holdings II, Inc. owned an 98.97% limited partner interest in the Operating Partnership, for a combined interest held by us of 99.97%. As of December 31, 2022, third parties owned a 0.03% limited partner interest in the Operating Partnership.

See Note 1 to the consolidated financial statements for information on our properties as of December 31, 2022. The Malls (“Malls, Lifestyle Centers and Outlet Centers”) and All Other Properties ("Open-Air Centers and Other") are collectively referred to as the “properties” and individually as a “property.”

We conduct our property management and development activities through CBL & Associates Management, Inc. (the “Management Company”) to comply with certain requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The Operating Partnership owns 100% of the Management Company’s outstanding stock.

Rental revenues are primarily derived from leases with retail tenants and generally include fixed minimum rents, percentage rents based on tenants’ sales volumes and reimbursements from tenants for expenditures related to real estate taxes, insurance, common area maintenance ("CAM") and other recoverable operating expenses, as well as certain capital expenditures. We also generate revenues from management, leasing and development fees, sponsorships, sales of peripheral land at our properties and from sales of operating real estate assets when it is determined that we can realize an appropriate value for the assets. Proceeds from such sales are generally used to retire related indebtedness, reduce outstanding balances on our indebtedness and for general corporate purposes.

The following terms used in this Annual Report on Form 10-K will have the meanings described below:

▪
GLA – refers to gross leasable area of space in square feet, including Anchors and Mall tenants.
▪
Anchor – refers to a department store, other large retail store, non-retail space or theater greater than or equal to 50,000 square feet.

▪
Junior Anchor - retail store, non-retail space or theater comprising 20,000 square feet and greater, but less than 50,000 square feet.
▪
Inline – retail store or non-retail space comprising less than 20,000 square feet.
▪
Freestanding – property locations that are not attached to the primary complex of buildings that comprise the mall shopping center.
▪
Outparcel – land and freestanding developments, such as retail stores, banks and restaurants, which are generally on the periphery of our properties.

Significant Markets and Tenants

Top Five Markets

Our top five markets, based on percentage of total revenues, were as follows for the year ended December 31, 2022:

Market	Percentage of Total Revenues
St. Louis, MO	7.0%
Laredo, TX	4.4%
Chattanooga, TN	4.3%
Lexington, KY	4.3%
Greensboro, NC	3.6%

Top 25 Tenants

Our top 25 tenants based on percentage of total revenues were as follows for the year ended December 31, 2022:

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Signet Jewelers Ltd. (2)	112	166,502	2.80%
2	Victoria's Secret & Co.	49	397,537	2.65%
3	Foot Locker, Inc.	78	377,818	2.57%
4	American Eagle Outfitters, Inc.	61	372,587	2.20%
5	Dick's Sporting Goods, Inc. (3)	25	1,462,150	2.16%
6	Bath & Body Works, Inc.	57	231,813	1.93%
7	Genesco Inc. (4)	82	160,462	1.61%
8	Finish Line, Inc.	36	194,138	1.45%
9	The Buckle, Inc.	37	191,577	1.22%
10	Luxottica Group S.P.A. (5)	81	179,125	1.20%
11	Cinemark Holdings, Inc.	9	467,190	1.16%
12	The Gap, Inc.	45	534,986	1.16%
13	Hot Topic, Inc.	94	222,716	0.99%
14	Express Fashions	30	246,437	0.98%
15	Shoe Show, Inc.	29	378,849	0.91%
16	Spencer Spirit Holdings, Inc.	48	110,906	0.89%
17	Claire's Stores, Inc.	68	85,364	0.87%
18	H & M Hennes & Mauritz AB	38	803,811	0.85%
19	The TJX Companies, Inc. (6)	18	520,475	0.83%
20	Barnes & Noble	17	465,199	0.83%
21	Abercrombie & Fitch, Co.	28	189,942	0.78%
22	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.76%
23	Regal Entertainment Group	7	370,773	0.74%
24	The Children's Place, Inc.	35	151,723	0.71%
25	Focus Brands LLC (7)	69	48,270	0.69%
		1,176	8,568,311	32.93%
(1)
Includes the Successor Company’s proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Jewelers Ltd. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw’s Jewelers, Osterman’s Jewelers, LeRoy’s Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.
(3)
Dick’s Sporting Goods, Inc. operates Dick’s Sporting Goods, Golf Galaxy and Field & Stream.
(4)
Genesco Inc. operates Journey’s, Underground by Journey’s, Shi by Journey’s, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(5)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(6)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx and HomeSense.
(7)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

Operating Strategy

We operate a diverse portfolio of dynamic properties including enclosed regional malls, outlet centers, lifestyle centers and open-air centers. Our locations are in strong mid-tier markets with a focus in the growing southeast and midwest. Nearly 30% of our 2022 same-center net operating income ("NOI") was generated by non-mall assets. Our primary objective is to operate our portfolio to maximize the long-term value of our company by generating increasing levels of NOI, and improving free cash flow through a variety of methods as further discussed below.

NOI is a non-GAAP measure. For a description of NOI, a reconciliation from net income (loss) to NOI, and an explanation of why we believe this is a useful performance measure, see Non-GAAP Measure – Same-center Net Operating Income in “Results of Operations.”

Internal Growth

We look to generate internal growth through a variety of strategies. We incorporate contractual rent increases in our leases and negotiate increases in rental rates as leases mature, when possible. We aggressively pursue new tenants to maintain and grow occupancy, enhance our merchandising mix and improve the credit quality of our tenant base. We actively manage our properties including a focus on controlling operating expenses with a goal of maintaining or improving operating margins and enhancing cash flows, while maintaining a high-quality customer experience. We pursue opportunities to generate ancillary revenues at our properties when space is available for shorter terms through temporary leases and license agreements, as well as advertising including sponsorships and promotional activities. These programs allow us to maximize revenues in our centers during downtime between permanent leases, as well as monetize other aspects of the property.

Asset Densification

Our strategy of owning a diverse portfolio of dynamic properties in strong mid-tier markets has served the company well as CBL’s dominant locations generate significant demand from retail and non-retail users alike. We actively evaluate unused parking fields and available land for primarily non-retail densification projects, which provides us with the opportunity to capitalize on the embedded equity value of our land and increase the overall value of our properties. We believe the addition of non-retail users drives new and additional traffic and sales to our centers, which may enhance their dominant position in the market.

Through redevelopment we capitalize on opportunities to increase the productivity of previously occupied space and enhance the overall value of the centers through re-tenanting and/or changing the use of the space, as well as aesthetic upgrades. Redevelopments may result from acquiring or regaining possession of Anchor space (such as former department stores) and re-leasing to a single user, subdividing it into multiple spaces or razing the building for new development. When evaluating a redevelopment project, we review the stand-alone cost and returns, terminal value, co-tenancy, as well as the impact that the project and new tenant(s) is expected to have on the rest of the property including the aesthetic impact and improvements to traffic, sales and leasing demand.

See Liquidity and Capital Resources section in Item 7 of this Annual Report for information on the projects completed during 2022 and under construction at December 31, 2022.

Active Portfolio Management and Asset Recycling

We actively manage our asset base with the goal of enhancing the overall quality and value of our portfolio. We regularly review our portfolio to identify assets that no longer fit our strategy or where we believe it appropriate to redeploy resources into investments with higher growth or higher return opportunities. We also selectively acquire properties, including available anchors or parcels, we believe will provide resilient cash flows or that can appreciate in value by increasing NOI through our redevelopment, leasing and management expertise.

Balance Sheet Strategy

Our balance sheet strategy is focused on reducing overall debt, extending our debt maturity schedule, limiting exposure to recourse loans and lowering our overall cost of borrowings to limit maturity risk, improve free cash flow and enhance enterprise value.

We also pursue opportunities to improve the terms of our secured property-level, mortgage loans including refinancing loans at lower interest rates and longer-term maturities. We are exploring refinancing opportunities in the open lending market, as appropriate, in addition to working with our current lenders toward favorable modifications of existing loans.

Environmental, Social and Governance (ESG)/Green Building Practices

CBL’s ESG efforts are spearheaded by the ESG Team, a dedicated task force that focuses on ESG factors including Sustainability, Social Governance and Corporate Governance as well as reporting to CBL’s Board, and publicly on our website and in public filings. The members that make up this committee represent various departments within CBL, such as Management, Investor Relations, People & Culture, Public Relations and Operations Services. The Nominating/Corporate Governance Committee is responsible for oversight of the Company’s ESG efforts. Part of our efforts includes regularly reviewing existing policies and procedures to include current best practices. More information on our sustainability, diversity, equity, inclusion and belonging ("DEIB"), social responsibility and community involvement initiatives is available in the Human Capital section below and on dedicated web pages at cblproperties.com/about. The information on our web site is not, and should not be considered, a part of this Form 10-K.

Environmental Matters

A discussion of the current effects and potential impacts on our business and properties of compliance with federal, state and local environmental regulations is presented in Item 1A of this Annual Report on Form 10-K under the subheading “Risks Related to Real Estate Investments and Our Business.”

Competition

Our properties compete with various shopping facilities in attracting retailers to lease space. In addition, retailers at our properties face competition from discount shopping centers, outlet centers, wholesale clubs, direct mail, television shopping networks, the internet and other retail shopping developments. The extent of the retail and non-retail competition varies from market to market. We work aggressively to attract customers through marketing promotions and social media campaigns. Many of our retailers have adopted an omni-channel approach which leverages sales through both digital and traditional retailing channels.

Seasonality

The shopping center business is, to some extent, seasonal in nature with tenants typically achieving the highest levels of sales during the fourth quarter due to the holiday season, which generally results in higher percentage rent income in the fourth quarter. Additionally, the Malls earn most of their “temporary” rents (rents from short-term tenants) during the holiday period. Thus, occupancy levels and revenue production are generally the highest in the fourth quarter of each year. Results of operations realized in any one quarter may not be indicative of the results likely to be experienced over the course of our fiscal year.

Equity

Common Stock

Our authorized common stock consists of 200,000,000 shares at $0.001 par value per share. We had 31,780,109 shares of common stock issued and outstanding as of December 31, 2022. In connection with the Company's emergence from Chapter 11 reorganization on the Effective Date, all equity interests of the Company issued and outstanding immediately prior to the Effective Date were deemed cancelled, discharged and of no force or effect.

Preferred Stock

Our authorized preferred stock consists of 15,000,000 shares at $0.001 par value per share. No shares of preferred stock were issued and outstanding as of December 31, 2022.

Financial Information about Segments

See Note 11 to the consolidated financial statements for information about our reportable segments.

Human Capital

We believe our people are critical to the success of our Company. We are committed to providing a work environment that attracts, develops, and retains high-performing team members and to promoting a culture that allows each team member to feel respected, included and empowered. We engage with our employees regularly and in 2022 completed an employee engagement assessment. The survey netted a 74% response rate and secured CBL Great Place to Work Certification™.

CBL does not have any employees other than its statutory officers. As of December 31, 2022, our Management Company had 395 full-time and 77 part-time employees that represented the following demographics:

▪
19% racially diverse and 62% female.
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We are proud that 4% of our workforce served in the military.

▪
Within the team, 6% self-identify as disabled.
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Generationally, the population is represented across the Gen X (32%), Gen Y (43%), and Baby Boomer (20%) array with an emerging Gen Z (4%) and a contribution by Traditionalists (<1%).

CBL benefits from low voluntary turnover which declined from 12% to 8% with 85% who left voluntarily completing our exit interview process rendering a net promoter score of 93%. While we support freedom of association, we enjoy direct relationships as none of our employees are represented by a union.

To attract, retain and develop our high-performing team members, we offer compensation programs that include a mix of salaries, variable incentive bonuses and equity-based awards. To help ensure pay for performance alignment, CBL team members and their direct managers participate in an annual performance evaluation process. The evaluation process includes interactive goal setting and feedback designed to enhance performance, engagement, and professional development. In 2022, an externally conducted compensation analysis reflected a 0.00% pay gap based on gender and 0.00% based on race. Our compensation programs are supplemented by comprehensive employment benefits as well as training and educational programs. Certain benefits are also available to part-time CBL team members.

We provide our team with learning and development opportunities including conferences, leadership programs, and other ad hoc training programs. Programs cover a variety of topics such as career development and skills training; health, well-being, and safety; DEIB; and more. We expanded these training efforts in 2022 to include new technology and tools for self-guided learning featuring on-demand educational content across a variety of topics. We also mandate annual cyber-security training for all full-time employees. In 2022, CBL team members completed 6,201 hours of training.

We are expanding outreach efforts in recruiting through several new partnerships including:

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Partnering with Transition Overwatch, which targets Veterans.
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Participating in ICSC’s Launch Academy and Project Destined internship opportunities for 2023, which target underrepresented groups in our industry.
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Participating in Chattanooga-based STEP-UP internship opportunities with underrepresented area high school students.

We have long maintained several employee-led programs, including CBL Community, CBL Cares, CBL Fit and CBL Social.

CBL Community is focused on initiatives that emphasize the importance and focus we place on people, the driving force behind CBL. CBL Community is pursuing internal and external endeavors to improve organizational impacts on diversity, equity, inclusion, and belonging (“DEIB”), through education, engagement initiatives, and the creation of opportunities and partnerships with underrepresented groups. To support these efforts, we have engaged a third-party consulting firm that specializes in inclusive leadership practices. To further these goals, in 2022 CBL Community introduced Fireside Chats, which allow team members to learn about various DEIB topics from their peers. Additionally, in 2022 initial groups of senior leadership and certain CBL team members completed DEIB training in accordance with the Company’s ESG Policy and DEIB Strategic Plan as overseen by the DEIB Steering Committee that is chaired by our chief executive officer. Finally, the entire CBL team will participate in Unconscious Bias training in the first quarter of 2023.

CBL Cares partners with and supports local charitable organizations that contribute to the growth and development of the communities we serve. One of our goals for 2022 was to increase the number of hours CBL team members volunteer through our CBL Cares volunteer program. We are pleased to have met this goal, with team members volunteering 924 hours with non-profit organizations, an increase over 2021. In total, through volunteer hours, corporate donations and CBL Cares funds, we provided support valued at nearly $200,000 to organizations across our portfolio that work to meet the diverse needs of our communities. Lastly, through our annual United Way workplace campaign as well as a special monetary and in-kind gift commemorating United Way’s 100th birthday, our team contributed more than $138,000 to United Way.

CBL Fit provides advocacy of wellness for the whole person at work and CBL Social provides engagement opportunities and interconnectivity through team-based events.

Corporate Offices

Our principal executive offices are located at CBL Center, 2030 Hamilton Place Boulevard, Suite 500, Chattanooga, Tennessee, 37421 and our telephone number is (423) 855-0001.

Available Information

There is additional information about us on our web site at cblproperties.com. Electronic copies of our Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge by visiting the “Investor Relations” section of our web site. These reports are posted as soon as reasonably practical after they are electronically filed with, or furnished to, the SEC. The information on our web site is not, and should not be considered, a part of this Form 10-K.

ITEM 1A. RISK FACTORS

Set forth below are certain factors that may adversely affect our business, financial condition, results of operations and cash flows. Any one or more of the following factors may cause our actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. See “Cautionary Statement Regarding Forward-Looking Statements” contained herein on page 1.

RISK FACTOR SUMMARY

The following is a summary of the most significant risks relating to our business activities that we have identified. If any of these risks occur, our business, financial condition or results of operation, including our ability to generate cash and make distributions, could be materially adversely affected. For a more complete understanding of our material risk factors, this summary should be read in conjunction with the detailed description of our risk factors which follows this summary.

Risks Related to Real Estate Investments and Our Business

•
Real property investments are subject to various risks, many of which are beyond our control, which could cause declines in the revenues and/or underlying value of one or more of our properties. These include, among others:
➣
Adverse changes to national, regional and local economic conditions, including increased volatility in the capital and credit markets, as well as changes in consumer confidence and consumer spending patterns.
➣
Possible inability to lease space in our properties on favorable terms, or at all.
➣
Potential loss of one or more significant tenants, due to bankruptcies or consolidations in the retail industry.
➣
Local real estate market conditions, and the illiquidity of real estate investments.
➣
Adverse changes that cause us not to proceed with certain developments, redevelopments or expansions.
➣
Increased operating costs, such as repairs and maintenance, real property taxes, utility rates and insurance.
➣
Adverse changes in governmental regulations and related costs, including potential significant costs related to compliance with environmental laws and disclosure requirements.
➣
Competition from other retail facilities, and from alternatives to traditional retail such as online shopping.
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Certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours.
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Inflation continues to impact our financial condition and results of operations.
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Increased expenses, decreased occupancy rates, tenants converting to gross leases and requesting deferrals and rent abatements may not allow us to recover the majority of our CAM, real estate taxes and other operating expenses.
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Bankruptcy of joint venture partners could impose delays and costs on us with respect to jointly owned retail properties.
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Any significant resurgence of the COVID-19 pandemic or a similar threat, and governmental responses thereto, could once again materially and adversely impact or disrupt our financial condition, results of operations, cash flows and performance, as could any future outbreak of another highly infectious or contagious disease.
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We face possible risks associated with climate change.
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Possible terrorist activity or other acts of violence could adversely affect our financial condition and results of operations.
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Social unrest and acts of vandalism or violence could adversely affect our business operations.
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Our properties may be subject to impairment charges which could adversely affect our financial results.
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While cybersecurity attacks, to date, have not materially impacted our financial results, future cyber attacks, cyber intrusions or other disruptions of our information technology networks could disrupt our operations, compromise confidential information and adversely impact our financial condition.

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Pending or potential future litigation could distract our officers from attending to the Company’s business and could have a material adverse effect on our business, financial condition and results of operation.
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Uninsured losses could adversely affect us, and in the future our insurance may not cover acts of terrorism.
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Our bankruptcy filing, from which we emerged in 2021, may adversely affect our business.
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Our historical financial information may not be indicative of our future financial performance.

Risks Related to Debt and Financial Markets

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A deterioration of the capital and credit markets could adversely affect our ability to access funds and the capital needed to refinance debt or obtain new debt.
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Our indebtedness is substantial and could impair our ability to obtain additional financing.
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Rising interest rates could both increase our borrowing costs, thereby adversely affecting our cash flows and the amounts available for distributions to our stockholders, and decrease our stock price, if investors seek higher yields through other investments.
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We may be adversely affected by the discontinuation of LIBOR.
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The agreements governing our debt contain various covenants that impose restrictions on us that may affect our ability to operate our business.
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Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of indebtedness and lenders to return payments received from guarantors.

Risks Related to Dividends and Our Stock

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We currently are not eligible to register the offer and sale of securities on SEC Form S-3. We intend to regain eligibility to use Form S-3 as soon as is practicable; however, we cannot provide any assurance that we will be able to regain eligibility.
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We cannot assure you of our ability to pay dividends or distributions in the future or the amount of any dividends or distributions.
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Our ability to pay dividends on our common stock depends on the distributions we receive from our Operating Partnership, through which we conduct substantially all our business.

Risks Related to Geographic Concentrations

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Our properties are located principally in the southeastern and midwestern United States, so our business is subject generally to economic conditions in these regions and, in particular, to adverse economic developments affecting the operating results of our properties in our five largest markets.

Risks Related to Federal Income Tax Laws

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We conduct a portion of our business through taxable REIT subsidiaries, which are subject to certain tax risks.
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Complying with REIT requirements might cause us to forego otherwise attractive opportunities, and failing to qualify as a REIT would reduce our funds available for distribution to stockholders.
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Transfers of our capital stock to any person in excess of the ownership limits necessary to maintain our status as a REIT would be deemed void ab initio, and those shares would automatically be transferred to the Company as trustee of a charitable trust.
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We must satisfy minimum distribution requirements to maintain our status as a REIT, which may limit the amount of cash available for use in growing our business.
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Transfers or issuances of equity may impair our ability to utilize the existing tax basis in our assets, our federal income tax net operating loss carryforwards and other tax attributes.

Risks Related to Our Organizational Structure

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The ownership limit described above, as well as certain provisions in our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Fourth Amended and Restated Bylaws (our “Bylaws”), may hinder any attempt to acquire us.

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Our Certificate of Incorporation contains a provision renouncing our interest and expectancy in certain corporate opportunities identified by our non‐employee directors and their affiliates.
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The shareholders’ rights plan adopted by our board of directors, which expires on September 8, 2023, may discourage a third party from acquiring us in a manner that might result in a premium price to our shareholders.

RISKS RELATED TO REAL ESTATE INVESTMENTS AND OUR BUSINESS

Real property investments are subject to various risks, many of which are beyond our control, which could cause declines in the operating revenues and/or the underlying value of one or more of our properties.

A number of factors may decrease the income generated by a retail shopping center property, including:

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national, regional and local economic climates, which may be negatively impacted by loss of jobs, production slowdowns, inflation, adverse weather conditions, natural disasters, acts of violence, war, riots or terrorism, declines in residential real estate activity and other factors which tend to reduce consumer spending on retail goods;
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pandemic outbreaks, including COVID-19, or the threat of pandemic outbreaks, which could cause customers of our tenants to avoid public places where large crowds are in attendance, such as shopping centers and related entertainment, hotel, office or restaurant properties operated by our tenants;
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adverse changes in levels of consumer spending, consumer confidence and seasonal spending (especially during the holiday season when many retailers generate a disproportionate amount of their annual profits);
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local real estate conditions, such as an oversupply of, or reduction in demand for, retail space or retail goods, and the availability and creditworthiness of current and prospective tenants;
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increased operating costs, such as increases in repairs and maintenance, real property taxes, utility rates and insurance premiums;
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delays or cost increases associated with the opening of new properties or redevelopment and expansion of properties, due to higher than estimated construction costs, cost overruns, delays in receiving zoning, occupancy or other governmental approvals, lack of availability of materials and labor, weather conditions, and similar factors which may be outside our ability to control;
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perceptions by retailers or shoppers of the safety, convenience and attractiveness of the shopping center; and
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the convenience and quality of competing retail properties and other retailing options, such as the internet and the adverse impact of online sales.

In addition, other factors may adversely affect the value of our properties without affecting their current revenues, including:

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an environment of rising interest rates, which could negatively impact both the value of commercial real estate such as retail shopping centers and the overall retail climate;
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adverse changes in governmental regulations, such as local zoning and land use laws, environmental regulations or local tax structures that could inhibit our ability to proceed with development, expansion or renovation activities that otherwise would be beneficial to our properties;
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potential environmental or other legal liabilities that reduce the amount of funds available to us for investment in our properties; and
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any inability to obtain sufficient financing (including construction financing, permanent debt, secured and unsecured notes issuances, lines of credit and term loans), or the inability to obtain such financing on commercially favorable terms, to fund repayment of maturing loans, new developments, acquisitions, and property redevelopments, expansions and renovations which otherwise would benefit our properties.

Illiquidity of real estate investments could significantly affect our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Substantially all our consolidated assets consist of investments in real estate properties. Because real estate investments are relatively illiquid, our ability to quickly sell one or more properties in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand for space, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms we set, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. In addition, current economic and capital market conditions might make it more difficult for us to sell properties or might adversely affect the price we receive for properties that we do sell, as prospective buyers might experience increased costs of debt financing or other difficulties in obtaining debt financing.

Moreover, there are some limitations under federal income tax laws applicable to REITs that limit our ability to sell assets. In addition, because many of our properties are mortgaged to secure our debts, we may not be able to obtain a release of a lien on a mortgaged property without the payment of the associated debt and/or a substantial prepayment penalty, or transfer of debt to a buyer, which restricts our ability to dispose of a property, even though the sale might otherwise be desirable. Furthermore, the number of prospective buyers interested in purchasing shopping centers is limited. Therefore, if we want to sell one or more of our properties, we may not be able to dispose of it in the desired time period and may receive less consideration than we originally invested in the property.

Before a property can be sold, we may be required to make expenditures to correct defects or to make improvements. We cannot assure you that we will have funds available to correct those defects or to make those improvements, and if we cannot do so, we might not be able to sell the property, or might be required to sell the property on unfavorable terms. In acquiring a property, we might agree to provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as limitations on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could adversely affect our financial condition and results of operations.

We may elect not to proceed with certain developments, redevelopments or expansion projects once they have been undertaken, resulting in charges that could have a material adverse effect on our results of operations for the period in which the charge is taken.

We will incur various risks in connection with any developments, redevelopments or property expansions, including the risk that developments, redevelopments or expansion opportunities explored by us may be abandoned for various reasons including, but not limited to, credit disruptions that require the Company to conserve its cash until the capital markets stabilize or alternative credit or funding arrangements can be made. Developments, redevelopments or expansions also include the risk that construction costs of a project may exceed original estimates, possibly making the project unprofitable. Other risks include the risk that we may not be able to refinance construction loans which are generally with full recourse to us, the risk that occupancy rates and rents at a completed project will not meet projections and will be insufficient to make the project profitable, and the risk that we will not be able to obtain Anchor, mortgage lender and property partner approvals for certain expansion activities.

When we elect not to proceed with a development opportunity, the development costs ordinarily are charged against income for the then-current period. Any such charge could have a material adverse effect on our results of operations for the period in which the charge is taken.

Certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours and thereby constrain us from taking actions concerning these properties which otherwise would be in the best interests of the Company and our stockholders.

We own partial interests in 7 malls, 5 outlet centers, 1 lifestyle center, 12 open-air centers, 2 office buildings, a hotel and a hotel development. Of those interests, 2 malls, 3 outlet centers, 3 open-air centers, a hotel and a hotel development are all owned by unconsolidated joint ventures and are managed by a property manager that is affiliated with the third-party partner, which receives a fee for its services. The third-party partner of each of these properties controls the cash flow distributions, although our approval is required for certain major decisions. We have interests in two outlet centers that are owned by consolidated joint ventures and managed by a property manager that is affiliated with the third-party partner, which receives a fee for its services.

Where we serve as managing general partner (or equivalent) of the entities that own our properties, we may have certain fiduciary responsibilities to the other owners of those entities. In certain cases, the approval or consent of the other owners is required before we may sell, finance, expand or make other significant changes in the operations of such properties. To the extent such approvals or consents are required, we may experience difficulty in, or may be prevented from, implementing our plans with respect to expansion, development, financing or other similar transactions with respect to such properties.

With respect to those properties for which we do not serve as managing general partner (or equivalent), we do not have day-to-day operational control or control over certain major decisions, including leasing and the timing and amount of distributions, which could result in decisions by the managing entity that do not fully reflect our interests. This includes decisions relating to the requirements that we must satisfy in order to maintain our status as a REIT for tax purposes. However, decisions relating to sales, expansion and disposition of all or substantially all of the assets and financings are subject to approval by the Operating Partnership.

Inflation has impacted and may continue to impact our financial condition and results of operations.

The 2022 annual rate of inflation in the U.S. was higher than at any point in recent years. Inflationary price increases could have an adverse effect on consumer spending, which could impact our tenants’ sales and, in turn, our tenants’ business operations. This could affect the amount of rent these tenants pay, including if their leases provide for percentage rent, and their ability to pay rent. Also, inflation has caused increases in operating expenses, which could increase occupancy costs for tenants and, to the extent that we are unable to recover operating expenses from tenants, could increase operating expenses for us. In addition, if the rate of inflation exceeds the scheduled rent increases included in our leases, then our net operating income and our profitability would decrease. Inflation has resulted in increases in market interest rates, which not only negatively impact consumer spending and tenant investment decisions, but also increases the borrowing costs associated with our existing or any future variable rate debt, to the extent such rates are not effectively hedged or fixed, or any future debt that we incur. Inflation might also inhibit our ability to obtain new financing or refinancing.

Increased operating expenses, decreased occupancy rates, tenants converting to gross leases and requesting deferrals and rent abatements may not allow us to recover the majority of our CAM, real estate taxes and other operating expenses from our tenants, which could adversely affect our financial position, results of operations and funds available for future distributions.

Energy costs, repairs, maintenance and capital improvements to common areas of our properties, janitorial services, administrative, property and liability insurance costs and security costs are typically allocable to our properties’ tenants. Our lease agreements typically provide that the tenant is responsible for a portion of the CAM and other operating expenses. The majority of our current leases require an equal periodic tenant reimbursement amount for our cost recoveries which serves to fix our tenants’ CAM contributions to us. In these cases, a tenant will pay a fixed amount, or a set expense reimbursement amount, subject to annual increases, regardless of the actual amount of operating expenses. The tenant’s payment remains the same regardless of whether operating expenses increase or decrease, causing us to be responsible for any excess amounts or to benefit from any declines. As a result, the CAM and tenant reimbursements that we receive may or may not allow us to recover a substantial portion of these operating costs.

There is also a trend of more tenants moving to gross leases with periodic increases, which provide that the tenant pays a single specified amount, with no additional payments for reimbursements of the tenant’s portion of operating expenses. As a result, we are responsible for any increases in operating expenses, and benefit from any decreases in operating expenses.

Additionally, in the event that our properties are not fully occupied, we would be required to pay the portion of any operating, redevelopment or renovation expenses allocable to the vacant space(s) that would otherwise typically be paid by the residing tenant(s).

Bankruptcy of joint venture partners could impose delays and costs on us with respect to the jointly owned retail properties.

In addition to the possible effects on our joint ventures of our having gone through the bankruptcy process, the bankruptcy of one of the other investors in any of our jointly owned shopping centers could materially and adversely affect the relevant property or properties. Under the bankruptcy laws, we would be precluded from taking some actions affecting the estate of the other investor without prior approval of the bankruptcy court, which would, in most cases, entail prior notice to other parties and a hearing in the bankruptcy court. At a minimum, the requirement to obtain court approval may delay the actions we would or might want to take. If the relevant joint venture through which we have invested in a property has incurred recourse obligations, the discharge in bankruptcy of one of the other investors might result in our ultimate liability for a greater portion of those obligations than we would otherwise bear.

We may be unable to lease space in our properties on favorable terms, or at all.

Our results of operations depend on our ability to continue to lease space in our properties, including vacant space and re-leasing space in properties where leases are expiring, optimizing our tenant mix, or leasing properties on economically favorable terms. Because we have leases expiring annually, we are continually focused on leasing our properties. Similarly, we are pursuing a strategy of replacing expiring short-term leases with long-term leases. For more information on lease expirations see Mall, Lifestyle Center and Outlet Center Lease Expirations and Other Property Type Lease Expirations.

There can be no assurance that our leases will be renewed or that vacant space will be re-leased at rates equal to or above the current average net effective rental rates or that substantial rent abatements, tenant improvements, early termination rights or below market renewal options will not be offered to attract new tenants or retain existing tenants. If the rental rates decrease, if our existing tenants do not renew their leases or if we do not re-lease a significant portion of our available space and space for which leases will expire, our financial condition and results of operations could be adversely affected.

Any significant resurgence of the COVID-19 pandemic or a similar threat, and governmental responses thereto, could once again materially and adversely impact or disrupt our financial condition, results of operations, cash flows and performance, as could any future outbreak of another highly infectious or contagious disease.

Over the past three years, the COVID-19 pandemic has had a material negative impact on economic and market conditions around the world, and specifically in the retail real estate sector. As the impact of the COVID-19 pandemic continued to evolve, governments and other authorities imposed measures intended to control its spread, including restrictions on freedom of movement, group gatherings and business operations such as travel bans, border closings, business closures, quarantines, stay-at-home orders, shelter-in-place orders, density limitations and social distancing measures. While these restrictions have long since been lifted, and the negative impact of the COVID-19 pandemic appears to be much improved, it remains possible that a significant resurgence of the threat from COVID-19, or any similar future pandemic, could result in governments and other authorities reinstituting these measures or imposing new, more restrictive measures, in response to our tenants’ and consumers’ perception of the related risks.

Demand for retail space and the profitability of our properties depends, in part, on the ability and willingness of tenants to enter into and perform obligations under leases. Any significant resurgence of COVID-19, or a similar future pandemic, could once again reduce the willingness of customers to visit our properties and adversely impact our tenants’ businesses based on many factors, including local transmission rates, the emergence of new variants, the development, availability, distribution, effectiveness and acceptance of existing and new vaccines, and the effectiveness and availability of cures or treatments. Further, demand could remain reduced due to heightened sensitivity to risks associated with the transmission of COVID-19 or any other pandemic diseases. Although consumers’ risk tolerance has evolved and tenants and consumers alike took measures to adapt to the COVID-19 pandemic, such as the addition of services like curbside pickup, the impact of these adaptations continues to evolve and there is no guarantee that retail will ever fully return to pre-pandemic levels.

The continuing impact of the COVID-19 pandemic, or a future pandemic, on our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations and make distributions to our shareholders could depend on additional factors, including:

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the financial condition and viability of our tenants, and their ability or willingness to pay rent in full;
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state, local, federal and industry-initiated tenant relief efforts that may adversely affect landlords, including us, and their ability to collect rent and/or enforce remedies for the failure to pay rent;
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the increased popularity and utilization of e-commerce;
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our ability to renew leases or re-lease available space in our properties on favorable terms or at all, including as a result of a deterioration in the economic and market conditions in the markets in which we own properties or due to restrictions intended to prevent the spread of COVID-19 or any similar future pandemic, including any additional government mandated closures of businesses that frustrate our leasing activities;
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a severe and prolonged disruption and instability in the global financial markets, including the debt and equity capital markets, all of which have already been experienced and which may continue to affect our or our tenants’ ability to access capital necessary to fund our or their respective business operations or repay, refinance or renew maturing liabilities on a timely basis, on attractive terms, or at all and may adversely affect the valuation of financial assets and liabilities, any of which could affect our and our tenants’ ability to meet liquidity and capital expenditure requirements;

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a reduction in the cash flows generated by our properties and the values of our properties that could result in impairments or limit our ability to dispose of them at attractive prices or obtain debt financing secured by our properties;
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the complete or partial closure of one or more of our tenants’ manufacturing facilities or distribution centers, temporary or long-term disruption in our tenants’ supply chains from local and international suppliers and/or delays in the delivery of our tenants’ inventory, any of which could reduce or eliminate our tenants’ sales, cause the temporary closure of our tenants’ businesses, and/or result in their bankruptcy or insolvency;
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a negative impact on consumer discretionary spending caused by high unemployment levels, reduced economic activity or a severe or prolonged recession;
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our and our tenants’ ability to manage our respective businesses to the extent our and their management or personnel (including on-site employees) are impacted in significant numbers by COVID-19 or any future pandemic or are otherwise not willing, available or allowed to conduct work, including any impact on our tenants’ ability to deliver timely information to us that is necessary for us to make effective decisions; and
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our and our tenants’ ability to ensure business continuity in the event our or our tenants’ continuity of operations plan is (i) not effective or improperly implemented or deployed or (ii) compromised due to increased cyber and remote access activity due to COVID-19 or any future pandemic.

To the extent any of these risks and uncertainties adversely impact us in the ways described above or otherwise, they may also have the effect of heightening many of the other risks described herein.

We face possible risks associated with climate change.

We may become subject to laws or regulations related to climate change, which could cause our business, results of operations and financial condition to be impacted adversely. The federal government has enacted, and some of the states and localities in which we operate may enact, certain climate change laws and regulations or have begun regulating carbon footprints and greenhouse gas emissions. Although these laws and regulations have not had any known material adverse effects on our business to date, they could result in substantial costs, including compliance costs, increased energy costs, retrofit costs and construction costs, including monitoring and reporting costs, and capital expenditures for environmental control facilities and other new equipment. We have implemented strategies to support our continued effort to reduce energy and water consumption, greenhouse gas emissions and waste production across our portfolio. We cannot predict how future laws and regulations, or future interpretations of current laws and regulations, related to climate change will affect our business, results of operations and financial condition. Additionally, the potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes to global weather patterns, which could include local changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperature averages or extremes. These impacts may adversely affect our properties, our business, financial condition and results of operations.

Additionally, there has been increasing public focus by investors, environmental activists, the media and governmental and nongovernmental organizations on a variety of environmental, social and other sustainability matters. We may make commitments relating to sustainability matters that affect us, including the design and implementation of specific risk mitigation strategic initiatives relating to sustainability. If we are not effective in addressing environmental, social and other sustainability matters affecting our business, or setting and meeting relevant sustainability goals, our reputation may suffer.

We may incur significant costs related to compliance with environmental laws, which could have a material adverse effect on our results of operations, cash flows and the funds available to us to pay dividends.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the costs of removal or remediation of petroleum, certain hazardous or toxic substances on, under or in such real estate. Such laws typically impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances. The costs of remediation or removal of such substances may be substantial. The presence of such substances, or the failure to promptly remove or remediate such substances, may adversely affect the owner’s or operator’s ability to lease or sell such real estate or to borrow using such real estate as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, regardless of whether such facility is owned or operated by such person. Certain laws also impose requirements on conditions and activities that may affect the environment or the impact of the environment on human health. Failure to comply with such requirements could result in the imposition of monetary penalties (in addition to the costs to achieve compliance) and potential liabilities to third parties. Among other things, certain laws require abatement or removal of friable and certain non-friable asbestos-containing materials in the event of demolition or certain renovations or remodeling. Certain laws regarding asbestos-containing materials require building owners and lessees, among other things, to notify and train certain employees working in areas known or presumed to contain asbestos-containing materials. Certain laws also impose liability for release of asbestos-containing materials into the air and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with asbestos-containing materials. In connection with the ownership and operation of properties, we may be potentially liable for all or a portion of such costs or claims.

All our properties (but not properties for which we hold an option to purchase but do not yet own) have been subject to Phase I environmental assessments or updates of existing Phase I environmental assessments. Such assessments generally consisted of a visual inspection of the properties, review of federal and state environmental databases and certain information regarding historic uses of the property and adjacent areas and the preparation and issuance of written reports. Some of our properties contain, or contained, underground storage tanks used for storing petroleum products or wastes typically associated with automobile service or other operations conducted at our properties. Certain of our properties contain, or contained, dry-cleaning establishments utilizing solvents. Where believed to be warranted, samplings of building materials or subsurface investigations were undertaken. At certain of our properties, where warranted by the conditions, we have developed and implemented an operations and maintenance program that establishes operating procedures with respect to asbestos-containing materials. The cost associated with the development and implementation of such programs was not material. We have also obtained environmental insurance coverage at certain of our properties.

We believe that our properties are in compliance in all material respects with all federal, state and local ordinances and regulations regarding the handling, discharge and emission of hazardous or toxic substances. As of December 31, 2022, we have recorded in our consolidated financial statements a liability of $2.6 million related to potential future asbestos abatement activities at our properties which are not expected to have a material impact on our financial condition or results of operations. We have not been notified by any governmental authority, and are not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with any of our present or former properties. Therefore, we have not recorded any liability related to hazardous or toxic substances. Nevertheless, it is possible that the environmental assessments available to us do not reveal all potential environmental liabilities. It is also possible that subsequent investigations will identify material contamination, that adverse environmental conditions have arisen subsequent to the performance of the environmental assessments, or that there are material environmental liabilities of which management is unaware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties has not been or will not be affected by tenants and occupants of our properties, by the condition of properties in the vicinity of our properties or by third parties unrelated to us, the Operating Partnership or the relevant property’s partnership.

Possible terrorist activity or other acts of violence could adversely affect our financial condition and results of operations.

Future terrorist attacks in the United States, and other acts of violence, including domestic or international terrorism or war, might result in declining consumer confidence and spending, which could harm the demand for goods and services offered by our tenants and the values of our properties, and might adversely affect an investment in our securities. A decrease in retail demand could make it difficult for us to renew or re-lease our properties at lease rates equal to or above historical rates and, to the extent our tenants are affected, could adversely affect their ability to continue to meet obligations under their existing leases. Terrorist activities also could directly affect the value of our properties through damage, destruction or loss. Furthermore, terrorist acts might result in increased volatility in national and international financial markets, which could limit our access to capital or increase our cost of obtaining capital.

Social unrest and acts of vandalism or violence could adversely affect our business operations.

Our business may be adversely affected by social, political, and economic instability, unrest, or disruption, including protests, demonstrations, strikes, riots, civil disturbance, disobedience, insurrection and looting in geographic regions where our properties are located. Such events may result in property damage and destruction and in restrictions, curfews, or other governmental actions that could give rise to significant changes in economic conditions and cycles, which may adversely affect our financial condition and operations.

Over the past three years, there have been demonstrations and protests, some of which involved violence, looting, arson and property destruction, in cities throughout the United States. While the majority of protests have been peaceful, looting, vandalism and fires have taken place in certain places, which led to the imposition of mandatory curfews and, in some locations, deployment of the National Guard. Governmental actions taken to protect people and property, including curfews and restrictions on business operations, may disrupt operations, harm perceptions of personal well-being and increase the need for additional expenditures on security resources. The effect and frequency of the demonstrations, protests or other factors is uncertain, and we cannot assure there will not be further political or social instability in the future or that there will not be other events that could lead to further social, political and economic instability. If such events or disruptions persist for a prolonged period of time, our overall business and results of operations may be adversely affected.

Clauses in leases with certain tenants in our properties may include inducements, such as reduced rent and tenant allowance payments or other clauses such as co-tenancy or sales-based kick-out provisions, which can reduce our rents and Funds From Operations (“FFO”), and adversely impact our financial condition and results of operation and the value of our properties. This impact could be exacerbated by the loss of one or more significant tenants, due to bankruptcies or as a result of consolidations in the retail industry.

We could be adversely affected by the bankruptcy, early termination, sales performance, or closing of tenants and Anchors. Certain of our lease agreements include co-tenancy and/or sales-based kick-out provisions which allow a tenant to pay a reduced rent amount and, in certain instances, terminate the lease, if we fail to maintain certain occupancy levels or retain specified named Anchors, or if the tenant does not achieve certain specified sales targets. If occupancy or tenant sales do not meet or fall below certain thresholds, rents we are entitled to receive from our tenants could be reduced. Additionally, some tenants may have rent abatement clauses that delay rent commencement or reduce contractual rents for a prolonged period of time after initial occupancy. The effect of these clauses reduces our rents and FFO while they are applicable. We expect to continue to offer co-tenancy and rent abatement clauses in the future to attract tenants to our properties. As a result, our financial condition and results of operations may be adversely impacted.

The bankruptcy of a tenant could result in the termination of its lease and potentially trigger co-tenancy or other clauses in other tenants’ leases, which would lower the amount of cash generated by that property. Replacing tenants with better performing, emerging retailers may take longer than our historical experience of re-tenanting due to their lack of infrastructure and limited experience in opening stores as well as the significant competition for such emerging brands. In addition, when a department store operating as an Anchor at one of our properties has ceased operating, in certain instances we have experienced difficulty and delay and incurred significant expense in replacing the Anchor, re-tenanting, or otherwise re-merchandising the use of the Anchor space. This difficulty can be, and in some instances has been, exacerbated if the Anchor space is owned by a third party and we are not able to acquire the space, if the third party’s plans to lease or redevelop the space do not align with our interests or the third party does not act in a timely manner to lease or redevelop the space. In addition, the Anchor’s closing may, and in some instances has, lead to reduced customer traffic and lower mall tenant sales. As a result, we may, and in some instances have, also experience difficulty or delay in leasing spaces in areas adjacent to the vacant Anchor space. The early termination or closing of tenants or Anchors for reasons other than bankruptcy could have a similar impact on the operations of our properties, although in the case of early terminations we may benefit in the short-term from lease termination income.

Certain traditional department stores have experienced challenges including limited opportunities for new investment/openings and declining sales, which lead department stores to close stores or seek rent reductions. Department stores’ market share is declining, and their ability to drive traffic has substantially decreased. Despite traffic to our Malls, Lifestyle Centers and Outlet Centers traditionally being driven by department store Anchors, in the event of a need for replacement, it has become necessary to consider non-department store Anchors. Certain of these non-department store Anchors may demand higher allowances or other less favorable terms than a standard mall tenant due to the nature of the services/products they provide.

We are in a competitive business.

There are numerous shopping facilities that compete with our properties in attracting retailers to lease space. Our ability to attract tenants to our properties and lease space is important to our success, and difficulties in doing so can materially impact our properties’ performance. The existence of competing shopping centers could have a material adverse impact on our ability to develop, redevelop or operate properties, lease space to desirable Anchors and tenants, and on the level of rents that can be achieved. In addition, retailers at our properties face continued competition from shopping through various means and channels, including via the internet, lifestyle centers, value and outlet centers, wholesale and discount shopping clubs, and television shopping networks. Competition of this type could adversely affect our revenues and cash available for distribution to shareholders.

As new technologies emerge, the relationship among customers, retailers, and shopping centers are evolving on a rapid basis and we may not be able to adapt to such new technologies and relationships on a timely basis. Our relative size may limit the capital and resources we are willing to allocate to invest in strategic technology to enhance the mall experience, which may make our Malls relatively less desirable to anchors, mall tenants, and consumers. Additionally, a small but increasing number of tenants utilize our Malls as showrooms or as part of an omni-channel strategy (allowing customers to shop seamlessly through various sales channels). As a result, customers may make purchases through other sales channels during or immediately after visiting our Malls, with such sales not being captured currently in our tenant sales figures or monetized in our minimum or overage rents.

We compete with other major real estate investors with significant capital for attractive investment opportunities. These competitors include other REITs, investment banking firms, and private and institutional investors, some of whom have greater financial resources or have different investment criteria than we do. In particular, there is competition to acquire, develop, or redevelop highly productive retail properties. This could become even more severe as competitors gain size and economies of scale as a result of merger and consolidation activity. This competition may impair our ability to acquire, develop, or redevelop suitable properties, and to attract key retailers, on favorable terms in the future.

Our properties may be subject to impairment charges which could adversely affect our financial results.

We monitor events or changes in circumstances that could indicate the carrying value of a long-lived asset may not be recoverable. We use significant judgement in assessing events or circumstances which might indicate impairment, including but not limited to, changes in our intent to hold a long-lived asset over its previously estimated useful life. Changes in our intent to hold a long-lived asset has a significant impact on the estimated undiscounted cash flows expected to result from the use and eventual disposition of a long-lived asset and whether a potential impairment loss shall be measured. When indicators of potential impairment are present that suggest that the carrying amounts of a long-lived asset may not be recoverable, we assess the recoverability of the asset by determining whether the asset’s carrying value will be recovered through the estimated undiscounted future cash flows expected from our use and its eventual disposition. In the event that such undiscounted future cash flows do not exceed the carrying value, we adjust the carrying value of the long-lived asset to its estimated fair value and recognize an impairment loss. The estimated fair value is calculated based on the following information, in order of preference, depending upon availability: (Level 1) recently quoted market prices, (Level 2) market prices for comparable properties, or (Level 3) the present value of future cash flows, including estimated salvage value. Certain of our long-lived assets may be carried at more than an amount that could be realized in a current disposition transaction. Projections of expected future operating cash flows require that we estimate future market rental income amounts subsequent to expiration of current lease agreements, property operating expenses, the number of months it takes to re-lease the property, and the number of years the property is held for investment, among other factors. As these assumptions are subject to economic and market uncertainties, they are difficult to predict and are subject to future events that may alter the assumptions used or management’s estimates of future possible outcomes. Therefore, the future cash flows estimated in our impairment analyses may not be achieved.

Breaches or other adverse cybersecurity incidents on our systems or those of our service providers or business partners could expose us to liability and lead to the loss or compromise of our information, including confidential information, sensitive information and intellectual property, and could result in a material adverse effect on our business and financial condition.

As a regular part of our business operations, we rely on information technology systems and network infrastructure, including the internet, to process, transmit and store electronic information and to manage or support a variety of our business processes, including financial transactions and maintenance of records. We rely on our own systems and also outsource some of our business requirements through service providers and other business partners pursuant to agreements. The risk of a security breach or disruption, particularly through cyber attack or cyber intrusion, including by internal actors, computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT networks and related systems and infrastructure – and those of our providers/partners – are essential to the operation of our business and our ability to perform day-to-day operations (including managing our building systems) and, in some cases, may be critical to the operations of certain of our tenants.

We have experienced adverse security incidents. All incidents experienced to date have been minor in scope and impact, were resolved quickly, had no material impact on the Company’s reputation, financial performance, customer or vendor relationships, and posed no material risk of potential litigation or regulatory investigations or actions. We expect unauthorized parties to continue to attempt to gain access to our systems or information, and/or those of our business partners and service providers. Cyber attacks targeting our infrastructure could result in a full or partial disruption of our operations, as well as those of our tenants.

A security incident, breach or other significant disruption involving our information technology networks and related systems could occur due to a virus or other harmful circumstance, intentional penetration or disruption of our information technology resources by a third party, natural disaster, hardware or software corruption or failure or error or poor product or vendor/developer selection (including a failure of security controls incorporated into or applied to such hardware or software), telecommunications system failure, service provider error or failure, intentional or unintentional personnel actions (including the failure to follow our security protocols), or lost connectivity to our networked resources. Such occurrences could disrupt the proper functioning of our networks and systems; result in disruption of business operations and loss of service to our tenants and customers; result in significantly decreased revenues; result in increased costs associated in obtaining and maintaining cybersecurity investigations and testing, as well as implementing protective measures and systems; result in increased insurance premiums and operating costs; result in misstated financial reports and/or missed reporting deadlines; result in our inability to properly monitor our compliance with the rules and regulations regarding our qualification as a REIT; result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of proprietary, confidential, sensitive or otherwise valuable information of ours or others, which others could use to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes; result in our inability to maintain the building systems relied upon by our tenants for the efficient use of their leased space; require significant management attention and resources to remedy any damages that result; subject us to claims for breach of contract, damages, credits, penalties or termination of leases or other agreements; subject us to regulatory investigations and actions; cause harm to our competitive position and business value; and damage our reputation among our tenants and investors generally. Moreover, cyber attacks perpetrated against our Anchors and tenants, including unauthorized access to customers’ credit card data and other confidential information, could subject us to significant litigation, liability and costs, adversely impact our reputation, or diminish consumer confidence and consumer spending and negatively impact our business.

The compromise of our or our business partners’ or service providers’ technology systems resulting in the loss, disclosure, misappropriation of, or access to, our information or that of our tenants, employees or business partners or failure to comply with ever-evolving regulatory obligations or contractual obligations with respect to such information could result in legal claims or proceedings, liability or regulatory penalties under laws protecting the privacy of personal information, disruption to our operations and damage to our reputation, any or all of which could adversely affect our business. The costs to remediate breaches and similar system compromises that do occur could be material. In addition, as cybercriminals become more sophisticated, the cost of proactive defensive measures continues to increase.

Although we and our service providers/business partners have implemented processes, procedures and controls to help mitigate these risks, there can be no assurance that these measures, as well as our increased awareness of the risk of cyber incidents, will be effective or that attempted or actual security incidents, breaches or system disruptions that could be damaging to us or others will not occur. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is impossible for us to entirely mitigate this risk. Lasty, while we have cybersecurity insurance, damages and claims arising from such incidents may not be covered, or may exceed the amount of any insurance coverage.

Pending or potential future litigation could distract our officers from attending to the Company’s business and could have a material adverse effect on our business, financial condition and results of operation.

Certain of the Company's officers and former directors have been named as defendants in a consolidated putative securities class action lawsuit (“Securities Class Action Litigation”). The complaint filed in the Securities Class Action Litigation alleges violations of the securities laws, including, among other things, that the defendants made certain materially false and misleading statements and omissions regarding the Company’s contingent liabilities, business, operations, and prospects. The plaintiffs seek compensatory damages and attorneys’ fees and costs, among other relief, but have not specified the amount of damages sought. Following a January 31, 2023 mediation before a private mediator, the parties to the Securities Class Action Litigation reached an agreement in principle to resolve the Securities Class Action Litigation, subject to documentation and court approval. See Item 3. Legal Proceedings for more information on the Securities Class Action Litigation.

We cannot assure you as to the outcome of these legal proceedings, including the amount of costs or other liabilities that will be incurred in connection with defending these claims or other claims that may arise in the future. To the extent that we incur material costs in connection with defending or pursuing these claims, or become subject to liability as a result of an adverse judgment or settlement of these claims, our results of operations and liquidity position could be materially and adversely affected. In addition, ongoing litigation may divert management’s attention and resources from the day-to-day operation of our business and cause reputational harm to us, either of which could have a material adverse effect on our business, financial condition and results of operations.

Declines in economic conditions, including increased volatility in the capital and credit markets, could adversely affect our business, results of operations and financial condition.

An economic recession can result in extreme volatility and disruption of our capital and credit markets. The resulting economic environment may be affected by dramatic declines in the stock and housing markets, increases in foreclosures, unemployment and costs of living, as well as limited access to credit. This economic situation can, and most often will, impact consumer spending levels, which can result in decreased revenues for our tenants and related decreases in the values of our properties. A sustained economic downward trend could impact our tenants’ ability to meet their lease obligations due to poor operating results, lack of liquidity, bankruptcy or other reasons. Our ability to lease space and negotiate rents at advantageous rates could also be affected in this type of economic environment. Additionally, access to capital and credit markets could be disrupted over an extended period, which may make it difficult to obtain the financing we may need for future growth and/or to meet our debt service obligations as they mature. Any of these events could harm our business, results of operations and financial condition.

Uninsured losses could adversely affect our financial condition, and in the future our insurance may not include coverage for acts of terrorism.

We carry a comprehensive blanket policy for general liability, property casualty (including fire, earthquake and flood) and rental loss covering all of our properties, with specifications and insured limits customarily carried for similar properties. However, even insured losses could result in a serious disruption to our business and delay our receipt of revenue. Furthermore, there are some types of losses, including lease and other contract claims, as well as some types of environmental losses, that generally are not insured or are not economically insurable. If an uninsured loss or a loss in excess of insured limits occurs, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenues from the property. If this happens, we, or the applicable property’s partnership, may still remain obligated under guarantees provided to the lender for any mortgage debt, secured debt or other financial obligations related to the property.

We believe that the general liability and property casualty insurance policies on our properties currently include adequate coverage for losses resulting from acts of terrorism, as defined by TRIPRA. The cost of coverage for acts of terrorism is currently mitigated by the Terrorism Risk Insurance Act (“TRIA”). In January 2015, Congress reinstated TRIA under the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) and extended the program through December 31, 2020. Under TRIPRA, the amount of terrorism-related insurance losses triggering the federal insurance threshold was raised from $180 million in 2019 to $200 million in 2020. Additionally, the bill increased insurers’ co-payments for losses exceeding their deductibles, in annual steps, from 19% in 2019 to 20% in 2020. Each of these changes may have the effect of increasing the cost to insure against acts of terrorism for property owners, such as the Company, notwithstanding the other provisions of TRIPRA. In December 2019, Congress further extended TRIPRA through December 31, 2027. If TRIPRA is not continued beyond 2027 or is significantly modified, we may incur higher insurance costs and experience greater difficulty in obtaining insurance that covers terrorist-related damages. Our tenants may also have similar difficulties.

Our bankruptcy filing, from which we emerged in 2021, may adversely affect our business.

It is possible that the filing of our bankruptcy case, from which we emerged in November 2021, may have adversely affected and, in the future, may affect our business and relationships with tenants, suppliers, service providers, employees, lenders and other third parties. Due to uncertainties, many risks exist, including the risk that key suppliers or other third parties may terminate their relationships with us or require additional financial assurances or enhanced performance from us. Our ability to renew existing leases and compete for new tenants also may be adversely affected and our ability to attract, motivate and/or retain key employees may be adversely affected. Our ability to extend maturing loans or obtain new financing may be adversely affected. The occurrence of one or more of these events could have a material and adverse effect on our operations, financial condition and reputation. We cannot provide assurance that having been subject to bankruptcy protection will not adversely affect our operations in the future.

Our historical financial information may not be indicative of our future financial performance.

Our capital structure was significantly altered by the Plan. Under fresh-start reporting rules, our assets and liabilities were adjusted to fair values and our accumulated deficit was restated to zero. Accordingly, under fresh-start reporting rules, our financial condition and results of operations following our emergence from Chapter 11 will not be comparable to the financial condition and results of operations reflected in our historical financial statements.

RISKS RELATED TO DEBT AND FINANCIAL MARKETS

A deterioration of the capital and credit markets could adversely affect our ability to access funds and the capital needed to refinance debt or obtain new debt.

We are significantly dependent upon external financing to fund the growth of our business and ensure that we meet our debt servicing requirements. Our access to financing depends on the willingness of lending institutions to grant credit to us and conditions in the capital markets in general. An economic recession may cause extreme volatility and disruption in the capital and credit markets. This may make it difficult to obtain the financing we may need for future growth and/or to meet our debt service obligations as they mature. Although, we successfully obtained debt for refinancings and retirement of our maturing debt, acquisitions and the construction of new developments and redevelopments in the past, we cannot make any assurances as to whether we will be able to obtain debt in the future, or that the financing options available to us will be on favorable or acceptable terms.

Our indebtedness is substantial and could impair our ability to obtain additional financing.

At December 31, 2022, our pro-rata share of consolidated and unconsolidated debt outstanding, excluding debt discounts and deferred financing costs, was approximately $2,744.0 million. Our total share of consolidated and unconsolidated debt, excluding debt discounts and deferred financing costs, maturing in 2023, 2024 and 2025 giving effect to all maturity extensions, is approximately $215.4 million, $180.6 million and $166.1 million, respectively. Additionally, we had $151.4 million of debt, at our share, which matured prior to December 31, 2022. Three loans comprise the $151.4 million of debt that matured prior to December 31, 2022 and we remain in discussion with the lenders on each regarding restructuring or foreclosure actions. See Note 7, Note 8 and Note 20 to the consolidated financial statements for additional information.

Our leverage and the limitations imposed on us by our financing arrangements and debt service obligations could have important consequences. For example, it could:

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result in the acceleration of a significant amount of debt for non-compliance with the terms of such debt or, if such debt contains cross-default or cross-acceleration provisions, other debt;
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result in the loss of assets due to foreclosure or sale on unfavorable terms, which could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Internal Revenue Code;
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materially impair our ability to borrow unused amounts under financing arrangements or to obtain additional financing or refinancing on favorable terms or at all;
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require us to dedicate a substantial portion of our cash flow to paying principal and interest on our indebtedness, reducing the cash flow available to fund our business, to pay dividends, including those necessary to maintain our REIT qualification, or to use for other purposes;
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increase our vulnerability to an economic downturn;
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limit our ability to withstand competitive pressures; or
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reduce our flexibility to respond to changing business and economic conditions.

If any of the foregoing occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, and the trading price of our common stock or other securities could decline significantly.

Rising interest rates could both increase our borrowing costs, thereby adversely affecting our cash flows and the amounts available for distributions to our stockholders, and decrease our stock price, if investors seek higher yields through other investments.

An environment of rising interest rates could lead holders of our securities to seek higher yields through other investments, which could adversely affect the market price of our stock. One of the factors that has likely influenced the price of our stock in public markets is the annual distribution rate we pay as compared with the yields on alternative investments. In addition, increases in market interest rates could result in increased borrowing costs for us, which could be expected to adversely affect our cash flow and the amounts available for distributions to our stockholders and the Operating Partnership’s unitholders. Further, numerous other factors, such as governmental regulatory action and tax laws, could have a significant impact on the future market price of our stock.

As of December 31, 2022, our total share of consolidated and unconsolidated variable-rate debt, excluding debt discounts and deferred financing costs, was $1,124.1 million. Increases in interest rates will increase our cash interest payments on the variable-rate debt we have outstanding from time to time. If we do not have sufficient cash flow from operations, we might not be able to make all required payments of principal and interest on our debt, which could result in a default or have a material adverse effect on our financial condition and results of operations, and which might have further adverse effects on our cash flow and our ability to make distributions to shareholders. These significant debt payment obligations might also require us to use a significant portion of our cash flow from operations to make interest and principal payments on our debt rather than for other purposes such as working capital, capital expenditures or distributions to holders of our equity securities.

We may not be able to raise capital through financing activities.

Many of our assets are encumbered by property-level indebtedness; therefore, we may be limited in our ability to raise additional capital through property-level or other financings. In addition, our ability to raise additional capital could be limited to refinancing existing secured mortgages before their maturity date which may result in yield maintenance or other prepayment penalties to the extent that the mortgage is not open for prepayment at par.

We may be adversely affected by the discontinuation of LIBOR.

In July 2017, the Financial Conduct Authority (FCA), the authority that regulates LIBOR, announced it intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. The Alternative Reference Rates Committee (ARRC) has identified the Secured Overnight Financing Rate (SOFR) as its preferred alternative to USD-LIBOR for use in derivatives and other financial contracts that are currently indexed to USD-LIBOR. The FCA no longer publishes one-week and two-month U.S. dollar LIBOR rates and plans to cease publishing all other LIBOR tenors (overnight, one-month, three-month, six-month and 12-month) on June 30, 2023. Although SOFR appears to be the preferred replacement rate for USD-LIBOR, it is unclear if other benchmarks may emerge or if other rates will be adopted outside of the United States. At this time, it is not possible to predict how markets will respond to SOFR or other alternative reference rates as the transition away from the LIBOR benchmark is anticipated in coming years. Accordingly, the outcome of these reforms is uncertain and any changes in the methods by which LIBOR is determined or regulatory activity related to LIBOR’s phaseout could cause LIBOR to perform differently than in the past or cease to exist. The consequences of these developments cannot be entirely predicted, and there can be no assurance that they will not result in financial market disruptions, significant increases in benchmark interest rates, substantially higher financing costs or a shortage of available debt financing, any of which could have an adverse effect on us. It is important to note that some of our existing variable-rate debt uses LIBOR as a benchmark for establishing the rate.

The agreements governing our debt contain various covenants that impose restrictions on us that may affect our ability to operate our business.

Other agreements that we enter into governing our debt have or will contain covenants that impose restrictions on us. These restrictions on our ability to operate our business could harm our business by, among other things, limiting our ability to take advantage of corporate opportunities. Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to meet our debt service obligations on, and to refinance, our indebtedness, and to fund our operations, working capital, acquisitions, capital expenditures and other important business uses, depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot be certain that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to meet our debt service obligations on our indebtedness, or to fund our other important business uses. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given.

We may need to refinance all or a portion of our indebtedness, at or prior to maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

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our financial condition, liquidity, results of operations and prospects and market conditions at the time; and
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restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, on favorable terms, or at all.

If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings are not available to us, we may be unable to meet all our debt service obligations. As a result, we would be forced to take other actions to meet those obligations, such as selling properties, raising equity or delaying capital expenditures, any of which could have a material adverse effect on us. Furthermore, we cannot be certain that we will be able to effect any of these actions on favorable terms, or at all.

Despite our substantial outstanding indebtedness, we may still incur significantly more indebtedness in the future, which would exacerbate any or all the risks described above.

We may be able to incur substantial additional indebtedness in the future. To the extent that we incur substantial additional indebtedness in the future, the risks associated with our substantial leverage described above, including our inability to meet our debt service obligations, would be exacerbated.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of indebtedness and lenders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the limited guarantee of the secured term loan provided by CBL or any future guarantee issued by any subsidiary of the Operating Partnership, could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee (i) received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (ii) one of the following was true with respect to the guarantor:

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the guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee;
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the guarantor was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
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the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any claims in respect of a guarantee could be subordinated to all other debts of that guarantor under principles of “equitable subordination,” which generally require that the claimant must have engaged in some type of inequitable conduct, the misconduct must have resulted in injury to the creditors of the debtor or conferred an unfair advantage on the claimant, and equitable subordination must not be inconsistent with other provisions of the U.S. Bankruptcy Code.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

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the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;
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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or
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it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance or incurrence of such indebtedness. If a court voided such guarantee, holders of the indebtedness and lenders would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee. In addition, the court might direct holders of the indebtedness and lenders to repay any amounts already received from a guarantor.

RISKS RELATED TO DIVIDENDS AND OUR STOCK

We currently are not eligible to register the offer and sale of securities on SEC Form S-3, which will impair our capital raising activities.

As a result of the Chapter 11 Cases and the existence of cumulative unpaid dividends on our preferred securities that were outstanding prior to the Chapter 11 Cases, we currently are not eligible to use SEC Form S-3 to register offers and sales of our securities under the Securities Act. Historically, we have relied on shelf registration statements on Form S-3 for our public capital raising transactions, and also to register the offer and sale of shares of common stock under our former dividend reinvestment plan. Our inability to use Form S-3 may harm our ability to raise capital in the future, as we will be required to use a registration statement on Form S-11 to register securities with the SEC until such time as we are able to regain eligibility to use Form S-3, which may be expected to hinder our ability to act quickly in raising capital to take advantage of market conditions and to increase our cost of raising capital. We intend to regain eligibility to use Form S-3 as soon as is practicable; however, we cannot provide any assurance that we will be able to regain eligibility.

We may change the dividend policy for our common stock in the future.

Depending upon our liquidity needs, we reserve the right to pay any or all of a dividend in a combination of cash and shares of common stock, to the extent permitted by any applicable revenue procedures of the Internal Revenue Service (“IRS”). In the event that we should pay a portion of any future dividends in shares of our common stock pursuant to such procedures, taxable U.S. stockholders would be required to pay tax on the entire amount of the dividend, including the portion paid in shares of common stock, in which case such stockholders may have to use cash from other sources to pay such tax. If a U.S. stockholder sells any common stock it receives as a dividend in order to pay its taxes, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold federal tax with respect to any future dividends, including any dividends that are paid in common stock. In addition, if a significant number of our stockholders sell shares of our common stock in order to pay taxes owed on any future dividends, such sales would put downward pressure on the market price of our common stock.

The decision to declare and pay dividends on any outstanding shares of our common stock, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our board of directors and will depend on our earnings, taxable income, FFO, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our then-current indebtedness, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, Delaware law and such other factors as our board of directors deems relevant. Any dividends payable will be determined by our board of directors based upon the circumstances at the time of declaration. Any change in our future dividend policy could have a material adverse effect on the market price of our future outstanding common stock.

Since we conduct substantially all our operations through our Operating Partnership, our ability to pay dividends on our common stock depends on the distributions we receive from our Operating Partnership.

Because we conduct substantially all our operations through our Operating Partnership, our ability to service our debt obligations, as well as our ability to pay any future dividends on our common stock will depend almost entirely upon the earnings and cash flows of the Operating Partnership and the ability of the Operating Partnership to make distributions to us on our ownership interests in our Operating Partnership. Under the Delaware Revised Uniform Limited Partnership Act, the Operating Partnership is prohibited from making any distribution to us to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Operating Partnership (other than some non-recourse liabilities and some liabilities to the partners) exceed the fair value of the assets of the Operating Partnership.

Additionally, the terms of our secured term loan provide a waterfall calculation for distributions of excess cash flow generated by the properties secured as collateral on the term loan. The waterfall calculation generally provides that the excess cash flow be used for additional payments of principal on the secured term loan before distributions may be made for other purposes. In the event of a default, no amounts may be distributed other than to repay the outstanding balance on the secured term loan. This in turn may limit our ability to make some types of payments, including payment of dividends to our stockholders. Any inability to make cash distributions from the Operating Partnership could jeopardize our ability to pay any future dividends to our stockholders for one or more dividend periods which, in turn, could jeopardize our ability to maintain qualification as a REIT.

RISKS RELATED TO GEOGRAPHIC CONCENTRATIONS

Since our properties are located principally in the southeastern and midwestern United States, our financial position, results of operations and funds available for distribution to shareholders are subject generally to economic conditions in these regions and, in particular, to adverse economic developments affecting the operating results of properties in our five largest markets.

Our properties are located principally in the southeastern and midwestern United States. Our properties located in the southeastern United States accounted for approximately 50.9% of our total pro-rata share of revenues from all properties for the year ended December 31, 2022 and currently include 19 malls, 4 lifestyle centers, 2 outlet centers, 18 open-air centers, 3 office buildings and a hotel. Our properties located in the midwestern United States accounted for approximately 22.9% of our total pro-rata share of revenues from all properties for the year ended December 31, 2022 and currently include 15 malls and 2 open-air centers. Further, our properties located in our five largest metropolitan area markets – St. Louis, MO; Laredo, TX; Chattanooga, TN; Lexington, KY; and Greensboro, NC – accounted for approximately 7.0%, 4.4%, 4.3%, 4.3% and 3.6%, respectively, of our total pro-rata share of revenues for the year ended December 31, 2022. No other market accounted for more than 3.4% of our total pro-rata share of revenues for the year ended December 31, 2022.

Our results of operations and funds available for distribution to shareholders therefore will be impacted generally by economic conditions in the southeastern and midwestern United States, and particularly by the results experienced at properties located in our five largest market areas. While we have properties located in six states across the southwestern, northeastern and western regions, we will continue to look for opportunities to geographically diversify our portfolio in order to minimize dependency on any particular region; however, the expansion of the portfolio through both acquisitions and developments is contingent on many factors including consumer demand, competition and economic conditions.

RISKS RELATED TO FEDERAL INCOME TAX LAWS

We conduct a portion of our business through taxable REIT subsidiaries, which are subject to certain tax risks.

We have established several taxable REIT subsidiaries including CBL Holdings I, LLC, the general partner of the Operating Partnership, and our Management Company. Despite our qualification as a REIT, our taxable REIT subsidiaries must pay income tax on their taxable income. In addition, we must comply with various tests to continue to qualify as a REIT for federal income tax purposes, and our income from and investments in our taxable REIT subsidiaries generally do not constitute permissible income and investments for these tests. While we will attempt to ensure that our dealings with our taxable REIT subsidiaries will not adversely affect our REIT qualification, we cannot provide assurance that we will successfully achieve that result. Furthermore, we may be subject to a 100% penalty tax, or our taxable REIT subsidiaries may be denied deductions, to the extent our dealings with our taxable REIT subsidiaries are not deemed to be arm’s length in nature.

If we fail to qualify as a REIT in any taxable year, our funds available for distribution to stockholders will be reduced.

We intend to continue to operate so as to qualify as a REIT under the Internal Revenue Code. Although we believe that we are organized and operate in such a manner, no assurance can be given that we currently qualify and, in the future, will continue to qualify as a REIT. Such qualification involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification or its corresponding federal income tax consequences. Any such change could have a retroactive effect.

If in any taxable year we were to fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and we would be subject to federal income tax on our taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, we also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the funds available for distribution to our stockholders would be reduced for each of the years involved. This would likely have a significant adverse effect on the value of our securities and our ability to raise additional capital. In addition, we would no longer be required to make distributions to our stockholders. We currently intend to operate in a manner designed to qualify as a REIT. However, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke the REIT election.

Any issuance or transfer of our capital stock to any person in excess of the applicable limits on ownership necessary to maintain our status as a REIT would be deemed void ab initio, and those shares would automatically be transferred to the Company as trustee of a charitable trust.

To maintain our status as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of a taxable year. Our Certificate of Incorporation generally prohibits ownership of more than 9.9% of the outstanding shares of our capital stock by any single stockholder, either directly or constructively as determined through the application of applicable provisions of the Internal Revenue Code. The approval of our board of directors and the affirmative vote of the holders of a majority of our outstanding voting stock is required to amend this provision.

Our board of directors may, subject to certain conditions, waive the applicable ownership limit upon receipt of a ruling from the IRS or an opinion of counsel to the effect that such ownership will not jeopardize our status as a REIT. Historically, our board of directors has granted such waivers to certain institutional investors based upon the receipt of such opinions from the Company’s tax counsel. Absent any such waiver, however, any issuance or transfer of our capital stock to any person in excess of the applicable ownership limit or any issuance or transfer of shares of such stock which would cause us to be beneficially owned by fewer than 100 persons, will be null and void and the intended transferee will acquire no rights to the stock. Instead, such issuance or transfer with respect to that number of shares that would be owned by the transferee in excess of the ownership limit provision would be deemed void ab initio and those shares would automatically be transferred to a trust with the Company or its designated successor serving as trustee, for the exclusive benefit of a charitable beneficiary to be designated by us. Any acquisition of our capital stock and continued holding or ownership of our capital stock constitutes, under our Certificate of Incorporation, a continuous representation of compliance with the applicable ownership limit.

In order to maintain our status as a REIT and avoid the imposition of certain additional taxes under the Internal Revenue Code, we must satisfy minimum requirements for distributions to shareholders, which may limit the amount of cash we might otherwise have been able to retain for use in growing our business.

To maintain our status as a REIT under the Internal Revenue Code, we generally will be required each year to distribute to our stockholders at least 90% of our taxable income after certain adjustments. However, to the extent that we do not distribute all our net capital gains or distribute at least 90% but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates, as the case may be. Also, our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the payment of expenses and the recognition of income and expenses for federal income tax purposes, or the effect of nondeductible expenditures, such as capital expenditures, payments of compensation for which Section 162(m) of the Code denies a deduction, interest expense deductions limited by Section 163(j) of the Code, the creation of reserves or required debt service or amortization payments. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us during each calendar year are less than the sum of 85% of our ordinary income for such calendar year, 95% of our capital gain net income for the calendar year and any amount of such income that was not distributed in prior years. In the case of property acquisitions, including our initial formation, where individual properties are contributed to our Operating Partnership for Operating Partnership units, we have assumed the tax basis and depreciation schedules of the entities contributing properties. The relatively low tax basis of such contributed properties may have the effect of increasing the cash amounts we are required to distribute as dividends, thereby potentially limiting the amount of cash we might otherwise have been able to retain for use in growing our business. This low tax basis may also have the effect of reducing or eliminating the portion of distributions made by us that are treated as a non-taxable return of capital.

Complying with REIT requirements might cause us to forego otherwise attractive opportunities.

In order to qualify as a REIT for U.S. federal income tax purposes, we must satisfy tests concerning, among other things, our sources of income, the nature of our assets, the amounts we distribute to our shareholders and the ownership of our stock. We may also be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may cause us to forego opportunities we would otherwise pursue. In addition, the REIT provisions of the Internal Revenue Code impose a 100% tax on income from “prohibited transactions.” “Prohibited transactions” generally include sales of assets that constitute inventory or other property held for sale in the ordinary course of business, other than foreclosure property. This 100% tax could impact our desire to sell assets and other investments at otherwise opportune times if we believe such sales could be considered “prohibited transactions.”

Partnership tax audit rules could have a material adverse effect on us.

Under the rules applicable to U.S. federal income tax audits of partnerships, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto could be assessed and collected, at the partnership level. Absent available elections, it is possible that a partnership in which we directly or indirectly invest could be required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we may not otherwise have been required to pay additional taxes had we owned the assets of the partnership directly. The partnership tax audit rules apply to the Operating Partnership and its subsidiaries that are classified as partnerships for U.S. federal income tax purposes. There can be no assurance that these rules will not have a material adverse effect on us.

Transfers of our equity, or issuances of equity, may impair our ability to utilize the existing tax basis in our assets, our federal income tax net operating loss carryforwards and other tax attributes during the current year and in future years.

Under certain provisions of the Internal Revenue Code (the “Code”), and similar state provisions, a corporation is generally permitted to offset net taxable income in a given year with net operating losses carried forward from prior years, and its existing adjusted tax basis in its assets may be used to offset future gains or to generate annual cost recovery deductions.

In order to qualify for taxation as a REIT, we must meet various requirements including a requirement to distribute 90% of our taxable income; and, to avoid paying corporate income tax, we must distribute 100% of our taxable income. Our ability to utilize future tax deductions, net operating loss carryforwards and other tax attributes to offset future taxable income is subject to certain requirements and restrictions. We experienced an “ownership change,” as defined in section 382 of the Internal Revenue Code, in connection with our emergence from the Chapter 11 Cases, that may substantially limit our ability to use future tax deductions, net operating loss carryforwards and other tax attributes to offset future taxable income, which could have a negative impact on our financial position and results of operations. Generally, there is an “ownership change” under section 382 of the Code if one or more stockholders owning 5% or more of a corporation’s common stock have aggregate increases in their ownership of such stock of more than 50 percentage points over a prescribed testing period. Under section 382 and section 383 of the Code, absent an applicable exception, if a corporation undergoes an “ownership change”, certain future tax deductions (through “recognized built-in losses” arising when a company has a “net unrealized built-in loss” (NUBIL) if they are recognized within five years of the “ownership change”), net operating loss carryforwards and other tax attributes that may be utilized to offset future taxable income generally are subject to an annual limitation.

We have a significant NUBIL in our assets, as well as net operating loss carryforwards and other tax attributes at the date of emergence from the Chapter 11 Cases that would be subject to limitation under section 382.

Whether or not future tax deductions, net operating loss carryforwards and other tax attributes are subject to limitation under section 382, net operating loss carryforwards and other tax attributes are expected to be further reduced by the amount of discharge of indebtedness arising in our Chapter 11 Cases under section 108 of the Internal Revenue Code.

RISKS RELATED TO OUR ORGANIZATIONAL STRUCTURE

The ownership limit described above, as well as certain provisions in our Certificate of Incorporation and Bylaws, may hinder any attempt to acquire us.

There are certain provisions of Delaware law (which we have opted out of having apply to the Company), our Certificate of Incorporation and our Bylaws, which may have the effect of delaying, deferring or preventing a third party from making an acquisition proposal for us. These provisions may also inhibit a change in control that some, or a majority, of our stockholders might believe to be in their best interest or that could give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares. These provisions and agreements are summarized as follows:

•
The Ownership Limit – As described above, to maintain our status as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year. Our Certificate of Incorporation generally prohibits ownership of more than 9.9% of the outstanding shares of our capital stock by any single stockholder, either directly or constructively as determined through the application of applicable provisions of the Internal Revenue Code, subject to the ability of the board of directors to grant waivers in appropriate circumstances, and further subject to Existing Holder Limits that were established in connection with our emergence from the Chapter 11 Cases for two stockholder groups, Canyon Capital Advisors and certain of its affiliates (33.1%) and Oaktree Capital Group, LLC and certain of its affiliates (19.0%). In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our board of directors.
•
Approval by a Majority of Our Outstanding Voting Stock Required for Removal of Directors – Our governing documents provide that stockholders can remove directors with or without cause, but only by the affirmative vote of holders of at least a majority of the outstanding voting stock. This provision makes it more difficult to change the composition of our board of directors and may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.
•
Advance Notice Requirements for Stockholder Proposals – Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures generally require advance written notice of any such proposals, containing prescribed information, to be given to our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the date on which we first mailed our proxy materials for the prior year’s annual meeting.
•
Vote Required to Amend Bylaws – Approval by the affirmative vote of the holders of a majority of the outstanding voting power of our outstanding capital stock entitled to vote in the election of directors (in addition to any separate approval that may be required by the holders of any particular class of stock) is necessary for stockholders to amend our Bylaws.
•
Opt-Out From Delaware Anti-Takeover Statute – While we are a Delaware corporation, we have elected under the provisions of our current Certificate of Incorporation not to be governed by Section 203 of the Delaware General Corporation Law. In general, had we continued to be subject to Section 203 as we were prior to emerging from the Chapter 11 reorganization, Section 203 would prevent an “interested stockholder” (defined generally as a person owning 15% or more of a company’s outstanding voting stock) from engaging in a “business combination” (as defined in Section 203) with us for three years following the date that person becomes an interested stockholder (subject to certain exceptions specified in Section 203).

Our Certificate of Incorporation contains a provision renouncing our interest and expectancy in certain corporate opportunities identified by our non‐employee directors and their affiliates.

Certain of our non‐employee directors and their affiliates engage in the same or similar business activities or lines of business in which we operate and may make investments in properties or businesses that directly or indirectly compete with certain portions of our business. As set forth in our Certificate of Incorporation, such non‐employee directors and their affiliates shall not have any duty, to the fullest extent permitted by law, to refrain from (x) engaging in the same or similar business activities or lines of business in which we operate or propose to operate, (y) making investments in any kind of property in which we make or may make investments or (z) otherwise competing with us or any of our affiliates. Our Certificate of Incorporation also provides that if our non-employee directors or their affiliates acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to communicate or offer such corporate opportunity to us or our affiliates, unless such corporate opportunity is expressly offered to the non-employee director solely in his or her capacity as one of our directors (or officers, if applicable).

Therefore, a non‐employee director of our company may pursue certain acquisition opportunities that may be complementary to our business and, as a result, such acquisition opportunities may not be available to us. In addition, in the event that any of our non-employee directors or his or her affiliates acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as a director or officer of the Company, then to the fullest extent permitted by law such person is deemed to have fully satisfied such person’s fiduciary duties owed to us and is not liable to us if such director or its affiliates pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us. These potential conflicts of interest could have a material adverse effect on our business, financial condition, results of operations, or prospects if attractive corporate opportunities are allocated by such non‐employee directors to themselves or their other affiliates instead of to us.

The shareholders’ rights plan adopted by our board of directors may discourage a third party from acquiring us in a manner that might result in a premium price to our shareholders.

On September 8, 2022, our board of directors adopted a short-term rights plan (the “Rights Plan”) that will expire on September 8, 2023, or sooner under certain circumstances. Pursuant to the Rights Plan, the board of directors authorized a dividend of one share purchase right (a “Right”) for each outstanding share of our common stock. If a person or group of affiliated or associated persons acquires beneficial ownership of 10.0% or more of our outstanding common shares, subject to certain exceptions (including exceptions for existing holders who do not increase their holdings as provided in the Rights Plan), each Right would effectively entitle its holder (other than the acquiring person or group of affiliated or associated persons) to purchase additional common shares at a substantial discount to the public market price. In addition, under certain circumstances, we may exchange the Rights (other than Rights beneficially owned by the acquiring person or group of affiliated or associated persons), in whole or in part, for common shares on a one-for-one basis, or we may redeem the Rights for cash at a price of $0.001 per Right. The Rights Plan could make it more difficult for a third party to acquire us or a large block of our common shares without the approval of our board of directors, which may discourage a third party from acquiring us in a manner that might result in a premium price to our shareholders.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 2. PROPERTIES

Refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Item 7 for additional information pertaining to our properties’ performance.

Malls, Lifestyle Centers and Outlet Centers

We owned a controlling interest in 41 Malls, 4 Lifestyle Centers and 2 Outlet Centers as of December 31, 2022. We owned a non-controlling interest in 6 Malls, 1 Lifestyle Center and 3 Outlet Centers as of December 31, 2022. Our Malls, Lifestyle Centers and Outlet Centers generally have strong competitive positions because they are the only, or the dominant, regional property in their respective trade areas. The Malls, Lifestyle Centers and Outlet Centers are generally anchored by two or more anchors or junior anchors and a wide variety of smaller stores. Anchor and junior anchor tenants own or lease their stores and non-anchor stores lease their locations.

We own the land underlying each property in fee simple interest, except for Brookfield Square, Cross Creek Mall, Dakota Square Mall, Meridian Mall, St. Clair Square, Stroud Mall and WestGate Mall. We lease all or a portion of the land at each of these properties subject to long-term ground leases.

The following table summarizes certain information for our portfolio of Malls, Lifestyle Centers and Outlet Centers as of December 31, 2022 (dollars in thousands, except for sales per square foot amounts):

	Number of Properties	Total Center Square Footage	Total In-Line GLA	In-Line Sales per Square Foot	Percentage In-Line GLA Leased
Malls	47	40,859,094	13,142,059	$428	89%
Lifestyle Centers	5	4,236,897	1,675,162	491	93%
Outlet Centers	5	1,870,688	1,734,395	436	91%
Total Malls, Lifestyle Centers and Outlet Centers	57	46,966,679	16,551,616	$435	90%

The following table sets forth certain information for each of the Malls, Lifestyle Centers and Outlet Centers as of December 31, 2022 (dollars in thousands, except for sales per square foot amounts):

Property / Location	Year of Opening/ Acquisition	Year of Most Recent Expansion	Our Ownership	Total Center SF (1)	Total In-Line GLA (2)	In-Line Sales per Square Foot (3)	Percentage In-Line GLA Leased (4)	Anchors & Junior Anchors (5)
Malls:
Arbor Place Atlanta (Douglasville), GA	1999	N/A	100%	1,162,523	307,600	429	95%	Belk, Dillard's, Forever 21, H&M, JC Penney, Macy's, Overstock Furniture and Mattress, Regal Cinemas, former Sears
Brookfield Square (6) Brookfield, WI	1967/2001	2008	100%	865,272	307,239	242	79%	Barnes & Noble, former Boston Store, H&M, JC Penney, Movie Tavern by Marcus, Whirlyball
CherryVale Mall Rockford, IL	1973/2001	2007	100%	870,668	348,252	339	82%	Barnes & Noble, former Choice Home Center, Galleria Furniture and Mattress, JC Penney, Macy's, Tilt Studio
Coastal Grand (7) Myrtle Beach, SC	2004	2007	50%	1,117,284	341,718	490	96%	Bed Bath & Beyond, Belk, Cinemark, Dick's Sporting Goods, future Stars & Strikes (8), Dillard's, H&M, JC Penney, former Sears
CoolSprings Galleria (7) Nashville, TN	1991	2015	50%	1,167,285	431,939	641	96%	Belk Men's & Kid's, Belk Women's & Home, Dillard's, H&M, JC Penney, King's Dining & Entertainment, Macy's
Cross Creek Mall Fayetteville, NC	1975/2003	2013	100%	814,850	292,597	579	90%	Belk, H&M, JC Penney, future Main Event, Macy's, Rooms to Go
Dakota Square Mall Minot, ND	1980/2012	2016	100%	740,785	222,493	333	91%	AMC Theatres, Barnes & Noble, JC Penney, Scheels, Sleep Inn & Suites, Target, Tilt Studio
East Towne Mall Madison, WI	1971/2001	2004	100%	801,260	211,971	357	89%	Barnes & Noble, former Boston Store, Dick's Sporting Goods, Flix Brewhouse, former Gordman's, H&M, JC Penney, former Sears
Eastland Mall Bloomington, IL	1967/2005	N/A	100%	732,651	247,509	293	72%	former Bergner's, Kohl's, former Macy's, Planet Fitness, former Sears
Fayette Mall Lexington, KY	1971/2001	2014	100%	1,159,287	461,010	514	86%	Dick's Sporting Goods, Dillard's, H&M, JC Penney, Macy's
Frontier Mall Cheyenne, WY	1981	1997	100%	523,746	203,626	350	90%	Former AMC Theatres, Dillard's, former Dillard's, Jax Outdoor Gear, JC Penney
Governor's Square (7)(12) Clarksville, TN	1986	1999	47.5%	682,064	238,042	412	93%	AMC Theatres, Belk, Dick's Sporting Goods, Dillard's, JC Penney, Ross Dress for Less, partial former Sears
Hamilton Place Chattanooga, TN	1987	2016	90%	1,169,510	339,889	471	96%	Barnes & Noble, Belk for Men, Kids & Home, Belk for Women, Dave & Buster's, Dick's Sporting Goods, Dillard's for Men, Kids & Home, Dillard's for Women, former Forever 21, H&M, JC Penney
Hanes Mall Winston-Salem, NC	1975/2001	1990	100%	1,435,164	468,462	424	92%	Belk, Dave & Buster's, Dillard's, Encore, H&M, JC Penney, future Truliant Federal Credit Union (9), future Novant Health (10)
Harford Mall Bel Air, MD	1973/2003	2007	100%	367,019	179,602	386	77%	Encore, Macy's, Macy's Furniture Gallery, future grocer (11)
Imperial Valley Mall El Centro, CA	2005	N/A	100%	762,736	214,096	452	98%	Cinemark, Dillard's, JC Penney, Macy's, former Sears
Jefferson Mall Louisville, KY	1978/2001	1999	100%	783,572	225,011	374	96%	Dillard's, H&M, JC Penney, Overstock Furniture and Mattress, Round1 Bowling & Amusement, Ross Dress for Less, partial former Sears
Kentucky Oaks Mall (7)(12) Paducah, KY	1982/2001	1995	50%	775,281	287,022	355	68%	Best Buy, Burlington, Dick's Sporting Goods, former Dillard's, former Dillard's Home Store, HomeGoods, JC Penney, Ross Dress for Less, Vertical Jump Park
Kirkwood Mall Bismarck, ND	1970/2012	2017	100%	832,697	228,833	325	96%	H&M, I. Keating Furniture, JC Penney, Scheels, Target, future Tilt

Property / Location	Year of Opening/ Acquisition	Year of Most Recent Expansion	Our Ownership	Total Center SF (1)	Total In-Line GLA (2)	In-Line Sales per Square Foot (3)	Percentage In-Line GLA Leased (4)	Anchors & Junior Anchors (5)
Malls:
Laurel Park Place Livonia, MI	1989/2005	1994	100%	491,215	198,071	292	91%	Dunham Sports, Von Maur
Layton Hills Mall Layton, UT	1980/2006	1998	100%	482,120	212,674	404	98%	Dick's Sporting Goods, Dillard's, JC Penney
Mall del Norte Laredo, TX	1977/2004	1993	100%	1,219,053	407,961	515	87%	Former Beall's, Cinemark, Dillard's, Foot Locker, H&M, JC Penney, Macy's, Macy's Home Store, Main Event, former Sears, TruFit Athletic Club
Meridian Mall (13) Lansing, MI	1969/1998	2001	100%	946,073	284,980	294	81%	Bed Bath & Beyond, Dick's Sporting Goods, H&M, High Caliber Karting, JC Penney, Launch Trampoline Park, Macy's, Planet Fitness, Schuler Books & Music, former Younkers
Mid Rivers Mall St. Peters, MO	1987/2007	2015	100%	1,035,816	286,699	340	87%	Dick's Sporting Goods, Dillard's, H&M, JC Penney, Macy's, Marcus Theatres, former Sears, V-Stock
Monroeville Mall Pittsburgh, PA	1969/2004	2014	100%	985,279	446,583	310	85%	Barnes & Noble, Cinemark, Dick's Sporting Goods, Forever 21, H&M, JC Penney, Macy's
Northgate Mall Chattanooga, TN	1972/2011	2014	100%	646,381	181,101	344	79%	Belk, Burlington, former JC Penney, former Sears
Northpark Mall Joplin, MO	1972/2004	1996	100%	896,044	278,320	371	77%	Dunham's Sports, H&M, JC Penney, Jo-Ann Fabrics & Crafts, former Macy's Children's & Home, former Macy's Women & Men's, former Sears, T.J. Maxx, Tilt, Vintage Stock
Northwoods Mall North Charleston, SC	1972/2001	1995	100%	748,014	255,766	426	97%	Belk, Books-A-Million, Burlington, Dillard's, JC Penney, Planet Fitness
Oak Park Mall (7) Overland Park, KS	1974/2005	1998	50%	1,516,291	429,121	508	97%	Barnes & Noble, Dillard's for Women, Dillard's for Men, Children & Home, Forever 21, H&M, JC Penney, Macy's, Nordstrom
Old Hickory Mall Jackson, TN	1967/2001	1994	100%	538,641	161,546	378	76%	Belk, JC Penney, former Macy's, former Sears
Parkdale Mall Beaumont, TX	1972/2001	2018	100%	1,118,296	294,013	345	93%	Former Ashley HomeStore, former Beall's, Dick's Sporting Goods, Dillard's, Forever 21, H&M, HomeGoods, JC Penney, former Macy's, former Sears, Tilt, 2nd & Charles
Parkway Place Huntsville, AL	1957/1998	2002	100%	647,808	278,630	488	86%	Belk, Dillard's
Post Oak Mall College Station, TX	1982	1985	100%	788,279	300,754	333	95%	Former Beall's, City of College Station, Conn's Home Plus, Dillard's Men & Home, Dillard's Women & Children, Encore, JC Penney, former Sears
Richland Mall Waco, TX	1980/2002	1996	100%	693,461	191,883	450	98%	Dick's Sporting Goods, Dillard's for Men, Kids & Home, Dillard's for Women, former Dillard's for Women, JC Penney, Tilt Studio
South County Center St. Louis, MO	1963/2007	2001	100%	979,362	317,139	355	87%	Dick's Sporting Goods, Dillard's, JC Penney, Macy's, former Sears
Southpark Mall Colonial Heights, VA	1989/2003	2007	100%	676,589	213,182	419	99%	Dick's Sporting Goods, H&M, JC Penney, Macy's, Regal Cinemas, former Sears
St. Clair Square (14) Fairview Heights, IL	1974/1996	1993	100%	1,068,054	290,799	409	95%	Dillard's, JC Penney, Macy's, former Sears
Stroud Mall (15) Stroudsburg, PA	1977/1998	2005	100%	414,431	136,104	211	86%	Cinemark, EFO Furniture Outlet, JC Penney, Reaching Out For Jesus Christian Center, ShopRite
Sunrise Mall Brownsville, TX	1979/2003	2015	100%	799,000	236,923	503	99%	Former Beall's, Cinemark, Dick's Sporting Goods, Dillard's, JC Penney, Main Event, TruFit, Wave Fashion
Turtle Creek Mall Hattiesburg, MS	1994	1995	100%	844,980	191,593	390	85%	At Home, Belk, Dillard's, JC Penney, former Sears, Southwest Theaters, Urban Planet

Property / Location	Year of Opening/ Acquisition	Year of Most Recent Expansion	Our Ownership	Total Center SF (1)	Total In-Line GLA (2)	In-Line Sales per Square Foot (3)	Percentage In-Line GLA Leased (4)	Anchors & Junior Anchors (5)
Malls:
Valley View Mall Roanoke, VA	1985/2003	2007	100%	863,447	336,687	410	92%	Barnes & Noble, Belk, JC Penney, Macy's, Macy's for Home & Children, former Sears
Volusia Mall Daytona Beach, FL	1974/2004	2013	100%	1,060,259	253,483	354	88%	Dillard's for Men & Home, Dillard's for Women, Dillard's for Juniors & Children, H&M, JC Penney, former Macy's, former Sears
West County Center (7) Des Peres, MO	1969/2007	2002	50%	1,198,680	384,730	751	94%	Barnes & Noble, Dick's Sporting Goods, Forever 21, H&M, JC Penney, Macy's, Nordstrom
West Towne Mall Madison, WI	1970/2001	2013	100%	772,990	281,868	384	85%	Dave & Buster's, Dick's Sporting Goods, Forever 21, Hobby Lobby, JC Penney, Total Wine & More, Von Maur
Westmoreland Mall Greensburg, PA	1977/2002	1994	100%	976,684	286,953	336	96%	H&M, JC Penney, Live! Casino Pittsburgh, Macy's, Macy's Home Store, Old Navy, former Sears
York Galleria York, PA	1989/1999	N/A	100%	756,707	225,858	337	70%	Boscov's, H&M, Hollywood Casino, Life Storage, Marshalls, PA Fitness
Total Malls				39,927,608	12,920,332	$428	89%

Property / Location	Year of Opening/ Acquisition	Year of Most Recent Expansion	Our Ownership	Total Center SF (1)	Total In-Line GLA (2)	In-Line Sales per Square Foot (3)	Percentage In-Line GLA Leased (4)	Anchors & Junior Anchors (5)
Lifestyle Centers:
Alamance Crossing West Burlington, NC	2011	N/A	100%	224,554	30,366	N/A	74%	BJ's Wholesale Club, Dick's Sporting Goods, Kohl's
Friendly Center and The Shops at Friendly (7) Greensboro, NC	1957/ 2006/ 2007	2016	50%	1,368,491	604,350	592	93%	Barnes & Noble, Belk, Belk Home Store, Harris Teeter, Macy's, O2 Fitness, Regal Cinemas, REI, Sears, Truist, Whole Foods
Mayfaire Town Center Wilmington, NC	2004/2015	2017	100%	656,952	337,571	421	94%	Barnes & Noble, Belk, Flip N Fly, The Fresh Market, H&M, Michaels, Regal Cinemas
Pearland Town Center (16) Pearland, TX	2008	N/A	100%	712,025	306,438	406	94%	Barnes & Noble, Dick's Sporting Goods, Dillard's, Hospital Corporation of America, Macy's
Southaven Towne Center Southaven, MS	2005	2013	100%	607,519	184,423	394	91%	Bed Bath & Beyond, Dillard's, JC Penney, Overstock Furniture and Mattress, Sportsman's Warehouse, Urban Air Adventure Park
Total Lifestyle Centers				3,569,541	1,463,148	$491	93%

Property / Location	Year of Opening/ Acquisition	Year of Most Recent Expansion	Our Ownership	Total Center SF (1)	Total In-Line GLA (2)	In-Line Sales per Square Foot (3)	Percentage In-Line GLA Leased (4)	Anchors & Junior Anchors (5)
Outlet Centers:
The Outlet Shoppes at Atlanta (7)(12) Woodstock, GA	2013	2015	50%	401,542	376,735	520	98%	Saks Fifth Ave OFF 5TH
The Outlet Shoppes at El Paso (7)(12) El Paso, TX	2007/2012	2014	50%	433,046	411,007	576	94%	H&M
The Outlet Shoppes at Gettysburg (12) Gettysburg, PA	2000/2012	N/A	50%	249,937	249,937	256	72%	None
The Outlet Shoppes at Laredo (12) Laredo, TX	2017	N/A	65%	358,091	315,344	262	84%	H&M, Nike Factory Store
The Outlet Shoppes of the Bluegrass (7)(12) Simpsonville, KY	2014	2015	50%	428,072	381,372	416	98%	H&M, Restoration Hardware Outlet
Total Outlet Centers				1,870,688	1,734,395	$436	91%

Total Malls, Lifestyle Centers and Outlet Centers				45,367,837	16,117,875	$435	90%

Excluded Properties (17)
Property / Location	Year of Opening/ Acquisition	Year of Most Recent Expansion	Our Ownership	Total Center SF (1)	Total In-Line GLA (2)	In-Line Sales per Square Foot (3)	Percentage In-Line GLA Leased (4)	Anchors & Junior Anchors (5)
Malls:
WestGate Mall (18) Spartanburg, SC	1975/1995	1996	100%	931,486	221,727	N/A	N/A	Bed Bath & Beyond, Belk, Dillard's, H&M, JC Penney, Overstock Furniture and Mattress, former Regal Cinemas, former Sears

Lifestyle Centers:
Alamance Crossing East Burlington, NC	2007	N/A	100%	667,356	212,014	N/A	N/A	Barnes & Noble, Belk, Carousel Cinemas, Dillard's, Hobby Lobby, JC Penny

Total Excluded Properties				1,598,842	433,741

(1)
Total center square footage includes square footage of attached shops, immediately adjacent Anchor and Junior Anchor locations and leased freestanding locations of the property.
(2)
Excludes tenants 20,000 square feet and over.
(3)
Totals represent weighted averages for reporting tenants of 10,000 square feet or less.
(4)
Includes tenants under 20,000 square feet with leases in effect as of December 31, 2022.
(5)
Anchors and Junior Anchors listed are immediately adjacent to the property or are in freestanding locations immediately adjacent to the property.
(6)
Brookfield Square - The annual ground rent for 2022 was $106.
(7)
This property is owned in an unconsolidated joint venture.
(8)
Coastal Grand – Stars & Strikes opened in February 2023.
(9)
Hanes Mall – Truliant Federal Credit Union opened in January 2023.
(10)
Hanes Mall – The former Sears was purchased by Novant Health, which has indicated plans to redevelop this space for future medical offices with the construction start and opening to be determined.
(11)
Harford Mall - The former Sears was sold and is under construction for a future grocer.
(12)
The property is managed by a property manager that is affiliated with the third-party partner, which receives a fee for its services. The third-party partner controls the cash flow distributions, although our approval is required for certain major decisions.
(13)
Meridian Mall - We are the lessee under several ground leases in effect through March 2067, with extension options. Fixed rent is $19 per year plus 3% to 4% of all rent.
(14)
St. Clair Square - We are the lessee under a ground lease for 20 acres. Assuming the exercise of available renewal options, at our election, the ground lease expires January 31, 2073. The rental amount is $41 per year. In addition to base rent, the landlord receives 0.25% of Dillard's sales in excess of $16,200.
(15)
Stroud Mall - We are the lessee under a ground lease, which extends through July 2089. The current rental amount is $70 per year, increasing by $10 every ten years through 2045. An additional $100 is paid every ten years.
(16)
Pearland Town Center is a mixed-use center which combines retail, office and residential components. For segment reporting purposes, the retail portion of the center is classified in Malls and the office and residential portions are classified as All Other. In 2021, we sold The Residences at Pearland Town Center, which was the residential portion.
(17)
We exclude properties for which we are working or intend to work with the lender on a restructure of the terms of the loan secured by the property or convey the secured property to the lender (“Excluded Properties”). Operational metrics are not reported for Excluded Properties.
(18)
WestGate Mall - We are the lessee under several ground leases for approximately 53% of the underlying land. Assuming the exercise of renewal options available, at our election, the ground lease expires October 2044. The rental amount is $130 per year. In addition to base rent, the landlord receives 20% of the percentage rents collected. We have a right of first refusal to purchase the fee interest.

Inline and Adjacent Freestanding Stores

The Malls, Lifestyle Centers and Outlet Centers have approximately 4,789 inline and adjacent freestanding stores. National and regional retail chains (excluding local franchises) lease approximately 72.1% of the occupied inline and adjacent freestanding store GLA. Although inline and adjacent freestanding stores occupy only 35.2% of the total Mall, Lifestyle Center and Outlet Center GLA (the remaining 64.8% is occupied by Anchors and Junior Anchors and a small percentage is vacant), the Malls, Lifestyle Centers and Outlet Centers received 81.9% of their total revenues from inline and adjacent freestanding stores for the year ended December 31, 2022.

Mall, Lifestyle Center and Outlet Center Lease Expirations

The following table summarizes the scheduled lease expirations for inline and adjacent freestanding stores as of December 31, 2022:

Year Ending December 31,	Number of Leases Expiring	Annualized Gross Rent (1)	GLA of Expiring Leases	Average Annualized Gross Rent Per Square Foot	Expiring Leases as % of Total Annualized Gross Rent (2)	Expiring Leases as a % of Total Leased GLA (3)
2023	589	$58,378,963	1,634,395	$35.72	14.2%	13.9%
2024	1019	109,687,083	3,428,430	31.99	26.7%	29.1%
2025	552	69,968,635	2,055,628	34.04	17.0%	17.4%
2026	433	58,820,134	1,539,084	38.22	14.3%	13.1%
2027	351	46,628,860	1,283,159	36.34	11.4%	10.9%
2028	192	29,573,986	813,436	36.36	7.2%	6.9%
2029	112	15,375,225	425,012	36.18	3.7%	3.6%
2030	69	11,389,810	284,553	40.03	2.8%	2.4%
2031	62	4,607,067	170,486	27.02	1.1%	1.4%
2032	49	6,149,834	151,414	40.62	1.5%	1.3%

(1)
Total annualized gross rent, including recoverable common area expenses and real estate taxes, in effect at December 31, 2022 for expiring leases that were executed as of December 31, 2022. Based on 100% of the applicable amounts and has not been adjusted for our ownership share.
(2)
Total annualized gross rent, including recoverable CAM expenses and real estate taxes, of expiring leases as a percentage of the total annualized gross rent of all leases that were executed as of December 31, 2022.
(3)
Total GLA of expiring leases as a percentage of the total GLA of all leases that were executed as of December 31, 2022.

See page 54 for a comparison between rents on leases that expired in the current reporting period compared to rents on new and renewal leases executed in 2022.

Tenant Occupancy Costs

Occupancy cost is a tenant’s total cost of occupying its space, divided by its sales. Inline and adjacent freestanding store sales represent total sales amounts received from reporting tenants with space of less than 10,000 square feet.

The following table summarizes tenant occupancy costs as a percentage of total inline and adjacent freestanding store sales for reporting tenants less than 10,000 square feet, excluding license agreements, for each of the past three years:

	Year Ended December 31, (1)
	2022	2021	2020
In-line store sales (in millions)	$3,920	$3,802	N/A (2)
In-line tenant occupancy costs	10.41%	10.65%	N/A (2)

(1)
In certain cases, we own less than a 100% interest in the Mall, Lifestyle Center or Outlet Center. The information in this table is based on 100% of the applicable amounts and has not been adjusted for our ownership share.
(2)
Due to the temporary property and store closures that occurred, we do not believe occupancy cost to be an accurate measure for the year ended December 31, 2020.

Debt on Malls, Lifestyle Centers and Outlet Centers

Please see the table entitled “Mortgage Loans Outstanding at December 31, 2022” included herein for information regarding any liens or encumbrances related to our Malls, Lifestyle Centers and Outlet Centers.

Other Property Types

Other property types include the following categories:

(1)
Open-Air Centers - Designed to attract local and regional area customers and are typically anchored by a combination of big box retailers, supermarkets or value-priced stores that attract shoppers to each center’s small shops. The tenants at our Open-Air Centers typically offer necessities, value-oriented and convenience merchandise.
(2)
Other - Office Buildings and Hotel.

See Note 1 to the consolidated financial statements for additional information on the number of consolidated and unconsolidated properties in each of the above categories related to our other property types. The following tables set forth certain information for each of our other property types at December 31, 2022:

Property / Location	Year of Opening/ Most Recent Expansion	Company's Ownership	Total Center SF (1)	Total Leasable GLA (2)	Percentage GLA Occupied (3)	Anchors & Junior Anchors
Open-Air Centers:
Ambassador Town Center (4)(7) Lafayette, LA	2016	65%	419,904	265,931	93%	Costco (5), Dick's Sporting Goods, Marshalls, Nordstrom Rack
Annex at Monroeville Pittsburgh, PA	1986	100%	185,517	185,517	100%	Dick's Sporting Goods, Full Throttle Adrenaline Park
Coastal Grand Crossing (4) Myrtle Beach, SC	2005	50%	37,234	37,234	100%	PetSmart
CoolSprings Crossing Nashville, TN	1992	100%	366,451	78,810	99%	American Signature Furniture (5), Electronic Express (6), Gabe's (6), Target (5), Urban Air Adventure Park (6)
Courtyard at Hickory Hollow Nashville, TN	1979	100%	68,468	68,468	100%	AMC Theatres
Fremaux Town Center (4)(7) Slidell, LA	2014/2015	65%	616,339	488,339	92%	Best Buy, Dick's Sporting Goods, Dillard's (5), Kohl's, LA Fitness, Michaels, T.J. Maxx
Frontier Square Cheyenne, WY	1985	100%	186,552	16,527	100%	Ross Dress for Less (6), Target (5), T.J. Maxx (6)
Governor's Square Plaza (4)(7) Clarksville, TN	1985/1988	50%	169,842	73,273	100%	Bed Bath & Beyond, Jo-Ann Fabrics & Crafts, Target (5)
Gunbarrel Pointe Chattanooga, TN	2000	100%	273,913	147,913	99%	Kohl's, Target (5), Whole Foods
Hamilton Corner Chattanooga, TN	1990/2005	90%	67,310	67,310	100%	None
Hamilton Crossing Chattanooga, TN	1987/2005	92%	192,074	98,961	100%	Electronic Express (5), HomeGoods (6), Michaels (6), T.J. Maxx
Hammock Landing (4) West Melbourne, FL	2009/2015	50%	569,535	345,568	99%	Academy Sports + Outdoors, AMC Theatres, HomeGoods, Kohl's (5), Marshalls, Michaels, Ross Dress for Less, Target (5)
Harford Annex Bel Air, MD	1973/2003	100%	107,656	107,656	100%	Best Buy, Office Depot, PetSmart
The Landing at Arbor Place Atlanta (Douglasville), GA	1999	100%	162,958	113,717	86%	Ben's Furniture and Antiques, Ollie's Bargain Outlet, One Life Fitness (5)
Layton Hills Convenience Center Layton, UT	1980	100%	92,875	92,875	100%	Bed Bath & Beyond
Layton Hills Plaza Layton, UT	1989	100%	18,836	18,836	100%	None
Parkdale Crossing Beaumont, TX	2002	100%	88,064	88,064	98%	Barnes & Noble
The Pavilion at Port Orange (4) Port Orange, FL	2010	50%	398,101	398,101	90%	Belk, HomeGoods, Marshalls, Michaels, Regal Cinemas
The Plaza at Fayette Lexington, KY	2006	100%	209,535	209,535	90%	Cinemark, Sports Center
The Promenade D'Iberville, MS	2009/2014	100%	621,448	404,488	100%	Ashley Furniture HomeStore, Bed Bath & Beyond, Best Buy, Dick's Sporting Goods, Kohl's (5), Marshalls, Michaels, Ross Dress for Less, Target (5)
The Shoppes at Eagle Point (4) Cookeville, TN	2018	50%	237,809	237,809	98%	Academy Sports + Outdoors, Publix, Ross Dress for Less
The Shoppes at Hamilton Place Chattanooga, TN	2003	92%	132,079	132,079	100%	Bed Bath & Beyond, Marshalls, Ross Dress for Less
The Shoppes at St. Clair Square Fairview Heights, IL	2007	100%	84,383	84,383	83%	Barnes & Noble
Sunrise Commons Brownsville, TX	2001	100%	205,656	104,211	100%	former Kmart (6), Marshalls, Ross Dress for Less
The Terrace Chattanooga, TN	1997	92%	158,175	158,175	85%	Academy Sports + Outdoors, Party City

Property / Location	Year of Opening/ Most Recent Expansion	Company's Ownership	Total Center SF (1)	Total Leasable GLA (2)	Percentage GLA Occupied (3)	Anchors & Junior Anchors
Open-Air Centers:
West Towne Crossing Madison, WI	1980	100%	461,905	170,008	95%	Barnes & Noble, Best Buy, Kohl's (5), Metcalf's Markets (5), Nordstrom Rack, Office Max (6), former Shopko (5), former Stein Mart (6)
WestGate Crossing Spartanburg, SC	1985/1999	100%	158,262	158,262	98%	Big Air Trampoline Park, Hamricks, Jo-Ann Fabrics & Crafts
Westmoreland Crossing Greensburg, PA	2002	100%	278,995	278,995	98%	AMC Theatres, Dick's Sporting Goods, Levin Furniture, Michaels, T.J. Maxx
York Town Center (4) York, PA	2007	50%	297,451	247,451	88%	former Bed Bath & Beyond, Best Buy, Christmas Tree Shops, Dick's Sporting Goods (5), Ross Dress for Less, Staples
Total Open-Air Centers			6,867,327	4,878,496	95%

Property / Location	Year of Opening/ Most Recent Expansion	Company's Ownership	Total Center SF (1)	Total Leasable GLA (2)	Percentage GLA Occupied (3)	Anchors & Junior Anchors
Other:
840 Greenbrier Circle Office Chesapeake, VA	1983	100%	50,665	50,665	100%	None
Aloft Hotel (4)(7) Chattanooga, TN	2021	50%	89,674	N/A	N/A	None
CBL Center (8) Chattanooga, TN	2001	92%	132,212	132,212	86%	None
CBL Center II (8) Chattanooga, TN	2008	92%	74,749	74,749	95%	None
Pearland Office Pearland, TX	2009	100%	66,915	66,915	100%	None
Total Other			414,215	324,541	93%

Total Other Property Types			7,281,542	5,203,037	95%

(1)
Total center square footage includes square footage of attached shops, attached and immediately adjacent Anchors and Junior Anchors and leased freestanding locations.
(2)
All leasable square footage, including Anchors and Junior Anchors.
(3)
Includes all leased Anchors, Junior Anchors and tenants with leases in effect as of December 31, 2022.
(4)
This property is owned in an unconsolidated joint venture.
(5)
Owned by the tenant.
(6)
Owned by a third party.
(7)
The property is managed by a property manager that is affiliated with the third-party partner, which receives a fee for its services. The third-party partner controls the cash flow distributions, although our approval is required for certain major decisions.
(8)
We own a 92% interest in the CBL Center office buildings, with an aggregate square footage of approximately 207,000 square feet, where our corporate headquarters is located. As of December 31, 2022, we occupied 38.3% of the total square footage of the buildings.

Other Property Types Lease Expirations

The following table summarizes the scheduled lease expirations for tenants in occupancy at Other Property Types as of December 31, 2022:

Year Ending December 31,	Number of Leases Expiring	Annualized Gross Rent (1)	GLA of Expiring Leases	Average Annualized Gross Rent Per Square Foot	Expiring Leases as % of Total Annualized Gross Rent (2)	Expiring Leases as a % of Total Leased GLA (3)
2023	55	$4,966,549	220,850	$22.49	6.2%	5.4%
2024	85	12,140,276	617,494	19.66	15.2%	15.1%
2025	75	15,576,770	845,117	18.43	19.4%	20.7%
2026	69	13,228,804	632,447	20.92	16.5%	15.5%
2027	55	11,257,606	593,451	18.97	14.0%	14.5%
2028	39	8,032,268	436,691	18.39	10.0%	10.7%
2029	29	4,406,047	196,906	22.38	5.5%	4.8%
2030	20	3,659,272	168,955	21.66	4.6%	4.1%
2031	15	2,593,722	150,799	17.20	3.2%	3.7%
2032	20	4,268,028	220,623	19.35	5.3%	5.4%

(1)
Total annualized gross rent, including recoverable common area expenses and real estate taxes, in effect at December 31, 2022 for expiring leases that were executed as of December 31, 2022. Based on 100% of the applicable amounts and has not been adjusted for our ownership share.
(2)
Total annualized gross rent, including recoverable CAM expenses and real estate taxes, of expiring leases as a percentage of the total annualized gross rent of all leases that were executed as of December 31, 2022.
(3)
Total GLA of expiring leases as a percentage of the total GLA of all leases that were executed as of December 31, 2022.

Debt on Other Property Types

Please see the table entitled “Mortgage Loans Outstanding at December 31, 2022” included herein for information regarding any liens or encumbrances related to our Other Property Types.

Anchors and Junior Anchors

Anchors and Junior Anchors are an important factor in a property’s successful performance. However, over the past several years the number of traditional department store anchors have declined, providing us the opportunity to redevelop these spaces to attract new uses such as restaurants, entertainment, fitness centers, casinos, grocery stores and lifestyle retailers that engage consumers and encourage them to spend more time at our properties. Anchors are generally a department store or, increasingly, other large format tenants, including retailers whose merchandise appeals to a broad range of shoppers, and non-retail uses. Anchors play a significant role in generating customer traffic and creating a desirable location for the property's tenants.

Anchors and Junior Anchors may own their stores and the land underneath, as well as the adjacent parking areas, or may enter into long-term leases with respect to their stores. Rental rates for Anchor tenants are significantly lower than the rents charged to non-anchor tenants. Total revenues from Anchors and Junior Anchors accounted for 18.1% of the total revenues from our properties in 2022. Each Anchor and Junior Anchor that owns its store has entered into an operating and reciprocal easement agreement with us covering items such as operating covenants, reciprocal easements, property operations, initial construction and future expansion.

During 2022, the following Anchors and Junior Anchors were added to our properties, as listed below:

Name	Property	Location
Life Storage	York Galleria	York, PA
Main Event	Sunrise Mall	Brownsville, TX
Restoration Hardware Outlet	The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Scheels	Dakota Square Mall	Minot, ND
Tilt	Dakota Square Mall	Minot, ND
Urban Planet	Turtle Creek Mall	Hattiesburg, MS
Von Maur	West Towne Mall	Madison, WI

As of December 31, 2022, our properties had a total of 443 Anchors and Junior Anchors, including 50 vacant Anchor and Junior Anchor locations, and excluding Anchors and Junior Anchors at our Excluded Malls. The Anchors and Junior Anchors and the amount of GLA leased or owned by each as of December 31, 2022 is as follows:

	Number of Stores				Gross Leasable Area
		Anchor Owned				Anchor Owned
Anchor/Junior Anchor	Leased (Owned by CBL)	Owned by Others	Ground Leased (Owned by CBL)	Total	Leased (Owned by CBL)	Owned by Others	Ground Leased (Owned by CBL)	Total Gross Leased Area
JC Penney (1)	17	20	4	41	1,828,329	2,528,291	586,030	4,942,650
Dillard's	—	29	4	33	—	4,125,026	659,763	4,784,789
Macy's	8	12	3	23	905,442	1,943,839	658,388	3,507,669
Belk	5	11	3	19	430,017	1,495,213	300,995	2,226,225
Sears	—	—	1	1	—	—	147,766	147,766
Academy Sports + Outdoors	3	—	—	3	199,091	—	—	199,091
AMC Theatres	4	—	1	5	160,295	—	56,255	216,550
American Signature Furniture	—	1	—	1	—	61,620	—	61,620
Ashley HomeStore	1	—	—	1	20,000	—	—	20,000
At Home	—	1	—	1	—	124,700	—	124,700
Barnes & Noble	15	—	—	15	450,537	—	—	450,537
Bed Bath & Beyond Inc.:
Bed Bath & Beyond	6	—	—	6	155,778	—	—	155,778
Christmas Tree Shops	1	—	—	1	33,992	—	—	33,992
Bed Bath & Beyond Inc. Subtotal	7	—	—	7	189,770	—	—	189,770
Ben's Furniture and Antiques	1	—	—	1	35,895	—	—	35,895
Best Buy	5	—	1	6	182,485	—	45,070	227,555
Big Air Trampoline Park	1	—	—	1	33,938	—	—	33,938
BJ's Wholesale Club	1	—	—	1	85,188	—	—	85,188
Books-A-Million, Inc.:
Books-A-Million	1	—	—	1	20,642	—	—	20,642
2nd & Charles	1	—	—	1	23,538	—	—	23,538
Books-A-Million, Inc. Subtotal	2	—	—	2	44,180	—	—	44,180
Boscov's (1)	—	1	—	1	—	150,000	—	150,000
Burlington (2)	1	2	—	3	63,013	94,049	—	157,062
Cinemark	7	—	—	7	382,506	—	—	382,506

	Number of Stores				Gross Leasable Area
		Anchor Owned				Anchor Owned
Anchor/Junior Anchor	Leased (Owned by CBL)	Owned by Others	Ground Leased (Owned by CBL)	Total	Leased (Owned by CBL)	Owned by Others	Ground Leased (Owned by CBL)	Total Gross Leased Area
City of College Station	—	1	—	1	—	103,888	—	103,888
Conn's Home Plus (1)	—	1	—	1	—	38,312	—	38,312
Costco	—	1	—	1	—	153,973	—	153,973
Dave & Buster's (2)	2	1	—	3	61,316	26,509	—	87,825
Dick's Sporting Goods Inc.:
Dick's Sporting Goods	22	1	1	24	1,254,518	50,000	80,515	1,385,033
Dick's Warehouse	1	—	—	1	77,117	—	—	77,117
Dick's Sporting Goods Inc. Subtotal	23	1	1	25	1,331,635	50,000	80,515	1,462,150
Dunham's Sports	2	—	—	2	125,551	—	—	125,551
EFO Furniture & Mattress Outlet	1	—	—	1	43,171	—	—	43,171
Electronic Express (1)	—	2	—	2	—	87,573	—	87,573
Encore	3	—	—	3	76,096	—	—	76,096
Flip N Fly	1	—	—	1	27,972	—	—	27,972
Flix Brewhouse	1	—	—	1	39,150	—	—	39,150
Foot Locker	1	—	—	1	22,847	—	—	22,847
Forever 21	6	—	—	6	157,141	—	—	157,141
Full Throttle Adrenaline Park	1	—	—	1	64,135	—	—	64,135
The Fresh Market	1	—	—	1	21,442	—	—	21,442
Gabe's (1)	—	1	—	1	—	29,596	—	29,596
Galleria Furniture and Mattress	1	—	—	1	64,165	—	—	64,165
H&M	27	—	—	27	594,164	—	—	594,164
Hamrick's	1	—	—	1	40,000	—	—	40,000
Harris Teeter	—	—	1	1	—	—	72,757	72,757
High Caliber Karting	1	—	—	1	100,683	—	—	100,683
Hobby Lobby (2)	—	1	—	1	—	61,659	—	61,659
Hollywood Casino	1	—	—	1	79,500	—	—	79,500
Hospital Corporation of America	1	—	—	1	48,000	—	—	48,000
I. Keating Furniture	1	—	—	1	103,994	—	—	103,994
Jax Outdoor Gear (1)	—	1	—	1	—	83,055	—	83,055
Jo-Ann Fabrics & Crafts	3	—	—	3	73,738	—	—	73,738
Kings Dining & Entertainment	1	—	—	1	22,678	—	—	22,678
Kohl's	2	4	1	7	142,205	312,731	83,000	537,936
LA Fitness	1	—	—	1	41,000	—	—	41,000
Launch Trampoline Park	1	—	—	1	31,989	—	—	31,989
Levin Furniture	1	—	—	1	55,314	—	—	55,314
Life Storage (1)	—	1	—	1	—	131,915	—	131,915
Live! Casino Pittsburgh	1	—	—	1	129,552	—	—	129,552
LIVE Ventures, Inc.:
V-Stock	1	—	—	1	23,058	—	—	23,058
Vintage Stock	1	—	—	1	46,108	—	—	46,108
LIVE Ventures, Inc. Subtotal	2	—	—	2	69,166	—	—	69,166
Macy's Furniture Gallery	1	—	—	1	24,599	—	—	24,599
Main Event (1)	1	1	—	2	61,844	64,103	—	125,947
Marcus Theatres	1	—	—	1	57,500	—	—	57,500
Metcalfe's Market (1)	—	1	—	1	—	67,365	—	67,365
Michaels (1)	6	1	—	7	132,595	23,645	—	156,240
Movie Tavern by Marcus	1	—	—	1	40,585	—	—	40,585
Nickels and Dimes, Inc.:
Tilt	2	—	—	2	64,658	—	—	64,658
Tilt Studio	3	—	—	3	212,372	—	—	212,372
Nickels and Dimes, Inc. Subtotal	5	—	—	5	277,030	—	—	277,030
Nike Factory Store	1	—	—	1	22,479	—	—	22,479
Nordstrom	—	—	2	2	—	—	385,000	385,000
Nordstrom Rack	2	—	—	2	56,053	—	—	56,053
O2 Fitness	1	—	—	1	27,048	—	—	27,048
Office Depot	1	—	—	1	23,425	—	—	23,425
OfficeMax (1)	—	1	—	1	—	24,606	—	24,606
Old Navy	1	—	—	1	20,257	—	—	20,257

	Number of Stores				Gross Leasable Area
		Anchor Owned				Anchor Owned
Anchor/Junior Anchor	Leased (Owned by CBL)	Owned by Others	Ground Leased (Owned by CBL)	Total	Leased (Owned by CBL)	Owned by Others	Ground Leased (Owned by CBL)	Total Gross Leased Area
Ollie's Bargain Outlet	1	—	—	1	28,446	—	—	28,446
One Life Fitness (1)	—	1	—	1	—	49,241	—	49,241
Overstock Furniture and Mattress	3	—	—	3	179,135	—	—	179,135
PA Fitness	1	—	—	1	30,664	—	—	30,664
Party City	1	—	—	1	20,841	—	—	20,841
PetSmart	2	—	—	2	46,248	—	—	46,248
Planet Fitness	3	—	—	3	63,509	—	—	63,509
Publix	1	—	—	1	45,600	—	—	45,600
Reaching Out For Jesus Christian Center	1	—	—	1	43,632	—	—	43,632
Regal Cinemas	3	1	1	5	188,365	57,854	60,400	306,619
REI	1	—	—	1	24,427	—	—	24,427
Restoration Hardware Outlet	1	—	—	1	24,558	—	—	24,558
Rooms To Go	—	1	—	1	—	45,000	—	45,000
Ross Dress for Less (1)(2)	8	2	—	10	215,747	70,981	—	286,728
Round1 Bowling & Amusement	1	—	—	1	50,000	—	—	50,000
Saks Fifth Avenue OFF 5TH	1	—	—	1	24,807	—	—	24,807
Scheel's	1	—	1	2	141,840	—	81,296	223,136
Schuler Books & Music	1	—	—	1	24,116	—	—	24,116
ShopRite	1	—	—	1	87,381	—	—	87,381
Sleep Inn & Suites	—	—	1	1	—	—	123,506	123,506
Southwest Theaters	1	—	—	1	29,830	—	—	29,830
Sports Center	1	—	—	1	60,000	—	—	60,000
Sportsman's Warehouse (1)	—	1	—	1	—	48,171	—	48,171
Staples	1	—	—	1	20,388	—	—	20,388
Target	—	8	—	8	—	948,730	—	948,730
The TJX Companies, Inc.:
HomeGoods (1)	4	1	—	5	97,277	26,355	—	123,632
Marshalls	7	—	—	7	207,050	—	—	207,050
T.J. Maxx (1)	4	1	—	5	109,031	28,081	—	137,112
The TJX Companies, Inc. Subtotal	15	2	—	17	413,358	54,436	—	467,794
Total Wine and More (2)	—	1	—	1	—	28,350	—	28,350
TruFit (1)	1	1	—	2	45,179	43,145	—	88,324
Truist	—	—	1	1	—	—	60,000	60,000
Urban Air Adventure Park (1)	1	1	—	2	33,860	30,404	—	64,264
Urban Planet	1	—	—	1	30,463	—	—	30,463
Vertical Trampoline Park	1	—	—	1	24,972	—	—	24,972
Von Maur (1)	—	2	—	2	—	232,377	—	232,377
Wave Fashion	1	—	—	1	27,978	—	—	27,978
WhirlyBall	1	—	—	1	43,440	—	—	43,440
Whole Foods (1)	1	—	1	2	26,841	—	34,320	61,161

Vacant Anchor/Junior Anchor:
Vacant - former AMC Theaters (Carmike Cinema)	1	—	—	1	31,119	—	—	31,119
Vacant - former Ashley HomeStore	1	—	—	1	20,487	—	—	20,487
Vacant - former Bealls	4	—	—	4	151,209	—	—	151,209
Vacant - former Bed Bath & Beyond	2	—	—	2	52,474	—	—	52,474
Vacant - former Bergner's	1	—	—	1	131,616	—	—	131,616
Vacant - former Boston Store (1)	—	2	—	2	—	354,205	—	354,205
Vacant - former Choice Home Center	1	—	—	1	64,165	—	—	64,165
Vacant - former Dillard's (1)	2	2	—	4	116,376	159,142	—	275,518
Vacant - former Forever 21 (3)	—	1	—	1	—	57,500	—	57,500
Vacant - former Gordman's	1	—	—	1	47,943	—	—	47,943
Vacant - former JC Penney (1)	—	1	—	1	—	158,771	—	158,771
Vacant - former Macy's	3	3	—	6	240,015	363,761	—	603,776
Vacant - former Sears (1)(2)	7	12	3	22	664,623	1,546,518	476,059	2,687,200
Vacant - former Shopko	—	1	—	1	—	97,773	—	97,773
Vacant - former Stein Mart (1)	—	1	—	1	—	21,200	—	21,200

	Number of Stores				Gross Leasable Area
		Anchor Owned				Anchor Owned
Anchor/Junior Anchor	Leased (Owned by CBL)	Owned by Others	Ground Leased (Owned by CBL)	Total	Leased (Owned by CBL)	Owned by Others	Ground Leased (Owned by CBL)	Total Gross Leased Area
Vacant - former Younkers	1	—	—	1	93,597	—	—	93,597

Current Developments:
Future grocer (1)(4)	1	—	—	1	161,358	—	—	161,358
Hobby Lobby/ Mardel Christian (1)(5)	—	1	—	1	—	101,445	—	101,445
Main Event (6)	1	—	—	1	37,500	—	—	37,500
Novant Health (1)(7)	—	1	—	1	—	174,643	—	174,643
Stars & Strikes (8)	1	—	—	1	52,054	—	—	52,054
Tilt	1	—	—	1	92,500	—	—	92,500
Truliant Federal Credit Union (1)(9)	—	1	—	1	—	150,447	—	150,447

Total Anchors/Junior Anchors	270	143	30	443	13,273,366	16,575,762	3,911,120	33,760,248

(1)
The following Anchors/Junior Anchors are owned by third parties: Boscov’s at York Galleria, the former Boston Store at Brookfield Square, the former Boston Store at East Towne Mall, Conn’s Home Plus at Post Oak Mall, the former Dillard’s for Women at Richland Mall, Electronic Express at Hamilton Crossing, Gabe’s at CoolSprings Crossing, HomeGoods at Hamilton Crossing, Jax Outdoor Gear at Frontier Mall, JC Penney at Frontier Mall, the former JC Penney at Northgate Mall, the former Kmart at Sunrise Commons, Life Storage at York Galleria, the former Macy’s at Hanes Mall, Main Event at Sunrise Mall, Metcalfe’s Market at West Towne Crossing, Michaels at Hamilton Crossing, Michaels at Westmoreland Crossing, OfficeMax at West Towne Crossing, One Life Fitness at The Landing at Arbor Place, Ross Dress for Less at Frontier Square, the former Sears at Arbor Place, the former Sears at Hanes Mall, the former Sears at Harford Mall, the former Sears at Northgate Mall, the former Sears at Post Oak Mall, the former Sears at Sunrise Mall, the former Sears at Volusia Mall, Sportsman’s Warehouse at Southaven Towne Center, the former Stein Mart at West Towne Crossing, T.J. Maxx at Frontier Square, T.J. Maxx at Westmoreland Crossing, TruFit Athletic Club at Sunrise Mall, Urban Air Adventure Park at CoolSprings Crossing, Von Maur at West Towne Mall and Whole Foods at Friendly Center.
(2)
The following are owned by Seritage Growth Properties: Burlington at Kentucky Oaks Mall, Burlington at Northwoods Mall, Dave & Buster’s at West Towne Mall, Hobby Lobby at West Towne Mall, Ross Dress for Less at Kentucky Oaks Mall, the former Sears at Imperial Valley Mall and Total Wine and More at West Towne Mall.
(3)
The upper floor of Belk for Men at Hamilton Place was formerly leased by Belk to Forever 21 and is now vacant.
(4)
The former Sears at Harford Mall was sold and is under construction for a future grocer (owned by others).
(5)
The former Kmart space at Sunrise Common will be redeveloped into Hobby Lobby/Mardel Christian (owned by others).
(6)
The former Sears space at Cross Creek Mall was sold to Main Event.
(7)
The former Sears space at Hanes Mall will be redeveloped for future office and retail space (owned by others).
(8)
Opened in February 2023.
(9)
Opened in January 2023 (owned by others).

Mortgage Loans Outstanding at December 31, 2022 (in thousands):

Property	Our Ownership Interest	Stated Interest Rate	Principal Balance as of 12/31/22 (1)	2023 Annual Debt Service (2)	Maturity Date	Optional Extended Maturity Date	Balloon Payment Due on Maturity (2)	Open to Prepayment Date (3)	Footnote
Consolidated Debt
Malls:
Arbor Place	100%	5.10%	$97,244	$7,948	May-26	—	$86,650	Open
Cross Creek Mall	100%	4.54%	97,431	11,781	Jan-23	—	97,431	Open	(4)
Fayette Mall	100%	4.25%	127,568	4,951	May-23	May-26	124,852	Open	(5)
Hamilton Place	90%	4.36%	93,997	6,400	Jun-26	—	85,535	Open
Jefferson Mall	100%	4.75%	55,817	4,456	Jun-26	—	49,265	Open
Northwoods Mall	100%	5.08%	57,059	4,743	Apr-26	—	50,681	Open
Parkdale Mall & Crossing	100%	5.85%	63,136	7,241	Mar-26	—	50,828	Open
Southpark Mall	100%	4.85%	54,022	4,240	Jun-26	—	48,133	Open
Volusia Mall	100%	4.56%	40,967	4,608	May-24	—	37,207	Open
			687,241	56,368			630,582
Outlet Centers:
The Outlet Shoppes at Gettysburg	50%	4.80%	20,974	1,323	Oct-25	—	20,049	Open
The Outlet Shoppes at Laredo	65%	7.37%	38,250	2,387	Jun-23	Jun-24	37,650	Open
			59,224	3,710			57,699

Open-Air Centers, Outparcels and Other:
Brookfield Square Anchor Redevelopment	100%	7.02%	18,240	2,295	Dec-23	Dec-24	17,340	Open
Hamilton Place open-air centers loan	90% - 92%	5.85%	65,000	3,803	Jun-32	—	58,208	Open
Open-air centers and outparcels loan	100%	7.59%	360,000	31,836	Jun-27	Jun-29	360,000	Open	(6)
			443,240	37,934			435,548
Corporate Debt:
Secured term loan	100%	6.87%	829,452	85,729	Nov-25	Nov-26/Nov-27	748,990	Open

Excluded Malls:
Alamance Crossing	100%	5.83%	41,417	1,701	Jul-21	—	41,417	Open	(7)	(8)
WestGate Mall	100%	4.99%	29,002	732	Jul-22	—	29,002	Open	(7)	(8)
			70,419	2,433			70,419

Total Consolidated Debt			$2,089,576	$186,174			$1,943,238

Unconsolidated Debt
Malls:
Coastal Grand	50%	4.09%	$99,942	$6,958	Aug-24	—	$95,249	Open
CoolSprings Galleria	50%	4.84%	143,213	9,803	May-28	—	125,774	Open
Oak Park Mall	50%	3.97%	262,528	15,755	Oct-25	—	247,061	Open
West County Center	50%	3.40%	161,887	9,856	Dec-22	—	161,887	Open	(4)	(8)
			667,570	42,372			629,971
Outlet Centers:
The Outlet Shoppes at Atlanta	50%	4.90%	66,591	4,511	Nov-23	—	65,036	Open
The Outlet Shoppes at Atlanta - Phase II	50%	6.62%	4,383	412	Nov-23	—	4,269	Open
The Outlet Shoppes at El Paso	50%	5.10%	70,086	4,888	Oct-28	—	61,342	Open
The Outlet Shoppes of the Bluegrass	50%	4.05%	64,969	4,464	Dec-24	—	61,316	Open
The Outlet Shoppes of the Bluegrass - Phase II	50%	9.12%	7,397	447	Apr-23	—	7,197	Open
			213,426	14,722			199,160

Lifestyle Centers:
Friendly Center	50%	3.48%	85,802	1,591	Apr-23	—	85,203	Open
The Shops at Friendly Center	50%	3.34%	60,000	646	Apr-23	—	60,000	Open
			145,802	2,237			145,203

Open-Air Centers, Outparcels and Other:
Ambassador Town Center	65%	4.35%	42,023	2,809	Jun-29	—	34,953	Open

Property	Our Ownership Interest	Stated Interest Rate	Principal Balance as of 12/31/22 (1)	2023 Annual Debt Service (2)	Maturity Date	Optional Extended Maturity Date	Balloon Payment Due on Maturity (2)	Open to Prepayment Date (3)	Footnote
Ambassador Town Center Infrastructure Improvements	65%	3.00%	7,001	1,337	Mar-25	—	2,961	Open
Coastal Grand - Dick's Sporting Goods	50%	5.05%	6,851	451	Nov-24	—	6,652	Open
Coastal Grand Outparcel	50%	4.09%	4,823	336	Aug-24	—	4,596	Open
Fremaux Town Center	65%	3.70%	60,214	4,480	Jun-26	—	52,130	Open
Hamilton Place Aloft Hotel	50%	6.62%	16,530	1,568	Nov-24	—	15,871	Open
Hammock Landing - Phase I	50%	6.62%	36,947	4,375	Feb-25	Feb-26	33,215	Open
Hammock Landing - Phase II	50%	6.62%	11,846	1,252	Feb-25	Feb-26	11,066	Open
Northgate Mall outparcels loan	50%	7.25%	4,787	369	Nov-25	—	4,787	Open
The Pavilion at Port Orange	50%	6.62%	49,498	6,170	Feb-25	Feb-26	44,048	Open
The Shoppes at Eagle Point	50%	5.40%	39,683	2,695	May-32	—	32,998	Open
York Town Center	50%	4.75%	30,000	1,755	Mar-25	—	28,299	Open
			310,203	27,597			271,576

Total Unconsolidated Debt			$1,337,001	$86,928			$1,245,910
Total Consolidated and Unconsolidated Debt			$3,426,577	$273,102			$3,189,148
Company's Pro-Rata Share of Total Debt			$2,743,995	$229,369					(9)
(1)
The amount listed includes 100% of the loan amount even though the Operating Partnership may have less than a 100% ownership interest in the property.
(2)
Assumes extension option will be exercised, if applicable.
(3)
Prepayment premium is based on yield maintenance or defeasance.
(4)
We are in discussions with the lender regarding an extension.
(5)
The loan has three one-year extension options for a fully extended maturity date of May 1, 2026.
(6)
The interest rate is a fixed 6.95% for $180,000 of the $360,000 loan, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%.
(7)
We are in discussions with the lender regarding foreclosure actions.
(8)
The loan is in maturity default.
(9)
Represents the Company's pro rata share of debt, including our share of unconsolidated affiliates' debt and excluding noncontrolling interests' share of consolidated debt on shopping center properties.

The following is a reconciliation of consolidated debt to our pro rata share of total debt, including debt discounts and unamortized deferred financing costs (in thousands):

Total consolidated debt	$2,089,576
Noncontrolling interests' share of consolidated debt	(38,807)
Company's share of unconsolidated debt	693,226
Unamortized deferred financing costs	(18,926)
Unamortized debt discounts	(64,841)
Company's pro rata share of total debt	$2,660,228

See Note 7 and Note 8 to the consolidated financial statements for additional information regarding property-specific indebtedness.

ITEM 3. LEGAL PROCEEDINGS

The information in response to this Item 3 is incorporated by reference herein from Note 14. Contingencies.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock trades on the New York Stock Exchange under the symbol "CBL".

Holders

There were approximately 545 shareholders of record for our common stock as of February 23, 2023. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares of record are held by banks, brokers and other financial institutions.

Dividends

The decision to declare and pay dividends on any outstanding shares of our common stock, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our board of directors and will depend on our earnings, taxable income, FFO, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our then-current indebtedness, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, Delaware law and such other factors as our board of directors deems relevant. Our actual results of operations will be affected by a number of factors, including the revenues received from our properties, our operating expenses, interest expense, unanticipated capital expenditures and the ability of the anchors and tenants at our properties to meet their obligations for payment of rents and tenant reimbursements. For additional information, see discussion presented under the subheading “Dividends” in Note 9 of this report.

Issuances Under Equity Compensation Plans

See Part III, Item 12 contained herein for information regarding securities authorized for issuance under equity compensation plans.

Issuer Purchases of Equity Securities

The following table presents information with respect to repurchases of common stock made by us during the three months ended December 31, 2022:

Period	Total Number of Shares Purchased (1)	Average Price Paid per Share (2)	Total Number of Shares Purchased as Part of a Publicly Announced Plan	Approximate Dollar Value of Shares that May Yet Be Purchased Under the Plan
Oct. 1–31, 2022	—	$—	—	$—
Nov. 1–30, 2022	—	—	—	—
Dec. 1–31, 2022	70,786	24.57	—	—
Total	70,786	$24.57	—	$—
(1)
Represents shares surrendered to the Company by employees to satisfy federal and state income tax requirements related to the vesting of shares of restricted stock.
(2)
Represents the market value of the common stock on the vesting date for the shares of restricted stock, which was used to determine the number of shares required to be surrendered to satisfy income tax withholding requirements.

Performance Graph

The graph that follows compares the cumulative total stockholder return on the Company’s common stock with the cumulative total return on the Russell 3000 Index and the FTSE NAREIT All Equity REITs Index. The results are based on an assumed $100 invested on November 2, 2021 (the first day of trading on the NYSE following the Company’s emergence from Chapter 11 reorganization and the NYSE listing), at the market close, through December 31, 2022, with all dividends reinvested. Share price performance presented below is not necessarily indicative of future results.

Total Return Performance
CBL & Associates Properties, Inc.
Russell 3000 Index
FTSE NAREIT All Equity REITs Index
Index Value
140
120
100
80
60
11/02/21
12/31/21
03/31/22
06/30/22
09/30/22
12/31/22

	Period Ending
Index	11/02/21	12/31/21	03/31/22	06/30/22	09/30/22	12/31/22
CBL & Associates Properties, Inc.	$100.00	$104.00	$109.63	$78.30	$86.91	$85.32
Russell 3000 Index	100.00	101.61	96.25	80.17	76.59	82.09
FTSE NAREIT All Equity REITs Index	100.00	107.05	101.39	86.53	77.15	80.34

ITEM 6. [RESERVED]

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the consolidated financial statements and accompanying notes that are included in this annual report. Capitalized terms used, but not defined, in this Management’s Discussion and Analysis of Financial Condition and Results of Operations have the same meanings as defined in the notes to the consolidated financial statements.

Fresh Start Accounting

Upon emergence from bankruptcy, we qualified for and adopted fresh start accounting in accordance with Accounting Standards Codification 852, which resulted in our becoming a new entity for financial reporting purposes. As a result, our financial results for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021 are referred to as those of the "Successor." Our financial results for the period from January 1, 2021 through October 31, 2021 and the year ended December 31, 2020 are referred to as those of the “Predecessor." Our results of operations as reported in our consolidated financial statements for these periods are prepared in accordance with GAAP. See Note 19 for additional information.

Executive Overview

We are a self-managed, self-administered, fully integrated REIT that is engaged in the ownership, development, acquisition, leasing, management and operation of regional shopping malls, outlet centers, lifestyle centers, open-air centers and other properties. We own interests in 91 properties, consisting of 47 malls, 29 open-air centers, five outlet centers, five lifestyle centers and five other properties, including single-tenant and multi-tenant outparcels. Our shopping centers are located in 22 states, and are primarily in the southeastern and midwestern United States. We have elected to be taxed as a REIT for federal income tax purposes.

We conduct substantially all our business through the Operating Partnership. The Operating Partnership consolidates the financial statements of all entities in which it has a controlling financial interest or where it is the primary beneficiary of a VIE. See Item 2 for a description of our properties owned and under development as of December 31, 2022.

The Successor had a net loss for the year ended December 31, 2022 of $99.5 million. The Successor had a net loss for the period from November 1, 2021 through December 31, 2021 of $152.7 million. The Predecessor had a net loss for the period from January 1, 2021 through October 31, 2021 of $486.4 million. The Successor had a net loss attributable to common shareholders for the year ended December 31, 2022 of $96.0 million. The Successor had a net loss attributable to common shareholders for the period from November 1, 2021 through December 31, 2021 of $151.5 million. The Predecessor had a net loss attributable to common shareholders for the period from January 1, 2021 through October 31, 2021 of $470.6 million.

Our focus is on continuing to execute our strategy to transform our diverse portfolio of dynamic properties into dominant centers that offer a mix of retail, service, dining, entertainment and other non-retail uses, primarily through the re-tenanting of former anchor locations as well as diversification of in-line tenancy. This operational strategy is also supported by our balance sheet strategy focused on reducing overall debt, extending our debt maturity schedule and lowering our overall cost of borrowings to limit maturity risk, improve net cash flow and enhance enterprise value. While the industry and our Company continue to face challenges, some of which may not be in our control, we believe that the strategies in place to redevelop our properties and diversify our tenant mix will contribute to stabilization of our portfolio and revenues in future years.

Voluntary Reorganization Under Chapter 11

Beginning on November 1, 2020, CBL and the Operating Partnership, together with the Debtors, filed the Chapter 11 Cases under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Bankruptcy Court authorized the Debtors to continue to operate their businesses and manage their properties as debtors-in-possession pursuant to the Bankruptcy Code.

In connection with the Chapter 11 Cases, on August 11, 2021, the Bankruptcy Court entered an order, Docket No.1397 (Confirmation Order), confirming the Debtors’ Plan.

On the Effective Date, the conditions to effectiveness of the Plan were satisfied and the Debtors emerged from the Chapter 11 Cases. The Company filed a notice of the Effective Date of the Plan with the Bankruptcy Court on November 1, 2021. Following the Effective Date, one of the Debtors’ Chapter 11 Cases remain open to administer claims pursuant to the Plan. See Note 18 and Note 19 to our consolidated financial statements for more information.

The filing of the Chapter 11 Cases constituted an event of default with respect to certain property-level debt of the Operating Partnership’s subsidiaries, which may have resulted in the automatic acceleration of certain monetary obligations or may have given the applicable lender the right to accelerate such amounts. As of December 31, 2022, we had no loans in default due to our filing of the Chapter 11 Cases. See Note 7 and Note 8 for additional information.

Results of Operations

Properties that were in operation for the entire year during both 2022 and 2021 are referred to as the “2022 Comparable Properties.” The tables below summarize deconsolidations and dispositions of properties that impact the results of operations of the Successor and Predecessor periods.

Successor Deconsolidations

Property	Location	Date of Deconsolidation
EastGate Mall (1)(2)	Cincinnati, OH	December 2021
Greenbrier Mall (1)(3)	Chesapeake, VA	March 2022
(1)
We deconsolidated the property due to a loss of control when the property was placed into receivership in connection with the foreclosure process.
(2)
The foreclosure process was completed in September 2022.
(3)
The foreclosure process was completed in October 2022.

Predecessor Deconsolidations Property	Location	Date Opened
Asheville Mall (1)(2)	Asheville, NC	January 2021
Park Plaza (1)(3)	Little Rock, AR	March 2021
(1)
We deconsolidated the property due to a loss of control when the property was placed into receivership in connection with the foreclosure process.
(2)
The foreclosure process was completed in August 2022.
(3)
The foreclosure process was completed in October 2021.

Successor Dispositions

Property	Location	Sales Date
Eastgate Mall Self Storage (1)	Cincinnati, OH	November 2021
Hamilton Place Self Storage (1)	Chattanooga, TN	November 2021
Mid Rivers Mall Self Storage (1)	St. Peters, MO	November 2021
Parkdale Mall Self Storage (1)	Beaumont, TX	November 2021
Springs at Port Orange (1)	Port Orange, FL	December 2021
(1)
The property was owned by a joint venture that was accounted for using the equity method of accounting.

Predecessor Dispositions

Property	Location	Sales Date
The Residences at Pearland Town Center	Pearland, TX	October 2021

Discussion of the Results of Operations for the Successor Year Ended December 31, 2022, the Successor Period from November 1, 2021 through December 31, 2021 and the Predecessor Period from January 1, 2021 through October 31, 2021

Revenues

(in thousands)

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Rental revenues	$542,247	$103,252	$450,922
Management, development and leasing fees	7,158	1,500	5,642
Other	13,606	4,094	11,465
Total revenues	$563,011	$108,846	$468,029

Rental revenues of the Successor were $542.2 million and $103.3 million for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, respectively. Rental revenues of the Predecessor were $450.9 million for the period from January 1, 2021 through October 31, 2021. For the year ended December 31, 2022, rental revenues of the Successor were lower primarily due to the deconsolidations of Greenbrier Mall and EastGate Mall in March 2022 and December 2021, respectively. The Successor year ended December 31, 2022 includes higher amortization of net above market leases due to the adoption of fresh start accounting upon our emergence from bankruptcy. Also, the Successor year ended December 31, 2022 includes higher percentage rents due to increased sales, as well as higher collections on amounts that had previously been reserved.

Operating Expenses

(in thousands)

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Property operating	$(92,126)	$(15,258)	$(72,735)
Real estate taxes	(57,119)	(9,598)	(50,787)
Maintenance and repairs	(42,485)	(7,581)	(32,487)
Property operating expenses	(191,730)	(32,437)	(156,009)
Depreciation and amortization	(256,310)	(49,504)	(158,574)
General and administrative	(67,215)	(9,175)	(43,160)
Loss on impairment	(252)	—	(146,781)
Litigation settlement	304	118	932
Other	(834)	(3)	(745)
Total operating expenses	$(516,037)	$(91,001)	$(504,337)

Total property operating expenses of the Successor were $191.7 million and $32.4 million for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, respectively. Total property operating expenses of the Predecessor were $156.0 million for the period from January 1, 2021 through October 31, 2021. For the year ended December 31, 2022, total property operating expenses of the Successor reflect increases in utility rates across our properties and the impact of wage inflation on third party contracts and services.

Depreciation and amortization expense of the Successor was $256.3 million and $49.5 million for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, respectively. Depreciation and amortization expense of the Predecessor was $158.6 million for the period from January 1, 2021 through October 31, 2021. For the year ended December 31, 2022, depreciation and amortization expense of the Successor was higher primarily due to a new basis in depreciable assets and intangible in-place lease assets that have shorter useful lives resulting from the adoption of fresh start accounting upon our emergence from bankruptcy.

General and administrative expenses of the Successor were $67.2 million and $9.2 million for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, respectively. General and administrative expenses of the Predecessor were $43.2 million for the period from January 1, 2021 through October 31, 2021. For the year ended December 31, 2022, general and administrative expenses of the Successor included higher compensation and share-based compensation expenses as we returned to normal operations and compensation practices following our emergence from bankruptcy. Also, for the year ended December 31, 2022, general and administrative expenses of the Successor include incremental professional fees associated with loan modifications and extensions, and fees incurred to obtain credit ratings on our secured term loan in accordance with the term loan agreement.

Other Income and Expenses

Interest and other income of the Successor was $4.9 million and $0.5 million for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, respectively. Interest and other income of the Predecessor was $2.1 million for the period from January 1, 2021 through October 31, 2021. For the year ended December 31, 2022, interest and other income of the Successor was higher due to purchasing additional U.S. Treasury securities with higher interest rates.

Interest expense of the Successor was $217.3 million and $195.5 million for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, respectively. Interest expense of the Predecessor was $72.4 million for the period from January 1, 2021 through October 31, 2021. For the year ended December 31, 2022, interest expense of the Successor included accretion of debt discounts of $117.3 million on property-level debt. For the period from November 1, 2021 through December 31, 2021, interest expense of the Successor included accretion of debt discounts of $174.4 million on property-level debt. The property-level debt discounts were recognized in conjunction with recording our property-level debt at fair value upon the adoption of fresh start accounting. For the year ended December 31, 2022, the Successor period also included interest expense related to the secured term loan and the new loans entered into during 2022 that are secured by certain of our open-air centers and outparcels. Additionally, for the year ended December 31, 2022, the Successor incurred higher interest expense due to higher interest rates during 2022. During 2022, the Successor had a reversal of previously recognized default interest expense of $20.2 million when forbearance/waiver agreements were obtained. During the Predecessor period from January 1, 2021 through October 31, 2021, we did not recognize interest expense on corporate debt while we were in bankruptcy. However, we did recognize $26.7 million of default interest expense during the Predecessor period from January 1, 2021 through October 31, 2021.

For the year ended December 31, 2022, the Successor recorded a $7.3 million gain on extinguishment of debt related to the loan secured by The Outlet Shoppes at Gettysburg. Subsequent to approval of the lender's claim against the general unsecured claims pool, the existing loan was modified. As part of the modification, the loan balance was reduced to $21.0 million and the corporate recourse was eliminated. The modification resulted in the loan being treated as a new loan for accounting purposes, which resulted in the recognition of gain on extinguishment of debt.

Reorganization items, net, of the Successor were an addition to income of $0.3 million and a reduction to income of $1.4 million for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, respectively, which related to the true up of estimated accrued expenses to actual amounts, partially offset by professional fees and U.S. Trustee fees directly related to the bankruptcy filing. Reorganization items, net, of the Predecessor were a reduction to income of $435.2 million for the period from January 1, 2021 through October 31, 2021 which consisted of adjustments to record the assets and liabilities of the Successor at fair value as of the Effective Date, transactions associated with the Plan, professional fees, legal fees, retention bonuses and U.S. Trustee fees directly related to the bankruptcy.

For the year ended December 31, 2022, the Successor recorded a $36.3 million gain on deconsolidation related to Greenbrier Mall that was deconsolidated due to a loss of control when the mall was placed into receivership in connection with the foreclosure process. For the period from November 1, 2021 through December 31, 2021, the Successor recorded a $19.1 million gain on deconsolidation related to EastGate Mall that was deconsolidated due to a loss of control when the mall was placed into receivership in connection with the foreclosure process. For the period from January 1, 2021 through October 31, 2021, the Predecessor recorded a $55.1 million gain on deconsolidation related to Asheville Mall and Park Plaza that were deconsolidated due to a loss of control when the malls were placed into receivership in connection with the foreclosure process.

Equity in earnings of unconsolidated affiliates of the Successor was $19.8 million and $0.8 million for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, respectively. Equity in losses of unconsolidated affiliates of the Predecessor was $10.8 million for the period from January 1, 2021 through October 31, 2021. For the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, equity in earnings of the Successor does not include equity in losses of certain unconsolidated affiliates where the Successor's investment in those unconsolidated affiliates was reduced to zero in connection with the application of fresh start accounting. The Predecessor period includes recognition of equity in losses of certain unconsolidated affiliates.

For the year ended December 31, 2022, the income tax provision of the Successor was $3.1 million. For the period from November 1, 2021 through December 31, 2021, the income tax benefit of the Successor was $5.9 million. For the period from January 1, 2021 through October 31, 2021, the income tax provision of the Predecessor was $1.1 million.

During the year ended December 31, 2022, the Successor recognized $5.3 million of gain on sales of real estate assets primarily related to the sale of five outparcels. During the period from January 1, 2021 through October 31, 2021, the Predecessor recognized $12.2 million of gain on sales of real estate assets primarily related to the sale of one center, four anchors and four outparcels.

See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our annual report on Form 10-K for the year ended December 31, 2021 for the financial information for the Predecessor year ended December 31, 2020.

Non-GAAP Measure

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). We also exclude the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

We compute NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. We believe that presenting NOI and same-center NOI (described below) based on our Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since we conduct substantially all our business through our Operating Partnership and, therefore, it reflects the performance of our properties in absolute terms regardless of the ratio of ownership interests of our common shareholders and the noncontrolling interest in the Operating Partnership. Our definition of NOI may be different than that used by other companies, and accordingly, our calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of our shopping center properties, we believe that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on our results of operations. Our calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another.

We include a property in our same-center pool when we have owned all or a portion of the property since January 1 of the preceding calendar year and it has been in operation for both the entire preceding calendar year ended December 31, 2021 and the current year ended December 31, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool, which would otherwise meet these criteria, are properties where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender. Alamance Crossing East and WestGate Mall were classified as Excluded Properties as of December 31, 2022.

Due to the exclusions noted above, same-center NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss). A reconciliation of our same-center NOI to net loss for the Successor year ended December 31, 2022, the Successor period from November 1, 2021 through December 31, 2021 and the Predecessor period from January 1, 2021 through October 31, 2021 is as follows (in thousands):

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Net loss	$(99,515)	$(152,731)	$(486,413)
Adjustments:
Depreciation and amortization	256,310	49,504	158,574
Depreciation and amortization from unconsolidated affiliates	20,813	9,847	45,126
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(3,498)	(622)	(1,901)
Interest expense	217,342	195,488	72,415
Interest expense from unconsolidated affiliates	88,331	11,425	34,514
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(7,960)	(1,464)	(2,790)
Abandoned projects expense	834	3	745
(Gain) loss on sales of real estate assets	(5,345)	3	(12,187)
Gain on sales of real estate assets of unconsolidated affiliates	(1,036)	—	(70)
Adjustment for unconsolidated affiliates with negative investment	(37,645)	(4,574)	—
Gain on deconsolidation	(36,250)	(19,126)	(55,131)
Loss on available-for-sale securities	39	—	—
Loss on impairment, net of noncontrolling interests' share	252	—	136,046
Litigation settlement	(304)	(118)	(932)
Reorganization items, net of noncontrolling interests' share	(298)	1,403	452,378
Income tax provision (benefit)	3,079	(5,885)	1,078
Lease termination fees	(5,115)	(3,597)	(4,843)
Straight-line rent and above- and below-market lease amortization	8,233	1,930	1,826
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	5,999	1,186	13,313
General and administrative expenses	67,215	9,175	43,160
Management fees and non-property level revenues	(11,777)	(2,801)	(26,604)
Operating Partnership's share of property NOI	459,704	89,046	368,304
Non-comparable NOI	(16,345)	(3,228)	(15,264)
Total same-center NOI (1)	$443,359	$85,818	$353,040
(1)
Adjustments are based on our Operating Partnership's pro rata ownership share, including our share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties.

Same-center NOI of the Successor was $443.4 million for the year ended December 31, 2022. Same-center NOI of the Successor was $85.8 million for the period from November 1, 2021 through December 31, 2021. Same-center NOI of the Predecessor was $353.0 million for the period from January 1, 2021 through October 31, 2021. Same-center NOI of the Successor for the year ended December 31, 2022 was 1.0% higher primarily due to $13.2 million of higher revenues partially offset by $8.7 million of higher operating expenses. Rental revenues of the Successor for the year ended December 31, 2022 were $13.4 million higher primarily due to increases in occupancy and an increase in percentage rent due to higher trailing twelve-month sales, which was partially offset by lower tenant reimbursements. Property operating expenses of the Successor for the year ended December 31, 2022 were higher primarily due to increases in utility rates across our properties and the impact of wage inflation on third party contracts and services.

Operational Review

The shopping center business is, to some extent, seasonal in nature with tenants typically achieving the highest levels of sales during the fourth quarter due to the holiday season, which generally results in higher percentage rents in the fourth quarter. Additionally, Malls, Lifestyle Centers and Outlet Centers earn a large portion of their rents from short-term tenants during the holiday period. Thus, occupancy levels and revenue production are generally the highest in the fourth quarter of each year. Results of operations realized in any one quarter may not be indicative of the results likely to be experienced over the course of the fiscal year.

We derive the majority of our revenues from the Malls, Lifestyle Centers and Outlet Centers. The sources of our revenues by property type were as follows:

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Malls, Lifestyle Centers and Outlet Centers	86.1%	87.3%	87.9%
All Other	13.9%	12.7%	12.1%

Inline and Adjacent Freestanding Store Sales

Inline and adjacent freestanding store sales include reporting mall, lifestyle center and outlet center tenants of 10,000 square feet or less for Malls, Lifestyle Centers and Outlet Centers and exclude license agreements, which are retail leases that are temporary or short-term in nature and generally last more than three months but less than twelve months. The following is a comparison of our same-center sales per square foot for mall, lifestyle center and outlet center tenants of 10,000 square feet or less (Excluded Properties are not included in sales metrics):

	Sales Per Square Foot for the Trailing Twelve Months Ended December 31,
	2022	2021
Mall, Lifestyle Center and Outlet Center same-center sales per square foot	$435	$447

In-Line Store Occupancy

Our portfolio in-line store occupancy is summarized in the below table (Excluded Properties are not included in occupancy metrics). Occupancy for Malls, Lifestyle Centers and Outlet Centers represents percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

	As of December 31,
	2022	2021
Total portfolio	91.0%	89.3%
Malls, Lifestyle Centers and Outlet Centers:
Total malls	89.1%	87.2%
Total lifestyle centers	92.7%	86.7%
Total outlet centers	90.8%	93.6%
Total same-center malls, lifestyle centers and outlet centers	89.6%	87.9%
All Other:
Total open-air centers	95.3%	94.8%
Total other	93.0%	90.5%

Leasing

The following is a summary of the total square feet of leases signed in the year ended December 31, 2022 as compared to the prior year:

	Year Ended December 31,
	2022	2021
Operating portfolio:
New leases	1,257,659	721,436
Renewal leases	2,855,587	2,435,014
Development portfolio:
New leases	15,703	65,334
Total leased	4,128,949	3,221,784

Average annual base rents per square foot are computed based on contractual rents in effect as of December 31, 2022 and 2021, including the impact of any rent concessions. Average annual base rents per square foot for comparable small shop space of less than 10,000 square feet were as follows for each property type (1):

	Year Ended December 31,	Year Ended December 31,
	2022	2021
Total portfolio	$25.14	$25.09
Malls, Lifestyle Centers and Outlet Centers (1):
Total same-center malls, lifestyle centers and outlet centers	29.58	29.81
Total malls	30.01	30.16
Total lifestyle centers	29.30	27.60
Total outlet centers	26.68	27.34
All Other:
Total open-air centers	15.21	15.05
Total other	19.22	19.32
(1)
Excluded Properties are not included in base rent. Average base rents for open-air centers and other include all leased space, regardless of size.

Results from new and renewal leasing of comparable in-line space of less than 10,000 square feet during the year ended December 31, 2022 for spaces that were previously occupied, based on the contractual terms of the related leases inclusive of the impact of any rent concessions, are as follows:

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
All Property Types (2)	2,093,094	$35.35	$33.03	(6.5)%	$33.50	(5.2)%
Malls, Lifestyle Centers & Outlet Centers	1,929,512	36.75	34.11	(7.2)%	34.59	(5.9)%
New leases	149,689	41.63	45.23	8.7%	48.22	15.8%
Renewal leases	1,779,823	36.33	33.18	(8.7)%	33.44	(8.0)%

(1)
Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.

New and renewal leasing activity of comparable in-line space of less than 10,000 square feet for the year ended December 31, 2022, based on commencement date inclusive of the impact of any rent concessions, are as follows:

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2022:
New	85	238,700	6.38	$36.34	$40.51	$36.43	$(0.09)	(0.2)%	$4.08	11.2%
Renewal	592	1,745,982	2.50	32.62	32.90	36.29	(3.67)	(10.1)%	(3.39)	(9.3)%
Commencement 2022 Total	677	1,984,682	2.98	33.06	33.82	36.30	(3.24)	(8.9)%	(2.48)	(6.8)%

Commencement 2023:
New	9	25,416	7.45	52.86	56.29	44.65	8.21	18.4%	11.64	26.1%
Renewal	195	600,285	2.64	35.26	35.55	34.29	0.97	2.8%	1.26	3.7%
Commencement 2023 Total	204	625,701	2.85	35.98	36.39	34.71	1.27	3.7%	1.68	4.8%

Total 2022/2023	881	2,610,383	2.95	$33.76	$34.44	$35.92	$(2.16)	(6.0)%	$(1.48)	(4.1)%

Liquidity and Capital Resources

As of December 31, 2022, we had $337.1 million available in unrestricted cash and U.S. Treasury securities. Our total pro rata share of debt, excluding unamortized deferred financing costs and debt discounts, at December 31, 2022 was $2,744.0 million. We had $54.4 million in restricted cash at December 31, 2022 related to cash held in escrow accounts for insurance, real estate taxes, capital expenditures and tenant allowances as required by the terms of certain mortgage notes payable, as well as amounts related to cash management agreements with lenders of certain property-level mortgage indebtedness, which are designated for debt service and operating expense obligations. We also had restricted cash of $42.8 million related to the properties that secure the corporate term loan and the open-air centers and outparcels loan of which we may receive a portion via distributions semiannually and quarterly in accordance with the provisions of the term loan and the open-air centers and outparcels loan, respectively.

During the year ended December 31, 2022, we continued to reinvest the cash from maturing U.S. Treasury securities into new U.S. Treasury securities. We designated our U.S. Treasury securities as available-for-sale. As of December 31, 2022, our U.S. Treasury securities have maturities through November 2023. Subsequent to December 31, 2022, we redeemed additional U.S. Treasury securities. See Note 20 for additional information.

During 2022, we entered into five new loans that had a combined outstanding balance of $481.6 million at our share as of December 31, 2022. A portion of the loan proceeds was used to redeem all the senior secured notes. See Note 7 and Note 8 for additional information about the interest rate on each loan, the use of the loan proceeds, the maturity date on each loan and the property or properties that secure each loan.

During 2022, we modified two loans which resulted in a lower interest rate for one loan and a reduced loan balance on the other loan. Also, we extended the maturity dates on seven loans, which had a combined outstanding balance of $503.8 million at our share as of December 31, 2022. Lastly, we entered into five forbearance agreements with lenders and had the default waived on two loans related to the default that was triggered when we filed for bankruptcy. See Note 7 and Note 8 for additional information about the modifications, extensions and forbearance/waiver agreements.

In February 2022, we issued 10,982,795 shares of common stock to holders of the $150.0 million aggregate principal amount of exchangeable notes issued on the Effective Date, in satisfaction of principal, accrued interest and the make whole payment, and all the exchangeable notes were cancelled in accordance with the terms of the indenture.

In March 2022, we deconsolidated Greenbrier Mall as a result of losing control when the property was placed in receivership. In October 2022, the lender foreclosed on the $61.6 million loan secured by Greenbrier Mall.

In June 2022, we paid off the $14.9 million loan secured by CBL Center at maturity.

In June 2022, our board of directors established a regular quarterly dividend. We paid common stock dividends of $0.25 per share in each of the second, third and fourth quarters of 2022. In November 2022, our board of directors declared a special dividend of $2.20 per share of common stock, payable all in cash. The special dividend was paid on January 18, 2023, to stockholders of record as of the close of business on December 12, 2022. The special dividend was made to ensure that we met the minimum distribution requirement to maintain our status as a real estate investment trust. Subsequent to December 31, 2022, our board of directors declared a $0.375 per share regular quarterly dividend for the first quarter of 2023. See Note 20 for additional information.

During 2022, we completed the sale of eleven real estate assets which generated $13.4 million in gross proceeds, at our share.

Our total share of consolidated and unconsolidated outstanding debt, excluding debt discounts and deferred financing costs, maturing during 2023, assuming all extension options are elected, is $215.4 million, and our total share of consolidated and unconsolidated outstanding debt, excluding debt discounts and deferred financing costs, that matured prior to 2023, which remains outstanding at December 31, 2022, is $151.4 million. We are in discussions with the existing lenders to modify and extend or otherwise refinance the loans.

As of December 31, 2022, we had $553.9 million of property-level debt and related obligations, including unconsolidated debt and related obligations, maturing or callable within the next 12 months from the issuance of the financial statements. We are in discussions with the lenders regarding foreclosure actions for two properties totaling $70.4 million of mortgage notes payable and intend to refinance and/or extend the maturity dates for the remaining $483.5 million of such mortgage notes payable. In instances where a refinancing and/or extension of maturity dates is unsuccessful we will repay certain of the mortgage notes based on the availability of liquidity and convey certain properties to the lender to satisfy the debt obligation.

Unconsolidated Affiliates

We have ownership interests in 23 unconsolidated affiliates as of December 31, 2022. See Note 7 to the consolidated financial statements for more information. The unconsolidated affiliates are accounted for using the equity method of accounting and are reflected in the accompanying consolidated balance sheets as investments in unconsolidated affiliates.

The following are circumstances when we may consider entering into a joint venture with a third party:

o
Third parties may approach us with opportunities in which they have obtained land and performed some pre-development activities, but they may not have sufficient access to the capital resources or the development and leasing expertise to bring the project to fruition. We enter into such arrangements when we determine such a project is viable and we can achieve a satisfactory return on our investment. We typically earn development fees from the joint venture and provide management and leasing services to the property for a fee once the property is placed in operation.
o
We determine that we may have the opportunity to capitalize on the value we have created in a property by selling an interest in the property to a third party. This provides us with an additional source of capital that can be used to develop or acquire additional real estate assets that we believe will provide greater potential for growth. When we retain an interest in an asset rather than selling a 100% interest, it is typically because this allows us to continue to manage the property, which provides us the ability to earn fees for management, leasing, development and financing services provided to the joint venture.
o
We also pursue opportunities to contribute available land at our properties into joint venture partnerships for development of primarily non-retail uses such as hotels, office, self-storage and multifamily. We typically partner with developers who have expertise in the non-retail property types.

Guarantees

We may guarantee the debt of a joint venture primarily because it allows the joint venture to obtain funding at a lower cost than could be obtained otherwise. This results in a higher return for the joint venture on its investment, and a higher return on our investment in the joint venture. We may receive a fee from the joint venture for providing the guaranty. Additionally, when we issue a guaranty, the terms of the joint venture agreement typically provide that we may receive indemnification from the joint venture partner or have the ability to increase our ownership interest.

See Note 14 to the consolidated financial statements for information related to our guarantees of unconsolidated affiliates' debt as of December 31, 2022 and 2021.

Material Cash Requirements

The following table summarizes our material cash requirements as of December 31, 2022 (in thousands):

	Payments Due By Period
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Long-term debt:
Consolidated debt service (1)	$2,492,860	$520,262	$1,100,946	$792,837	$78,815
Noncontrolling interests' share in other consolidated subsidiaries	(45,166)	(15,638)	(13,184)	(9,635)	(6,709)
Our share of unconsolidated affiliates debt service (2)	777,234	238,493	337,283	56,244	145,214
Our share of total debt service obligations	3,224,928	743,117	1,425,045	839,446	217,320

Operating leases: (3)
Ground leases on consolidated properties	16,452	377	757	778	14,540

Purchase obligations: (4)
Construction contracts on consolidated properties	760	760	—	—	—
Our share of construction contracts on unconsolidated properties	2,559	2,559	—	—	—
Our share of total purchase obligations	3,319	3,319	—	—	—

Other contractual obligations: (5)
Master services agreements	26,457	26,457	—	—	—

Total material cash requirements	$3,271,156	$773,270	$1,425,802	$840,224	$231,860
(1)
Represents principal and interest payments due under the terms of mortgage and other indebtedness, net, and includes $991,489 of variable-rate debt service related to the secured term loan, $246,582 of variable-rate debt service related to the open-air centers and outparcels loan and $59,673 of variable-rate debt service on two operating properties. The future interest payments are projected based on the interest rates that were in effect at December 31, 2022. See Note 8 to the consolidated financial statements for additional information regarding the terms of long-term debt. The consolidated debt service less than one year includes two loans, with an aggregate principal balance of $70,419 as of December 31, 2022, secured by Alamance Crossing East and WestGate Mall that are past their maturity date. The Company is in discussion with the lenders regarding foreclosure actions.
(2)
Includes $150,815 of variable-rate debt service. Future contractual obligations have been projected using the same assumptions as used in (1) above.
(3)
Obligations where we own the buildings and improvements, but lease the underlying land under long-term ground leases. The maturities of these leases range from 2044 to 2089 and generally provide for renewal options.
(4)
Represents the remaining balance to be incurred under construction contracts that had been entered into as of December 31, 2022, but were not complete. The contracts are primarily for redevelopment of our properties.
(5)
Represents the remainder of an agreement for maintenance, security, and janitorial services at our properties that expires in September 2023.

Liquidity Sources

We derive the majority of our revenues from leases with retail tenants, which have historically been the primary source for funding short-term liquidity and capital needs such as operating expenses, debt service, tenant construction allowances, recurring capital expenditures, dividends and distributions. We believe that the combination of cash flows generated from our operations, combined with cash on hand and our investment in U.S. Treasury securities will, for the foreseeable future, provide adequate liquidity to meet our cash needs. In addition to these factors, we have options available to us to generate additional liquidity, including but not limited to, joint venture investments, financing of currently unencumbered properties and decreasing expenditures related to tenant construction allowances and other capital expenditures. We also generate revenues from sales of peripheral land at our properties and from sales of real estate assets when it is determined that we can realize an optimal value for the assets.

Cash Flows - Operating, Investing and Financing Activities

There was $141.9 million of cash, cash equivalents and restricted cash as of December 31, 2022, a decrease of $94.2 million from December 31, 2021. Of this amount, $44.7 million was unrestricted cash as of December 31, 2022. Also, at December 31, 2022, we had $292.4 million in U.S. Treasuries with maturities through November 2023. Our net cash flows are summarized as follows (in thousands):

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,	Year Ended December 31,
	2022	2021	2021	2020
Net cash provided by operating activities	$208,234	$57,049	$107,059	$133,365
Net cash (used in) provided by investing activities	(156,685)	(139,016)	247,494	(280,397)
Net cash (used in) provided by financing activities	(145,798)	(12,117)	(145,993)	209,696
Net cash flows	$(94,249)	$(94,084)	$208,560	$62,664

Cash Provided by Operating Activities

Cash provided by operating activities of the Successor was $208.2 million and $57.0 million for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, respectively. Cash provided by operating activities of the Predecessor was $107.1 million and $133.4 million for the period from January 1, 2021 through October 31, 2021 and the year ended December 31, 2020, respectively. Cash provided by operating activities of the Successor for the year ended December 31, 2022 reflects a significant increase in interest expense because we incurred interest expense on our new corporate and property-level debt during 2022. The Predecessor did not pay interest on the secured credit facility and senior unsecured notes during bankruptcy. The Successor also had higher general and administrative expenses during the year ended December 31, 2022 as we returned to normal operations and compensation practices following our emergence from bankruptcy, and because we incurred professional fees associated with loan modifications/extensions and obtained credit ratings on our secured term loan. Conversely, the Successor had higher same-center net operating income and a lower amount of reorganization items, net.

Cash (Used in) Provided by Investing Activities

Cash used in investing activities of the Successor was $156.7 million and $139.0 million for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, respectively. Cash provided by investing activities of the Predecessor was $247.5 million for the period from January 1, 2021 through October 31, 2021. Cash used in investing activities of the Predecessor was $280.4 million for the year ended December 31, 2020. During the year ended December 31, 2022, net cash used in investing activities of the Successor was higher primarily due to the timing of the reinvestment of cash in U.S. Treasury securities. During the Successor period from November 1, 2021 through December 31, 2021, there were certain redemptions of U.S. Treasury securities where the subsequent reinvestment in additional U.S. Treasury securities did not occur until after December 31, 2021. Also, the Successor had lower proceeds from sales of real estate assets during the year ended December 31, 2022. However, the Successor had higher distributions from unconsolidated affiliates during the year ended December 31, 2022.

Cash (Used in) Provided by Financing Activities

Cash used in financing activities of the Successor was $145.8 million and $12.1 million for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, respectively. Cash used in financing activities of the Predecessor was $146.0 million for the period from January 1, 2021 through October 31, 2021 and cash provided by financing activities of the Predecessor was $209.7 million for the year ended December 31, 2020. During the year ended December 31, 2022, net cash used in financing activities of the Successor was higher primarily due to principal payments on the secured term loan and dividends paid on our common stock, as well as due to costs incurred to obtain new mortgage loans. Proceeds received from the new mortgage loans were used to redeem all the senior secured notes and retire two mortgage notes payable.

Debt

CBL has no indebtedness. Either the Operating Partnership or one of its consolidated subsidiaries, that it has a direct or indirect ownership interest in, is the borrower on all our debt.

CBL is a limited guarantor of the secured term loan as described in Note 8 to the consolidated financial statements, for losses suffered solely by reason of fraud or willful misrepresentation by the Operating Partnership or its affiliates.

The following tables summarize debt based on our pro rata ownership share, including our pro rata share of unconsolidated affiliates and excluding noncontrolling investors’ share of consolidated properties. Prior to consideration of unamortized deferred financing costs or debt discounts, of our $2,744.0 million in outstanding debt at December 31, 2022, $2,572.5 million constituted non-recourse debt obligations and $171.5 million constituted recourse debt obligations. We believe the tables below provide investors and lenders a clearer understanding of our total debt obligations and liquidity (in thousands):

December 31, 2022:	Consolidated	Noncontrolling Interests	Unconsolidated Affiliates	Total	Weighted- Average Interest Rate (1)
Fixed-rate debt:
Non-recourse loans on operating properties	$843,634	$(25,420)	$611,215	$1,429,429	4.57%
Open-air centers and outparcels loan	180,000	—	—	180,000	6.95%	(2)
Recourse loans on operating properties	—	—	10,427	10,427	3.67%
Total fixed-rate debt	1,023,634	(25,420)	621,642	1,619,856	4.83%
Variable-rate debt:
Non-recourse loans on operating properties	56,490	(13,387)	51,539	94,642	6.91%
Recourse loans on operating properties	—	—	20,045	20,045	7.54%
Open-air centers and outparcels loan	180,000	—	—	180,000	8.22%	(2)
Secured term loan	829,452	—	—	829,452	6.87%
Total variable-rate debt	1,065,942	(13,387)	71,584	1,124,139	7.10%
Total fixed-rate and variable-rate debt	2,089,576	(38,807)	693,226	2,743,995	5.76%
Unamortized deferred financing costs	(17,101)	317	(2,142)	(18,926)
Debt discounts (3)	(72,289)	7,448	—	(64,841)
Total mortgage and other indebtedness, net	$2,000,186	$(31,042)	$691,084	$2,660,228
(1)
Weighted-average interest rate excludes amortization of deferred financing costs.
(2)
The interest rate is a fixed 6.95% for $180,000 of the $360,000 loan, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%.
(3)
In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes and recognized debt discounts upon emergence from bankruptcy on November 1, 2021. The debt discounts are accreted over the term of the respective debt using the effective interest method.

December 31, 2021:	Consolidated	Noncontrolling Interests	Other Debt (1)	Unconsolidated Affiliates	Total	Weighted- Average Interest Rate (2)
Fixed-rate debt:
Non-recourse loans on operating properties (3)	$916,927	$(29,381)	$92,072	$600,598	$1,580,216	4.37%
Senior secured notes - at carrying value (fair value of $395,395 as of December 31, 2021)	395,000	—	—	—	395,000	10.00%
Exchangeable senior secured notes	150,000	—	—	—	150,000	7.00%
Recourse loans on operating properties	—	—	—	11,724	11,724	3.61%
Total fixed-rate debt	1,461,927	(29,381)	92,072	612,322	2,136,940	5.84%
Variable-rate debt:
Recourse loans on operating properties	66,911	—	—	90,691	157,602	2.97%
Secured term loan	880,091	—	—	—	880,091	3.75%
Total variable-rate debt	947,002	—	—	90,691	1,037,693	3.63%
Total fixed-rate and variable-rate debt	2,408,929	(29,381)	92,072	703,013	3,174,633	5.12%
Unamortized deferred financing costs	(1,567)	—	—	(1,971)	(3,538)
Debt discounts (4)	(199,153)	13,519	—	—	(185,634)
Total mortgage and other indebtedness, net	$2,208,209	$(15,862)	$92,072	$701,042	$2,985,461

(1)
Represents the outstanding loan balance for properties that were deconsolidated due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.
(2)
Weighted-average interest rate excludes amortization of deferred financing costs.
(3)
An unconsolidated affiliate had an interest rate swap on a notional amount outstanding of $41,310 as of December 31, 2021 related to a variable-rate loan on Ambassador Town Center to effectively fix the interest rate on this loan to a fixed-rate of 3.22%.
(4)
In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes and recognized debt discounts upon emergence from bankruptcy on November 1, 2021. The debt discounts are accreted over the term of the respective debt using the effective interest method.

The following table presents our pro rata share of consolidated and unconsolidated debt as of December 31, 2022, excluding unamortized deferred financing costs and debt discounts, that is scheduled to mature in 2023 based on the original maturity date (in thousands):

	Balance
Consolidated Properties:
Cross Creek Mall	$97,431	(1)
Fayette Mall	127,568	(2)
The Outlet Shoppes at Laredo	24,863	(3)
Brookfield Square Anchor Redevelopment	18,240	(3)
	268,102
Unconsolidated Properties:
The Outlet Shoppes of the Bluegrass - Phase II	7,397
Friendly Shopping Center	42,901
The Shops at Friendly Center	30,000
The Outlet Shoppes at Atlanta	33,295
The Outlet Shoppes at Atlanta - Phase II	4,383
	117,976
Total 2023 maturities at our pro rata share	$386,078
(1)
We remain in discussions with the lender regarding an extension.
(2)
The loan has three one-year extension options for a fully extended maturity date of May 2026.
(3)
Loan has a one-year extension option.

Additionally, we have three loans, with an aggregate principal balance of $151.4 million at our share as of December 31, 2022, secured by Alamance Crossing East, WestGate Mall and West County Center that are past their maturity dates. The Company is in discussion with the lenders for the loans secured by Alamance Crossing East and WestGate Mall for foreclosure actions and is in discussion with the lender regarding restructuring or refinancing the loan secured by West County Center.

The weighted-average remaining term of our total share of consolidated and unconsolidated debt, excluding debt discounts and deferred financing costs, was 2.4 years and 3.3 years at December 31, 2022 and December 31, 2021, respectively. The weighted-average remaining term of our pro rata share of fixed-rate debt, excluding debt discounts and deferred financing costs, was 2.3 years and 3.2 years at December 31, 2022 and December 31, 2021, respectively.

As of December 31, 2022, our pro rata share of consolidated and unconsolidated variable-rate debt, excluding debt discounts and deferred financing costs, represented 41.0% of our total pro rata share of debt, excluding debt discounts and deferred financing costs. As of December 31, 2021, our pro rata share of consolidated and unconsolidated variable-rate debt, excluding debt discounts and deferred financing costs, represented 32.8% of our total pro rata share of debt, excluding debt discounts and deferred financing costs.

See Note 7 and Note 8 to the consolidated financial statements for additional information concerning the amount and terms of our outstanding indebtedness as of December 31, 2022.

Equity

We paid common stock dividends of $0.25 per share in each of the second, third and fourth quarters of 2022. Additionally, our board of directors declared a special dividend of $2.20 per share of common stock, which was paid in cash on January 18, 2023, to stockholders of record as of the close of business on December 12, 2022. The decision to declare and pay dividends on any outstanding shares of our common stock, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our board of directors and will depend on our earnings, taxable income, FFO, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our then-current indebtedness, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, Delaware law and such other factors as our board of directors deems relevant. Any dividends payable will be determined by our board of directors based upon the circumstances at the time of declaration. For additional information, see discussion presented under the subheading “Dividends” in Note 9 of this report. Our actual results of operations will be affected by a number of factors, including the revenues received from our properties, our operating expenses, interest expense, capital expenditures and the ability of the anchors and tenants at our properties to meet their obligations for payment of rents and tenant reimbursements. Subsequent to December 31, 2022, our board of directors declared a $0.375 per share regular quarterly dividend for the first quarter of 2023. See Note 20 for additional information.

On September 8, 2022, our board of directors adopted a short-term rights plan (the “Rights Plan”) that will expire on September 8, 2023, or sooner under certain circumstances. Pursuant to the Rights Plan, the board of directors authorized a dividend of one share purchase right (a “Right”) for each outstanding share of our common stock. If a person or group of affiliated or associated persons acquires beneficial ownership of 10.0% or more of our outstanding common shares, subject to certain exceptions (including exceptions for existing holders who do not increase their holdings as provided in the Rights Plan), each Right would effectively entitle its holder (other than the acquiring person or group of affiliated or associated persons) to purchase additional common shares at a substantial discount to the public market price. In addition, under certain circumstances, we may exchange the Rights (other than Rights beneficially owned by the acquiring person or group of affiliated or associated persons), in whole or in part, for common shares on a one-for-one basis, or we may redeem the Rights for cash at a price of $0.001 per Right.

As a publicly traded company, we previously accessed capital through both the public equity and debt markets. We had a shelf registration statement on Form S-3 on file with the SEC that expired in July 2021. Until we regain Form S-3 eligibility, we will be required to use a registration statement on Form S-11 to register securities with the SEC. We intend to regain eligibility to use Form S-3 as soon as is practicable; however, we cannot provide any assurance that we will be able to regain eligibility.

Capital Expenditures

The following table, which excludes expenditures for developments and expansions, summarizes capital expenditures, including our share of unconsolidated affiliates' capital expenditures, for the Successor year ended December 31, 2022, the Successor period from November 1, 2021 through December 31, 2021 and the Predecessor period from January 1, 2021 through October 31, 2021 (in thousands):

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Tenant allowances	$19,885	$1,013	$10,639

Deferred maintenance:
Parking area and parking area lighting	5,528	198	1,038
Roof replacements	1,048	1,066	1,103
Other capital expenditures	10,839	1,955	4,636
Total deferred maintenance	17,415	3,219	6,777

Capitalized overhead	1,599	148	726

Capitalized interest	618	221	133

Total capital expenditures	$39,517	$4,601	$18,275

Annual capital expenditures budgets are prepared for each of our properties that are intended to provide for all necessary recurring and non-recurring capital expenditures. We believe that property operating cash flows, which include reimbursements from tenants for certain expenses, will provide the necessary funding for these expenditures.

Developments and Redevelopments

Developments Completed During the Year Ended December 31, 2022

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2022 Cost	Opening Date	Initial Unleveraged Yield
Outparcel Developments:
Kirkwood Mall - Five Guys, Blaze Pizza, Thrifty White, Pancheros, Chick-fil-A	Bismarck, ND	100%	15,275	$7,976	$6,878	$2,520	Q2 '22	8.9%

Redevelopments:
Dakota Square Herberger's - Five Below	Minot, ND	100%	9,502	1,834	1,995	1,995	Q4 '22	8.7%

Total Properties Completed			24,777	$9,810	$8,873	$4,515

(1)
Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the Predecessor and the Successor.
(2)
Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the Predecessor and the Successor.

Properties under Development at December 31, 2022

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2022 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$15,435	$-	$-	Spring '24	11.0%

Redevelopments:
The Terrace - Nordstrom Rack (former Staples)	Chattanooga, TN	92%	24,155	2,527	1,622	1,622	Spring '23	13.0%
York Town Center - Burlington (former Bed Bath & Beyond)	York, PA	50%	28,000	1,247	987	987	Spring '23	18.5%
			52,155	3,774	2,609	2,609

Total Properties Under Development			135,176	$19,209	$2,609	$2,609

(1)
Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the Predecessor and the Successor.
(2)
Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the Predecessor and the Successor.

We are continually pursuing new redevelopment opportunities and have projects in various stages of pre-development. Except for the projects presented above, we did not have any other material capital commitments as of December 31, 2022.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with GAAP. In preparing our financial statements, we are required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenues, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, we review the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made and if different estimates that are reasonably likely to occur could materially impact the financial statements. Management believes that the following critical accounting policies discussed in this section reflect its more significant estimates and assumptions used in preparation of the consolidated financial statements. We have reviewed these critical accounting estimates and related disclosures with the audit committee of our board of directors. See Note 2 of the consolidated financial statements, included in Item 8 of this Annual Report on Form 10-K for a discussion of our significant accounting policies.

Application of Fresh Start Accounting

As described in Note 19 to the consolidated financial statements, we applied Financial Accounting Standards Board (“FASB”) ASC 852 in preparing the consolidated financial statements. For periods subsequent to the filing of the Chapter 11 Cases and before emergence, ASC 852 requires distinguishing transactions associated with the reorganization separate from activities related to the ongoing operations of the business. Upon the effectiveness of the Plan and the emergence of the Debtors from the Chapter 11 Cases, the Company determined it qualified for fresh start accounting under ASC 852, which resulted in the Company becoming a new entity for financial reporting purposes on the Effective Date. We elected to apply fresh start accounting using a convenience date of October 31, 2021. We evaluated and concluded that the events on November 1, 2021 were not material to our financial reporting on both a quantitative and qualitative basis.

Enterprise Value

With the assistance of third-party valuation advisors, we determined the enterprise and corresponding equity value of the Successor using a calculation of the present value of future cash flows based on our financial projections. The enterprise value and corresponding equity value are dependent upon achieving the future financial results set forth in our valuations, as well as the realization of certain other assumptions. All estimates, assumptions, valuations and financial projections, including the fair value adjustments, the financial projections, the enterprise value and equity value projections, are inherently subject to significant uncertainties and the resolution of contingencies beyond our control. Accordingly, we cannot assure you that the estimates, assumptions, valuations or financial projections will be realized, and actual results could vary materially.

Real Estate Assets

In developing the fair value estimates for the portfolio of our retail properties, all three traditional approaches to valuation were considered including the income approach, the sales comparison (market) approach and the cost approach. These valuation approaches have long been recognized as acceptable in the appropriate circumstances and in valuations of this type. Accordingly, all applicable properties were identified, investigated and examined by the valuation provider along with all intangible assets and liabilities associated with our properties. Furthermore, the valuation provider estimated the fair values and remaining useful lives ("RUL") of the related intangible assets and liabilities at the property-level, as applicable. In most cases, our properties included the following intangible assets/liabilities:

·
Above/below-market leases
·
In-place leases
·
Avoided lease origination costs (leasing commissions, tenant improvements, etc.)
·
Property-level debt

For the valuation of the tangible assets of each property, all pertinent information such as blueprints and drawings, property tax statements, prior appraisals and cost segregation reports were utilized. In terms of methodology, our properties were valued via the income approach in order to estimate building values. Separate values for the underlying land and site improvements were developed via the cost approach. As part of the allocation process, the fair value of the following tangible components was estimated:

·
Land
·
Building(s)
·
Site Improvements

Investment in Unconsolidated Affiliates

The fair value of our investment in unconsolidated affiliates for fresh start accounting was determined by valuing the underlying real estate assets associated with each unconsolidated joint venture in the same manner as all real estate assets, described above. We then calculated the net asset or liability value of each joint venture by applying the net working capital balance to the fair value of the real estate assets and the amount outstanding under any associated mortgage notes. The percentage of ownership interest in each joint venture was applied to the net asset or liability value which resulted in the fair value of each unconsolidated affiliate. See Note 2 for further information related to the equity method of accounting.

Right-of-Use Assets and Lease Liabilities

The fair value of lease liabilities was measured as the present value of the remaining lease payments, as if the lease were a new lease as of the Effective Date. We used our incremental borrowing rate (“IBR”) as the discount rate in determining the present value of the remaining lease payments, which was determined by a third-party valuation advisor using a fundamental credit rating analysis and an implied market yield analysis based on the newly issued Secured Notes. Based upon the corresponding lease term, the IBR was approximately 12%.

Mortgage Notes Payable

The fair value of the mortgage notes payable was estimated by a third-party valuation advisor based on an analysis of the Company’s collateral coverage, financial metrics and interest rate for each mortgage note payable relative to market rates. If there is a reasonable expectation that the debtor will be able to meet the financial obligations of the mortgage note payable, or the mortgage note payable is a recourse loan, then the value of the mortgage note is equal to the present value of the future mortgage note payments discounted at a rate of return commensurate with the risk associated with the mortgage note payments. If the debtor is unable, or if there is uncertainty if the debtor will be able, to meet the financial obligations of the mortgage note, then the value of the mortgage note payable is equal to the expected proceeds to be received through a liquidation of the underlying property at fair value.

Revenue Recognition and Accounts Receivable

Receivables include amounts billed and currently due from tenants pursuant to lease agreements and receivables attributable to straight-line rents associated with those lease agreements. Individual leases where the collection of rents is in dispute are assessed for collectability based on management’s best estimate of collection considering the anticipated outcome of the dispute. Individual leases that are not in dispute are assessed for collectability and upon the determination that the collection of rents over the remaining lease term is not probable, accounts receivable are reduced as an adjustment to rental revenues. Revenue from leases where collection is deemed to be less than probable is recorded on a cash basis until collectability is determined to be probable. Further, management assesses whether operating lease receivables, at a portfolio level, are appropriately valued based upon an analysis of balances outstanding, historical collection levels and current economic trends. An allowance for the uncollectable portion of the portfolio is recorded as an adjustment to rental revenues.

We review current economic considerations each reporting period, including the effects of tenant bankruptcies. Additionally, our assessment also takes into consideration the type of tenant and current discussions with the tenants regarding matters such as billing disputes, lease negotiations and executed deferrals or abatements, as well as recent rent payment and credit history. Evaluating and estimating uncollectable lease payments and related receivables requires a significant amount of judgment by management and is based on the best information available to management at the time of evaluation.

Carrying Value of Long-Lived Assets

We monitor events or changes in circumstances that could indicate the carrying value of a long-lived asset may not be recoverable. We use significant judgement in assessing events or circumstances which might indicate impairment, including but not limited to, changes in our intent to hold a long-lived asset over its previously estimated useful life. Changes in our intent to hold a long-lived asset have a significant impact on the estimated undiscounted cash flows expected to result from the use and eventual disposition of a long-lived asset and whether a potential impairment loss shall be measured. When indicators of potential impairment are present that suggest that the carrying amounts of a long-lived asset may not be recoverable, we assess the recoverability of the asset by determining whether the asset’s carrying value will be recovered through the estimated undiscounted future cash flows expected from our use and its eventual disposition. In the event that such undiscounted future cash flows do not exceed the carrying value, we adjust the carrying value of the long-lived asset to its estimated fair value and recognize an impairment loss. The estimated fair value is calculated based on the following information, in order of preference, depending upon availability: (Level 1) recently quoted market prices, (Level 2) market prices for comparable properties, or (Level 3) the present value of future cash flows, including estimated salvage value. Certain of our long-lived assets may be carried at more than an amount that could be realized in a current disposition transaction. We estimate future operating cash flows, the terminal capitalization rate and the discount rate, among other factors. As these assumptions are subject to economic and market uncertainties, they are difficult to predict and are subject to future events that may alter the assumptions used or management’s estimates of future possible outcomes. Therefore, the future cash flows estimated in our impairment analyses may not be achieved.

Investments in Unconsolidated Affiliates

On a periodic basis, we assess whether there are any indicators that the fair value of our investments in unconsolidated affiliates may be impaired. An investment is impaired only if our estimate of the fair value of the investment is less than the carrying value of the investment, and such decline in value is deemed to be other than temporary. To the extent impairment has occurred, the loss is measured as the excess of the carrying amount of the investment over the fair value of the investment. Our estimates of fair value for each investment are based on a number of assumptions such as future leasing expectations, operating forecasts, discount rates and capitalization rates, among others. These assumptions are subject to economic and market uncertainties including, but not limited to, demand for space, competition for tenants, changes in market rental rates, and operating costs. As these factors are difficult to predict and are subject to future events that may alter our assumptions, the fair values estimated in the impairment analyses may not be realized.

Recent Accounting Pronouncements

See Note 2 to the consolidated financial statements for information on recently issued accounting pronouncements.

Non-GAAP Measures

Funds from Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. Our method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

We believe that FFO provides an additional indicator of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of real estate assets have historically risen or fallen with market conditions, we believe that FFO enhances investors’ understanding of our operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of our properties and interest rates, but also by our capital structure.

We believe FFO allocable to Operating Partnership common unitholders is a useful performance measure since we conduct substantially all our business through our Operating Partnership and, therefore, it reflects the performance of our properties in absolute terms regardless of the ratio of ownership interests of our common shareholders and the noncontrolling interest in our Operating Partnership.

In our reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders that is presented below, we make an adjustment to add back noncontrolling interest in income (loss) of our Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating our operating performance or to cash flow as a measure of liquidity.

We believe that it is important to identify the impact of certain significant items on our FFO measures for a reader to have a complete understanding of our results of operations. Therefore, we have also presented adjusted FFO measures excluding these significant items from the applicable periods. Please refer to the reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders below for a description of these adjustments.

The reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows (in thousands):

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,	Year Ended December 31,
	2022	2021	2021	2020
Net loss attributable to common shareholders	$(96,019)	$(151,545)	$(470,627)	$(332,494)
Noncontrolling interest in loss of Operating Partnership	(34)	—	(2,473)	(19,762)
Dividends allocable to unvested restricted stock	2,537	—	—	—
Depreciation and amortization expense of:
Consolidated properties	256,310	49,504	158,574	215,030
Unconsolidated affiliates	20,813	9,847	45,126	56,734
Non-real estate assets	(1,050)	(132)	(1,593)	(3,056)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(3,498)	(622)	(1,901)	(3,638)
Loss on impairment, net of taxes and noncontrolling interests' share	186	—	136,046	195,336
(Gain) loss on depreciable property, net of taxes	(629)	(20)	(7,890)	25
FFO allocable to Operating Partnership common unitholders	178,616	(92,968)	(144,738)	108,175
Debt discount accretion, net of noncontrolling interests' share (1)	176,055	184,637	—	—
Adjustment for unconsolidated affiliates with negative investment (2)	(37,645)	(4,574)	—	—
Senior secured notes fair value adjustment (3)	(395)	395	—	—
Prepetition charges (4)	—	—	—	23,883
Litigation settlement (5)	(304)	(118)	(932)	(7,855)
Non-cash default interest expense (6)	(28,953)	(6,471)	35,072	13,096
Gain on deconsolidation (7)	(36,250)	(19,126)	(55,131)	—
Loss on available-for-sale securities	39	—	—	—
Reorganization items, net of noncontrolling interests' share (8)	(298)	1,403	452,378	35,977
Gain on extinguishment of debt (9)	(7,344)	—	—	(32,521)
FFO allocable to Operating Partnership common unitholders, as adjusted	$243,521	$63,178	$286,649	$140,755

(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, we recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents our share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where we are not recognizing equity in earnings (losses) because our investment in the unconsolidated affiliate is below zero.
(3)
Represents the fair value adjustment recorded on the Secured Notes as interest expense.
(4)
For the Predecessor year ended December 31, 2020, represents professional fees related to our negotiations with the administrative agent and lenders under the secured credit facility and certain holders of the Predecessor Company’s senior unsecured notes regarding a restructure of such indebtedness prior to our bankruptcy filing.
(5)
Represents a credit to litigation settlement expense in each Successor and Predecessor period related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(6)
The Successor year ended December 31, 2022 and the Successor period from November 1, 2021 through December 31, 2021 includes the reversal of default interest expense when waivers or forbearance agreements were obtained, as well as default interest on loans past their maturity. The Predecessor period from January 1, 2021 through October 31, 2021 includes default interest expense related to loans secured by properties that were in default prior to the Company filing bankruptcy, as well as loans secured by properties that were in default due to the Company filing bankruptcy. The Predecessor year ended December 31, 2020 includes default interest expense related to loans secured by properties that were in default prior to our bankruptcy filing, as well as loans secured by properties that were in default due to our bankruptcy filing.
(7)
For the Successor year ended December 31, 2022, the Successor Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the Successor period from November 1, 2021 through December 31, 2021, the Successor Company deconsolidated EastGate Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the Predecessor period from January 1, 2021 through October 31, 2021, the Predecessor Company deconsolidated Asheville Mall and Park Plaza due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.
(8)
For the Successor year ended December 31, 2022 and the Successor period from November 1, 2021 through December 31, 2021, reorganization items, net, represents costs incurred subsequent to our bankruptcy filing associated with our reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees expensed in accordance with ASC 852. For the Predecessor period from January 1, 2021 through October 31, 2021 reorganization items represent adjustments related to the fair value of the Successor Company, adjustments related to the write off of the Predecessor Company’s debt and the issuance of new debt of the Successor Company, as well as costs incurred subsequent to our bankruptcy filing associated with our reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees. For the Predecessor year ended December 31, 2020, reorganization items represent costs incurred subsequent to our bankruptcy filing associated with our reorganization efforts, which consists of professional fees, legal fees, retention bonuses, U.S. Trustee fees and unamortized deferred financing costs and debt discounts expensed in accordance with ASC 852.
(9)
The Successor year ended December 31, 2022 includes a gain on extinguishment of debt related to the loan secured by The Outlet Shoppes at Gettysburg, which was modified and the modification was accounted for as an extinguishment for accounting purposes. The Predecessor year ended December 31, 2020 includes a gain on extinguishment of debt related to the non-recourse loans secured by Burnsville Center and Hickory Point Mall, which were conveyed to the lender.

FFO of the Operating Partnership for the Successor year ended December 31, 2022 was $178.6 million. FFO of the Operating Partnership for the Successor period from November 1, 2021 through December 31, 2021 was a loss of $93.0 million. FFO of the Operating Partnership for the Predecessor period from January 1, 2021 through October 31, 2021 was a loss of $144.7 million. Excluding the adjustments noted above, FFO of the Operating Partnership, as adjusted, for the Successor year ended December 31, 2022 was $243.5 million. Excluding the adjustments noted above, FFO of the Operating Partnership, as adjusted, for the Successor period from November 1, 2021 through December 31, 2021 was $63.2 million. Excluding the adjustments noted above, FFO of the Operating Partnership, as adjusted, for the Predecessor period from January 1, 2021 through October 31, 2021 was $286.6 million. For the Successor year ended December 31, 2022, FFO of the Operating Partnership and FFO of the Operating Partnership, as adjusted, include the recognition of interest expense of $75.0 million by the Successor on the secured term loan, the exchangeable notes, the secured notes and the new loans entered into in 2022 that are secured by certain of our open-air centers and outparcels. Additionally, for the Successor year ended December 31, 2022, FFO of the Operating Partnership and FFO of the Operating Partnership, as adjusted, reflect higher general and administrative expenses and property operating expenses due to higher compensation and share-based compensation expenses as we returned to normal operations and compensation practices following our emergence from bankruptcy and increases in utility rates across our properties and the impact of wage inflation on third party contracts and services, respectively. The Predecessor did not recognize interest expense on the senior unsecured notes and the secured credit facility due to the bankruptcy filing.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to various market risk exposures, including interest rate risk. The following discussion regarding our risk management activities includes forward-looking statements that involve risk and uncertainties. Estimates of future performance and economic conditions are reflected assuming certain changes in interest rates. Caution should be used in evaluating our overall market risk from the information presented below, as actual results may differ.

Interest Rate Risk

Based on our proportionate share of consolidated and unconsolidated variable-rate debt at December 31, 2022, a 0.5% increase or decrease in interest rates on variable rate debt would increase or decrease annual cash flows by approximately $5.6 million.

Based on our proportionate share of total consolidated and unconsolidated debt at December 31, 2022, a 0.5% increase in interest rates would decrease the fair value of debt by approximately $14.8 million, while a 0.5% decrease in interest rates would increase the fair value of debt by approximately $9.6 million.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the Index to Financial Statements and Schedules contained in Item 15 on page 72.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Controls and Procedures with Respect to the Company

Conclusion Regarding Effectiveness of Disclosure Controls and Procedures

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of its effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Under the supervision and with the participation of the Company's management, including its Chief Executive Officer and Chief Financial Officer, the Company has evaluated the effectiveness of its disclosure controls and procedures, as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended, as of the end of the period covered by this report, to ensure that the information required to be disclosed by the Company in the reports that the Company files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms, and is accumulated and communicated to our management, including the Company's Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Management's Report on Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended. The Company assessed the effectiveness of its internal control over financial reporting, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and concluded that, as of December 31, 2022, the Company maintained effective internal control over financial reporting, as stated in its report which is included herein.

Report of Management on Internal Control over Financial Reporting

Management of CBL & Associates Properties, Inc. and its consolidated subsidiaries (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of the Company’s Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles.

Management recognizes that there are inherent limitations in the effectiveness of internal control over financial reporting, including the potential for human error or the circumvention or overriding of internal controls. Accordingly, even effective internal control over financial reporting cannot provide absolute assurance with respect to financial statement preparation. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. In addition, any projection of the evaluation of effectiveness to future periods is subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the polices or procedures may deteriorate.

Management conducted an assessment of the effectiveness of the Company’s internal control over financial reporting based on the framework established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and concluded that, as of December 31, 2022, the Company maintained effective internal control over financial reporting.

Deloitte & Touche LLP, the Company’s independent registered public accounting firm, has audited the Company's internal control over financial reporting as of December 31, 2022, as stated in their report which is included below.

Changes in Internal Control over Financial Reporting

There were no changes in the Company's internal control over financial reporting during the quarter ended December 31, 2022 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the board of directors of CBL & Associates Properties, Inc.

Opinion on Internal Control over Financial Reporting

We have audited the internal control over financial reporting of CBL & Associates Properties, Inc. and subsidiaries (the “Company”) as of December 31, 2022, based on criteria established in Internal Control —Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control — Integrated Framework (2013) issued by COSO.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated financial statements as of and for the year ended December 31, 2022, of the Company and our report dated March 1, 2023, expressed an unqualified opinion on those financial statements.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 1, 2023

ITEM 9B. OTHER INFORMATION

None.

ITEM 9C. DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS

Not applicable.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Incorporated herein by reference to the sections entitled “ELECTION OF DIRECTORS–General,” “ELECTION OF DIRECTORS-Delaware Lawsuit Concerning 2022 Annual Meeting Record Date,” “ELECTION OF DIRECTORS–Director Nominees," "ELECTION OF DIRECTORS–Additional Executive Officers,” “CORPORATE GOVERNANCE MATTERS–Code of Business Conduct and Ethics,” “CORPORATE GOVERNANCE MATTERS–Board of Directors’ Meetings and Committees – The Audit Committee,” and “Delinquent Section 16(a) Reports” in our definitive proxy statement which will be filed with the SEC within 120 days of December 31, 2022, with respect to our Annual Meeting of Stockholders to be held on May 24, 2023.

Our board of directors has determined that each of Marjorie L. Bowen, David J. Contis and Robert G. Gifford, each, an independent director and member of the audit committee, qualifies as an “audit committee financial expert” as such term is defined by the rules of the SEC.

ITEM 11. EXECUTIVE COMPENSATION

Incorporated herein by reference to the sections entitled “DIRECTOR COMPENSATION,” “EXECUTIVE COMPENSATION,” “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS” and “Compensation Committee Interlocks and Insider Participation” in our definitive proxy statement which will be filed with the SEC within 120 days of December 31, 2022, with respect to our Annual Meeting of Stockholders to be held on May 24, 2023.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Incorporated herein by reference to the sections entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” and “Equity Compensation Plan Information as of December 31, 2022”, in our definitive proxy statement which will be filed with the SEC within 120 days of December 31, 2022, with respect to our Annual Meeting of Stockholders to be held on May 24, 2023.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Incorporated herein by reference to the sections entitled “CORPORATE GOVERNANCE MATTERS–Director Independence” and “CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS”, in our definitive proxy statement which will be filed with the SEC within 120 days of December 31, 2022, with respect to our Annual Meeting of Stockholders to be held on May 24, 2023.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

Incorporated herein by reference to the section entitled “Independent Registered Public Accountants’ Fees and Services” under “RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS” in our definitive proxy statement which will be filed with the SEC within 120 days of December 31, 2022, with respect to our Annual Meeting of Stockholders to be held on May 24, 2023.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(1)	Consolidated Financial Statements	Page Number

	Report of Independent Registered Public Accounting Firm	73

	PCAOB ID: 34

	Consolidated Balance Sheets as of December 31, 2022 and 2021	75

	Consolidated Statements of Operations for the Year Ended December 31, 2022 and for the Period November 1, 2021 through December 31, 2021 (Successor); and for the Period January 1, 2021 through October 31, 2021 and for the Year Ended December 31, 2020 (Predecessor)	76

	Consolidated Statements of Comprehensive Loss for the Year Ended December 31, 2022 and for the Period November 1, 2021 through December 31, 2021 (Successor); and for the Period January 1, 2021 through October 31, 2021 and for the Year Ended December 31, 2020 (Predecessor)	77
	Consolidated Statements of Equity for the Year Ended December 31, 2022, and for the Period November 1, 2021 through December 31, 2021 (Successor); and for the Period January 1, 2021 through October 31, 2021 and for the Year Ended December 31, 2020, (Predecessor)	78

	Consolidated Statements of Cash Flows for the Year Ended December 31, 2022 and for the Period November 1, 2021 through December 31, 2021 (Successor); and for the Period January 1, 2021 through October 31, 2021 and the Year Ended December 31, 2020, (Predecessor)	80

	Notes to Consolidated Financial Statements	81

(2)	Consolidated Financial Statement Schedules

	Schedule III Real Estate and Accumulated Depreciation	126

	Schedule IV Mortgage Loans on Real Estate	131

Financial statement schedules not listed herein are either not required or are not present in amounts sufficient to require submission of the schedule or the information required to be included therein is included in our consolidated financial statements in Item 15 or are reported elsewhere.

(3)	Exhibits
	The Exhibit Index preceding the Signature pages to this report is incorporated by reference into this Item 15(a)(3).	132

ITEM 16. FORM 10-K SUMMARY

None.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of CBL & Associates Properties, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CBL & Associates Properties, Inc. and subsidiaries (the "Company") as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive loss, equity, and cash flows, for the year ended December 31, 2022 and the two months ended December 31, 2021 (Successor Company operations), the ten months ended October 31, 2021, and for the year ended December 31, 2020 (Predecessor Company operations) and the related notes and the schedules listed in the Index at Item 15 (collectively referred to as the "financial statements"). In our opinion, the Successor Company financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and the two months ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America. Further in our opinion, the Predecessor Company financial statements present fairly, in all material respects, the results of its operations and its cash flows for the ten months ended October 31, 2021, and for the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company's internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2023, expressed an unqualified opinion on the Company's internal control over financial reporting.

Fresh-Start Accounting

As discussed in Note 18 to the financial statements, the Bankruptcy Court entered an order confirming the plan of reorganization which became effective on November 1, 2021. Accordingly, the accompanying financial statements have been prepared in conformity with FASB Accounting Standards Codification 852, Reorganizations, for the Successor Company as a new entity with assets, liabilities and a capital structure having carrying values not comparable with prior periods as described in Note 19 to the financial statements.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Real Estate Assets – Change in Management’s Intent — Refer to Note 2 to the financial statements

Critical Audit Matter Description

As of December 31, 2022, the Company owned controlling interests in 68 regional malls/open-air and lifestyle and outlet centers and 4 other properties and had a total net investment in real estate assets of $1.7 billion. The Company performs an impairment analysis on these long-lived assets if events or changes in circumstances indicate that the carrying value of any of its long-lived assets may not be recoverable. The Company uses significant judgement in assessing events or circumstances which might indicate impairment, including but not limited to, changes in management’s intent to hold a long-lived asset over its previously estimated useful life. Changes in management’s intent to hold a long-lived asset has a significant impact on the estimated undiscounted cash flows expected to result from the use and eventual disposition of a long-lived asset and whether a potential impairment loss shall be measured.

The Company’s use of judgement in the determination of its current intentions with respect to its long-lived assets as part of their impairment indicator assessment is subjective and requires judgment. Because of this, auditing these judgements required a high degree of auditor judgment and extensive auditor effort, especially given the inherent unpredictability involved in the timing of a sale or other disposition significantly before the end of its previously estimated useful life.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to changes in management’s intent with respect to its long-lived assets included the following, among others:

•
We tested the effectiveness of internal controls over management’s identification of possible indicators of impairment, including controls over the more likely than not determination of changes in management’s intentions related to its long-lived assets.
•
We evaluated the reasonableness of management’s assertions regarding its intentions to hold and operate its long-lived assets over its previously estimated useful lives by performing the following:
o
Inquired of Company personnel responsible for real estate investment strategy to determine if management’s intent regarding its long-lived assets had changed;
o
Inspected minutes of executive committee and board of directors meetings to identify if any long-lived assets had been identified for potential sale or disposition; and
o
Evaluated the reasonableness of management’s plan for its long-lived assets with near-term debt maturities. Our evaluation of management’s plans for such long-lived assets included considering the operating results of identified long-lived assets, comparing the availability of the Company’s other available borrowings and liquid assets to the outstanding debt balance, and inquiring of management to understand the terms of any in process refinancing activities.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 1, 2023

We have served as the Company's auditor since 2002.

CBL & Associates Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,
ASSETS (1)	2022	2021
Real estate assets:
Land	$596,715	$599,283
Buildings and improvements	1,198,597	1,173,106
	1,795,312	1,772,389
Accumulated depreciation	(136,901)	(19,939)
	1,658,411	1,752,450
Developments in progress	5,576	16,665
Net investment in real estate assets	1,663,987	1,769,115
Cash and cash equivalents	44,718	169,554
Available-for-sale securities - at fair value (amortized cost of $293,476 and $149,999 as of December 31, 2022 and 2021, respectively)	292,422	149,996
Receivables:
Tenant	40,620	25,190
Other	3,876	4,793
Investments in unconsolidated affiliates	77,295	103,655
In-place leases, net	247,497	384,705
Above market leases, net	171,265	234,286
Intangible lease assets and other assets	136,563	104,685
	$2,678,243	$2,945,979
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$2,000,186	$1,813,209
10% senior secured notes - at fair value (carrying amount of $395,000 as of December 31, 2021)	—	395,395
Below market leases, net	110,616	151,871
Accounts payable and accrued liabilities	200,312	184,404
Total liabilities (1)	2,311,114	2,544,879
Commitments and contingencies (Note 8 and Note 14)
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 31,780,109 and 20,774,716 issued and outstanding in 2022 and 2021, respectively	32	21
Additional paid-in capital	710,497	547,726
Accumulated other comprehensive loss	(1,054)	(3)
Accumulated deficit	(338,934)	(151,545)
Total shareholders' equity	370,541	396,199
Noncontrolling interests	(3,412)	4,901
Total equity	367,129	401,100
	$2,678,243	$2,945,979
(1)
As of December 31, 2022, includes $195,034 of assets related to consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities and $202,901 of liabilities of consolidated variable interest entities for which creditors do not have recourse to the general credit of the Company. See Note 10.

The accompanying notes are an integral part of these consolidated statements.

CBL & Associates Properties, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Successor		Predecessor
	Year Ended December 31,	Period from November 1, through December 31,	Period from January 1, through October 31,	Year Ended December 31,
	2022	2021	2021	2020
REVENUES:
Rental revenues	$542,247	$103,252	$450,922	$554,064
Management, development and leasing fees	7,158	1,500	5,642	6,800
Other	13,606	4,094	11,465	14,997
Total revenues	563,011	108,846	468,029	575,861
EXPENSES:
Property operating	(92,126)	(15,258)	(72,735)	(84,061)
Depreciation and amortization	(256,310)	(49,504)	(158,574)	(215,030)
Real estate taxes	(57,119)	(9,598)	(50,787)	(69,686)
Maintenance and repairs	(42,485)	(7,581)	(32,487)	(34,132)
General and administrative	(67,215)	(9,175)	(43,160)	(53,425)
Loss on impairment	(252)	—	(146,781)	(213,358)
Litigation settlement	304	118	932	7,855
Prepetition charges	—	—	—	(23,883)
Other	(834)	(3)	(745)	(953)
Total expenses	(516,037)	(91,001)	(504,337)	(686,673)
OTHER INCOME (EXPENSES):
Interest and other income	4,938	510	2,055	6,396
Interest expense	(217,342)	(195,488)	(72,415)	(200,663)
Gain on extinguishment of debt	7,344	—	—	32,521
Gain on deconsolidation	36,250	19,126	55,131	—
Loss on available-for-sale securities	(39)	—	—	—
Gain (loss) on sales of real estate assets	5,345	(3)	12,187	4,696
Reorganization items, net	298	(1,403)	(435,162)	(35,977)
Income tax (provision) benefit	(3,079)	5,885	(1,078)	(16,836)
Equity in earnings (losses) of unconsolidated affiliates	19,796	797	(10,823)	(14,854)
Total other expenses	(146,489)	(170,576)	(450,105)	(224,717)
Net loss	(99,515)	(152,731)	(486,413)	(335,529)
Net loss attributable to noncontrolling interests in:
Operating Partnership	34	—	2,473	19,762
Other consolidated subsidiaries	5,999	1,186	13,313	20,683
Net loss attributable to the Company	(93,482)	(151,545)	(470,627)	(295,084)
Preferred dividends undeclared	—	—	—	(37,410)
Dividends allocable to unvested restricted stock	(2,537)	—	—	—
Net loss attributable to common shareholders	$(96,019)	$(151,545)	$(470,627)	$(332,494)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(3.20)	$(7.50)	$(2.39)	$(1.75)
Weighted-average common and potential dilutive common shares outstanding	30,046	20,208	196,591	190,277

The accompanying notes are an integral part of these consolidated statements.

CBL & Associates Properties, Inc.

Consolidated Statements of Comprehensive Loss

(In thousands, except per share amounts)

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,	Year Ended December 31,
	2022	2021	2021	2020
Net loss	$(99,515)	$(152,731)	$(486,413)	$(335,529)

Other comprehensive gain (loss):
Unrealized (loss) gain on available-for-sale securities	(1,051)	(3)	(18)	18

Comprehensive loss	(100,566)	(152,734)	(486,431)	(335,511)
Comprehensive loss attributable to noncontrolling interests in:
Operating Partnership	34	—	2,473	19,762
Other consolidated subsidiaries	5,999	1,186	13,313	20,683
Comprehensive loss attributable to the Company	$(94,533)	$(151,548)	$(470,645)	$(295,066)
Dividends allocable to unvested restricted stock	(2,537)	—	—	—
Comprehensive loss attributable to common shareholders	$(97,070)	$(151,548)	$(470,645)	$(295,066)

CBL & Associates Properties, Inc.

Consolidated Statements of Equity

(in thousands, except share data)

		Equity
		Shareholders' Equity
	Redeemable Noncontrolling Interests	Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Dividends in Excess of Cumulative Earnings	Total Shareholders' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2019 (Predecessor)	$2,160	$25	$1,741	$1,965,897	$—	$(1,161,351)	$806,312	$55,553	$861,865
Net loss	(2,727)	—	—	—	—	(295,084)	(295,084)	(37,718)	(332,802)
Other comprehensive income	—	—	—	—	18	—	18	—	18
Conversion of 20,956,110 Partnership common units	—	—	210	20,953	—	—	21,163	(21,163)	—
Issuance of 1,639,236 shares of common stock and restricted common stock	—	—	16	522	—	—	538	—	538
Cancellation of 140,540 shares of restricted common stock	—	—	(1)	(115)	—	—	(116)	—	(116)
Amortization of deferred compensation	—	—	—	1,769	—	—	1,769	—	1,769
Performance stock units	—	—	—	3,548	—	—	3,548	—	3,548
Adjustment for noncontrolling interests	302	—	—	(6,305)	—	—	(6,305)	6,002	(303)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(912)	(912)
Contributions from noncontrolling interests	—	—	—	—	—	—	—	692	692
Balance, December 31, 2020 (Predecessor)	(265)	25	1,966	1,986,269	18	(1,456,435)	531,843	2,454	534,297
Net loss	(773)	—	—	—	—	(470,627)	(470,627)	(15,013)	(485,640)
Other comprehensive loss	—	—	—	—	(18)	—	(18)	—	(18)
Cancellation of 138,518 shares of restricted stock	—	—	(1)	(30)	—	—	(31)	—	(31)
Conversion of 1,193,978 Operating Partnership common units into shares of common stock	—	—	12	194	—	—	206	(206)	—
Amortization of deferred compensation	—	—	—	896	—	—	896	—	896
Performance stock units	—	—	—	311	—	—	311	—	311
Adjustment for noncontrolling interests	6	—	—	(871)	—	—	(871)	865	(6)
Contributions from noncontrolling interests	—	—	—	—	—	—	—	(1,454)	(1,454)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	298	298
Cancellation of 201,549,255 shares of Predecessor equity	1,032	(25)	(1,977)	(1,986,769)	—	1,927,062	(61,709)	1,645	(60,064)
Fresh start accounting adjustments to noncontrolling interest	—	—	—	—	—	—	—	17,216	17,216
Issuance of 17,800,000 shares of Successor equity to noteholders and holders of unsecured claims	—	—	18	487,462	—	—	487,480	—	487,480
Issuance of 2,200,000 shares of Successor Equity to Predecessor shareholders and common unit holders	—	—	2	59,966	—	—	59,968	282	60,250
Balance, October 31, 2021 (Predecessor)	—	—	20	547,428	—	—	547,448	6,087	553,535

Balance, November 1, 2021 (Successor)	—	—	20	547,428	—	—	547,448	6,087	553,535
Net loss	—	—	—	—	—	(151,545)	(151,545)	(1,186)	(152,731)
Other comprehensive loss	—	—	—	—	(3)	—	(3)	—	(3)
Amortization of deferred compensation	—	—	—	299	—	—	299	—	299
Issuance of 784,999 shares of restricted common stock	—	—	1	(1)	—	—	—	—	—
Balance, December 31, 2021 (Successor)	$—	$—	$21	$547,726	$(3)	$(151,545)	$396,199	$4,901	$401,100

CBL & Associates Properties, Inc.

Consolidated Statements of Equity

(Continued)

(in thousands, except share data)

	Equity
	Shareholders' Equity
	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Shareholders' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2021 (Successor)	$21	$547,726	$(3)	$(151,545)	$396,199	$4,901	$401,100
Net loss	—	—	—	(93,482)	(93,482)	(6,033)	(99,515)
Other comprehensive loss	—	—	(1,051)	—	(1,051)	—	(1,051)
Dividends declared - common stock	—	—	—	(93,907)	(93,907)	—	(93,907)
Issuance of 115,884 shares of restricted common stock	—	—	—	—	—	—	—
Adjustment for noncontrolling interests	—	100	—	—	100	(100)	—
Contributions from noncontrolling interests	—	—	—	—	—	589	589
Distributions to noncontrolling interests	—	—	—	—	—	(2,769)	(2,769)
Cancellation of 93,286 shares of restricted common stock	—	(1,741)	—	—	(1,741)	—	(1,741)
Amortization of deferred compensation	—	7,400	—	—	7,400	—	7,400
Compensation expense related to performance stock units	—	4,485	—	—	4,485	—	4,485
Conversion of exchangeable notes into 10,982,795 shares of common stock	11	152,527	—	—	152,538	—	152,538
Balance, December 31, 2022 (Successor)	$32	$710,497	$(1,054)	$(338,934)	$370,541	$(3,412)	$367,129

The accompanying notes are an integral part of these consolidated statements.

CBL & Associates Properties, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,	Year Ended December 31,
	2022	2021	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(99,515)	$(152,731)	$(486,413)	$(335,529)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	256,310	49,504	158,574	215,030
Net amortization of deferred financing costs, discounts and premiums on available-for-sale securities and debt discounts	117,489	174,439	1,877	8,764
Reorganization items (non-cash)	—	—	256,433	25,294
Net amortization of intangible lease assets and liabilities	20,798	3,346	659	(574)
(Gain) loss on sales of real estate assets	(5,345)	3	(12,187)	(4,696)
Gain on insurance proceeds	(687)	(433)	—	(1,644)
Gain on deconsolidation	(36,250)	(19,126)	(55,131)	—
Loss on available-for-sale securities	39	—	—	—
Write-off of development projects	834	3	745	952
Share-based compensation expense	11,885	282	1,186	5,819
Loss on impairment	252	—	146,781	213,358
Gain on extinguishment of debt	(7,344)	—	—	(32,521)
Equity in (earnings) losses of unconsolidated affiliates	(19,796)	(797)	10,823	14,854
Distributions of earnings from unconsolidated affiliates	23,905	2,247	16,358	10,093
Change in estimate of uncollectable revenues	(4,463)	1,008	5,692	49,329
Change in deferred tax accounts	1,128	(10,853)	—	14,558
Changes in:
Tenant and other receivables	(10,494)	(4,574)	25,707	(75,109)
Other assets	(355)	1,120	368	(10,070)
Accounts payable and accrued liabilities	(40,157)	13,611	35,587	35,457
Net cash provided by operating activities	208,234	57,049	107,059	133,365
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to real estate assets	(39,064)	(5,455)	(26,168)	(53,453)
Acquisitions of real estate assets	(5,766)	—	—	—
Proceeds from sales of real estate assets	9,633	—	33,265	7,817
Purchases of available-for-sale securities	(741,042)	(449,986)	(787,746)	(235,182)
Proceeds from disposal of investments	—	7,103	—	—
Redemptions of available-for-sale securities	600,697	299,988	1,019,735	—
Proceeds from insurance	743	—	1,064	988
Payments received on mortgage and other notes receivable	74	13	840	1,095
Additional investments in and advances to unconsolidated affiliates	(3,269)	(1,126)	327	(11,024)
Distributions in excess of equity in earnings of unconsolidated affiliates	25,547	10,758	10,689	10,625
Changes in other assets	(4,238)	(311)	(4,512)	(1,263)
Net cash (used in) provided by investing activities	(156,685)	(139,016)	247,494	(280,397)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from mortgage and other indebtedness	425,000	—	50,041	365,246
Principal payments on mortgage and other indebtedness	(524,171)	(11,690)	(194,283)	(154,658)
Additions to deferred financing costs	(18,834)	(427)	(1,684)	(590)
Proceeds from issuances of common stock	—	—	—	5
Contributions from noncontrolling interests	589	—	298	692
Payment of tax withholdings for restricted stock awards	(1,740)	—	(11)	(87)
Distributions to noncontrolling interests	(2,769)	—	(354)	(912)
Dividends paid to common shareholders	(23,873)	—	—	—
Net cash (used in) provided by financing activities	(145,798)	(12,117)	(145,993)	209,696
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(94,249)	(94,084)	208,560	62,664
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	236,198	330,282	121,722	59,058
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$141,949	$236,198	$330,282	$121,722
Reconciliation from consolidated statements of cash flows to consolidated balance sheets:
Cash and cash equivalents	$44,718	$169,554	$260,207	$61,781
Restricted cash (1):
Restricted cash	58,182	33,012	33,876	37,320
Mortgage escrows	39,049	33,632	36,199	22,621
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$141,949	$236,198	$330,282	$121,722

SUPPLEMENTAL INFORMATION
Cash paid for interest, net of amounts capitalized	$124,149	$11,589	$43,176	$125,366
Cash paid for reorganization items	$6,532	$525	$178,944	$301
(1)
Included in intangible lease assets and other assets in the consolidated balance sheets

The accompanying notes are an integral part of these consolidated statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and unit data)

NOTE 1. ORGANIZATION

CBL & Associates Properties, Inc. ("CBL"), a Delaware corporation, is a self-managed, self-administered, fully-integrated real estate investment trust ("REIT") that is engaged in the ownership, development, acquisition, leasing, management and operation of regional shopping malls, lifestyle centers, open-air centers, outlet centers, office buildings and other properties, including single-tenant and multi-tenant outparcels. Its properties are located in 22 states but are primarily in the southeastern and midwestern United States.

CBL conducts substantially all its business through CBL & Associates Limited Partnership (the "Operating Partnership"), which is a variable interest entity ("VIE"). The Operating Partnership consolidates the financial statements of all entities in which it has a controlling financial interest or where it is the primary beneficiary of a VIE. As of December 31, 2022, the Operating Partnership owned interests in the following properties:

	Malls (1)	Outlet Centers (1)	Lifestyle Centers (1)	Open-Air Centers (2)	Other (2)(3)	Total
Consolidated Properties	41	2	4	21	4	72
Unconsolidated Properties (4)	6	3	1	8	1	19
Total	47	5	5	29	5	91
(1)
The Company has aggregated Malls, Outlet Centers and Lifestyle Centers into one reportable segment (the “Malls”) because they have similar economic characteristics and they provide similar products and services to similar types of, and in many cases, the same tenants.
(2)
Included in “All Other” for purposes of segment reporting.
(3)
CBL's two consolidated corporate office buildings are included in the Other category.
(4)
The Operating Partnership accounts for these investments using the equity method.

The Malls, Outlet Centers, Lifestyle Centers, Open-Air Centers and Other are collectively referred to as the “properties” and individually as a “property.”

CBL is the 100% owner of two qualified REIT subsidiaries, CBL Holdings I, Inc. and CBL Holdings II, Inc. At December 31, 2022, CBL Holdings I, Inc., the sole general partner of the Operating Partnership, owned a 1.0% general partner interest in the Operating Partnership and CBL Holdings II, Inc. owned a 98.97% limited partner interest for a combined interest held by CBL of 99.97%. As of December 31, 2022, third parties owned a 0.03% limited partner interest in the Operating Partnership.

As used herein, the term "Company" includes CBL & Associates Properties, Inc. and its subsidiaries, including CBL & Associates Limited Partnership and its subsidiaries, unless the context indicates otherwise. The term "Operating Partnership" refers to CBL & Associates Limited Partnership and its subsidiaries.

The Operating Partnership conducts the Company's property management and development activities through its wholly owned subsidiary, CBL & Associates Management, Inc. (the “Management Company"), to comply with certain requirements of the Internal Revenue Code.

Fresh Start Accounting and Reorganizations

As discussed in Note 19, upon the Company’s emergence from the voluntary petitions filed (the “Chapter 11 Cases”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), the Company adopted fresh start accounting, which resulted in a new basis of accounting and the Company becoming a new entity for financial reporting purposes. As a result of the application of fresh start accounting and the effects of the implementation of the Plan (defined below), the consolidated financial statements after November 1, 2021 (the "Effective Date"), are not comparable with the consolidated financial statements on or before that date. The lack of comparability is emphasized by the use of a “black line” to separate the Predecessor (defined below) and Successor (defined below) periods in the consolidated financial statements and footnote tables. References to “Successor” or “Successor Company” relate to the financial position and results of operations of the Company after the Effective Date. References to "Predecessor" or "Predecessor Company" refer to the financial position and results of operations of the Company on or before the Effective Date. See Note 19 for additional information.

During the Predecessor period, the Company applied Accounting Standards Codification (“ASC”) 852 - Reorganizations (“ASC 852”) in preparing the consolidated financial statements. ASC 852 requires the financial statements, for periods subsequent to the commencement of the Chapter 11 Cases, to distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. In addition, the Company classified all expenses, gains and losses that were incurred as a result of the Chapter 11 proceedings since filing as “Reorganization items, net” in the consolidated statements of operations.

Reclassifications

The Successor Company reclassified mortgage and other notes receivable of $384 into other receivables at December 31, 2021 to conform with the current period presentation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the consolidated accounts of the Successor Company and the Predecessor Company, as well as entities in which the Successor Company or the Predecessor Company has a controlling financial interest or entities where the Successor Company or the Predecessor Company is deemed to be the primary beneficiary of a VIE. For entities in which the Successor Company or the Predecessor Company has less than a controlling financial interest or entities where the Company is not deemed to be the primary beneficiary of a VIE, the entities are accounted for using the equity method of accounting. Accordingly, the Successor Company's or the Predecessor Company’s share of the net earnings or losses of these entities is included in consolidated net income (loss). The accompanying consolidated financial statements have been prepared in accordance with GAAP. All intercompany transactions have been eliminated.

Accounting Guidance Not Yet Adopted
Description	Financial Statement Effect and Other Information
Accounting Standards Update ("ASU") 2020-04 and ASU 2022-06, Reference Rate Reform

On March 12, 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) - Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions that reference LIBOR or other reference rates expected to be discontinued because of reference rate reform. This ASU was effective as of March 12, 2020 through December 31, 2022. On December 21, 2022, the FASB issued ASU 2022-06 to defer the sunset date of ASC 848 until December 31, 2024. The Successor Company has not adopted any of the optional expedients or exceptions as of December 31, 2022. The Successor Company does not anticipate needing to adopt this guidance, but will continue to monitor its contracts and evaluate the possible adoption of any such expedients or exceptions during the effective period to determine the impact on its consolidated financial statements.

Real Estate Assets

The Company capitalizes predevelopment project costs paid to third parties. All previously capitalized predevelopment costs are expensed when it is no longer probable that the project will be completed. Once development of a project commences, all direct costs incurred to construct the project, including interest and real estate taxes, are capitalized. Additionally, certain general and administrative expenses are allocated to the projects and capitalized based on the amount of time applicable personnel work on the development project. Ordinary repairs and maintenance are expensed as incurred. Major replacements and improvements are capitalized and depreciated over their estimated useful lives.

All real estate assets acquired prior to and after the Effective Date have been accounted for using the acquisition method of accounting and accordingly, the results of operations are included in the consolidated statements of operations from the respective dates of acquisition. The Company allocates the purchase price to (i) tangible assets, consisting of land, buildings and improvements, as if vacant, and tenant improvements, and (ii) identifiable intangible assets and liabilities, generally consisting of above-market leases, in-place leases and tenant relationships, which are included in intangible lease assets and other assets, and below-market leases, which are included in accounts payable and accrued liabilities. The Company uses estimates of fair value based on estimated cash flows, using appropriate discount rates, and other valuation techniques to allocate the purchase price to the acquired tangible and intangible assets. Liabilities assumed generally consist of mortgage debt on the real estate assets acquired. Assumed debt is recorded at its fair value based on estimated market interest rates at the date of acquisition. The Successor Company expects its future acquisitions will be accounted for as acquisitions of assets in which related transaction costs will be capitalized.

Depreciation is computed on a straight-line basis over estimated lives of 30 years for buildings, 10 to 20 years for certain improvements and 5 to 10 years for equipment and fixtures. Tenant improvements are capitalized and depreciated on a straight-line basis over the term of the related lease. Lease-related intangibles from acquisitions of real estate assets are generally amortized over the remaining terms of the related leases. The amortization of above- and below-market leases is recorded as an adjustment to rental revenue, while the amortization of all other lease-related intangibles is recorded as amortization expense. Any difference between the face value of the debt assumed and its fair value is amortized to interest expense over the remaining term of the debt using the effective interest method.

The Successor Company’s intangibles and their balance sheet classifications as of December 31, 2022 and 2021, respectively, are summarized as follows:

	December 31, 2022		December 31, 2021
	Cost	Accumulated Amortization	Cost	Accumulated Amortization
Above-market leases	$241,048	$(69,783)	$244,575	$(10,289)
In-place leases	396,515	(149,018)	412,683	(27,979)
Intangible lease assets and other assets:
Tenant relationships	2,523	(12)	86	—
Below-market leases	153,273	(42,657)	158,300	(6,429)

These intangibles are related to specific tenant leases. Should a termination occur earlier than the date indicated in the lease, the related unamortized intangible assets or liabilities, if any, related to the lease are recorded as expense or income, as applicable. The total net amortization expense of the above intangibles for the Successor Company for the year ended December 31, 2022 was $152,174. The total net amortization expense of the above intangibles for the Successor Company for the period from November 1, 2021 through December 21, 2021 was $32,164. The total net amortization expense of the above intangibles for the Predecessor Company for the period from January 1, 2021 through October 31, 2021 was $1,195. The total net amortization expense of the above intangibles for the Predecessor Company for the year ended December 31, 2020 was $1,460. The estimated total net amortization expense for the next five succeeding years is $104,015 in 2023, $69,814 in 2024, $46,481 in 2025, $29,913 in 2026 and $19,098 in 2027.

The Successor Company capitalized interest expense of $618 for the year ended December 31, 2022. The Successor Company capitalized interest expense of $216 during the period from November 1, 2021 through December 31, 2021. The Predecessor Company did not capitalize interest expense during the period from January 1, 2021 through October 31, 2021. Total interest expense capitalized during the Predecessor year ended December 31, 2020 was $1,640.

Accounts Receivable

Receivables include amounts billed and currently due from tenants pursuant to lease agreements and receivables attributable to straight-line rents associated with those lease agreements. Individual leases where the collection of rents is in dispute are assessed for collectability based on management’s best estimate of collection considering the anticipated outcome of the dispute. Individual leases that are not in dispute are assessed for collectability and upon the determination that the collection of rents over the remaining lease term is not probable, accounts receivable is reduced as an adjustment to rental revenues. Revenue from leases where collection is deemed to be less than probable is recorded on a cash basis until collectability is determined to be probable. Further, management assesses whether operating lease receivables, at a portfolio level, are appropriately valued based upon an analysis of balances outstanding, historical collection levels and current economic trends. An allowance for the uncollectable portion of the portfolio is recorded as an adjustment to rental revenues.

Management’s collection assessment took into consideration the type of retailer, billing disputes, lease negotiation status and executed deferral or abatement agreements, as well as recent rent collection experience and tenant bankruptcies based on the best information available to management at the time of evaluation.

For the year ended December 31, 2022, there was a reversal of $4,463 related to uncollectable revenues, which includes the write-off of $102 for straight line rent receivables. For the period November 1, 2021 through December 31, 2021, the Successor Company recorded $1,008 associated with uncollectable revenues, which includes $1,717 for straight line rent receivables. For the period from January 1, 2021 through October 31, 2021 the Predecessor Company recorded $5,692 associated with uncollectable revenues, which includes $2,806 for straight line rent receivables. For the year ended December 31, 2020, the Predecessor Company recorded $48,240 associated with uncollectable revenues, which includes $5,603 for straight line rent receivables.

Carrying Value of Long-Lived Assets

The Company monitors events or changes in circumstances that could indicate the carrying value of a long-lived asset may not be recoverable. The Company uses significant judgement in assessing events or circumstances which might indicate impairment, including but not limited to, changes in management’s intent to hold a long-lived asset over its previously estimated useful life. Changes in management’s intent to hold a long-lived asset have a significant impact on the estimated undiscounted cash flows expected to result from the use and eventual disposition of a long-lived asset and whether a potential impairment loss shall be measured. When indicators of potential impairment are present that suggest that the carrying amounts of a long-lived asset may not be recoverable, the Company assesses the recoverability of the asset by determining whether the asset’s carrying value will be recovered through the estimated undiscounted future cash flows expected from the Company’s use and its eventual disposition. In the event that such undiscounted future cash flows do not exceed the carrying value, the Company adjusts the carrying value of the long-lived asset to its estimated fair value and recognizes an impairment loss. The estimated fair value is calculated based on the following information, in order of preference, depending upon availability: (Level 1) recently quoted market prices, (Level 2) market prices for comparable properties, or (Level 3) the present value of future cash flows, including estimated salvage value. Certain of the Company’s long-lived assets may be carried at more than an amount that could be realized in a current disposition transaction. The Company estimates future operating cash flows, the terminal capitalization rate and the discount rate, among other factors. As these assumptions are subject to economic and market uncertainties, they are difficult to predict and are subject to future events that may alter the assumptions used or management’s estimates of future possible outcomes. Therefore, the future cash flows estimated in the Company’s impairment analyses may not be achieved. See Note 15 for information related to the impairment of long-lived assets in 2022, 2021 and 2020.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents.

Restricted Cash

Restricted cash of $97,231 and $66,644 was included in intangible lease assets and other assets at December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, restricted cash was related to cash held in escrow accounts for insurance, real estate taxes, capital expenditures and tenant allowances as required by the terms of certain mortgage notes payable, as well as amounts related to cash management agreements with the Company’s lenders that are designated for debt service and operating expense obligations. As of December 31, 2022, restricted cash was also related to properties that secure the corporate term loan and the open-air centers and outparcels loan of which we may receive a portion via distributions semiannually and quarterly in accordance with the provisions of the term loan and the open-air centers and outparcels loan, respectively.

Investments in Unconsolidated Affiliates

The Company evaluates its joint venture arrangements to determine whether they should be recorded on a consolidated basis. The percentage of ownership interest in the joint venture, an evaluation of control and whether a VIE exists are all considered in the Company’s consolidation assessment.

Initial investments in joint ventures that are in economic substance a capital contribution to the joint venture are recorded in an amount equal to the cash contributed by the Company and the fair value of any real estate contributed. Initial investments in joint ventures that are in economic substance the sale of a portion of the Company’s interest in the real estate are accounted for as a contribution of real estate recorded in an amount equal to the fair value of the ownership interest retained and as a sale of real estate with profit recognized to the extent of the other joint venture partners’ interests in the joint venture. Profit recognition assumes the Company has no commitment to reinvest with respect to the percentage of the real estate sold and the accounting requirements of the full accrual method are met.

The Company accounts for its investment in joint ventures where it owns a noncontrolling interest or where it is not the primary beneficiary of a VIE using the equity method of accounting. Under the equity method, the Company’s cost of investment is adjusted for additional contributions to and distributions from the unconsolidated affiliate, as well as its share of equity in the earnings of the unconsolidated affiliate. Generally, distributions of cash flows from operations and capital events are first made to partners to pay cumulative unpaid preferences on unreturned capital balances and then to the partners in accordance with the terms of the joint venture agreements.

On a periodic basis, the Company assesses whether there are any indicators that the fair value of the Company's investments in unconsolidated affiliates may be impaired. An investment is impaired only if the Company’s estimate of the fair value of the investment is less than the carrying value of the investment and such decline in value is deemed to be other than temporary. To the extent impairment has occurred, the loss is measured as the excess of the carrying amount of the investment over the estimated fair value of the investment. The Company's estimates of fair value for each investment are based on a number of assumptions that are subject to economic and market uncertainties including, but not limited to, demand for space, competition for tenants, changes in market rental rates, and operating costs. As these factors are difficult to predict and are subject to future events that may alter the Company’s assumptions, the fair values estimated in the impairment analyses may not be realized. No impairment charges were recorded for the Successor year ended December 31, 2022 and the Successor period from November 1, 2021 through December 31, 2021. No impairment charges were recorded for the Predecessor period from January 1, 2021 through October 31, 2021 and the Predecessor year ended December 31, 2020.

Deferred Financing Costs

During 2020, as a result of the Chapter 11 Cases, unamortized financing costs of $16,779 related to the Predecessor Company's secured credit facility and senior unsecured notes were charged to expense and were recorded as “Reorganization items, net” within the Predecessor Company’s consolidated statements of operations. Unamortized financing costs of $17,101 and $1,568 for the Successor Company were included in mortgage and other indebtedness, net, at December 31, 2022 and 2021, respectively. Deferred financing costs include fees and costs incurred to obtain financing and are amortized on a straight-line basis to interest expense over the terms of the related indebtedness. Amortization expense related to deferred financing costs for the Successor Company for the year ended December 31, 2022 and for the period November 1, 2021 through December 31, 2021 was $2,744 and $51, respectively. Amortization expense related to deferred financing costs for the Predecessor Company for the period from January 1, 2021 through October 31, 2021 and the year ended December 31, 2020 was $814 and $5,476, respectively. Accumulated amortization of deferred financing costs was $2,733 and $19 for the Successor Company as of December 31, 2022 and 2021, respectively. See Note 19 for information regarding unamortized financing costs that were charged to expense in connection with Fresh Start Accounting.

Revenue Recognition

See Note 3 and Note 4 for a description of the Company's revenue streams.

Gain on Sales of Real Estate Assets

Gains on the sale of real estate assets, like all non-lease related revenue, are subject to a five-step model requiring that the Company identify the contract with the customer, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract, and recognize revenue upon satisfaction of the performance obligations. In circumstances where the Company contracts to sell a property with material post-sale involvement, such involvement must be accounted for as a separate performance obligation in the contract and a portion of the sales price allocated to each performance obligation. When the post-sale involvement performance obligation is satisfied, the portion of the sales price allocated to it will be recognized as gain on sale of real estate assets. Property dispositions with no continuing involvement will continue to be recognized upon closing of the sale.

Income Taxes

The Company is qualified as a REIT under the provisions of the Internal Revenue Code. To maintain qualification as a REIT, the Company is required to distribute at least 90% of its taxable income to shareholders and meet certain other requirements.

As a REIT, the Company is generally not liable for federal corporate income taxes. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal and state income taxes on its taxable income at regular corporate tax rates. Even if the Company maintains its qualification as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed income. For the year ended December 31, 2022, the Successor Company had state tax expense of $1,631. The Successor Company had state tax expense of $142 for the period from November 1, 2021 through December 31, 2021. State tax expense for the Predecessor Company was $2,992 during the period from January 1, 2021 through October 31, 2021. State tax expense for the Predecessor Company was $2,882 for the year ended December 31, 2020.

The Company has also elected taxable REIT subsidiary status for some of its subsidiaries. This enables the Company to receive income and provide services that would otherwise be impermissible for REITs. For these entities, deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of assets and liabilities at the enacted tax rates expected to be in effect when the temporary differences reverse. A valuation allowance for deferred tax assets is provided if the Company believes all or some portion of the deferred tax asset may not be realized. An increase or decrease in the valuation allowance that results from the change in circumstances that causes a change in the Company’s judgment about the realizability of the related deferred tax asset is included in income or expense, as applicable.

The Successor and Predecessor Company recorded an income tax (provision) benefit as follows:

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,	Year Ended December 31,
	2022	2021	2021	2020
Current tax provision	$(1,951)	$(4,968)	$(1,078)	$(2,278)
Deferred tax (provision) benefit	(1,128)	10,853	—	(14,558)
Income tax (provision) benefit	$(3,079)	$5,885	$(1,078)	$(16,836)

The Successor Company had a net deferred tax asset of $9,726 and $10,853 at December 31, 2022 and 2021, respectively. The net deferred tax asset at December 31, 2022 and 2021 is included in intangible lease assets and other assets. As of December 31, 2022, tax years that generally remain subject to examination by the Company’s major tax jurisdictions include 2022, 2021, 2020 and 2019.

The Company reports any income tax penalties attributable to its properties as property operating expenses and any corporate-related income tax penalties as general and administrative expenses in its consolidated statements of operations. In addition, any interest incurred on tax assessments is reported as interest expense. The Successor Company incurred nominal interest and penalty amounts during the year ended December 31, 2022 and for the period from November 1, 2021 through December 31, 2021. The Predecessor Company incurred nominal interest and penalty amounts during the period from January 1, 2021 through October 31, 2021 and for the year ended December 31, 2020.

Concentration of Credit Risk

The Company’s tenants include national, regional and local retailers. Financial instruments that subject the Company to concentrations of credit risk consist primarily of tenant receivables. The Company generally does not obtain collateral or other security to support financial instruments subject to credit risk, but it monitors the credit standing of tenants. The Company derives a substantial portion of its rental income from various national and regional retail companies; however, no single tenant collectively accounted for more than 5.0% of the Successor Company’s revenues for the year ended December 31, 2022.

Earnings per Share

Earnings per share ("EPS") is calculated under the two-class method. Under the two-class method, all earnings (distributed and undistributed) are allocated to common stock and participating securities. The Company grants restricted stock awards to certain employees under its share-based compensation program, which entitle recipients to receive nonforfeitable dividends during the vesting period on a basis equivalent to the dividends paid to holders of common stock. These unvested restricted stock awards meet the definition of participating securities based on their respective rights to receive nonforfeitable dividends.

Diluted EPS incorporates the potential impact of contingently issuable shares. Diluted EPS is calculated under both the two-class and treasury stock methods, and the more dilutive amount is reported. Performance stock units ("PSUs") and unvested restricted stock awards are contingently issuable common shares and are included in diluted EPS if the effect is dilutive. See Note 16 for a description of the long-term incentive program that these units relate to.

The following table presents the calculation of basic and diluted EPS (in thousands, except per share amounts):

	Successor		Predecessor
	Year Ended December 31,	Period from November 1, through December 31,	Period from January 1, through October 31,	Year Ended December 31,
	2022	2021	2021	2020
Basic earnings per share
Net loss attributable to the Company	$(93,482)	$(151,545)	$(470,627)	$(295,084)
Less: Preferred dividends undeclared	—	—	—	(37,410)
Less: Dividends allocable to unvested restricted stock	(2,537)	—	—	—
Net loss attributable to common shareholders	$(96,019)	$(151,545)	$(470,627)	$(332,494)
Weighted-average basic shares outstanding	30,046	20,208	196,591	190,277
Net loss per share attributable to common shareholders	$(3.20)	$(7.50)	$(2.39)	$(1.75)

Diluted earnings per share (1)
Net loss attributable to common shareholders	$(96,019)	$(151,545)	$(470,627)	$(332,494)
Weighted-average basic shares outstanding	30,046	20,208	196,591	190,277
Net loss per share attributable to common shareholders	$(3.20)	$(7.50)	$(2.39)	$(1.75)
(1)
Due to a net loss for the Successor year ended December 31, 2022, the computation of diluted EPS does not include contingently issuable shares due to their anti-dilutive nature. Had the Successor reported net income for the year ended December 31, 2022, the denominator for diluted EPS would have been 30,206,521, including 160,098 contingently issuable shares related to PSUs and unvested restricted stock awards. There were no potential dilutive common shares and there were no anti-dilutive shares for the Successor period from November 1, 2021 through December 31, 2021. There were no potential dilutive common shares and there were no anti-dilutive shares for the Predecessor period from January 1, 2021 through October 31, 2021 and for the Predecessor year ended December 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

NOTE 3. REVENUES

Revenues

The following table presents the Company's revenues disaggregated by revenue source:

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,	Year Ended December 31,
	2022	2021	2021	2020
Rental revenues	$542,247	$103,252	$450,922	$554,064
Revenues from contracts with customers (ASC 606):
Operating expense reimbursements	7,873	1,173	6,542	9,025
Management, development and leasing fees (1)	7,158	1,500	5,642	6,800
Marketing revenues (2)	2,819	2,112	1,571	2,716
	17,850	4,785	13,755	18,541

Other revenues	2,914	809	3,352	3,256
Total revenues (3)	$563,011	$108,846	$468,029	$575,861

(1)
Included in All Other segment.
(2)
Marketing revenues solely relate to the Malls segment for all years presented.
(3)
Sales taxes are excluded from revenues.

See Note 11 for information on the Company's segments.

Revenue from Contracts with Customers

Operating expense reimbursements

Under operating and other agreements with third parties, which own anchor or outparcel buildings at the Company's properties and pay no rent, the Company receives reimbursements for certain operating expenses such as ring road and parking area maintenance, landscaping and other fees. These arrangements are primarily either set at a fixed rate with rate increases typically every five years or are on a variable (pro rata) basis, typically as a percentage of costs allocated based on square footage or sales. The majority of these contracts have an initial term and one or more extension options, which cumulatively approximate 50 or more years as historically the initial term and any extension options are typically reasonably certain of being executed by the third party. The standalone selling price of each performance obligation is determined based on the terms of the contract, which typically assigns a price to each performance obligation that directly relates to the value the customer receives for the services being provided. Revenue is recognized as services are transferred to the customer. Variable consideration is based on historical experience and is generally recognized over time using the cost-to-cost method of measurement because it most accurately depicts the Company's performance in satisfying the performance obligation. The cumulative catch-up method is used to recognize any adjustments in variable consideration estimates. Under this method, any adjustment is recognized in the period it is identified.

Management, development and leasing fees

The Company earns revenue from contracts with third parties and unconsolidated affiliates for property management, leasing, development and other services. These contracts are accounted for on a month-to-month basis if the agreement does not contain substantive penalties for termination. The majority of the Company's contracts with customers are accounted for on a month-to-month basis. The standalone selling price of each performance obligation is determined based on the terms of the contract, which typically assigns a price to each performance obligation that directly relates to the value the customer receives for the services being provided. These contracts generally are for the following:

•
Management fees - Management fees are charged as a percentage of revenues (as defined in the contract) and recognized as revenue over time as services are provided.
•
Leasing fees - Leasing fees are charged for newly executed leases and lease renewals and are recognized as revenue upon lease execution, when the performance obligation is completed. In cases for which the agreement specifies 50% of the leasing commission will be paid upon lease execution with the remainder paid when the tenant opens, the Company estimates the amount of variable consideration it expects to receive by evaluating the likelihood of tenant openings using the most likely amount method and records the amount as an unbilled receivable (contract asset).
•
Development fees - Development fees may be either set as a fixed rate in a separate agreement or be a variable rate based on a percentage of project costs. Variable consideration related to development fees is generally recognized over time using the cost-to-cost method of measurement because it most accurately depicts the Company's performance in satisfying the performance obligation. Contract estimates are based on various assumptions including the cost and availability of materials, anticipated performance and the complexity of the work to be performed. The cumulative catch-up method is used to recognize any adjustments in variable consideration estimates. Under this method, any adjustment is recognized in the period it is identified.

Development and leasing fees received from an unconsolidated affiliate are recognized as revenue only to the extent of the third-party partner’s ownership interest. The Company's share of such fees are recorded as a reduction to the Company’s investment in the unconsolidated affiliate.

Marketing revenues

The Company earns marketing revenues from advertising and sponsorship agreements. These fees may be for tangible items in which the Company provides advertising services and creates signs and other promotional materials for the tenant or may be arrangements in which the customer sponsors a play area or event and receives specified brand recognition and other benefits over a set period of time. Revenue related to advertising services is recognized as goods and services are provided to the customer. Sponsorship revenue is recognized on a straight-line basis over the time period specified in the contract.

Performance obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer. If the contract does not specify the revenue by performance obligation, the Company allocates the transaction price to each performance obligation based on its relative standalone selling price. Such prices are generally determined using prices charged to customers or using the Company’s expected cost plus margin. Revenue is recognized as the Company’s performance obligations are satisfied over time, as services are provided, or at a point in time, such as leasing a space to earn a commission. Open performance obligations are those in which the Company has not fully or has partially provided the applicable good or services to the customer as specified in the contract. If consideration is received in advance of the Company’s performance, including amounts which are refundable, recognition of revenue is deferred until the performance obligation is satisfied or amounts are no longer refundable.

Outstanding Performance Obligations

The Company has outstanding performance obligations related to certain noncancellable contracts with customers for which it will receive fixed operating expense reimbursements for providing certain maintenance and other services as described above. As of December 31, 2022, the Company expects to recognize these amounts as revenue over the following periods:

Performance obligation	Less than 5 years	5-20 years	Over 20 years	Total
Fixed operating expense reimbursements	$20,872	$47,180	$42,875	$110,927

The Company evaluates its performance obligations each period and makes adjustments to reflect any known additions or cancellations. Performance obligations related to variable consideration, which is based on sales, are constrained.

NOTE 4. LEASES

Lessor

Rental Revenues

The majority of the Company’s revenues are earned through the lease of space at its properties. All the Company's leases with tenants for the use of space at its properties are classified as operating leases. Rental revenues include minimum rent, percentage rent, other rents and reimbursements from tenants for real estate taxes, insurance, common area maintenance ("CAM") and other operating expenses as provided in the lease agreements. The option to extend or terminate the Company’s leases is specific to each underlying tenant lease agreement. Typically, the Company's leases contain penalties for early termination. The Company doesn't have any leases that convey the right for the lessee to purchase the leased asset.

Minimum rental revenue from operating leases is recognized on a straight-line basis over the initial terms of the related leases. Certain tenants are required to pay percentage rent if their sales volumes exceed thresholds specified in their lease agreements. Percentage rent is recognized as revenue when the thresholds are achieved and the amounts become determinable.

The Company receives reimbursements from tenants for real estate taxes, insurance, CAM and other recoverable operating expenses as provided in the lease agreements. Any tenant reimbursements that require fixed payments are recognized on a straight-line basis over the initial terms of the related leases, whereas any variable payments are recognized when earned in accordance with the tenant lease agreements. Tenant reimbursements related to certain capital expenditures are billed to tenants over periods of 5 to 15 years.

The components of rental revenues are as follows:

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,	Year Ended December 31,
	2022	2021	2021	2020
Fixed lease payments	$396,755	$75,740	$271,221	$459,958
Variable lease payments	145,492	27,512	179,701	94,106
Total rental revenues	$542,247	$103,252	$450,922	$554,064

The undiscounted future fixed lease payments to be received under the Company's operating leases as of December 31, 2022, are as follows:

Years Ending December 31,	Operating Leases
2023	$366,633
2024	294,854
2025	229,284
2026	171,650
2027	121,611
Thereafter	266,165
Total undiscounted lease payments	$1,450,197

NOTE 5. ACQUISITIONS

The Company's acquisitions of shopping center and other properties are accounted for as acquisitions of assets. The Company includes the results of operations of real estate assets acquired in the consolidated statements of operations from the date of the related acquisition.

2022 Acquisitions

In July 2022, the Successor Company acquired the JC Penney parcel located at CoolSprings Galleria for $5,650. This property is included in All Other for purposes of segment reporting.

2021 and 2020 Acquisitions

There were no acquisitions during the Successor period from November 1, 2021 through December 31, 2021 or the Predecessor period from January 1, 2021 through October 31, 2021. There were no acquisitions during the Predecessor year ended December 31, 2020.

NOTE 6. DISPOSITIONS AND HELD FOR SALE

Based on its analysis, the Company determined that the dispositions described below do not meet the criteria for classification as discontinued operations and are not considered to be significant disposals based on its quantitative and qualitative evaluation. Thus, the results of operations of the properties described below, as well as any related gain or loss, are included in net income (loss) for all periods presented, as applicable.

2022 Dispositions

During the year ended December 31, 2022, the Successor Company deconsolidated Greenbrier Mall, which resulted in $36,250 of gain on deconsolidation. Greenbrier Mall was included in Malls for purposes of segment reporting. See Note 15 for additional information.

For the year ended December 31, 2022, the Successor Company realized a gain of $5,345, primarily related to the sale of five outparcels. Gross proceeds from sales of real estate assets were $11,490 for the Successor year ended December 31, 2022. During the year ended December 31, 2022, the Successor Company sold an outparcel that resulted in a loss on sale of $252. See Note 15 for additional information.

2021 Dispositions

The Predecessor Company realized a gain of $12,187 primarily related to the sale of The Residences at Pearland Town Center, four anchors and four outparcels during the period from January 1, 2021 through October 31, 2021. Those transactions generated gross proceeds of $34,293.

2020 Dispositions

The Predecessor Company realized a gain of $4,696 primarily related to the sale of eight outparcels during the year ended December 31, 2020.

The Predecessor Company recognized a gain on extinguishment of debt for the properties listed below, which represented the amount by which the outstanding debt balance exceeded the net book value of the property as of the date title to the property was transferred to the mortgage holder in satisfaction of the non-recourse debt secured by the property.

Sales Date	Property	Property Type	Location	Balance of Non-recourse Debt	Gain on Extinguishment of Debt
August	Hickory Point Mall	Malls	Forsyth, IL	$27,446	$15,446
December	Burnsville Center	Malls	Burnsville, MN	64,233	17,075
				$91,679	$32,521

Held-for-Sale

As of December 31, 2022 and 2021, there were no properties that met the criteria to be considered held-for-sale.

NOTE 7. UNCONSOLIDATED AFFILIATES

Although the Company had majority ownership of certain joint ventures during 2022, 2021 and 2020, it evaluated the investments and concluded that the other partners or owners in these joint ventures had substantive participating rights or the ability to direct the activities that most significantly affect the economic performance of VIEs, such as approvals of:

•
the pro forma for the development and construction of the project and any material deviations or modifications thereto;
•
the site plan and any material deviations or modifications thereto;
•
the conceptual design of the project and the initial plans and specifications for the project and any material deviations or modifications thereto;
•
any acquisition/construction loans or any permanent financings/refinancings;
•
the annual operating budgets and any material deviations or modifications thereto;
•
the initial leasing plan and leasing parameters and any material deviations or modifications thereto; and

•
any material acquisitions or dispositions with respect to the project.

As a result of these considerations, the Company accounts for these investments using the equity method of accounting.

At December 31, 2022, the Successor Company had investments in 23 entities, which are accounted for using the equity method of accounting. The Successor Company's ownership interest in these unconsolidated affiliates ranges from 33.0% to 65.0%. Of these entities, 16 are owned in 50/50 joint ventures.

2022 Activity - Unconsolidated Affiliates

Ambassador Town Center J.V., LLC

In June 2022, the joint venture entered into a new $42,492, non-recourse loan secured by Ambassador Town Center. The loan matures in June 2029 and bears a fixed interest rate of 4.35%. The previous loan was paid off in conjunction with the closing of the new loan.

Asheville Mall CBMS, LLC

In August 2022, the Successor Company transferred title to the mall to the mortgage holder in satisfaction of the non-recourse debt secured by the property, which had a balance of $62,121.

Atlanta Outlet JV, LLC

In February 2022, the joint venture entered into a forbearance agreement with the lender regarding the default triggered by the filing of the Chapter 11 Cases related to the loan secured by The Outlet Shoppes at Atlanta.

BI Development, LLC and BI Development II, LLC

In August 2022, the Successor Company and another joint venture member bought out a third member's interest increasing the Successor Company's interest from 20% to a 50% membership interest in each joint venture.

Bullseye, LLC

In March 2022, the joint venture sold its income-producing property, which generated gross proceeds of $10,500. The Successor Company’s share of the net profit from the sale was $662.

EastGate Mall CMBS, LLC

In September 2022, the Successor Company transferred title to the mall to the mortgage holder in satisfaction of the non-recourse debt secured by the property, which had a balance of $29,951.

Fremaux Town Center JV, LLC

In March 2022, the joint venture entered into a forbearance agreement with the lender regarding the default triggered by the Chapter 11 Cases related to the loan secured by Fremaux Town Center.

Greenbrier Mall II, LLC

In March 2022, the Successor Company deconsolidated Greenbrier Mall as a result of the Successor Company losing control when the property was placed in receivership. For the year ended December 31, 2022, the Successor Company recognized a gain on deconsolidation of $36,250. In October 2022, the Successor Company transferred title to the mall to the mortgage holder in satisfaction of the non-recourse debt secured by the property, which had a balance of $61,647.

Louisville Outlet Shoppes, LLC

In May 2022, the joint venture entered into a forbearance agreement with the lender regarding the default triggered by the Chapter 11 Cases related to the loan secured by The Outlet Shoppes of the Bluegrass. In August 2022, the joint venture notified the lender of its election to extend the loan secured by The Outlet Shoppes of the Bluegrass - Phase II through April 15, 2023. The loan secured by The Outlet Shoppes of the Bluegrass - Phase II had a balance of $7,397 as of December 31, 2022.

Mall of South Carolina, LP and Mall of South Carolina Outparcel, LP

In March 2022, the joint ventures entered into forbearance agreements with the lenders regarding the default triggered by the Chapter 11 Cases related to the loans secured by Coastal Grand and Coastal Grand Crossing.

Shoppes at Eagle Point, LLC

In April 2022, the joint venture entered into a new $40,000, ten-year, non-recourse loan secured by The Shoppes at Eagle Point. The new loan bears a fixed interest rate of 5.4%. Proceeds from the new loan were utilized to retire the previous partial recourse loan, which had been set to mature in October 2022.

Vision-CBL Mayfaire TC Hotel, LLC

In August 2022, the joint venture entered into an agreement to acquire, develop and operate a hotel adjacent to Mayfaire Town Center. In December 2022, the Successor Company recorded a $1,436 gain on sale of real estate assets related to land that it contributed to the joint venture in exchange for a 49% membership interest. The unconsolidated affiliate is a VIE. The joint venture has entered into a construction loan in the amount of $18,900.

York Town Center Holding, LP

In March 2022, the joint venture entered into a $30,000 non-recourse mortgage note payable, secured by York Town Center, that provides for a three-year term and a fixed interest rate of 4.75%. The monthly debt service is interest only for the first eighteen months. Proceeds from the new loan were used to retire the previous loans.

2021 Activity - Unconsolidated Affiliates

Ambassador Infrastructure, LLC

The joint venture reached an agreement with the lender to modify the loan secured by Ambassador Infrastructure. The agreement provides an additional four-year term with a fixed interest rate of 3.0%. The extended loan, maturing in March 2025, had an outstanding balance of $7,001 at December 31, 2022. Additionally, the agreement provides a waiver related to the default triggered as a result of the Chapter 11 Cases, which became effective when the Company and the Operating Partnership, together with certain of its direct and indirect subsidiaries (collectively, the “Debtors”) emerged from bankruptcy on November 1, 2021.

Asheville Mall CMBS, LLC and Park Plaza Mall CMBS, LLC

During the period from January 1, 2021 through October 31, 2021, the Predecessor Company deconsolidated Asheville Mall and Park Plaza as a result of the Predecessor Company losing control of these properties when each was placed in receivership as part of the foreclosure process. The Predecessor Company evaluated the loss of control of each property and determined that it was no longer the primary beneficiary of the respective wholly owned subsidiaries that own these properties. As a result, the Predecessor Company adjusted the combined negative equity in the two entities to zero, which represents the estimated fair value of the Predecessor Company’s investments in these properties, and recognized a gain on deconsolidation of $55,131. In October 2021, the foreclosure of Park Plaza was completed.

Continental 425 Fund LLC

In December 2021, the Successor Company sold its interest in the Continental 425 Fund LLC joint venture. This joint venture owned the Springs at Port Orange, which was secured by a $44,400 loan. The Successor Company received $7,103 in proceeds after factoring in its share of the outstanding debt.

EastGate Mall CMBS, LLC

In December 2021, the Successor Company deconsolidated EastGate Mall as a result of the Successor Company losing control of the property when it was placed in receivership as part of the foreclosure process. The Successor Company evaluated the loss of control and determined that it was no longer the primary beneficiary of the wholly owned subsidiary that owns this property. As a result, the Successor Company adjusted the combined negative equity in the entity to zero, which represents the estimated fair value of the Successor Company’s investment in this property, and recognized a gain on deconsolidation of $19,126.

EastGate Storage, LLC, Hamilton Place Self Storage, LLC, Parkdale Self Storage, LLC and Self-Storage at Mid Rivers, LLC

In December 2021, EastGate Mall Self Storage, Hamilton Place Self Storage, Mid Rivers Mall Self Storage and Parkdale Mall Self Storage were sold, which generated $42,000 in gross proceeds. Proceeds were used to pay off the total outstanding debt secured by the properties of $25,855. The Successor Company’s share of the proceeds after paying off the outstanding debt amounted to $7,637.

Port Orange I, LLC

In March 2021, the joint venture reached an agreement with the lender to modify the loan secured by The Pavilion at Port Orange. The agreement provides an additional four-year term, with a one-year extension option, for a fully extended maturity date of February 2026. Also, the agreement provides for interest of LIBOR plus 2.5% in years one and two, LIBOR plus 2.75% in year three, LIBOR plus 3.0% in year four and LIBOR plus 3.25% in year five. Additionally, the agreement provides forbearance related to the default triggered as a result of the Chapter 11 Cases, which became effective when the Debtors emerged from bankruptcy on November 1, 2021. This loan had a total outstanding balance of $49,498 at December 31, 2022, of which our share was $24,749.

West Melbourne I, LLC

In March 2021, the joint venture reached agreements with the lender to modify the loans secured by Hammock Landing Phases I & II. Each agreement provides an additional four-year term, with a one-year extension option, for a fully extended maturity date of February 2026. Also, each agreement provides for interest of LIBOR plus 2.5% in years one and two, LIBOR plus 2.75% in year three, LIBOR plus 3.0% in year four and LIBOR plus 3.25% in year five. Additionally, the agreements provide forbearance related to the default triggered as a result of the Chapter 11 Cases, which became effective when the Debtors emerged from bankruptcy on November 1, 2021. These loans had a combined total outstanding loan balance of $48,793 at December 31, 2022, of which our share was $24,397.

2020 Activity - Unconsolidated Affiliates

Atlanta Outlet JV, LLC

In February 2020, Atlanta Outlet JV, LLC, a 50/50 joint venture, closed on a new loan in the amount of $4,680, with an interest rate of LIBOR plus 2.5% and a maturity date of November 2023. Proceeds were used to retire the previous loan. The Operating Partnership and its joint venture partner each guaranteed 100% of the loan. The unconsolidated affiliate is a VIE.

BI Development II, LLC

In June 2020, the Predecessor Company entered into a joint venture, BI Development II, LLC, to acquire, redevelop and operate the vacant Sears parcel at Northgate Mall in Chattanooga, TN. The Company had a 20% membership interest in the joint venture. The Successor Company made no initial capital contribution and has no future funding obligations. The unconsolidated affiliate is a VIE.

CBL/T-C, LLC

In October 2020, Oak Park Mall, LLC entered a forbearance agreement with the lender to restructure the non-recourse loan that is secured by Oak Park Mall. Pursuant to the terms of the forbearance agreement, all interest payments from June 2020 through November 2020 were deferred. The loan was interest only through November 1, 2022; however, beginning on September 1, 2021 and continuing through November 1, 2022, the deferred interest was repaid in equal monthly installments in addition to the scheduled interest payments. Beginning December 1, 2022, Oak Park Mall, LLC began making full monthly payments of principal and interest. Oak Park Mall, LLC executed a deed-in-lieu of foreclosure, along with other transfer documents, for the benefit of the lender, which were placed in escrow. In the event Oak Park Mall, LLC fails to make any of the required payments under the forbearance agreement, the lender can exercise its rights to receive the deed-in-lieu and other transfer documents from escrow. The unconsolidated affiliate is a VIE.

Condensed Combined Financial Statements - Unconsolidated Affiliates

Condensed combined financial statement information of the unconsolidated affiliates is as follows:

	December 31, 2022	December 31, 2021
ASSETS:
Investment in real estate assets	$1,971,348	$2,364,154
Accumulated depreciation	(829,574)	(934,374)
	1,141,774	1,429,780
Developments in progress	10,914	7,288
Net investment in real estate assets	1,152,688	1,437,068
Other assets	170,756	188,683
Total assets	$1,323,444	$1,625,751
LIABILITIES:
Mortgage and other indebtedness, net	$1,333,152	$1,452,794
Other liabilities	33,419	64,598
Total liabilities	1,366,571	1,517,392
OWNERS' EQUITY:
The Company	3,123	102,792
Other investors	(46,250)	5,567
Total owners' equity (deficit)	(43,127)	108,359
Total liabilities and owners’ equity	$1,323,444	$1,625,751

.	Year Ended December 31,
	2022	2021	2020
Total revenues	$260,275	$251,933	$213,319
Net income (loss) (1)	$137,454	$58,596	$(12,659)

(1)
The Successor Company's and the Predecessor Company's pro rata share of net income (loss) is included in equity in earnings (losses) of unconsolidated affiliates for each period presented in the accompanying consolidated statements of operations. The Successor Company's pro rata share of net income was $19,796 for the year ended December 31, 2022. The Successor Company’s pro rata share of net income was $797 for the period from November 1, 2021 through December 31, 2021. The Predecessor Company’s pro rata share of net loss was $10,823 for the period from January 1, 2021 through October 31, 2021. The Predecessor Company’s pro rata share of net loss was $14,854 for the year ended December 31, 2020.

Variable Interest Entities

The Operating Partnership and certain of its subsidiaries are deemed to have the characteristics of a VIE primarily because the limited partners of these entities do not collectively possess substantive kick-out or participating rights.

Generally, a VIE is a legal entity in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. A limited partnership is considered a VIE when the majority of the limited partners unrelated to the general partner possess neither the right to remove the general partner without cause, nor proportionate rights to participate in the decisions that most significantly affect the financial results of the partnership. The Company consolidates the Operating Partnership, which is a VIE, for which the Company is the primary beneficiary. The Company, through the Operating Partnership, consolidates all VIEs for which it is the primary beneficiary. In determining whether the Company is the primary beneficiary of a VIE, the Company considers qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of the Company's investment; the obligation or likelihood for the Company or other investors to provide financial support; and the similarity with and significance to the Company's business activities and the business activities of the other investors.

Consolidated VIEs

As of December 31, 2022, the Company had investments in 11 consolidated VIEs with ownership interests ranging from 50% to 92%.

See Note 14 for a description of guarantees the Operating Partnership has issued related to the unconsolidated affiliates.

NOTE 8. MORTGAGE AND OTHER INDEBTEDNESS, NET

CBL has no indebtedness. Either the Operating Partnership or one of its consolidated subsidiaries that it has a direct or indirect ownership interest in is the borrower on all the Company's debt.

CBL is a limited guarantor of the secured term loan for losses suffered solely by reason of fraud or willful misrepresentation by the Operating Partnership or its affiliates.

The Company's mortgage and other indebtedness, net, and 10% senior secured notes due 2029 (the “Secured Notes”) consisted of the following:

	December 31, 2022		December 31, 2021
	Amount	Weighted- Average Interest Rate (1)	Amount	Weighted- Average Interest Rate (1)
Fixed-rate debt at fair value:
Secured Notes - at fair value (carrying amount of $395,000 as of December 31, 2021)	$—	—	$395,395	10.00%

Fixed-rate debt:
Exchangeable senior secured notes	—	—	150,000	7.00%
Open-air centers and outparcels loan	180,000	6.95%	—	—
Non-recourse loans on operating properties	843,634	4.90%	916,927	5.04%
Total fixed-rate debt	1,023,634	5.26%	1,066,927	5.32%
Variable-rate debt:
Secured term loan	829,452	6.87%	880,091	3.75%
Open-air centers and outparcels loan	180,000	8.22%	—	—
Non-recourse loans on operating properties	56,490	7.26%	66,911	3.21%
Total variable-rate debt	1,065,942	7.12%	947,002	3.71%
Total fixed-rate and variable-rate debt	2,089,576	6.21%	2,013,929	4.56%
Unamortized deferred financing costs	(17,101)		(1,567)
Debt discounts (2)	(72,289)		(199,153)
Total mortgage and other indebtedness, net	$2,000,186		$1,813,209

(1)
Weighted-average interest rate excludes amortization of deferred financing costs.
(2)
In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing a debt discount on the Effective Date. The debt discount is accreted over the term of the respective debt using the effective interest method. The remaining debt discounts at December 31, 2022 will be accreted over a weighted average period of 2.9 years.

Non-recourse loans on operating properties, the open-air centers and outparcels loan and the secured term loan include loans that are secured by properties owned by the Company that have a carrying value of $1,632,708 at December 31, 2022.

Financial Covenants and Restrictions

Certain of the Company’s properties that are pledged as collateral on non-recourse mortgage loans are subject to cash management agreements with the lenders, which restrict the cash balances associated with those properties to only be used for debt service, capital expenditures and operating expense obligations.

Corporate Debt

Exit Credit Agreement

On the Effective Date, CBL & Associates HoldCo I, LLC (“HoldCo I”), a wholly owned subsidiary of the Operating Partnership, entered into an amended and restated credit agreement (the “exit credit agreement”), providing for an $883,700 senior secured term loan that matures November 1, 2025. Upon satisfaction of certain conditions, the maturity date will automatically extend to November 1, 2026 and upon further satisfaction of certain conditions the maturity date will automatically extend to November 1, 2027. The Exit Credit Agreement bears interest at a rate per annum equal to LIBOR for the applicable period plus 275 basis points, subject to a LIBOR floor of 1.0%.

The exit credit agreement requires HoldCo I to comply with certain financial ratios in the aggregate for the collateral properties, including a covenant that it not permit the (i) interest coverage ratio (as defined in the exit credit agreement) commencing with the fiscal quarter ending December 31, 2021, to be less than 1.50 to 1.00, (ii) minimum debt yield ratio (as defined in the exit credit agreement) commencing with the fiscal quarter ending March 31, 2023 as of the last day of any fiscal quarter ending prior to the maturity date, to be less than eleven and a half percent (11.50%) and (iii) the occupancy rate (as defined in the exit credit agreement) commencing with the fiscal quarter ending March 31, 2023, as of the last day of any fiscal quarter ending prior to the maturity date, to be less than seventy five percent (75%). The Operating Partnership provided a limited guaranty up to a maximum of $175,000 (the “principal liability cap”). The principal liability cap is reduced by an amount equal to 100% of the first $2,500 in principal amortization made by HoldCo I each calendar year and is reduced further by 50% of the principal amortization payments made by HoldCo I each calendar year in excess of the first $2,500 in principal amortization for such calendar year. As of December 31, 2022, the principal liability cap had been reduced to $140,986. The principal liability cap is eliminated when the loan balance is reduced below $650,000. Additionally, the Company believes that it was in compliance with all financial covenants and restrictions at December 31, 2022.

The exit credit agreement is secured by first-priority liens on substantially all the personal and real property assets of HoldCo I and its direct and indirect subsidiaries, including without limitation, HoldCo I’s and the subsidiary guarantors’ ownership interests in the capital stock, membership interests or partnership interests in the subsidiary guarantors. HoldCo I consists of sixteen malls, three lifestyle centers, three open-air centers and various parcels adjacent to the respective properties.

Secured Notes Indenture

On the Effective Date, CBL & Associates HoldCo II, LLC ("HoldCo II") entered into a secured notes indenture relating to the Secured Notes in an aggregate principal amount of $455,000. The Secured Notes were scheduled to mature November 15, 2029 and bore interest at a rate of 10% per annum, payable semi-annually on November 15 and May 15, beginning May 15, 2022.

The Secured Notes were secured by first priority perfected liens on certain personal and real property assets owned as of the Effective Date by HoldCo II and certain secured notes subsidiary guarantors and certain assets of HoldCo II and each secured notes subsidiary guarantor acquired after the Effective Date.

HoldCo II could redeem the Secured Notes at its option, subject to satisfaction of customary conditions thereof, including payment of accrued and unpaid interest through the date of such optional redemption and any applicable premium. HoldCo II redeemed $60,000 aggregate principal amount of the Secured Notes pursuant to an optional redemption on November 8, 2021, which left an outstanding balance of $395,000. As noted below, proceeds from 2022 financings were used to complete the redemption of all $395,000 outstanding on the Secured Notes.

Exchangeable Notes Indenture

On the Effective Date, HoldCo II entered into a secured exchangeable notes indenture relating to the issuance of the exchangeable notes in an aggregate principal amount of $150,000. The exchangeable notes were scheduled to mature November 15, 2028 and bore interest at a rate of 7.0% per annum, payable semi-annually on November 15 and May 15, beginning May 15, 2022.

The exchangeable notes were secured by first priority perfected liens on certain personal and real property assets owned as of the Effective Date by Holdco II and certain of its subsidiaries and certain assets of HoldCo II and each of its subsidiaries acquired after the Effective Date.

In December 2021, the Company announced that HoldCo II exercised its optional exchange right with respect to all the $150,000 aggregate principal amount of the exchangeable notes. The exchange date was January 28, 2022, and settlement occurred on February 1, 2022. Per the terms of the indenture governing the exchangeable notes, shares of the Company’s common stock, par value $0.001, plus cash in lieu of fractional shares, were issued to settle the exchange. On February 1, 2022, the Company issued 10,982,795 shares of common stock to holders of the exchangeable notes in satisfaction of principal, accrued interest and the make whole payment, and all the exchangeable notes were cancelled in accordance with the terms of the indenture.

Fixed-Rate Property Debt

As of December 31, 2022, fixed-rate loans on operating properties bear interest at stated rates ranging from 4.25% to 6.95%. Fixed-rate loans on operating properties generally provide for monthly payments of principal and/or interest and mature at various dates through June 2032, with a weighted-average maturity of 2.1 years.

2022 Activity

In February 2022, the loan secured by Fayette Mall was modified to reduce the fixed interest rate to 4.25% and extend the maturity date through May 2023, with three one-year extension options, subject to certain requirements. As part of the modification, two ground leased outparcels were released from the collateral in exchange for the addition of the redeveloped former middle anchor location. As of December 31, 2022, the loan secured by Fayette Mall had a balance of $127,568.

In March 2022, the Company deconsolidated Greenbrier Mall as a result of the Company losing control when the property was placed in receivership. See Note 7 for additional information.

In May 2022, the loan secured by Arbor Place was extended for four years, with a new maturity date of May 2026. The interest rate remained at the current fixed rate of 5.10%. As of December 31, 2022, the loan secured by Arbor Place had a balance of $97,244.

In May 2022, the loan secured by Northwoods Mall was extended for four years, with a new maturity date of April 2026. The interest rate remained at the current fixed rate of 5.08%. As of December 31, 2022, the loan secured by Northwoods Mall had a balance of $57,059.

In May 2022, the Company entered into a new $65,000 non-recourse loan. The loan has a ten-year term with a fixed interest rate of 5.85%. It is interest-only for the first three years. The loan is secured by open-air centers, which include Hamilton Crossing, Hamilton Corner, The Terrace and The Shoppes at Hamilton Place. Proceeds from the loan were used to redeem $60,000 aggregate principal amount of the Secured Notes. Also, the previous $7,058 Hamilton Crossing loan was paid off in conjunction with the closing of the new loan.

In June 2022, the Company entered into a new $360,000 loan that is interest only until maturity. The interest rate is a fixed 6.95% for $180,000 of the loan, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The loan has an initial term of five years with one two-year extension, subject to certain conditions. The loan is secured by a pool of 90 outparcels and 13 open-air centers. The open-air centers include Alamance Crossing West, CoolSprings Crossing, Courtyard at Hickory Hollow, Frontier Square, Gunbarrel Pointe, Harford Annex, The Plaza at Fayette, Sunrise Commons, The Shoppes at St. Clair Square, The Landing at Arbor Place, West Towne Crossing, West Towne District and WestGate Crossing. Proceeds from the loan were used to complete the redemption of all $335,000 outstanding on the Secured Notes, which eliminated the recourse guaranty. Also, proceeds were used to paydown $8,322 on the Brookfield Square Anchor Redevelopment loan, which had an outstanding balance of $18,240 as of December 31, 2022.

In June 2022, the Company paid off the $14,949 loan secured by CBL Center at maturity.

In August 2022, the loan secured by Parkdale Mall and Crossing was extended to March 2026. As of December 31, 2022, the loan secured by Parkdale Mall and Crossing had a balance of $63,136.

In October 2022, the loan secured by The Outlet Shoppes at Gettysburg was modified after the lender's claim against the general unsecured claim pool related to the Chapter 11 Cases was allowed. The loan balance was reduced to $21,000 and the corporate recourse was eliminated. The fixed interest rate of 4.80% and the maturity date of October 2025 remain unchanged. The modification resulted in the loan being treated as a new loan for accounting purposes, which resulted in the recognition of gain on extinguishment of debt of $7,344. As of December 31, 2022, the loan secured by Outlet Shoppes at Gettysburg had a balance of $20,974.

In October 2022, the Company entered into a short-term extension with the lender regarding the loan secured by Cross Creek Mall. This action extended the maturity date to January 5, 2023. The Company remains in discussions with the lender regarding a long term extension. As of December 31, 2022, the loan secured by Cross Creek Mall had a balance of $97,431.

In October 2022, the Company reached an agreement with the lender to extend the loan secured by Southpark Mall through June 2026, as well as waive the default triggered by the Company's bankruptcy filing. As of December 31, 2022, the loan secured by Southpark Mall had a balance of $54,022.

In October 2022, the Company entered into a loan reinstatement and reaffirmation agreement with the lender regarding the loan secured by Jefferson Mall, which waived the default triggered by the Company's bankruptcy filing. As of December 31, 2022, the loan secured by Jefferson Mall had a balance of $55,817.

Variable-Rate Property Debt

Two non-recourse loans secured by operating properties, totaling $56,490, mature in 2023. The two non-recourse loans and the open-air centers and outparcels loan bear interest at a variable interest rate indexed to LIBOR and SOFR, respectively. At December 31, 2022, the interest rates ranged from 7.02% to 8.22%.

2021 Modifications

In May 2021, the subsidiary that owns The Outlet Shoppes at Laredo filed for bankruptcy. In September 2021, the Company reached an agreement with the lender to amend the loan secured by The Outlet Shoppes at Laredo and dismiss the bankruptcy case. The loan term was extended through June 2023 and contains a one-year extension option.

In October 2021, Brookfield Square Anchor S, LLC filed for bankruptcy. In December 2021, the Company reached an agreement with the lender to amend the loan secured by the Brookfield Square anchor redevelopment and dismiss the bankruptcy case. The loan term was extended through December 2023 and contains a one-year extension option.

Other

Several of the Company’s properties are owned by special purpose entities, created as a requirement under certain loan agreements that are included in the Company’s consolidated financial statements. The sole business purpose of the special purpose entities is to own and operate these properties. The real estate and other assets owned by these special purpose entities are restricted under the loan agreements in that they are not available to settle other debts of the Company. However, so long as the loans are not under an event of default, as defined in the loan agreements, the cash flows from these properties, after payments of debt service, operating expenses and reserves, are available for distribution to the Company.

Scheduled Principal Payments

As of December 31, 2022, the scheduled principal amortization and balloon payments of the Company’s consolidated debt, excluding extensions available at the Company’s option, on all mortgage and other indebtedness, are as follows:

2023	$321,695
2024	83,003
2025	813,630
2026	377,078
2027	360,896
Thereafter	62,855
Total	2,019,157
Principal balance of loans with maturity date prior to December 31, 2022 (1)	70,419
Total mortgage and other indebtedness	$2,089,576
(1)
Represents the aggregate principal balance as of December 31, 2022 of the loans secured by Alamance Crossing East and Westgate Mall, which are in maturity default. The Company is in discussions with the lender regarding the loans secured by these properties. The loan secured by Alamance Crossing East matured in July 2021 and had a balance of $41,417 as of December 31, 2022. The loan secured by Westgate Mall matured in July 2022 and had a balance of $29,002 as of December 31, 2022.

Of the $321,695 of scheduled principal payments in 2023, $281,489 relates to the maturing principal balance of four operating property loans.

As of December 31, 2022, the Company had $553,910 of property-level debt and related obligations, including unconsolidated debt and related obligations, maturing or callable within the next 12 months from the issuance of the financial statements. Management is in discussions with the lenders regarding foreclosure actions for two properties totaling $70,419 of mortgage notes payable and intends to refinance and/or extend the maturity dates for the remaining $483,492 of such mortgage notes payable. In instances where a refinancing and/or extension of maturity dates is unsuccessful the Company will repay certain of the mortgage notes based on the availability of liquidity and convey certain properties to the lender to satisfy the debt obligation.

NOTE 9. SHAREHOLDERS’ EQUITY

Common Stock and Common Units

The Successor Company's authorized common stock consists of 200,000,000 shares at $0.001 par value per share. The Successor Company had 31,780,109 and 20,774,716 shares of common stock issued and outstanding as of December 31, 2022 and 2021, respectively.

On September 8, 2022, the Company's board of directors adopted a short-term rights plan (the “Rights Plan”) that will expire on September 8, 2023, or sooner under certain circumstances. Pursuant to the Rights Plan, the board of directors authorized a dividend of one share purchase right (a “Right”) for each outstanding share of the Company's common stock. If a person or group of affiliated or associated persons acquires beneficial ownership of 10.0% or more of the Company's outstanding common shares, subject to certain exceptions (including exceptions for existing holders who do not increase their holdings as provided in the Rights Plan), each Right would effectively entitle its holder (other than the acquiring person or group of affiliated or associated persons) to purchase additional common shares at a substantial discount to the public market price. In addition, under certain circumstances, the Company may exchange the Rights (other than Rights beneficially owned by the acquiring person or group of affiliated or associated persons), in whole or in part, for common shares on a one-for-one basis, or the Company may redeem the Rights for cash at a price of $0.001 per Right.

On the Effective Date, by operation of the Debtors’ Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and its Affiliated Debtors (With Technical Modifications) (as modified at Docket No. 1521, the “Plan”), all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, including (1) CBL’s old common stock, par value $0.01 per share, and CBL’s old preferred stock and related depositary shares and (2) the Operating Partnership’s old limited partnership common interests and the old limited partnership preferred interests related to CBL’s old preferred stock, in each case issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

On the Effective Date, (1) CBL issued (i) 1,089,717 shares of new common stock to (a) existing holders of the old common stock and (b) certain of the existing holders of the old limited partnership common interests that have elected to receive shares of new common stock in exchange for old limited partnership common interests, (ii) 1,100,000 shares of new common stock to existing holders of the old preferred stock, (iii) 15,685,714 shares of new common stock to existing holders of the $450,000 of senior unsecured notes issued by the Operating Partnership in November 2013 that bear interest at 5.25% and mature on December 1, 2023 (the “2023 Notes”), the $300,000 of senior unsecured notes issued by the Operating Partnership in October 2014 that bear interest at 4.60% and mature on October 15, 2024 (the “2024 Notes”) and the $625,000 of senior unsecured notes issued by the Operating Partnership in December 2016 and September 2017 that bear interest at 5.95% and mature on December 15, 2026 (the “2026 Notes” and, collectively with the 2023 Notes and 2024 Notes, the "Notes") and other general unsecured claims, and (iv) 2,114,286 shares of new common stock to existing holders of consenting crossholder claims and (2) the Operating Partnership cancelled all of its old limited partnership common interests and issued 200,000 new common units of general partnership interests, 19,789,717 new common units of limited partnership interest to subsidiaries of CBL and 10,283 new common units of limited partner interests to certain of the existing holders of old limited partnership common interests that have elected to remain limited partners in the Operating Partnership. On the Effective Date, CBL had an aggregate of 20,000,000 shares of new common stock issued and outstanding (on a fully diluted basis after giving effect to any future election to exchange all new limited partnership interests for new common stock). On November 2, 2021, the newly issued common stock of the reorganized company commenced trading on the NYSE under the symbol CBL.

Partners in the Operating Partnership hold their ownership through common units of limited partnership interest, hereinafter referred to as "common units." A common unit and a share of CBL's common stock have essentially the same economic characteristics, as they effectively participate equally in the net income and distributions of the Operating Partnership. For each share of common stock issued by CBL, the Operating Partnership has issued a corresponding number of common units to CBL in exchange for the proceeds from the stock issuance.

Each limited partner in the Operating Partnership has the right to exchange all or a portion of its common units for shares of CBL's common stock, or at the Company's election, their cash equivalent. When an exchange for common stock occurs, the Company assumes the limited partner's common units in the Operating Partnership. The number of shares of common stock received by a limited partner of the Operating Partnership upon exercise of its exchange rights will be equal, on a one-for-one basis, to the number of common units exchanged by the limited partner. If the Company elects to pay cash, the amount of cash paid by the Operating Partnership to redeem the limited partner's common units will be based on the five-day trailing average of the trading price, at the time of exchange, of the shares of common stock that would otherwise have been received by the limited partner in the exchange. Neither the common units nor the shares of CBL's common stock are subject to any right of mandatory redemption.

Dividends

In June 2022, the board of directors established a regular quarterly dividend. The Company paid common stock dividends of $0.25 per share for each of the second, third and fourth quarters of 2022. The Successor Company did not pay any dividends to holders of its common shares payable for the period November 1, 2021 through December 31, 2021. The Predecessor Company did not pay any dividends to holders of its common shares payable for the period January 1, 2021 through October 31, 2021 and the year ended December 31, 2020.

In November 2022, the board of directors declared a special dividend of $2.20 per share of common stock, payable all in cash. The special dividend was paid on January 18, 2023, to stockholders of record as of the close of business on December 12, 2022.

The decision to declare and pay dividends on any outstanding shares of our common stock, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of the Company's board of directors and will depend on the Company's earnings, taxable income, cash flows, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under the Company's then-current indebtedness, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, Delaware law and such other factors as the Company's board of directors deems relevant. Any dividends payable will be determined by the Company's board of directors based upon the circumstances at the time of declaration. The Company's actual results of operations will be affected by a number of factors, including the revenues received from its properties, its operating expenses, interest expense, unanticipated capital expenditures and the ability of its anchors and tenants at its properties to meet their obligations for payment of rents and tenant reimbursements.

For purposes of determining net income (loss) attributable to common shareholders, the Predecessor Company disclosed the cumulation of undeclared dividends on its depositary shares each representing a 1/10th fractional share of the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) and the depositary shares each representing a 1/10th fractional share of the Company’s 6.625% Series E Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”). The undeclared dividends on the Predecessor Company’s Series D Preferred Stock and Series E Preferred Stock ceased to cumulate as of November 1, 2020 as a result of the Chapter 11 Cases.

The allocations of dividends declared and paid for income tax purposes for 2022 are as follows (income tax allocations are not applicable in 2021 or 2020 due to the Company not paying any dividends in those years):

Year Ended December 31,
2022
Dividends declared:
Common stock	$2.95
Allocations:
Common stock
Ordinary income	98.58%
Capital gains	1.42%
Return of capital	—%
Total	100.00%

NOTE 10. NONCONTROLLING INTERESTS

Noncontrolling Interests of the Company

Third parties held rights to convert noncontrolling interests in the Operating Partnership to 10,283 shares of common stock at December 31, 2022 and 2021.

The assets and liabilities allocated to the Operating Partnership’s noncontrolling interests are based on their ownership percentages of the Operating Partnership at December 31, 2022 and 2021. The ownership percentages are determined by dividing the number of common units held by each of the noncontrolling interests at December 31, 2022 and 2021 by the total common units outstanding at December 31, 2022 and 2021, respectively. The noncontrolling interest ownership percentage in assets and liabilities of the Successor Operating Partnership was 0.03% and 0.01% at December 31, 2022 and 2021, respectively.

Income is allocated to the Operating Partnership’s noncontrolling interests based on their weighted-average ownership during the year. The ownership percentages are determined by dividing the weighted-average number of common units held by each of the noncontrolling interests by the total weighted-average number of common units outstanding during the year.

A change in the number of shares of common stock or common units changes the percentage ownership of all partners of the Operating Partnership. A common unit is considered to be equivalent to a share of common stock since it generally is exchangeable for shares of the Company’s common stock or, at the Company’s election, their cash equivalent. As a result, an allocation is made between shareholders’ equity and noncontrolling interests in the Operating Partnership in the Successor Company's accompanying balance sheets to reflect the change in ownership of the Operating Partnership’s underlying equity when there is a change in the number of shares and/or common units outstanding. During the period January 1, 2021 through October 31, 2021 and the year ended December 31, 2020, the Predecessor Company allocated $865 and $6,002, respectively, from shareholders' equity to noncontrolling interest. During the period from January 1, 2021 through October 31, 2021 and the year ended December 31, 2020, the Predecessor Company allocated $6 and $302, respectively, from shareholders' equity to redeemable noncontrolling interest. There is no redeemable noncontrolling interest related to the Successor Company.

The total noncontrolling interest in the Successor Operating Partnership was $121 and $282 at December 31, 2022, and 2021 respectively.

Noncontrolling Interests in Other Consolidated Subsidiaries

The Successor Company had 11 and 12 other consolidated subsidiaries at December 31, 2022 and 2021, respectively, that had noncontrolling interests held by third parties and for which the related partnership agreements either do not include redemption provisions or are subject to redemption provisions that do not require classification outside of permanent equity. The total noncontrolling interests in other consolidated subsidiaries of the Successor Company was $(3,533) and $4,618 at December 31, 2022 and 2021, respectively.

The assets and liabilities allocated to noncontrolling interests in other consolidated subsidiaries of the Successor Company are based on the third parties’ ownership percentages in each subsidiary at December 31, 2022 and 2021, respectively. Income is allocated to noncontrolling interests in other consolidated subsidiaries based on the third parties’ weighted-average ownership in each subsidiary during the year.

Variable Interest Entities (VIE)

The Operating Partnership and certain of its subsidiaries are deemed to have the characteristics of a VIE primarily because the limited partners of these entities do not collectively possess substantive kick-out or participating rights.

Generally, a VIE is a legal entity in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. A limited partnership is considered a VIE when the majority of the limited partners unrelated to the general partner possess neither the right to remove the general partner without cause, nor proportionate rights to participate in the decisions that most significantly affect the financial results of the partnership. The Company consolidates the Operating Partnership, which is a VIE, for which the Company is the primary beneficiary. The Company, through the Operating Partnership, consolidates all VIEs for which it is the primary beneficiary. In determining whether the Company is the primary beneficiary of a VIE, the Company considers qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of the Company's investment; the obligation or likelihood for the Company or other investors to provide financial support; and the similarity with and significance to the Company's business activities and the business activities of the other investors.

The table below lists the Successor Company's consolidated VIEs as of December 31, 2022 and 2021, which do not reflect the elimination of any internal debt a consolidated VIE has with the Operating Partnership:

	As of December 31,		As of December 31,
	2022		2021
	Assets	Liabilities	Assets	Liabilities (1)
Consolidated VIEs:
Atlanta Outlet Outparcels, LLC	$819	$—	$831	$—
CBL Terrace LP	16,922	18,148	15,339	12,626
Gettysburg Outlet Center Holding, LLC	13,360	16,039	15,308	18,776
Gettysburg Outlet Center, LLC	3,058	—	3,062	—
Jarnigan Road LP	17,437	1,300	19,699	1,336
Jarnigan Road II, LLC	16,475	19,964	20,652	16,578
Laredo Outlet JV, LLC	23,443	34,886	25,542	26,121
Lebcon Associates	90,429	100,436	98,151	96,138
Lebcon I, Ltd	11,756	12,128	12,938	8,645
Louisville Outlet Outparcels, LLC	538	—	539	—
The Promenade at D'Iberville	—	—	49,401	51,603
Statesboro Crossing, LLC	797	—	803	—
	$195,034	$202,901	$262,265	$231,823
(1)
Due to the filing of the Chapter 11 Cases, the loan held by Gettysburg Outlet Center Holding, LLC became guaranteed by the Operating Partnership, and amounted to $35,804, excluding debt discounts, as of December 31, 2021. In October 2022, the guaranty was removed in conjunction with the loan modification. See Note 8 for additional details.

The table below lists the Company's unconsolidated VIEs as of December 31, 2022 (Successor):

Unconsolidated VIEs:	Investment in Real Estate Joint Ventures and Partnerships	Maximum Risk of Loss
Ambassador Infrastructure, LLC (1)	$—	$7,001
Atlanta Outlet JV, LLC (1)	—	4,383
BI Development, LLC	—	—
BI Development II, LLC	—	—
CBL-T/C, LLC	—	—
El Paso Outlet Center Holding, LLC	—	—
Fremaux Town Center JV, LLC	—	—
Louisville Outlet Shoppes, LLC (1)	—	7,397
Mall of South Carolina L.P.	—	—
Vision - CBL Hamilton Place, LLC	2,297	2,297
Vision - CBL Mayfaire TC Hotel, LLC	1,800	1,800
	$4,097	$22,878
(1)
See Note 14 for information on guarantees of debt.

NOTE 11. SEGMENT INFORMATION

The Company measures performance and allocates resources according to property type, which is determined based on certain criteria such as type of tenants, capital requirements, economic risks, leasing terms, and short- and long-term returns on capital. Rental income and tenant reimbursements from tenant leases provide the majority of revenues from all segments. The Company has aggregated malls, lifestyle centers and outlet centers into one reportable segment ("Malls") because they have similar economic characteristics and the Company provides similar products and services to similar types of, and in many cases, the same, tenants. The accounting policies of the reportable segments are the same as those described in Note 2.

Information on the Company’s reportable segments is presented as follows:

Year Ended December 31, 2022 (Successor)	Malls (1)	All Other (2)	Total
Revenues (3)	$485,014	$77,997	$563,011
Property operating expenses (4)	(174,593)	(17,137)	(191,730)
Interest expense	(142,015)	(75,327)	(217,342)
Gain on sales of real estate assets	—	5,345	5,345
Other expense	—	(834)	(834)
Segment profit (loss)	$168,406	$(9,956)	158,450
Depreciation and amortization			(256,310)
General and administrative			(67,215)
Litigation settlement			304
Interest and other income			4,938
Gain on extinguishment of debt			7,344
Loss on available-for-sale securities			(39)
Reorganization items, net			298
Loss on impairment			(252)
Gain on deconsolidation			36,250
Income tax provision			(3,079)
Equity in earnings of unconsolidated affiliates			19,796
Net loss			$(99,515)
Total assets	$1,695,813	$982,430	$2,678,243
Capital expenditures (5)	$28,744	$14,200	$42,944

For the Period November 1, through December 31, 2021 (Successor)	Malls (1)	All Other (2)	Total
Revenues (3)	$95,057	$13,789	$108,846
Property operating expenses (4)	(29,801)	(2,636)	(32,437)
Interest expense	(181,300)	(14,188)	(195,488)
Gain (loss) on sales of real estate assets	20	(23)	(3)
Other expense	—	(3)	(3)
Segment loss	$(116,024)	$(3,061)	(119,085)
Depreciation and amortization			(49,504)
General and administrative expense			(9,175)
Litigation settlement			118
Interest and other income			510
Gain on deconsolidation			19,126
Reorganization items			(1,403)
Income tax benefit			5,885
Equity in earnings of unconsolidated affiliates			797
Net loss			$(152,731)
Total assets	$1,961,061	$984,918	$2,945,979
Capital expenditures (5)	$3,415	$1,368	$4,783

For the Period January 1, through October 31, 2021 (Predecessor)	Malls (1)	All Other (2)	Total
Revenues (3)	$411,280	$56,749	$468,029
Property operating expenses (4)	(143,018)	(12,991)	(156,009)
Interest expense	(70,275)	(2,140)	(72,415)
Gain on sales of real estate assets	6,063	6,124	12,187
Other expense	(65)	(680)	(745)
Segment profit	$203,985	$47,062	251,047
Depreciation and amortization			(158,574)
General and administrative expense			(43,160)
Litigation settlement			932
Interest and other income			2,055
Reorganization items, net			(435,162)
Gain on deconsolidation			55,131
Loss on impairment			(146,781)
Income tax provision			(1,078)
Equity in losses of unconsolidated affiliates			(10,823)
Net loss			$(486,413)
Capital expenditures (5)	$21,662	$8,862	$30,524

Year Ended December 31, 2020 (Predecessor)	Malls (1)	All Other (2)	Total
Revenues (3)	$520,643	$55,218	$575,861
Property operating expenses (4)	(177,531)	(10,348)	(187,879)
Interest expense	(79,380)	(121,283)	(200,663)
Other expense	—	(953)	(953)
Gain (loss) on sales of real estate assets	(25)	4,721	4,696
Segment profit (loss)	$263,707	$(72,645)	191,062
Depreciation and amortization			(215,030)
General and administrative expense			(53,425)
Interest and other income			6,396
Litigation settlement			7,855
Gain on extinguishment of debt			32,521
Reorganization items			(35,977)
Loss on impairment			(213,358)
Prepetition charges			(23,883)
Income tax provision			(16,836)
Equity in losses of unconsolidated affiliates			(14,854)
Net loss			$(335,529)
Total assets	$3,702,523	$741,217	$4,443,740
Capital expenditures (5)	$36,425	$5,683	$42,108

(1)
The Malls category includes malls, lifestyle centers and outlet centers.
(2)
The All Other category includes open-air centers, outparcels, mortgage and other notes receivable, office buildings, self-storage facilities, corporate-level debt and the Management Company.
(3)
Management, development and leasing fees are included in the All Other category. See Note 3 for information on the Company’s revenues disaggregated by revenue source for each of the above segments.
(4)
Property operating expenses include property operating, real estate taxes and maintenance and repairs.
(5)
Includes additions to and acquisitions of real estate assets and investments in unconsolidated affiliates. Developments in progress are included in the All Other category.

NOTE 12. SUPPLEMENTAL AND NONCASH INFORMATION

The Company’s noncash investing and financing activities for the Successor year ended December 31, 2022, the Successor period from November 1, 2021 to December 31, 2021, the Predecessor period from January 1, 2021 to October 31, 2021 and the Predecessor year ended December 31, 2020 were as follows:

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,	Year Ended December 31,
	2022	2021	2021	2020
Additions to real estate assets accrued but not yet paid	$9,242	$11,108	$11,066	$5,945
Accrued dividends and distributions payable	70,058	—	—	—
Deconsolidation upon loss of control (1):
Decrease in real estate assets	(18,810)	(12,873)	(84,860)	—
Decrease in mortgage and other indebtedness	56,226	27,733	134,354	—
Decrease in operating assets and liabilities	5,686	4,266	5,808	—
Decrease in intangible lease and other assets	(6,852)	—	(171)	—
Settlement of mortgage debt obligations (2):
Decrease in mortgage and other indebtedness	3,857
Decrease in operating assets and liabilities	3,487
Transfer of real estate assets in settlement of mortgage debt obligations (2):
Decrease in real estate assets	—	—	—	(57,001)
Decrease in mortgage and other indebtedness	—	—	—	85,371
Decrease in operating assets and liabilities	—	—	—	4,288
Decrease in intangible lease and other assets	—	—	—	(137)
Conversion of exchangeable notes:
Decrease in mortgage and other indebtedness	150,000	—	—	—
Decrease in operating assets and liabilities	2,537	—	—	—
Increase in shareholders' equity	(152,537)	—	—	—
Conversion of Operating Partnership units to common stock	—	—	—	21,163
(1)
See Note 7 for more information.
(2)
See Note 8 for more information.

NOTE 13. RELATED PARTY TRANSACTIONS

The Management Company provides management, development and leasing services to the Company’s unconsolidated affiliates and other affiliated partnerships. The Successor Company recognized revenues for these services in the amount of $6,449 for the year ended December 31, 2022 and $1,136 for the period November 1, 2021 through December 31, 2021. The Predecessor Company recognized revenues for these services in the amount of $4,965 for the period from January 1, 2021 through October 31, 2021, and $4,940 for the year ended December 31, 2020.

NOTE 14. CONTINGENCIES

Securities Litigation

The Company and certain of its officers and directors were named as defendants in three putative securities class action lawsuits (collectively, the “Securities Class Action Litigation”), each filed in the United States District Court for the Eastern District of Tennessee, on behalf of all persons who purchased or otherwise acquired the Company’s securities during a specified period of time. Those cases were consolidated on July 17, 2019, under the caption In re CBL & Associates Properties, Inc. Securities Litigation, 1:19-cv-00149-JRG-CHS, and a consolidated amended complaint was filed on November 5, 2019, seeking to represent a class of purchasers from July 29, 2014 through March 26, 2019.

The operative complaint filed in the Securities Class Action Litigation alleges violations of the securities laws, including, among other things, that the defendants made certain materially false and misleading statements and omissions regarding the Company’s contingent liabilities, business, operations, and prospects during the period of time specified above. The plaintiffs seek compensatory damages and attorneys’ fees and costs, among other relief, but have not specified the amount of damages sought. On May 3, 2022, the court dismissed the Company from the Securities Class Action Litigation but declined to dismiss the individual defendants. The court also lifted the stay of the proceedings and, on June 9, 2022, entered a scheduling order. Plaintiffs’ motion for class certification, which was opposed, was fully briefed and pending as of December 31, 2022. Following a January 31, 2023 mediation before a private mediator, the parties reached an agreement in principle to resolve the Securities Class Action Litigation, subject to documentation and court approval. The putative settlement is expected to be fully funded by directors and officers liability insurance, subject to the terms and conditions thereof, with no contribution expected from the Company or the individual defendants. By agreeing to resolve the matter in principle, neither the Company nor any of the individual defendants are admitting any liability or wrongdoing, and they have expressly denied both. Rather, defendants entered into the agreement in principle to eliminate the risks, costs, and distractions associated with further litigation of this matter.

The outcome of these legal proceedings cannot be predicted with certainty.

On January 12, 2023, a purported shareholder filed a putative class action lawsuit captioned John Haynes v. Charles B. Lebovitz, et al., C.A. No. 2023-0033-NAC, in the Delaware Court of Chancery (the “Delaware Action”), naming the Company and certain directors as defendants. The Delaware Action alleged a claim against the Company for violation of Delaware General Corporation Law § 213(a) due to an improper record date for the 2022 annual meeting, and a claim for breach of fiduciary duty against the director defendants. The Delaware Action sought, among other things, a declaration that the directors breached their fiduciary duties, an equitable accounting, unspecified monetary relief, and attorneys’ fees. Defendants denied that any such relief was warranted, and on February 15, 2023, the Delaware Action was voluntarily dismissed.

The Company is currently involved in certain other litigation that arises in the ordinary course of business, most of which is expected to be covered by liability insurance. Management makes assumptions and estimates concerning the likelihood and amount of any potential loss relating to these matters using the latest information available. The Company records a liability for litigation if an unfavorable outcome is probable and the amount of loss or range of loss can be reasonably estimated. If an unfavorable outcome is probable and a reasonable estimate of the loss is a range, the Company accrues the best estimate within the range. If no amount within the range is a better estimate than any other amount, the Company accrues the minimum amount within the range. If an unfavorable outcome is probable but the amount of the loss cannot be reasonably estimated, the Company discloses the nature of the litigation and indicates that an estimate of the loss or range of loss cannot be made. If an unfavorable outcome is reasonably possible and the estimated loss is material, the Company discloses the nature and estimate of the possible loss of the litigation. Based on current expectations, such matters, both individually and in the aggregate, are not expected to have a material adverse effect on the liquidity, results of operations, business or financial condition of the Company.

Environmental Contingencies

The Company evaluates potential loss contingencies related to environmental matters using the same criteria described above related to litigation matters. Based on current information, an unfavorable outcome concerning such environmental matters, both individually and in the aggregate, is considered to be reasonably possible. However, the Company believes its maximum potential exposure to loss would not be material to its results of operations or financial condition. The Company has a master insurance policy that provides coverage through 2027 for certain environmental claims up to $40,000 per occurrence and up to $40,000 in the aggregate, subject to deductibles and certain exclusions. At certain locations, individual policies are in place.

Guarantees

The Operating Partnership may guarantee the debt of a joint venture primarily because it allows the joint venture to obtain funding at a lower cost than could be obtained otherwise. This results in a higher return for the joint venture on its investment, and a higher return on the Operating Partnership's investment in the joint venture. The Operating Partnership may receive a fee from the joint venture for providing the guaranty. Additionally, when the Operating Partnership issues a guaranty, the terms of the joint venture agreement typically provide that the Operating Partnership may receive indemnification from the joint venture partner or have the ability to increase its ownership interest. The guarantees expire upon repayment of the debt, unless noted otherwise.

The following table represents the Operating Partnership's guarantees of unconsolidated affiliates' debt as reflected in the accompanying consolidated balance sheets as of December 31, 2022 and 2021:

	As of December 31, 2022						Obligation recorded to reflect guaranty
Unconsolidated Affiliate	Company's Ownership Interest	Outstanding Balance	Percentage Guaranteed by the Operating Partnership	Maximum Guaranteed Amount	Debt Maturity Date (1)		December 31, 2022	December 31, 2021
West Melbourne I, LLC - Phase I	50%	$36,947	50%	$18,474	Feb-2025	(2)	$185	$195
West Melbourne I, LLC - Phase II	50%	11,846	50%	5,923	Feb-2025	(2)	59	69
Port Orange I, LLC	50%	49,498	50%	24,749	Feb-2025	(2)	247	258
Ambassador Infrastructure, LLC	65%	7,001	100%	7,001	Mar-2025		70	83
Shoppes at Eagle Point, LLC	50%	39,683	—	—	May-2032	(3)	—	127
Atlanta Outlet JV, LLC	50%	4,383	100%	4,383	Nov-2023		—	—
Louisville Outlet Shoppes, LLC	50%	7,397	100%	7,397	Apr-2023		—	—
Total guaranty liability							$561	$732
(1)
Excludes any extension options.
(2)
These loans have a one-year extension option at the joint venture’s election.
(3)
The guaranty was removed when the Company entered into a new loan in April 2022.

For the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021, the Successor Company evaluated each guaranty, listed in the table above, individually by looking at the debt service ratio, cash flow forecasts and the performance of each loan. The result of the analysis was that each loan is current. The Successor Company did not record a credit loss related to the guarantees listed in the table above for the year ended December 31, 2022 and the period from November 1, 2021 through December 31, 2021.

For the period from January 1, 2021 through October 31, 2021 and for the year ended December 31, 2020, the Predecessor Company evaluated each guaranty, listed in the table above, individually by looking at the debt service ratio, cash flow forecasts, the performance of each loan and, where applicable, the collateral value in relation to the outstanding amount of the loan. The result of the analysis was that each loan is current, performing and, where applicable, the collateral value was greater than the outstanding amount of the loan. The Predecessor Company did not record a credit loss related to the guarantees listed in the table above for the period from January 1, 2021 through October 31, 2021 and the year ended December 31, 2020.

NOTE 15. FAIR VALUE MEASUREMENTS

The Company has categorized its financial assets and financial liabilities that are recorded at fair value into a hierarchy in accordance with ASC 820, Fair Value Measurements and Disclosure, ("ASC 820") based on whether the inputs to valuation techniques are observable or unobservable. The fair value hierarchy contains three levels of inputs that may be used to measure fair value as follows:

Level 1 - Inputs represent quoted prices in active markets for identical assets and liabilities as of the measurement date.

Level 2 - Inputs, other than those included in Level 1, represent observable measurements for similar instruments in active markets, or identical or similar instruments in markets that are not active, and observable measurements or market data for instruments with substantially the full term of the asset or liability.

Level 3 - Inputs represent unobservable measurements, supported by little, if any, market activity, and require considerable assumptions that are significant to the fair value of the asset or liability. Market valuations must often be determined using discounted cash flow methodologies, pricing models or similar techniques based on the Company’s assumptions and best judgment.

The asset or liability's fair value within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Under ASC 820, fair value measurements are determined based on the assumptions that market participants would use in pricing the asset or liability in an orderly transaction at the measurement date and under current market conditions. Valuation techniques used maximize the use of observable inputs and minimize the use of unobservable inputs and consider assumptions such as inherent risk, transfer restrictions and risk of nonperformance.

The carrying values of cash and cash equivalents, receivables, accounts payable and accrued liabilities are reasonable estimates of their fair values because of the short-term nature of these financial instruments. The estimated fair value of mortgage and other indebtedness was $1,833,992 and $2,059,094 at December 31, 2022 and 2021, respectively. The fair value was calculated using Level 2 inputs by discounting future cash flows for mortgage and other indebtedness using estimated market rates at which similar loans would be made currently.

Fair Value Measurements on a Recurring Basis

The Successor Company elected the fair value option in conjunction with the issuance of the Secured Notes because it believed that the fair value option provided the most accurate depiction of the then-current value of the Secured Notes. On June 7, 2022, the Successor Company completed the redemption of all outstanding Secured Notes. See Note 8 for additional information.

The following table sets forth information regarding the Secured Notes for the year ended December 31, 2021:

Debt Instrument	Carrying amount as of December 31, 2021	Change in fair value	Fair value as of December 31, 2021 (1)
Secured Notes	$395,000	$395	$395,395

(1)
The fair value was calculated using Level 1 inputs.

During the year ended December 31, 2022, the Successor Company has continued to reinvest the cash from maturing U.S. Treasury securities into new U.S. Treasury securities. The Company designated the U.S. Treasury securities as available-for-sale (“AFS”). The below table sets forth information regarding the Successor Company’s AFS securities that were measured at fair value. Subsequent to December 31, 2022, the Company redeemed and purchased additional U.S. Treasury securities. See Note 20 for additional information.

AFS Security	Amortized Cost (1)	Allowance for credit losses (2)	Total unrealized loss	Fair value as of December 31, 2022 (3)
U.S. Treasury securities	$293,476	$—	$(1,054)	$292,422
(1)
The U.S. Treasury securities have maturities through November 2023.
(2)
U.S Treasury securities have a long history with no credit losses. Additionally, the Company notes that U.S Treasury securities are explicitly fully guaranteed by a sovereign entity that can print its own currency and that the sovereign entity’s currency is routinely held by central banks and other major financial institutions, is used in international commerce, and commonly viewed as a reserve currency, all of which qualitatively indicate that historical credit loss information should be minimally affected by current conditions and reasonable and supportable forecasts. Therefore, the Successor Company did not record expected credit losses for its U.S Treasury securities for the year ended December 31, 2022.
(3)
The fair value was calculated using Level 1 inputs.

The following table sets forth information regarding the Successor Company’s AFS securities that were measured at fair value for the year ended December 31, 2021:

AFS Security	Amortized Cost	Allowance for credit losses (1)	Total unrealized loss	Fair value as of December 31, 2021 (2)
U.S. Treasury securities	$149,999	$—	$(3)	$149,996
(1)
U.S Treasury securities have a long history with no credit losses. Additionally, the Company notes that U.S Treasury securities are explicitly fully guaranteed by a sovereign entity that can print its own currency and that the sovereign entity’s currency is routinely held by central banks and other major financial institutions, is used in international commerce, and commonly viewed as a reserve currency, all of which qualitatively indicate that historical credit loss information should be minimally affected by current conditions and reasonable and supportable forecasts. Therefore, the Successor Company did not record expected credit losses for its U.S Treasury securities for the year ended December 31, 2021.
(2)
The fair value was calculated using Level 1 inputs.

Fair Value Measurements on a Nonrecurring Basis

The Company measures the fair value of certain long-lived assets on a nonrecurring basis, through quarterly impairment testing or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company’s evaluation of the recoverability of long-lived assets involves the comparison of undiscounted future cash flows expected to be generated by each property over the Company’s expected remaining holding period to the respective carrying amount. The determination of whether the carrying value is recoverable also requires management to make estimates related to probability weighted scenarios impacting undiscounted cash flow models. The Company considers both quantitative and qualitative factors in its impairment analysis of long-lived assets. Significant quantitative factors include historical and forecasted information for each property such as net operating income, occupancy statistics and sales levels. Significant qualitative factors used include market conditions, age and condition of the property and tenant mix. The quantitative and qualitative factors impact the selection of the terminal capitalization rate which is used in both an undiscounted and discounted cash flow model and the discount rate used in a discounted cash flow model. Due to the significant unobservable estimates and assumptions used in the valuation of long-lived assets that experience impairment, the Company classifies such long-lived assets under Level 3 in the fair value hierarchy. Level 3 inputs primarily consist of sales and market data, independent valuations and discounted cash flow models. See below for a description of the estimates and assumptions the Company used in its impairment analysis. See Note 2 for additional information describing the Company's impairment review process.

See Note 19 for information regarding the fair value adjustments associated with Fresh Start Accounting.

Long-lived Assets Measured at Fair Value in 2022

During the year ended December 31, 2022, the Successor Company adjusted the negative equity in Greenbrier Mall to zero upon deconsolidation, which represented the estimated fair value of the Successor Company’s investment in that property. See Note 7 for additional information.

During the year ended December 31, 2022, the Successor Company sold an outparcel at the Pavilion at Port Orange. Gross sales proceeds amounted to $1,660 and the transaction resulted in a loss on sale of $252.

Long-lived Assets Measured at Fair Value in 2021

The below table sets forth information regarding the Predecessor Company’s assets that were measured at fair value on a nonrecurring basis and related impairment charges for the period from January 1, 2021 through October 31, 2021. No impairment charges were incurred during the Successor period from November 1, 2021 through December 31, 2021.

		Fair Value Measurements at Reporting Date Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Loss on Impairment
Period from January 1, 2021 through October 31, 2021
Long-lived assets	$120,290	$—	$—	$120,290	$146,781

Long-lived Assets Measured at Fair Value in 2021

During the period from January 1, 2021 through October 31, 2021, the Predecessor Company recognized impairments of real estate of $146,781 related to five malls, a redeveloped anchor parcel, an outlet center, an open-air center, an outparcel and vacant land. The properties were classified for segment reporting purposes as listed below. See Note 11 for segment information.

Impairment Date	Property	Location	Segment Classification	Loss on Impairment	Fair Value
March	Eastland Mall (1)	Bloomington, IL	Malls	$13,243	$10,700
March	Old Hickory Mall (2)	Jackson, TN	Malls	20,149	12,400
March	Stroud Mall (3)	Stroudsburg, PA	Malls	23,790	15,400
July	The Landing at Arbor Place - Outparcel (4)	Douglasville, GA	All Other	1,682	590
September	Laurel Park Place (5)	Livonia, MI	Malls	14,267	9,800
September	Parkdale Mall and Crossing (6)	Beaumont, TX	Malls/All Other	47,211	50,500
October	The Outlet Shoppes at Gettysburg (7)	Gettysburg, PA	Malls	21,470	16,660
October	Vacant land (8)	El Centro, CA	All Other	4,969	4,240
				$146,781	$120,290

(1)
In accordance with the Company's quarterly impairment process, the Predecessor Company wrote down the book value of the mall to its estimated fair value of $10,700. The mall had experienced a decline in cash flows due to store closures and rent reductions. Management determined the fair value of Eastland Mall using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of nine years, with a sale at the end of the holding period, a capitalization rate of 14.0% and a discount rate of 15.0%.
(2)
In accordance with the Company's quarterly impairment process, the Predecessor Company wrote down the book value of the mall to its estimated fair value of $12,400. The mall had experienced a decline in cash flows due to store closures and rent reductions. Management determined the fair value of Old Hickory Mall using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of nine years, with a sale at the end of the holding period, a capitalization rate of 13.0% and a discount rate of 14.0%.
(3)
In accordance with the Company's quarterly impairment process, the Predecessor Company wrote down the book value of the mall to its estimated fair value of $15,400. The mall had experienced a decline in cash flows due to store closures and rent reductions. Management determined the fair value of Stroud Mall using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of nine years, with a sale at the end of the holding period, a capitalization rate of 11.75% and a discount rate of 12.5%.
(4)
In July 2021, the Predecessor Company sold an outparcel at The Landing at Arbor Place. Sales proceeds amounted to $590, which resulted in a loss on sale.
(5)
In accordance with the Company's quarterly impairment process, the Predecessor Company wrote down the book value of the mall to its estimated fair value of $9,800. The mall had experienced a decline in cash flows due to store closures and rent reductions. Management determined the fair value of Laurel Park Place using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of nine years, with a sale at the end of the holding period, a capitalization rate of 11.5% and a discount rate of 13.0%.
(6)
In accordance with the Company’s quarterly impairment process, the Predecessor Company wrote down the book value of the mall, a redeveloped anchor parcel and an open-air center adjacent to the mall to their aggregate estimated fair value of $50,500. The mall had experienced a decline in cash flows due to store closures and rent reductions. These factors resulted in a reduction of the expected hold period for the mall and open-air center (excluding the redeveloped anchor parcel) based on Management’s assessment that there was an increased likelihood that the loan secured by the mall and open-air center may not be successfully restructured or refinanced. Management determined the fair value of Parkdale Mall, Parkdale Crossing and Parkdale Anchor using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of ten years, with a sale at the end of the holding period, a weighted-average capitalization rate of 12.3% and a weighted-average discount rate of 14.2%.
(7)
In accordance with the Company’s quarterly impairment process, the Predecessor Company wrote down the book value of the outlet center to its estimated fair value of $16,660. The outlet center had experienced a decline in cash flow due to store closures and rent reductions. Management determined the fair value of The Shoppes of Gettysburg using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of nine years, with a sale at the end of the holding period, a capitalization rate of 11.0% and a discount rate of 12.0%.
(8)
In accordance with the Company’s quarterly impairment process, the Predecessor Company wrote down the book value of land to its estimated fair value of $4,240. The Company evaluated comparable land parcel transactions and determined that $4,240 was the land’s estimated fair value.

During the period from November 1, 2021 through December 31, 2021, the Successor Company adjusted the negative equity in EastGate Mall to zero upon deconsolidation, which represented the estimated fair value of the Successor Company’s investment in that property. During the period from January 1, 2021 through October 31, 2021, the Predecessor Company adjusted the combined negative equity in Asheville Mall and Park Plaza to zero upon deconsolidation, which represented the estimated fair values of the Company’s investments in these properties. See Note 7 for additional information.

Long-lived Assets Measured at Fair Value in 2020

During the year ended December 31, 2020, the Predecessor Company recognized impairments of real estate of $213,358 related to six malls and one vacant land parcel. The properties were classified for segment reporting purposes as listed below (see section below for information on outparcels). See Note 11 for segment information.

Impairment Date	Property	Location	Segment Classification	Loss on Impairment	Fair Value
March	Burnsville Center (1)	Burnsville, MN	Malls	$26,562	$47,300
March	Monroeville Mall (2)	Pittsburgh, PA	Malls	107,082	67,000
June	Asheville Mall (3)	Asheville, NC	Malls	13,274	52,600
July	Vacant land	Pittsburgh, PA	Malls	46	—
December	EastGate Mall (4)	Cincinnati, OH	Malls	5,980	16,530
December	Greenbrier Mall (5)	Chesapeake, VA	Malls	8,923	42,500
December	The Outlet Shoppes at Laredo (6)	Laredo, TX	Malls	51,491	42,900
				$213,358	$268,830
(1)
In accordance with the Company's quarterly impairment process, the Predecessor Company wrote down the book value of the mall to its estimated fair value of $47,300. The mall had experienced a decline in cash flows due to store closures and rent reductions. These factors resulted in a reduction of the expected hold period for this asset based on Management’s assessment that there was an increased likelihood that the loan secured by the mall may not be successfully restructured or refinanced. Management determined the fair value of Burnsville Center using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of ten years, with a sale at the end of the holding period, a capitalization rate of 14.5% and a discount rate of 15.5%.
(2)
In accordance with the Company's quarterly impairment process, the Predecessor Company wrote down the book value of the mall to its estimated fair value of $67,000. The mall had experienced a decline in cash flows due to store closures and rent reductions. Management determined the fair value of Monroeville Mall using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of ten years, with a sale at the end of the holding period, a capitalization rate of 14.0% and a discount rate of 14.5%.
(3)
In accordance with the Company's quarterly impairment process, the Predecessor Company wrote down the book value of the mall to its estimated fair value of $52,600. The mall had experienced a decline in cash flows due to store closures and rent reductions. These factors resulted in a reduction of the expected hold period for this asset based on Management’s assessment that there was an increased likelihood that the loan secured by the mall may not be successfully restructured or refinanced. Management determined the fair value of Asheville Mall using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of ten years, with a sale at the end of the holding period, a capitalization rate of 13.25% and a discount rate of 14.0%.
(4)
In accordance with the Company's quarterly impairment process, the Predecessor Company wrote down the book value of the mall to its estimated fair value of $16,530. The mall had experienced a decline in cash flows due to store closures and rent reductions. Management determined the fair value of EastGate Mall using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of ten years, with a sale at the end of the holding period, a capitalization rate of 17.0% and a discount rate of 18.0%.
(5)
In accordance with the Company's quarterly impairment process, the Predecessor Company wrote down the book value of the mall to its estimated fair value of $42,500. The mall had experienced a decline in cash flows due to store closures and rent reductions. These factors resulted in a reduction of the expected hold period for this asset based on Management’s assessment that there was an increased likelihood that the loan secured by the mall may not be successfully restructured or refinanced. Management determined the fair value of Greenbrier Mall using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of ten years, with a sale at the end of the holding period, a capitalization rate of 12.5% and a discount rate of 13.0%.
(6)
In accordance with the Company's quarterly impairment process, the Predecessor Company wrote down the book value of the mall to its estimated fair value of $42,900. The mall had experienced a decline in cash flows due to store closures and rent reductions. These factors resulted in a reduction of the expected hold period for this asset based on Management’s assessment that there was an increased likelihood that the loan secured by the mall may not be successfully restructured or refinanced. Management determined the fair value of The Outlet Shoppes at Laredo using a discounted cash flow methodology. The discounted cash flow used assumptions including a holding period of ten years, with a sale at the end of the holding period, a capitalization rate of 8.5% and a discount rate of 9.0%.

NOTE 16. SHARE-BASED COMPENSATION

Successor Company

2021 Equity Incentive Plan

Following the Effective Date, the board of directors of the Successor Company adopted the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (the “EIP”). The EIP authorizes the grant of equity awards to eligible participants based on the new common stock, in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity awards. Awards under the EIP may be granted to officers, employees, directors, consultants and independent contractors of the reorganized company. Initially, 3,222,222 shares of new common stock are available under the EIP. The initial new common stock under the EIP is subject to an annual increase of a number of shares equal to 3% of the number of shares of new common stock issued and outstanding at the end of the relevant calendar year (beginning January 2023), or such lesser amount as the board of directors may determine. The Plan will be administered by the compensation committee of the board of directors, which will determine the participants who will be granted awards under the EIP and the terms and conditions of EIP awards.

In accordance with the provisions of ASU 2016-09, which are designed to simplify the accounting for share-based payments transactions, the Successor Company elected to account for forfeitures of share-based payments as they occur rather than estimating them in advance.

Restricted Stock Awards

Restricted stock awards granted to the Successor Company’s executive officers vest over a four-year period, with restrictions expiring on 25% of the shares subject to each award annually beginning on the first anniversary of the date of grant. Restricted stock awards granted to the Successor Company’s non-executive officers vest over a three-year period, with restrictions expiring on 33% of the shares subject to each award annually beginning on the first anniversary of the date of grant. Restricted stock awards granted to the Successor Company’s non-employee directors vest over a one-year period, with restrictions expiring each January. The grantee generally has all the rights of a stockholder during the vesting/restricted period, including the right to receive dividends on the same basis and at the same rate as all other outstanding shares of common stock and the right to vote such shares on any matter on which holders of the Successor Company’s common stock are entitled to vote. The shares generally are not transferable during the restricted period, except for any transfers which may be required by law.

A summary of the status of the Successor Company’s nonvested restricted stock awards as of December 31, 2022, and changes during the year ended December 31, 2022, are presented below:

	Shares	Weighted- Average Grant-Date Fair Value Per Share
Nonvested at January 1, 2022	784,999	$27.57
Granted	115,884	$26.71
Vested	(215,508)	$27.56
Forfeited	(22,500)	$27.57
Nonvested at December 31, 2022	662,875	$27.42

Compensation expense is recognized on a straight-line basis over the requisite service period. The share-based compensation cost related to restricted stock awards was $7,400 for the Successor year ended December 31, 2022 and $299 for the Successor period from November 1, 2021 through December 31, 2021. Share-based compensation cost resulting from share-based awards is recorded at the Management Company, which is a taxable entity.

The total grant-date fair value of restricted stock awards granted during the Successor year ended December 31, 2022 was $3,095. The total grant-date fair value of restricted stock awards granted during the Successor period from November 1, 2021 through December 31, 2021 was $21,642. The total fair value of restricted stock awards that vested during the Successor year ended December 31, 2022 was $5,306. No restricted stock awards vested during the Successor period from November 1, 2021 through December 31, 2021.

As of December 31, 2022, there was $16,418 of total unrecognized compensation cost related to nonvested restricted stock awards granted under the EIP, which is expected to be recognized over a weighted-average period of 2.8 years.

Performance Stock Unit Awards

In February 2022, the compensation committee of the board of directors of the Company approved the terms of new awards of PSUs. The PSUs are earned over a four-year performance period aligned with fiscal years 2022 (includes the Successor period from November 1, 2021 through December 31, 2021) through 2025, with one-quarter of the PSUs assigned to each fiscal year within the four-year performance period (each, an “Annual Performance Period” and all four, collectively, the “Full Performance Period”). The number of PSUs earned for each fiscal year within the four-year performance period will be determined based on the achievement of both (i) a quantitative total market return goal (the “TMR Goal”), and (ii) a Company-specific stated goal (the “Stated Goal”), for such fiscal year. The total market return (or TMR) is calculated as the sum of: (i) the average of the multiple of the Company’s average number of shares of common stock outstanding and the average closing share price of common stock for twenty consecutive trading days, and (ii) the value of cash dividends declared during the applicable fiscal year performance period. The TMR Goal will be met if the required level of total market return is achieved at any time during the last 90 trading days of the applicable fiscal year; provided that an additional six month extended measurement period will be applied for the fourth and final fiscal year (the “TMR Year 4 Grace Period”). The Stated Goal for each year will be met if it is achieved at any time during a cumulative performance period beginning November 1, 2021 and ending on December 31 of the applicable calendar year (the “Stated Goal Performance Period”), subject to a grace period of 6-months following the last day of each Stated Goal Performance Period (the “Stated Goal Grace Period”). If the Stated Goal is not achieved for any fiscal year measurement period (including the applicable grace period), then the PSUs allocable to that fiscal year will be forfeited. If the Stated Goal for a fiscal year is achieved but the TMR Goal is not achieved, then the unearned PSUs for the fiscal year will carry over to the succeeding fiscal year and may be earned based on attainment of the goals for the subsequent performance period. If the Stated Goal is achieved for all four fiscal years, then 50% of any outstanding PSUs will be earned. If a participating officer’s employment is terminated prior to the end of any annual performance period due to death or disability (as defined in the PSU award agreements), or due to a termination by the Company without cause (as defined in the PSU award agreements), then the officer will be entitled to receive a pro rata portion of any PSUs earned for that annual performance period (determined by dividing the number of days from January 1 of the applicable annual performance period through the date of such termination by 365), and any remaining PSUs for such annual performance period, and any subsequent annual performance period, will be forfeited.

A summary of the status of the Successor Company’s PSU awards as of December 31, 2022, and changes during the year ended December 31, 2022, are presented below:

	PSUs	Weighted-Average Grant Date Fair Value
Outstanding at January 1, 2022	—	$—
2022 PSUs granted (1)	727,223	$24.67
2022 incremental PSUs granted (1)	82,281	$26.66
Vested	(202,376)	$24.87
Outstanding at December 31, 2022	607,128	$24.69
(1)
PSUs granted shall be adjusted as if the shares of common stock represented by such PSUs had received any applicable stock or cash dividends declared. As for stock dividends, a number of PSUs shall be added to the target amount corresponding to the number of shares of common stock that would have been payable per such stock dividend on the then outstanding number of PSUs under the agreement as if common stock had been issued for such PSUs. As to cash dividends, a number of PSUs shall be added to the target amount corresponding to the number of shares of common stock that could have been acquired by the cash dividend payable on the then outstanding number of PSUs under the agreement as if common stock had been issued for such PSUs, and the calculation of the number of shares of common stock that could have been acquired shall be based on the closing price of the common stock on the record date for the cash dividend at issue.

Management assesses the Stated Goals quarterly to determine whether it is probable they will be achieved. The Company begins recognizing compensation expense on a straight-line basis over the remaining service period once the Stated Goal is deemed probable of achievement. Share-based compensation expense related to the Successor Company’s PSUs was $4,485 for the year ended December 31, 2022. The unrecognized compensation expense related to the Successor Company’s PSUs was $13,457 as of December 31, 2022, which is expected to be recognized over a weighted-average period of 3.0 years.

The following table summarizes the assumptions used in the Monte Carlo simulation pricing model related to the Successor Company’s PSUs:

2022 PSUs
Grant date	February 16, 2022
Fair value per share on valuation date (1)	$24.67
Risk-free interest rate (2)	1.85%
Expected share price volatility (3)	65.00%
(1)
The value of the PSU awards is estimated on the date of grant using a Monte Carlo simulation model. The valuation consists of computing the fair value using CBL's simulated stock price as well as TMR for each performance period. The award is modeled as a contingent claim in that the expected return on the underlying shares is risk-free and the rate of discounting the payoff of the award is also risk-free.
(2)
The risk-free interest rate was based on the yield curve on zero-coupon U.S. Treasury securities in effect as of the valuation date, which is the grant date listed above.
(3)
The computation of expected volatility was based on the historical volatility of the share prices of comparable, publicly traded companies and given the Company's risk profile and leverage relative to the comparable, publicly traded companies. The Company's historical volatility was not relied upon given the Company's limited trading history since the Effective Date.

Predecessor Company

Prior to the Effective Date, the Company had outstanding awards under the CBL & Associates Properties, Inc. 2012 Stock Incentive Plan ("the 2012 Plan"), which permitted the Company to issue stock options and common stock to selected officers, employees and non-employee directors of the Company up to a total of 10,400,000 shares. The compensation committee of the board of directors administered the 2012 Plan.

Restricted Stock Awards

Under the 2012 Plan, common stock could be awarded either alone, in addition to, or in tandem with other granted stock awards. The Committee had the authority to determine eligible persons to whom common stock would be awarded, the number of shares to be awarded and the duration of the vesting period, as defined. Generally, an award of common stock vested either immediately at grant or in equal installments over a period of five years. Stock awarded to independent directors was fully vested upon grant; however, the independent directors could not transfer such shares during their board term. The Committee could also provide for the issuance of common stock under the 2012 Plan on a deferred basis pursuant to deferred compensation arrangements. The fair value of common stock awarded under the 2012 Plan was determined based on the market price of CBL’s common stock on the grant date and the related compensation expense was recognized over the vesting period on a straight-line basis.

As of the Effective Date and pursuant to the Plan, nonvested restricted stock of the Predecessor Company was deemed vested and the Company’s 2012 Stock Incentive Plan, as amended (the “2012 Plan”), pursuant to which such restricted stock had been granted, was terminated. A summary of the Predecessor Company’s restricted stock awards as of October 31, 2021, and changes during the period from January 1, 2021 through October 31, 2021, are presented below:

	Shares	Weighted- Average Grant-Date Fair Value Per Share
Nonvested at January 1, 2021	1,519,774	$2.15
Vested	(1,490,751)	$2.14
Forfeited	(29,023)	$2.73
Nonvested at October 31, 2021	—	$—

In conjunction with the vesting of the restricted stock on the Effective Date, the Predecessor Company accelerated the share-based compensation cost and recorded $863 of share-based compensation cost for the period from January 1, 2021 through October 31, 2021. The share-based compensation cost related to the restricted stock awards of the Predecessor Company was $2,239 for 2020. Share-based compensation cost resulting from share-based awards is recorded at the Management Company, which is a taxable entity. Share-based compensation cost capitalized as part of real estate assets was $10 for the period from January 1, 2021 through October 31, 2021. Share-based compensation cost capitalized as part of real estate assets was $20 in 2020.

The weighted-average grant-date fair value per share of shares granted during 2020 was $0.86. The total fair value of shares vested during 2021 and 2020 was $220 and $951, respectively.

Long-Term Incentive Program

In 2015, the Company adopted a long-term incentive program ("LTIP") for its named executive officers, which consisted of PSUs awards and annual restricted stock awards, that could be issued under the 2012 Plan. The number of shares related to the PSU awards that each named executive officer could receive upon the conclusion of a three-year performance period was determined based on the Company's achievement of specified levels of long-term total stockholder return ("TSR") performance relative to the National Association of Real Estate Investment Trusts ("NAREIT") Retail Index, provided that at least a "Threshold" level must be attained for any shares to be earned.

Beginning with the 2018 PSUs, two-thirds of the quantitative portion of the award over the performance period was based on the achievement of TSR relative to the NAREIT Retail Index while the remaining one-third was based on the achievement of absolute TSR metrics for the Company. Beginning with the 2018 PSU grant, to maintain compliance with a 200,000 share annual equity grant limit (the “Section 162(m) Grant Limit”) that was included in the 2012 Plan to satisfy the “qualified performance-based compensation” exception to the deduction limits for certain executive compensation under Section 162(m) of the Code, to the extent that a grant of PSUs could result in the issuance of a number of shares of common stock at the conclusion of the performance period that, when coupled with the number of shares of time-vesting restricted stock granted in the same year the PSUs were granted, would exceed such limit, any such excess would be converted to a cash bonus award with a value equivalent to the number of shares of common stock constituting such excess times the average of the high and low trading prices reported for CBL's common stock on the date such shares would otherwise have been issuable.

In conjunction with the February 2020 approval of the 2020 LTIP grants for the named executive officers, the 2012 Stock Incentive Plan was amended to remove the Section 162(m) Grant Limit, which no longer served its original purpose because the “qualified performance-based compensation” exception to the Section 162(m) deduction limits was repealed by the 2017 tax reform legislation. However, NYSE rules also include an annual equity grant limit which effectively limits the number of shares that can be subject to stock awards to any individual named executive officer, without additional shareholder approval, to one percent (1%) of the total number of outstanding shares of the Company’s Common Stock (the “NYSE Annual Grant Limit”). To maintain NYSE compliance following elimination of the Section 162(m) Grant Limit, the Company’s Compensation Committee revised PSU awards under the LTIP, beginning in 2020, to provide that if a grant of PSUs could result in the issuance of a number of shares to a named executive officer at the conclusion of the 3-year performance period that would exceed the NYSE Annual Grant Limit, when coupled with the number of shares subject to other stock awards (e.g., the time-vesting restricted stock component of the LTIP) issued in the same year that such PSUs were issued, any such excess will instead be converted to a cash bonus award, while remaining subject to vesting conditions as described below.

Annual Restricted Stock Awards

Under the LTIP, annual restricted stock awards consisted of shares of time-vested restricted stock awarded based on a qualitative evaluation of the performance of the Company and the named executive officer during the fiscal year. Annual restricted stock awards under the LTIP, which are included in the totals reflected in the preceding table, vested 25% on the date of grant with the remainder vesting in three equal annual installments. Outstanding restricted stock, and related grant/vesting/forfeiture activity during the Predecessor period from January 1, 2021, through October 31, 2021 for awards made to named executive officers under the LTIP, is included in the information presented in the table above.

Performance Stock Units

The Predecessor Company granted the following PSUs in the first quarter of the respective years. A summary of PSU activity as of October 31, 2021, and changes during the period from January 1, 2021 through October 31, 2021, is presented below:

	PSUs	Weighted-Average Grant Date Fair Value
2019 PSUs granted (1)	1,103,537	$2.40
2020 PSUs granted (2)	3,408,083	$0.84
2020 PSUs cancelled (3)	(3,408,083)	$0.84
Outstanding at January 1, 2021	1,103,537	$2.40
2019 PSUs cancelled (4)	(1,103,537)	$2.40
Outstanding at October 31, 2021	—	$—
(1)
Includes 566,862 shares classified as a liability due to the potential cash component.
(2)
Includes 1,247,098 shares classified as a liability due to the potential cash component.
(3)
In connection with the restructuring and support agreement, dated as of August 18, 2020, by and between the Predecessor Company and certain beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders of beneficial owners (the "Consenting Noteholders"), the 2020 PSUs were cancelled.
(4)
As of the Effective Date and pursuant to the Plan, all outstanding PSUs of the Predecessor Company were deemed cancelled.

Compensation cost was recognized on a tranche-by-tranche basis using the accelerated attribution method. The resulting expense was recorded regardless of whether any PSU awards were earned as long as the required service period was met.

Share-based compensation expense related to the PSUs was $315 for the period from January 1, 2021 through October 31, 2021. Share-based compensation expense related to the PSUs was $3,185 in 2020. Share-based compensation expense in 2020 included $2,052 of expense related to the cancellation of the 2020 PSUs.

The following table summarizes the assumptions used in the Monte Carlo simulation pricing model related to the Predecessor Company’s PSUs:

2020 PSUs
Grant date	February 10, 2020
Fair value per share on valuation date (1)	$0.84
Risk-free interest rate (2)	1.39%
Expected share price volatility (3)	57.98%
(1)
The value of the PSU awards is estimated on the date of grant using a Monte Carlo simulation model. The valuation consists of computing the fair value using CBL's simulated stock price as well as TSR over a three-year performance period. The award is modeled as a contingent claim in that the expected return on the underlying shares is risk-free and the rate of discounting the payoff of the award is also risk-free. The weighted-average fair value per share related to the 2020 PSUs classified as equity consists of 2,131,245 shares at a fair value of $0.88 (which relate to relative TSR) and 1,065,463 shares at fair value of $0.75 per share (which relate to absolute TSR).
(2)
The risk-free interest rate was based on the yield curve on zero-coupon U.S. Treasury securities in effect as of the valuation date, which is the respective grant date listed above.
(3)
The computation of expected volatility was based on a blend of the historical volatility of CBL's shares of common stock based on annualized daily total continuous returns over a five-year period for the 2020 PSUs and implied volatility data based on the trailing month average of daily implied volatilities implied by stock call option contracts that were both closest to the terms shown and closest to the money.

NOTE 17. EMPLOYEE BENEFIT PLANS

401(k) Plan

The Management Company maintains a 401(k) profit sharing plan, which is qualified under Section 401(a) and Section 401(k) of the Code to cover employees of the Management Company. All employees who have attained the age of 21 and have completed at least two months of service are eligible to participate in the plan. The plan provides for employer matching contributions on behalf of each participant equal to 50% of the portion of such participant’s contribution that does not exceed 2.5% of such participant’s annual gross salary for the plan year. Additionally, the Management Company has the discretion to make additional profit-sharing-type contributions not related to participant elective contributions. Total contributions by the Management Company for the Successor year ended December 31, 2022 were $823. Total contributions by the Management Company for the Successor period from November 1, 2021 through December 31, 2021 were $97. Total contributions by the Management Company for the Predecessor period January 1, 2021 through October 31, 2021 were $658. Total contributions by the Management Company for the Predecessor year ended December 31, 2020 were $650.

NOTE 18. EMERGENCE FROM VOLUNTARY REORGANIZATION UNDER CHAPTER 11

Voluntary Reorganization Under Chapter 11

On August 18, 2020, the Company entered into a Restructuring Support Agreement, (the “Original RSA”) with the Consenting Noteholders representing in excess of 62%, including joining noteholders pursuant to joinder agreements, of the Notes.

On October 28, 2020, the Operating Partnership was notified by the administrative agent and lenders that they elected to exercise their rights pursuant to the terms of the secured credit facility to (i) require that rents payable by tenants at the properties that are collateral to the secured credit facility be paid directly to the administrative agent and (ii) exercise all voting rights and other ownership rights in respect of all the equity interests in the subsidiaries of the Operating Partnership that are guarantors of the secured credit facility.

Beginning on November 1, 2020, the Debtors filed the Chapter 11 Cases under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Bankruptcy Court authorized the Debtors to continue to operate their businesses and manage their properties as debtors-in-possession pursuant to the Bankruptcy Code. The Chapter 11 Cases are being jointly administered for procedural purposes only under the caption In re CBL & Associates Properties, Inc., et al., Case No. 20-35226.

The filing of the Chapter 11 Cases constituted an event of default with respect to certain property-level debt of the Operating Partnership’s subsidiaries. See Note 7 and Note 8 for further discussion.

In connection with the Chapter 11 Cases, on August 11, 2021, the Bankruptcy Court entered an order, Docket No.1397 (Confirmation Order), confirming the Plan.

On the Effective Date, the conditions to effectiveness of the Plan were satisfied and the Debtors emerged from the Chapter 11 Cases. The Company filed a notice of the Effective Date of the Plan with the Bankruptcy Court on November 1, 2021. Following the Effective Date, one of the Debtors’ Chapter 11 Cases remains open to administer claims pursuant to the Plan.

On the Effective Date, in exchange for their approximately $1,375,000 in principal amount of senior unsecured notes and $133,000 in principal amount of the secured credit facility, Consenting Noteholders, other noteholders, and certain holders of unsecured claims against the Company received, in the aggregate, $95,000 in cash, $455,000 of new senior secured notes, $100,000 of new exchangeable secured notes, based upon the election by certain Consenting Noteholders, and 89% in common equity of the newly reorganized company (subject to dilution, as set forth in the Plan). Certain Consenting Noteholders also provided $50,000 of new money in exchange for additional new exchangeable secured notes. Pursuant to the Plan the remaining lenders of the senior secured credit facility, holding $983,700 in principal amount, received $100,000 in cash and a new $883,700 secured term loan. Existing common and preferred shareholders each received 5.5% of common equity in the newly reorganized company. On the Effective Date, the Company had an aggregate 20,000,000 shares of new common stock and units issued and outstanding.

On the Effective Date, the Company reserved an additional (i) approximately 9,000,000 shares of new common stock for issuance upon the potential exercise of the new exchangeable notes and (ii) 3,222,222 shares of new common stock for issuance under an equity incentive plan.

On the Effective Date, all prior equity interests of the Company issued and outstanding immediately prior to the Effective Date, including (1) CBL’s common stock, par value $0.01 per share and CBL’s preferred stock and related depositary shares and (2) the Operating Partnership’s limited partnership common interests and the limited partnership preferred interests related to CBL’s preferred stock, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

Registration Rights Agreement

Pursuant to the Plan, on the Effective Date, the Company and certain holders of the newly issued shares of common stock, par value $0.001, of the Company executed a registration rights agreement.

Pursuant to the registration rights agreement, the Company agreed to file with the SEC an initial shelf registration statement on Form S-11 as soon as practicable after the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ending December 31, 2021 (including any portions thereof that are incorporated by reference into such Form 10-K from the Company’s definitive proxy statement for the Company’s 2022 annual meeting of shareholders), and to use reasonable best efforts to substitute this with a shelf registration on Form S-3 as soon as reasonably practicable following the Company’s becoming eligible to use such form. Any holder or group of holders will have the right to request that the Company include some or all the shares of new common stock held by them, including shares of new common stock issuable upon conversion of the exchangeable notes, in such initial shelf registration statement or shelf registration statement. The Company also agreed to file a “demand” shelf registration statement, or to facilitate a “takedown” of registrable securities in the form of an underwritten offering under any existing shelf registration statement, to the extent that (1) the registrable securities sought to be sold equal at least 5% of all outstanding shares of new common stock on the date of any such request or (2) the anticipated aggregate gross offering price of such registrable securities is at least $25,000 (prior to the deduction of any underwriting discounts and commissions). The Company shall also not be required to file a “demand” registration statement if (a) the registrable securities proposed to be sold are already covered by an existing and effective registration statement that may utilized for the offer and sale of such registrable securities, or (b) there have previously been more than 6 such demands in the aggregate.

On May 6, 2022, the Company filed a resale registration statement on Form S-11 covering the offer and sale, from time to time, of up to 12,380,260 shares of common stock by the selling shareholders named therein, pursuant to the requirements of the registration rights agreement. The Company will not receive any proceeds from resales of shares of common stock by the selling shareholders pursuant to this registration statement.

2021 Equity Incentive Plan

Following the Effective Date, the board of directors of the Company adopted the EIP. See Note 16 for additional information.

Fifth Amended and Restated Operating Partnership Agreement

On the Effective Date, under the terms of the Plan, affiliates of the Company entered into a Fifth Amended and Restated Agreement of Limited Partnership for the Operating Partnership (the “New OP Agreement”) with CBL (solely for purposes of acknowledging the provisions thereof) and the remaining holders of the old limited partnership preferred interests (the “Old LP Interests”) who elected to remain limited partners of the Operating Partnership following emergence.

Pursuant to the Plan, the New OP Agreement supersedes and replaces in its entirety the Operating Partnership’s Fourth Amended and Restated Agreement of Limited Partnership, as amended (the “Old OP Agreement”), and all of the common units, special common units and preferred units of limited partnership of the Operating Partnership outstanding under the Old OP Agreement were cancelled and new common units (which, as of the Effective Date, are the only class of equity of the Operating Partnership outstanding) were issued to certain holders, as described in Note 9. The New OP Agreement also eliminated the terms of all the classes of preferred units, as well as all the classes of special common units, that were defined in the Old OP Agreement.

Second Amended and Restated Certificate of Incorporation

In connection with the Company’s reorganization and emergence from its Chapter 11 Proceedings, as provided in the Plan, effective as of the Effective Date, CBL adopted a Second Amended and Restated Certificate of Incorporation (the “Updated COI”), which replaced and superseded the CBL’s Amended and Restated Certificate of Incorporation as it existed immediately prior to the Effective Date (the “Prior COI”), and also adopted the Fourth Amended and Restated Bylaws for CBL (the “Updated Bylaws”), which replaced and superseded CBL’s Third Amended and Restated Bylaws as they existed immediately prior to the Effective Date (the “Prior Bylaws”).

Delisting of Common Stock and Depositary Shares

On November 2, 2020, the NYSE announced that (i) it had suspended trading in the Company’s stock and (ii) it had determined to commence proceedings to delist the Company’s common stock, as well as the Series D Preferred Stock and the Series E Preferred Stock, due to such securities no longer being suitable for listing based on “abnormally low” trading price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual. The Company appealed this decision in accordance with NYSE rules. In the meantime, effective November 3, 2020, the Company’s common stock and the depositary shares representing fractional interests in its Series D Preferred Stock and Series E Preferred Stock began trading on the OTC Markets, operated by the OTC Markets Group, Inc., under the symbols CBLAQ, CBLDQ and CBLEQ, respectively. On November 2, 2021, the newly issued common stock of the reorganized company commenced trading on the NYSE under the symbol CBL.

Reorganization Items

Any expenses, gains and losses that were realized or incurred as of or subsequent to November 1, 2020, and as a direct result of the Chapter 11 Cases, were recorded in the line item “Reorganization items, net” in the Company’s consolidated statements of operations. For the Successor year ended December 31, 2022 and the Successor period from November 1, 2021 through December 31, 2021, reorganization items, net, was $298 and $(1,403), respectively. For the Predecessor period from January 1, 2021 through October 31, 2021, the $(435,162) of reorganization items, net, consists of $(779,092) associated with remeasuring the value of the individual assets and liabilities of the Successor Company as of the Effective Date, $(75,545) in professional fees and success fees, $(1,211) in compensation associated with reorganization efforts and $(1,741) of U.S. Trustee fees, offset by the gain on settlement of liabilities subject to compromise of $422,427. For the Predecessor year ended December 31, 2020, the $(35,977) of reorganization items consists of $(10,347) in professional fees, $(25,294) of unamortized deferred financing costs and debt discounts related to the secured credit facility and the senior unsecured notes, as well as $(336) of U.S. Trustee fees.

NOTE 19. FRESH START ACCOUNTING

Fresh Start

Upon emergence from bankruptcy, the Company qualified for and adopted fresh start accounting in accordance with ASC 852, which resulted in the Company becoming a new entity for financial reporting purposes because (1) the holders of the then existing common shares of the Predecessor received less than 50 percent of the new shares of common stock of the Successor outstanding upon emergence and (2) the reorganization value of the Company’s assets immediately prior to confirmation of the Plan was less than the total of all post-petition liabilities and allowed claims. The Company elected to apply fresh start accounting using a convenience date of October 31, 2021. Management evaluated and concluded that the events on November 1, 2021 were not material to the Company’s financial reporting on both a quantitative and qualitative basis.

The reorganization value derived from the range of equity values associated with the Plan was allocated to the Company’s identifiable tangible and intangible assets and liabilities based on their fair values. The Effective Date fair values of the Company’s assets and liabilities differ materially from their recorded values as reflected on the historical balance sheets.

Reorganization Value

Under ASC 852, the Successor determined a value to be assigned to the equity of the emerging entity as of the date of adoption of fresh start accounting. Based on the Company’s revised projections filed with the SEC on a Form 8-K on May 6, 2021, management and its investment bankers reassessed the value of the Company, resulting in an estimated range of shareholders’ equity between $50,000 and $550,000. The Company engaged third-party valuation advisors to assist the Company in their determination of a point estimate of equity value within the range.

Management concluded that the best point estimate of shareholders’ equity was $547,448, which resulted in $553,535 of total equity, including noncontrolling interest in the Operating Partnership. The Company engaged valuation experts to assist management in the allocation of such enterprise value to the assets and liabilities for financial reporting purposes. The Company estimated enterprise value using a discounted cash flow approach. In order to estimate enterprise value, the Company estimated cash flows over a five-year period plus a residual value calculated using a capitalization rate of 10% applied to the residual period cash flows, all of which were discounted to an estimated present value using the Company’s estimated weighted average cost of capital of 11%. The estimated future cash flows were based on financial projections utilized by the Company’s investment bankers in deriving the range of equity value. The fair value of mortgage and other indebtedness and the 10% senior secured notes were subtracted from and the balance of cash, cash equivalents and restricted cash was added to enterprise value to determine equity value. The fair value of mortgage and other indebtedness was estimated based on an analysis of collateral coverage, financial metrics and interest rate for each mortgage note payable relative to market rates (see below for a more detailed description). The most subjective and judgmental assumptions used in the determination of enterprise and equity value include the Company’s projected cash flows (projected revenues, operating expenses, capital expenditures and cash flows), capitalization and discount rates, and market interest rates for mortgage note payable obligations.

The following table reconciles the enterprise value to the estimated fair value of the Successor’s common shares as of the Effective Date:

Enterprise value, less cash	$2,296,872
Less: Fair value of noncontrolling interest in consolidated subsidiaries	(6,087)
Enterprise value of the Company's interests, less cash	2,290,785
Plus: Cash, cash equivalents and restricted cash	330,282
Less: Fair value of mortgage and other indebtedness	(1,678,619)
Less: Fair value of 10% senior secured notes	(395,000)
Fair value of Successor total shareholders' equity	$547,448
Shares and units issued upon emergence	20,000,000
Per share value	$27.37

The following table reconciles the enterprise value to the reorganization value of the Successor’s assets to be allocated to the Company’s individual assets as of the Effective Date:

Enterprise value, less cash	$2,296,872
Plus: Cash, cash equivalents and restricted cash	330,282
Plus: Accounts payable and accrued liabilities	335,513
Reorganization value of Successor's assets	$2,962,667

The enterprise value and corresponding equity value are dependent upon achieving the future financial results set forth in the Company’s projections, as well as the realization of certain other assumptions. All estimates, assumptions, valuations and financial projections, including the fair value adjustments, the financial projections, the enterprise value and equity value projections, are inherently subject to significant uncertainties and the resolution of contingencies beyond the Company’s control. Accordingly, the Company cannot assure that the estimates, assumptions, valuations or financial projections will be realized and actual results could vary materially.

Real Estate Assets

In developing the fair value estimates for the portfolio of retail properties, all three traditional approaches to valuation were considered including the income approach, the sales comparison (market) approach and the cost approach. These valuation approaches have long been recognized as acceptable in the appropriate circumstances and in valuations of this type. Accordingly, all applicable properties were identified, investigated and examined by the valuation provider along with all intangible assets and liabilities associated with the properties. Furthermore, the valuation provider estimated the fair values and remaining useful lives ("RUL") of the related intangible assets and liabilities at the property-level, as applicable. In most cases, the properties included the following intangible assets/liabilities:

·
Above/below-market leases
·
In-place leases
·
Avoided lease origination costs (leasing commissions, tenant improvements, etc.)
·
Property-level debt

For the valuation of the tangible assets of each property, all pertinent information such as blueprints and drawings, property tax statements, prior appraisals and cost segregation reports were utilized. In terms of methodology, the properties were valued via the income approach in order to estimate building values. Separate values for the underlying land and site improvements were developed via the cost approach. As part of the allocation process, the fair value of the following tangible components was estimated:

·
Land
·
Building(s)
·
Site Improvements

Investment in Unconsolidated Affiliates

The fair value of the Company’s investment in unconsolidated affiliates for fresh start accounting was determined by valuing the underlying real estate assets associated with each unconsolidated joint venture in the same manner as all real estate assets, described above. The Company then calculated the net asset or liability value of each joint venture by applying the net working capital balance to the fair value of the real estate assets and the amount outstanding under any associated mortgage notes. The percentage of ownership interest in each joint venture was applied to the net asset or liability value which resulted in the fair value of each unconsolidated affiliate. See Note 2 for further information related to the equity method of accounting.

Right-of-Use Assets and Lease Liabilities

The fair value of lease liabilities was measured as the present value of the remaining lease payments, as if the lease were a new lease as of the Effective Date. The Company used its incremental borrowing rate (“IBR”) as the discount rate in determining the present value of the remaining lease payments, which was determined by a third-party valuation advisor using a fundamental credit rating analysis and an implied market yield analysis based on the newly issued Secured Notes. Based upon the corresponding lease term, the IBR was approximately 12.0%.

Mortgage Notes Payable

The fair value of the mortgage notes payable was estimated by a third-party valuation advisor based on an analysis of the Company’s collateral coverage, financial metrics and interest rate for each mortgage note payable relative to market rates. If there is a reasonable expectation that the debtor will be able to meet the financial obligations of the mortgage note payable, or the mortgage note payable is a recourse loan, then the value of the mortgage note is equal to the present value of the future mortgage note payments discounted at a rate of return commensurate with the risk associated with the mortgage note payments. If the debtor is unable, or if there is uncertainty if the debtor will be able, to meet the financial obligations of the mortgage note, then the value of the mortgage note payable is equal to the expected proceeds to be received through a liquidation of the underlying property at fair value.

Consolidated Balance Sheet

The adjustments included in the following fresh start consolidated balance sheet reflect the effects of the transactions contemplated by the Plan and executed by the Company on the Effective Date (reflected in the column “Reorganization Adjustments”), and fair value and other required accounting adjustments resulting from the adoption of fresh start accounting (reflected in the column “Fresh Start Accounting Adjustments”). The explanatory notes provide additional information regarding the adjustments recorded.

	October 31, 2021
	Predecessor	Reorganization Adjustments		Fresh Start Accounting Adjustments		Successor
ASSETS (1)
Real estate assets:
Land	$625,098	$—		$(23,083)	(15)	$602,015
Buildings and improvements	4,839,923	—		(3,660,465)	(15)	1,179,458
	5,465,021	—		(3,683,548)		1,781,473
Accumulated depreciation	(2,252,275)	—		2,252,275	(15)	—
	3,212,746	—		(1,431,273)		1,781,473
Developments in progress	15,858	—		—		15,858
Net investment in real estate assets	3,228,604	—		(1,431,273)		1,797,331
Cash and cash equivalents	498,260	(238,053)	(1)	—		260,207
Receivables:
Tenant	70,664	—		(49,751)	(16)	20,913
Other	4,056	1,254	(2)	—		5,310
Mortgage and other notes receivable	397	—		—		397
Investments in unconsolidated affiliates	246,823	—		(124,982)	(17)	121,841
In-place leases, net	6,895	—		406,635	(18)	413,530
Above market leases, net	3,611	—		241,385	(18)	244,996
Intangible lease assets and other assets	150,784	—		(52,642)	(19)	98,142
	$4,210,094	$(236,799)		$(1,010,628)		$2,962,667
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$1,016,557	$1,032,508	(3)	$(370,446)	(20)	$1,678,619
10% senior secured notes - at fair value (carrying amount of $395,000 as of October 31, 2021)	—	395,000	(4)	—		395,000
Below market leases, net	5,576	—		153,667	(18)	159,243
Accounts payable and accrued liabilities	215,675	(7,431)	(5)	(31,974)	(21)	176,270
Total liabilities not subject to compromise (1)	1,237,808	1,420,077		(248,753)		2,409,132

Liabilities subject to compromise	2,551,439	(2,551,439)	(6)	—		—

Commitments and contingencies
Redeemable noncontrolling interests	(1,032)	1,032	(7)	—		—
Shareholders' equity:
Successor common stock, $.001 par value, 200,000,000 shares authorized, 20,774,716 issued and outstanding in 2021	—	20	(8)	—		20
Predecessor preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding in 2020	18	(18)	(9)	—		—
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding in 2020	7	(7)	(10)	—		—
Predecessor common stock, $.01 par value, 350,000,000 shares authorized, 196,569,917 issued and outstanding in 2020	1,976	(1,976)	(11)	—		—
Additional paid-in capital	1,986,769	487,721	(12)	(1,927,062)	(22)	547,428
Retained earnings (dividends in excess of cumulative earnings)	(1,553,835)	405,864	(13)	1,147,971	(22)	—
Total shareholders' equity	434,935	891,604		(779,091)		547,448
Noncontrolling interests	(13,056)	1,927	(14)	17,216	(23)	6,087
Total equity	421,879	893,531		(761,875)		553,535
	$4,210,094	$(236,799)		$(1,010,628)		$2,962,667

(1)
The following summarizes the change in cash and cash equivalents:

Proceeds from exchangeable notes	$50,000
Payment for the settlement to allowed unsecured claim holders	(98,801)
Payment for the settlement of the Predecessor secured credit facility	(100,000)
Payment of deferred financing fees for the exit credit agreement	(1,192)
Payment of expensed financing fees for the exchangeable notes and the Secured Notes	(773)
Payment of professional fees	(27,170)
Redemption of Secured Notes	(60,117)
$(238,053)
(2)
Represents a receivable related to an overpayment of professional fees on the Effective Date.
(3)
The Plan’s reorganization adjustments in mortgage and other indebtedness, net, were as follows:

Issuance of exit credit agreement	$883,700
Issuance of exchangeable notes	150,000
Capitalization of deferred financing costs related to the exit credit agreement	(1,192)
$1,032,508
(4)
Represents the issuance of the $455,000 Secured Notes and the subsequent $60,000 redemption on the Secured Notes.
(5)
The decrease in accounts payable and accrued liabilities represents the write-off of an existing liability related to Predecessor preferred shares.
(6)
Represents the settlement of liabilities subject to compromise in accordance with the Plan as follows:

Liabilities subject to compromise	$2,551,439
Issuance of exit credit agreement	(983,700)
Issuance of Secured Notes	(555,773)
Equity issued on the Effective Date in settlement of liabilities subject to compromise	(487,479)
Payment to various creditors	(102,060)
Gain on settlement of liabilities subject to compromise	$422,427
(7)
Represents the cancellation of Predecessor redeemable noncontrolling interests.
(8)
Represents the issuance of Successor equity.
(9)
Represents the cancellation of Predecessor Series D Preferred Stock.
(10)
Represents the cancellation of Predecessor Series E Preferred Stock.
(11)
The net change in Predecessor common stock is due to:

Conversion of Predecessor equity	$20
Cancellation of Predecessor common stock	(1,996)
Net change in Predecessor common stock	$(1,976)
(12)
The following summarizes the change in additional paid-in capital:

Issuance of Successor common stock to creditors	$487,462
Issuance of Successor common stock to Predecessor equity holders	(2)
Cancellation of Predecessor common stock and preferred stock	2,021
Other adjustments	(1,760)
$487,721
(13)
The following summarizes the change in dividends in excess of cumulative earnings:

Gain on settlement of liabilities subject to compromise	$422,427
Payment of certain professional fees	(16,563)
$405,864
(14)
Represents fresh start accounting adjustments to noncontrolling ownership interests.
(15)
Represents fair value adjustments to net investment in real estate assets.
(16)
Represents the elimination of Predecessor straight-line rent receivables.
(17)
Represents fair value adjustments to the Company’s investment in unconsolidated affiliates.
(18)
Represents the fair value adjustment to intangible lease assets.

(19)
The following summarizes the fair value adjustments, net, in intangible lease assets and other assets:

Intangible lease assets	$(52,761)
Corporate assets	293
Right-of-use lease assets	(174)
$(52,642)
(20)
Represents fair value adjustments of $373,542 related to property-level debt, as well as the write-off of $3,096 in unamortized property-level deferred financing costs.
(21)
The following summarizes the fair value adjustments, net, in accounts payable and accrued liabilities:

Investment in unconsolidated affiliates	$(31,682)
Write-off of deferred revenue	(91)
Lease liabilities	(201)
$(31,974)
(22)
Represents the cumulative effect of fresh start accounting adjustments discussed herein, including additional paid-in capital of approximately $60,000 to Predecessor shareholders and common unitholders, and the elimination of the Predecessor accumulated deficit.
(23)
Represents fresh start accounting adjustments to noncontrolling ownership interests.

NOTE 20. SUBSEQUENT EVENTS

On January 12, 2023, a purported shareholder filed the Delaware Action, naming the Company and certain directors as defendants. On February 15, 2023, the Delaware Action was voluntarily dismissed. See Note 14 for additional information.

Following a January 31, 2023 mediation before a private mediator, the parties to the Securities Class Action Litigation reached an agreement in principle to resolve the Securities Class Action Litigation, subject to final documentation and court approval. See Note 14 for additional information.

In January 2023, the Company redeemed $50,791 in U.S. Treasury securities.

On February 16, 2023, the Company's board of directors declared a $0.375 per share regular quarterly dividend, which represents a 50% increase from the regular quarterly dividend paid in 2022.

Schedule III

CBL & ASSOCIATES PROPERTIES, INC.

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION

At December 31, 2022

(In thousands)

			Initial Cost (1)					Gross Carry Amounts at Close of Period
Description /Location	Encumbrances (2)		Land	Buildings and Improvements	Costs Capitalized Subsequent to Acquisition	Sales of Outparcel Land	Fresh Start Adjustments	Land	Buildings and Improvements	Total (3)	Accumulated Depreciation (4)	Date of Construction / Acquisition
MALLS:
Alamance Crossing Burlington, NC	$59,947		$20,853	$62,852	$39,707	$(3,962)	$(96,897)	$9,603	$12,950	$22,553	$(1,695)	2007
Arbor Place Atlanta (Douglasville), GA	97,244		8,508	95,088	27,323	—	(89,396)	3,050	38,473	41,523	(4,514)	1998-1999
Brookfield Square Brookfield, WI	18,240		8,996	78,533	100,040	(5,208)	(146,235)	10,282	25,844	36,126	(3,824)	2001
CherryVale Mall Rockford, IL	—	(5)	11,892	64,117	56,681	(1,667)	(113,543)	5,360	12,120	17,480	(3,062)	2001
Cross Creek Mall Fayetteville, NC	97,431		19,155	104,378	31,758	—	(49,534)	4,372	101,385	105,757	(10,004)	2003
Dakota Square Mall Minot, ND	—		4,552	87,625	27,320	—	(96,630)	5,179	17,688	22,867	(1,538)	2012
East Towne Mall Madison, WI	—	(5)	4,496	63,867	64,153	(909)	(123,012)	4,413	4,182	8,595	(1,299)	2002
Eastland Mall Bloomington, IL	—		5,746	75,893	(71,318)	(753)	(5,600)	1,921	2,047	3,968	(415)	2005
Fayette Mall Lexington, KY	127,568		25,205	84,256	107,248	—	(87,361)	11,204	118,144	129,348	(8,045)	2001
Frontier Mall Cheyenne, WY	—	(5)	2,681	15,858	21,438	(83)	(31,588)	3,715	4,591	8,306	(775)	1984-1985
Hamilton Place Chattanooga, TN	93,997		3,532	42,619	52,230	(2,384)	(35,984)	9,640	50,373	60,013	(4,589)	1986-1987
Hanes Mall Winston-Salem, NC	—	(5)	17,176	133,376	49,866	(1,767)	(147,963)	13,968	36,720	50,688	(3,724)	2001
Harford Mall Bel Air, MD	—		8,699	45,704	17,720	—	(65,736)	4,582	1,805	6,387	(479)	2003
Imperial Valley Mall El Centro, CA	—	(5)	35,378	71,753	2,422	—	(92,019)	4,810	12,724	17,534	(1,995)	2012
Jefferson Mall Louisville, KY	55,817		13,125	40,234	28,061	(521)	(70,099)	4,625	6,175	10,800	(1,605)	2001
Kirkwood Mall Bismarck, ND	—	(5)	3,368	118,945	38,098	—	(126,278)	8,114	26,019	34,133	(2,072)	2012
Laurel Park Place Livonia, MI	—		13,289	92,579	(97,461)	—	(3,630)	751	4,026	4,777	(847)	2005
Layton Hills Mall Layton, UT	—	(5)	20,464	99,836	(13,447)	(1,165)	(74,968)	10,261	20,459	30,720	(1,491)	2005
Mall del Norte Laredo, TX	—	(5)	21,734	142,049	58,241	(149)	(148,232)	13,875	59,768	73,643	(5,105)	2004

Schedule III

CBL & ASSOCIATES PROPERTIES, INC.

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION

At December 31, 2022

(In thousands)

			Initial Cost (1)					Gross Carry Amounts at Close of Period
Description /Location	Encumbrances (2)		Land	Buildings and Improvements	Costs Capitalized Subsequent to Acquisition	Sales of Outparcel Land	Fresh Start Adjustments	Land	Buildings and Improvements	Total (3)	Accumulated Depreciation (4)	Date of Construction / Acquisition
Mayfaire Town Center Wilmington, NC	$—	(5)	$26,333	$101,087	$20,445	$—	$(107,804)	$7,164	$32,897	$40,061	$(3,669)	2015
Meridian Mall Lansing, MI	—		2,797	103,678	62,492	—	(150,764)	8,573	9,630	18,203	(1,873)	1998
Mid Rivers Mall St. Peters, MO	—		16,384	170,582	(135,442)	(4,174)	(27,787)	9,191	10,372	19,563	(1,873)	2007
Monroeville Mall Pittsburgh, PA	—		22,911	177,214	(137,378)	—	(36,624)	12,379	13,744	26,123	(2,122)	2004
Northgate Mall Chattanooga, TN	—	(5)	2,330	8,960	24,215	(492)	(23,815)	3,413	7,785	11,198	(827)	2011
Northpark Mall Joplin, MO	—		9,977	65,481	39,566	—	(99,164)	7,084	8,776	15,860	(1,667)	2004
Northwoods Mall North Charleston, SC	57,059		14,867	49,647	29,143	(2,339)	(52,958)	9,402	28,958	38,360	(4,000)	2001
Old Hickory Mall Jackson, TN	—		15,527	29,413	(32,561)	(362)	(9,431)	800	1,786	2,586	(667)	2001
The Outlet Shoppes at Gettysburg Gettysburg, PA	20,974		20,779	22,180	(30,177)	—	(47)	7,822	4,913	12,735	(1,126)	2012
The Outlet Shoppes at Laredo Laredo, TX	38,250		11,000	97,353	(65,852)	—	(26,318)	3,741	12,442	16,183	(970)	2017
Parkdale Mall and Crossing Beaumont, TX	63,136		22,060	29,842	(5,195)	(874)	(21,766)	11,364	12,703	24,067	(2,217)	2001
Parkway Place Huntsville, AL	—		6,364	67,067	6,729	—	(43,144)	10,067	26,949	37,016	(2,926)	2010
Pearland Town Center Pearland, TX	—	(5)	16,300	108,615	25,528	(857)	(106,531)	16,896	26,159	43,055	(2,827)	2008
Post Oak Mall College Station, TX	—	(5)	3,936	48,948	17,495	(327)	(52,738)	6,206	11,108	17,314	(1,416)	1984-1985
Richland Mall Waco, TX	—	(5)	9,874	34,793	24,235	(1,225)	(44,167)	8,793	14,717	23,510	(1,882)	2002
South County Center St. Louis, MO	—		15,754	159,249	3,576	—	(160,681)	11,165	6,733	17,898	(2,025)	2007
Southaven Towne Center Southaven, MS	—	(5)	14,315	29,380	2,082	—	(27,929)	10,163	7,685	17,848	(1,078)	2005
Southpark Mall Colonial Heights, VA	54,022		9,501	73,262	30,778	—	(102,613)	4,193	6,735	10,928	(882)	2003
St. Clair Square Fairview Heights, IL	—		11,027	75,620	36,343	—	(82,113)	8,150	32,727	40,877	(3,583)	1996
Stroud Mall Stroudsburg, PA	—		14,711	23,936	(24,617)	—	(5,698)	2,942	5,390	8,332	(868)	1998
Sunrise Mall Brownsville, TX	—	(5)	11,156	59,047	14,482	—	(45,064)	14,999	24,622	39,621	(4,397)	2003
Turtle Creek Mall Hattiesburg, MS	—	(5)	2,345	26,418	18,634	—	(26,937)	3,977	16,483	20,460	(2,513)	1993-1995
Valley View Mall Roanoke, VA	—	(5)	15,985	77,771	24,045	—	(89,309)	9,499	18,993	28,492	(2,728)	2003

Schedule III

CBL & ASSOCIATES PROPERTIES, INC.

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION

At December 31, 2022

(In thousands)

			Initial Cost (1)					Gross Carry Amounts at Close of Period
Description /Location	Encumbrances (2)		Land	Buildings and Improvements	Costs Capitalized Subsequent to Acquisition	Sales of Outparcel Land	Fresh Start Adjustments	Land	Buildings and Improvements	Total (3)	Accumulated Depreciation (4)	Date of Construction / Acquisition
Volusia Mall Daytona Beach, FL	$40,967		$2,526	$120,242	$21,791	$—	$(128,334)	$11,078	$5,147	$16,225	$(1,250)	2004
West Towne Mall Madison, WI	—	(5)	8,912	83,084	44,523	—	(84,533)	14,623	37,363	51,986	(4,027)	2002
WestGate Mall Spartanburg, SC	29,002		2,149	23,257	49,732	(432)	(68,403)	3,553	2,750	6,303	(474)	1995
Westmoreland Mall Greensburg, PA	—	(5)	4,621	84,215	35,348	(1,240)	(107,620)	6,389	8,935	15,324	(2,705)	2002
York Galleria York, PA	—		5,757	63,316	23,508	—	(84,499)	1,767	6,315	8,082	(1,548)	1995
OTHER PROPERTIES:
840 Greenbrier Circle Chesapeake, VA	—		2,096	3,091	1,152	—	(1,626)	1,387	3,326	4,713	(200)	2007
Annex at Monroeville Pittsburgh, PA	—		—	29,496	561	—	(25,862)	1,454	2,741	4,195	(624)	2004
CBL Center Chattanooga, TN	—		1,332	24,675	1,766	—	(17,030)	3,081	7,662	10,743	(541)	2001
CBL Center II Chattanooga, TN	—		22	13,648	546	—	(9,880)	965	3,371	4,336	(176)	2008
CoolSprings Crossing Nashville, TN	17,732		2,803	14,985	(2,871)	—	(10,291)	2,969	1,657	4,626	(249)	1991-1993
Courtyard at Hickory Hollow Nashville, TN	4,589		3,314	2,771	482	(231)	(1,181)	1,844	3,311	5,155	(228)	1998
Frontier Square Cheyenne, WY	2,929		346	684	672	(86)	612	904	1,324	2,228	(115)	1985
Gunbarrel Pointe Chattanooga, TN	16,736		4,170	10,874	4,341	—	(5,974)	8,099	5,312	13,411	(341)	2000
Hamilton Corner Chattanooga, TN	16,638		630	5,532	8,646	—	(2,368)	4,981	7,459	12,440	(480)	1986-1987
Hamilton Crossing Chattanooga, TN	11,688		4,014	5,906	7,009	(1,370)	(5,550)	5,300	4,709	10,009	(344)	1987
Harford Annex Bel Air, MD	13,282		3,117	9,718	1,015	—	(2,430)	3,117	8,303	11,420	(437)	2003
The Landing at Arbor Place Atlanta (Douglasville), GA	5,813		7,238	14,330	1,250	(2,242)	(18,627)	757	1,192	1,949	(277)	1998-1999
Layton Convenience Center Layton, UT (5)	—	(5)	—	8	4,184	—	1,947	3,574	2,565	6,139	(524)	2005
Layton Hills Plaza Layton, UT	—	(5)	—	2	1,008	—	1,243	826	1,427	2,253	(105)	2005
Parkdale Corner Beaumont, TX	4,180		1,255	2,657	1	—	(896)	1,305	1,712	3,017	(115)	2002
Pearland Office Pearland, TX	—	(5)	—	7,849	2,634	—	(3,210)	—	7,273	7,273	(801)	2009
The Plaza at Fayette Lexington, KY	23,642		9,531	27,646	1,265	—	(28,520)	2,527	7,395	9,922	(1,301)	2006

Schedule III

CBL & ASSOCIATES PROPERTIES, INC.

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION

At December 31, 2022

(In thousands)

			Initial Cost (1)					Gross Carry Amounts at Close of Period
Description /Location	Encumbrances (2)		Land	Buildings and Improvements	Costs Capitalized Subsequent to Acquisition	Sales of Outparcel Land	Fresh Start Adjustments	Land	Buildings and Improvements	Total (3)	Accumulated Depreciation (4)	Date of Construction / Acquisition
The Promenade D'lberville D'lberville, MS	$—		$16,278	$48,806	$28,901	$(706)	$(53,513)	$8,728	$31,038	$39,766	$(3,588)	2009
The Shoppes at Hamilton Place Chattanooga, TN	19,023		5,837	16,326	1,285	—	(10,827)	5,060	7,561	12,621	(946)	2003
The Shoppes at St. Clair Square Fairview Heights, IL	16,912		8,250	23,623	910	(5,044)	(19,688)	2,783	5,268	8,051	(546)	2007
Sunrise Commons Brownsville, TX	8,704		1,013	7,525	2,024	—	(2,845)	3,504	4,213	7,717	(293)	2003
The Terrace Chattanooga, TN	17,651		4,166	9,929	8,104	—	(9,404)	8,982	3,813	12,795	(346)	1997
West Towne Crossing Madison, WI	26,317		1,784	2,955	7,307	—	4,227	5,831	10,442	16,273	(493)	1998
WestGate Crossing Spartanburg, SC	7,776		1,082	3,422	7,896	—	(5,426)	2,047	4,927	6,974	(390)	1997
Westmoreland Crossing Greensburg, PA	—	(5)	2,898	21,167	9,302	—	(23,389)	3,119	6,859	9,978	(2,112)	2002
OUTPARCELS:							—
Outparcel properties	192,857		36,094	88,102	64,189	—	669	99,040	90,014	189,054	(5,860)	Various
DISPOSITIONS:
Greenbriar Mall Chesapeake, VA	—		3,181	107,355	(87,506)	(626)	(22,404)	—	—	—	—	2004
Other	—		43,235	21,318	(10,581)	(1,800)	12,654	59,413	5,413	64,826	(251)	Various
Developments in progress consisting of construction and development properties	—		—	—	5,576	—	—	—	5,576	5,576	—
TOTALS	$1,260,123		$732,733	$4,057,619	$734,616	$(42,995)	$(3,681,085)	$596,715	$1,204,173	$1,800,888	$(136,901)

(1)
Initial cost represents the total cost capitalized including carrying cost at the end of the first fiscal year in which the property opened or was acquired.
(2)
Encumbrances represent the outstanding balance of the mortgage and other indebtedness balance at December 31, 2022, excluding debt discounts, if applicable.
(3)
The aggregate cost of land and buildings and improvements for federal income tax purposes is approximately $6.400 billion.
(4)
Depreciation for all properties is computed over the useful life which is generally 30 - 40 years for buildings, 10 - 20 years for certain improvements and 5 - 10 years for equipment and fixtures.
(5)
Encumbered by the secured term loan.

Schedule III

CBL & ASSOCIATES PROPERTIES, INC.

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION

At December 31, 2022

(In thousands)

The changes in real estate assets and accumulated depreciation for the Successor year ended December 31, 2022, the Successor period ended December 31, 2021, the Predecessor period ended October 31, 2021 and the Predecessor year ended December 31, 2020 are set forth below (in thousands):

	Successor		Predecessor
	As of December 31,	As of December 31,	As of October 31,	As of December 31,
	2022	2021	2021	2020
REAL ESTATE ASSETS:
Balance at beginning of period	$1,789,055	$1,797,332	$5,859,113	$6,411,400
Additions during the period:
Additions and improvements	37,080	5,599	31,278	36,337
Acquisitions of real estate assets	5,766	—	—	—
Deductions during the period:
Disposals, deconsolidations and accumulated depreciation on impairments	(30,752)	(13,876)	(250,136)	(377,165)
Fresh start accounting adjustments	—	—	(3,683,547)	—
Transfers to (from) real estate assets	(261)	—	(11,209)	332
Impairment of real estate assets	—	—	(148,167)	(211,791)
Balance at end of period	$1,800,888	$1,789,055	$1,797,332	$5,859,113

ACCUMULATED DEPRECIATION:
Balance at beginning of period	$19,937	$—	$2,241,421	$2,349,404
Depreciation expense	123,695	20,543	152,973	205,671
Fresh start accounting adjustments	—	—	(2,252,275)	—
Transfers from real estate assets	15	—	—	—
Accumulated depreciation on real estate assets sold, retired, deconsolidated or impaired	(6,746)	(606)	(142,119)	(313,654)
Balance at end of period	$136,901	$19,937	$—	$2,241,421

Schedule IV

CBL & ASSOCIATES PROPERTIES, INC.

MORTGAGE NOTES RECEIVABLE ON REAL ESTATE

At December 31, 2022

(In thousands)

The changes in mortgage notes receivable were as follows (in thousands):

	Successor		Predecessor
	Year Ended December 31,	Period from November 1, 2021 through December 31,	Period from January 1, 2021 through October 31,	Year Ended December 31,
	2022	2021	2021	2020
Beginning balance	$—	$—	$1,100	$2,637
Payments	—	—	—	(307)
Write-Offs	—	—	(1,100)	(1,230)
Ending balance	$—	$—	$—	$1,100

EXHIBIT INDEX

Exhibit Number	Description
2.1	Chapter 11 Plan of Reorganization, dated as of December 29, 2020 (incorporated by reference from the Company’s Current Report on Form 8-K, filed on December 30, 2020).

2.2

Findings of Fact, Conclusions of Law, and Order (I) Confirming Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors and (II) Granting Related Relief, dated August 11, 2021. (filed as Exhibit 2.1 to CBL & Associates Properties, Inc. Current Report on Form 8-K filed on August 12, 2021).

2.3

Third Amended Chapter 11 Plan (with technical modifications), as approved by the Bankruptcy Court on August 12, 2021 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K, filed on August 10, 2021).

3.1	Second Amended and Restated Certification of Incorporation of CBL & Associates Properties, Inc (incorporated by reference from the Company’s Current Report on Form 8-K, filed on November 2, 2021).

3.2

Amendment, dated February 15, 2023, to Fourth Amended and Restated Bylaws of CBL & Associates Properties, Inc. (incorporated by reference from the Company's Current Report on Form 8-K, filed on February 21, 2023).

3.3	Fifth Amended and Restated Bylaws of CBL & Associates Properties, Inc.

4.1

See Second Amended and Restated Certificate of Incorporation of the CBL & Associates Properties, Inc and Fourth Amended and Restated Bylaws of CBL & Associates Properties, Inc relating to the Common Stock, Exhibits 3.1 and 3.2 above.

4.2	Description of Securities

4.3

Credit Agreement, dated as of June 7, 2022, between the Company, as a borrower and a guarantor, Beal Bank USA, as the initial lender, CLMG CORP., as administrative agent, and the other lenders party thereto, related to the $360 million open-air centers and outparcels loan (incorporated by reference from the Company's Quarterly Report on Form 10-Q, filed on August 15, 2022).

4.4

Stockholder Protection Rights Agreement, dated as of September 8, 2022 (the “Rights Agreement”), between CBL & Associates Properties, Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock (incorporated by reference from the Company's Current Report on Form 8-K, filed on September 9, 2022).

10.1

Fifth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership, dated November 1, 2021 (incorporated by reference from the Company’s Current Report on Form 8-K, filed on November 2, 2021).

10.2.1	Form of Executive Employment Agreements† (incorporated by reference from the Company’s Current Report on Form 8-K, filed on August 19, 2020).

10.2.2	Form of Executive Retention Bonus Agreement† (incorporated by reference from the Company’s Current Report on Form 8-K, filed on August 19, 2020).

10.2.3	Form of Amended and Restated Retention Bonus Agreement for the Chairman of the Board†. (incorporated by reference from the Company’s Current Report on Form 8-K, filed on November 2, 2020).

Exhibit Number	Description
10.2.4

Form of Amended and Restated Retention Bonus Agreement for the Company’s NEOs Other Than the Chairman of the Board†. (incorporated by reference from the Company’s Current Report on Form 8-K, filed on November 2, 2020).

10.2.5

CBL & Associates Properties, Inc. Named Executive Officer Annual Incentive Compensation Plan (AIP) (Fiscal Year 2021)† (incorporated by reference from the Company’s Current Report on Form 8-K, filed on May 18, 2021).

10.2.6

Form of Amended and Restated Employment Agreement, entered into May 21, 2021 with certain Company executives† (incorporated by reference from the Company’s Current Report on Form 8-K, filed on May 26, 2021).

10.2.7

Form of Second Amended and Restated Retention Bonus Agreement for the Chairman of the Board, entered into May 21, 2021† (incorporated by reference from the Company’s Current Report on Form 8-K, filed on May 26, 2021).

10.2.8

Form of Second Amended and Restated Retention Bonus Agreement for the Company's NEOs Other Than the Chairman of the Board, entered into May 21, 2021† (incorporated by reference from the Company’s Current Report on Form 8-K, filed on May 26, 2021).

10.2.9	2021 CBL & Associates Properties, Inc. 2021 Equity Incentive Plan† (incorporated by reference from the Company's Current Report on Form 8-K, filed on November 16, 2021).

10.2.10

Form of Executive Officer Time-Vested Award Stock Restriction Agreement under CBL & Associates Properties, Inc. 2021 Equity Incentive Plan† (incorporated by reference from the Company's Current Report on Form 8-K, filed on December 21, 2021).

10.2.11

Form of 2022 Performance Stock Unit Award Agreement under CBL & Associates Properties, Inc. 2021 Equity Incentive Plan† (incorporated by reference from the Company's Current Report on Form 8-K, filed on February 23, 2022).

10.2.12

CBL & Associates Properties, Inc. Named Executive Officer Annual Incentive Compensation Plan (AIP) (Fiscal Year 2023)† (incorporated by reference from the Company’s Current Report on Form 8-K, filed on February 22, 2023).

10.2.13	2023 Long Term Incentive Plan under CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (incorporated by reference from the Company's Current Report on Form 8-K, filed on February 22, 2023).

10.2.14

Form of 2023 LTIP Performance Stock Unit Award Agreement under CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (incorporated by reference from the Company's Current Report on Form 8-K, filed on February 22, 2023).

10.2.15

Form of 2023 LTIP Stock Restriction Agreement under CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (incorporated by reference from the Company's Current Report on Form 8-K, filed on February 22, 2023).

10.2.16	Form of Non-Employee Director Annual Award Stock Restriction Agreement under CBL & Associates Properties, Inc. 2021 Equity Incentive Plan †

10.3

Form of Director and Officer Indemnification Agreement [updated, includes minor modification to, and replaces, version originally filed as an exhibit to the Company's Current Report on Form 8-K filed on November 2, 2021].

10.4.1	CBL & Associates Properties, Inc. Tier III Post-65 Retiree Program† (incorporated by reference from the Company's Current Report on Form 8-K, filed on November 9, 2012).

Exhibit Number	Description
10.4.2	CBL & Associates Properties, Inc. Tier 1 Retiree Program. †

10.5

Option Agreement relating to Outparcels (incorporated by reference to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11 (No. 33-67372), as filed with the Commission on January 27, 1994. Exhibit originally filed in paper format and as such, a hyperlink is not available).

10.6.1

Contribution Agreement and Joint Escrow Instructions between the Company and the owners of Oak Park Mall named therein, dated as of October 17, 2005 (incorporated by reference from the Company's Current Report on Form 8-K, filed on November 22, 2005).

10.6.2

First Amendment to Contribution Agreement and Joint Escrow Instructions between the Company and the owners of Oak Park Mall named therein, dated as of November 8, 2005 (incorporated by reference from the Company's Current Report on Form 8-K, filed on November 22, 2005).

10.6.3

Contribution Agreement and Joint Escrow Instructions between the Company and the owners of Eastland Mall named therein, dated as of October 17, 2005 (incorporated by reference from the Company's Current Report on Form 8-K, filed on November 22, 2005).

10.6.4

First Amendment to Contribution Agreement and Joint Escrow Instructions between the Company and the owners of Eastland Mall named therein, dated as of November 8, 2005 (incorporated by reference from the Company's Current Report on Form 8-K, filed on November 22, 2005).

10.6.5

Purchase and Sale Agreement and Joint Escrow Instructions between the Company and the owners of Hickory Point Mall named therein, dated as of October 17, 2005 (incorporated by reference from the Company's Current Report on Form 8-K, filed on November 22, 2005).

10.6.6

Purchase and Sale Agreement and Joint Escrow Instructions between the Company and the owner of Eastland Medical Building, dated as of October 17, 2005 (incorporated by reference from the Company's Current Report on Form 8-K, filed on November 22, 2005).

10.6.7

Letter Agreement, dated as of October 17, 2005, between the Company and the other parties to the acquisition agreements listed above for Oak Park Mall, Eastland Mall, Hickory Point Mall and Eastland Medical Building (incorporated by reference from the Company's Current Report on Form 8-K, filed on November 22, 2005).

10.6.8

Forms of 2022 Individual and Entity Assignments of Partnership Interests to CBL & Associates Management, Inc. (incorporated by reference from the Company’s Current Report on Form 8-K, filed on March 29, 2022).

10.7

Settlement Agreement and Release, by and between the Company, the Operating Partnership, the Management Company, JG Gulf Coast Town Center LLC and Wave Lengths Hair Salons of Florida, Inc. d/b/a Salon Adrian, as approved by the U.S. District Court for the Middle District of Florida on August 22, 2019 (incorporated by reference from the Company’s Quarterly Report on Form 10-Q/A, filed on December 20, 2019).

10.8.1

Restructuring Support Agreement, dated as of August 18, 2020, between the Operating Partnership, REIT, Subsidiary Guarantors and Consenting Holders (incorporated by reference from the Company’s Current Report on Form 8-K, filed on August 19, 2020).

10.8.2

First Amended and Restated Restructuring Support Agreement, dated as of March 21, 2021, between the Operating Partnership, REIT, Subsidiary Guarantors and Consenting Stakeholders (incorporated by reference from the Company’s Current Report on Form 8-K, filed on March 22, 2021).

10.8.3	Plan Term Sheet, dated as of March 21, 2021 (See Exhibit B to Exhibit 10.1) (incorporated by reference from the Company’s Current Report on Form 8-K, filed on March 22, 2021).

Exhibit Number	Description
10.9

Amended and Restated Credit Agreement, dated as of November 1, 2021, among CBL & Associates HoldCo I, LLC, as borrower, CBL & Associates Properties, Inc., CBL & Associates Limited Partnership, the lenders party thereto and Wells Fargo, National Association, as administrative agent (incorporated by reference from the Company’s Current Report on Form 8-K, filed on November 2, 2021).

10.10

Collateral Agency and Intercreditor Agreement, dated as of November 1, 2021, among CBL & Associates HoldCo II, LLC, the subsidiary guarantors, certain other subsidiaries of CBL & Associates HoldCo II, LLC, Wilmington Savings Fund Society, FSB, as trustee under the 10% Senior Secured Notes due 2029 and Wilmington Savings Fund Society, FSB, as trustee and exchange agent under the 7.0% Exchangeable Senior Secured Notes due 2028 (incorporated by reference from the Company’s Current Report on Form 8-K, filed on November 2, 2021).

10.11

Registration Rights Agreement, dated November 1, 2021, among CBL & Associates Properties, Inc. and the holders of registrable securities party thereto (incorporated by reference from the Company’s Current Report on Form 8-K, filed on November 2, 2021).

10.12.1	Employment Agreement for Benjamin W. Jaenicke, dated September 1, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 1, 2022).

10.12.2	Relocation Allowance Commitment with Benjamin W. Jaenicke, dated September 1, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed September 1, 2022).

10.12.3

First Amendment, dated February 15, 2023, to Employment Agreement for Benjamin W. Jaenicke dated September 1, 2022 (incorporated by reference to the Company's Current Report on Form 8-K, filed February 22, 2023).

10.12.4	Consulting Agreement with Farzana Khaleel, effective as of December 31, 2022 (incorporated by reference to the Company's Current Report on Form 8-K, filed January 3, 2023).

10.12.5	Separation and General Release Agreement with Farzana Khaleel, effective as of December 31, 2022 (incorporated by reference to the Company's Current Report on Form 8-K, filed January 3, 2023).

21	Subsidiaries of CBL & Associates Properties, Inc.

23	Consent of Deloitte & Touche LLP.

24	Power of Attorney

31.1	Certification pursuant to Securities Exchange Act Rule 13a-14(a) by the Chief Executive Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification pursuant to Securities Exchange Act Rule 13a-14(a) by the Chief Financial Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification pursuant to Securities Exchange Act Rule 13a-14(b) by the Chief Executive Officer, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification pursuant to Securities Exchange Act Rule 13a-14(b) by the Chief Financial Officer as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document. (Filed herewith.)

101.SCH	Inline XBRL Taxonomy Extension Schema Document. (Filed herewith.)

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document. (Filed herewith.)

Exhibit Number	Description
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document. (Filed herewith.)

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document. (Filed herewith.)

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document. (Filed herewith.)

104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*). (Filed herewith.)

† A management contract or compensatory plan or arrangement required to be filed pursuant to Item 15(b) of this report.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.
(Registrant)

By:	/s/ Ben Jaenicke
Ben Jaenicke
Executive Vice President - Chief Financial Officer

Dated: March 1, 2023

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Contis*	Chairman of the Board	March 1, 2023
David J. Contis

/s/ Stephen D. Lebovitz	Director and Chief Executive Officer (Principal Executive Officer)	March 1, 2023
Stephen D. Lebovitz

/s/ Ben Jaenicke	Executive Vice President - Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 1, 2023
Ben Jaenicke

/s/ Charles B. Lebovitz*	Director	March 1, 2023
Charles B. Lebovitz

/s/ Marjorie L. Bowen*	Director	March 1, 2023
Marjorie L. Bowen

/s/ David M. Fields*	Director	March 1, 2023
David M. Fields

/s/ Robert G. Gifford*	Director	March 1, 2023
Robert G. Gifford
/s/ Jeffrey Kivitz*	Director	March 1, 2023
Jeffrey Kivitz

*By: /s/ Ben Jaenicke	Attorney-in-Fact	March 1, 2023
Ben Jaenicke

Exhibit 3.3

FIFTH AMENDED AND RESTATED BYLAWS

OF

CBL & ASSOCIATES PROPERTIES, INC.,

A DELAWARE CORPORATION

(THE “CORPORATION”)

EFFECTIVE AS OF FEBRUARY 15, 2023

1

FIFTH AMENDED AND RESTATED BYLAWS

OF

CBL & ASSOCIATES PROPERTIES, INC.

Article I
OFFICES

Section 1.1 Registered Office. The registered office of the Corporation within the State of Delaware shall be as set forth in the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

Article II
STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect directors of the Corporation and may transact any other business as may properly be brought before the meeting.

Section 2.2 Special Meetings.

(a) Except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the Chairman of the Board, (ii) the Board pursuant to a resolution adopted by a majority of the Whole Board (as defined in Section 3.1) or (iii) the Board upon the delivery of a written request complying with Section 2.2(b) of these Bylaws to the Corporation by the holders of at least a majority of the outstanding shares of the common stock of the Corporation (“Common Stock”), in the aggregate (a “Stockholder-Requested Meeting”). Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

(b) To be valid, a written request for a Stockholder-Requested Meeting must (i) be in writing, signed and dated by or on behalf of one or more stockholder(s) of record representing at least a majority of the outstanding shares of Common Stock, (ii) set forth the proposed date, time and place of the special meeting (which may not be earlier than sixty (60) days after the date

2

the request is delivered (or ninety (90) days in the case of a Stockholder-Requested Meeting to elect directors)), provided, for the avoidance of doubt, that such proposed date, time and place of the special meeting shall not be binding on the Corporation or the Board, (iii) set forth a statement of the purpose or purposes of and the matters proposed to be acted on at the special meeting, (iv) include the information required by Section 2.7(a) or Section 3.2 of these Bylaws to be set forth in a stockholder’s notice for the proposal of business or nominations, as applicable, and (v) be delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary at the principal executive offices of the Corporation. If the Board determines that a stockholder request pursuant to Section 2.2(a)(iii) is valid, the Board will determine the time and place, if any, of a Stockholder-Requested Meeting, which time will be not less than thirty (30) days nor more than ninety (90) days after the receipt of such request (subject to any delay in the date for any such Stockholder-Requested Meeting which the Board determines is necessary in order to permit the solicitation of proxies for at least thirty (30) days following the filing of the Corporation’s definitive proxy solicitation materials in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”) after the completion of any review and comment process pertaining to such materials initiated by the staff of the Securities and Exchange Commission (the “SEC”) in accordance with Regulation 14A), and will set a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section 9.2 hereof. Notwithstanding the foregoing, a Stockholder-Requested Meeting need not be held if (1) the special meeting request relates to an item of business that is not a proper subject for stockholder action under applicable law, (2) the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) calendar days after the first anniversary of the date of the immediately preceding annual meeting, (3) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at a meeting of the stockholders held not more than twelve (12) months before the special meeting request is delivered, (4) a Similar Item was presented at a meeting of the stockholders held not more than ninety (90) days before the special meeting request is delivered (and, for purposes of this clause (4), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) (5) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called by the time the special meeting request is delivered but not yet held or (6) the special meeting request was made in a manner that involved a violation of Regulation 14A under the Exchange Act. No business may be transacted at a special meeting, including a Stockholder-Requested Meeting unless specified in the Corporation’s notice of meeting.

Section 2.3 Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by applicable law or the Certificate of Incorporation, such notice shall be given by the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting. If

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said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed or rescheduled, and any special meeting of stockholders as to which notice has been given may be cancelled, postponed or rescheduled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4 Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. Whether or not a quorum is present or represented by proxy at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a quorum is present at the original duly organized meeting, it is also present at an adjourned session of such meeting.

Section 2.5 Voting of Shares.

(a) Voting Lists. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order for each class of stock and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), then such list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only

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evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxyholders at any meeting conducted by remote communication may be effected by a ballot submitted by Electronic Transmission (as defined in Section 9.3), provided that any such Electronic Transmission must either set forth or be submitted with information from which the Corporation can determine that the Electronic Transmission was authorized by the stockholder or proxyholder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. A stockholder may authorize another person or persons to act for such stockholder as proxy in the manner(s) provided in Section 212(c) of the General Corporation Law of the State of Delaware (the “DGCL”).

(d) Required Vote. The election of directors shall be determined in the manner set forth in Section 3.1(d) of these Bylaws. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates have been appointed, or if all inspectors of election or alternates appointed by the Board are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law. In determining the validity and counting of proxies and ballots at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

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Section 2.6 Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.3, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7 Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on each of the date of the giving of the notice provided for in this Section 2.7(a), the record date for the determination of stockholders entitled to vote at such meeting and on the date of such meeting, (y) who is entitled to vote at such annual meeting and (z) who complies with the notice procedures set forth in this Section 2.7(a). Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders and, for the avoidance of doubt, shall be applicable to proposals contained in the proxy statements prepared and furnished by or on behalf of any stockholder. Stockholders seeking to nominate persons for election to the Board must comply with Section 3.2, and this Section 2.7 shall not be applicable to nominations.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iv), to be timely, a stockholder’s notice to the Secretary with respect to such business must (x) comply with the provisions of this Section 2.7(a)(i) and (y) be timely updated by the times and in the manner required by the provisions of Section 2.7(a)(iii). A stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the opening of business on the 120th day before the anniversary date of the date on which the Corporation first mailed its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for

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a date that is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date or if no annual meeting occurred in the immediately preceding year, notice by the stockholder to be timely must be so received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (x) the close of business on the ninetieth (90th) day before the meeting or (y) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth (A) as to each such matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the text of the proposed amendment) and (3) the reasons for conducting such business at the annual meeting, (B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person, (C) the class or series and number of shares of capital stock of the Corporation that are owned of record or are directly or indirectly owned beneficially by such stockholder and by any Stockholder Associated Person, (D) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (E) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Corporation, (F) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of this Section 2.7 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (G) any rights owned beneficially by such stockholder or Stockholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general

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or limited partnership or limited liability company or similar entity in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or is the manager or managing member of or directly or indirectly beneficially owns any interest in the manager or managing member of a limited liability company or similar entity (I) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (J) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person or any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (K) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors (even if an election contest is not involved), or would be otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (L) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (M) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding share of capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies in connection with the proposal, (N) such stockholder’s representation as to the accuracy of the information set forth in the notice to the best of its knowledge and (O) any other information reasonably requested by the Corporation.

(iii) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.7(a) shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (x) in the case of the update and supplement required to be made as of such record date, not later than five (5) business days after such record date and (y) in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).

(iv) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of

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the Exchange Act, and such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(v) Any stockholder directly or indirectly soliciting proxies from other stockholders in support of proposed business pursuant to this Section 2.7(a) must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(vi) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references herein to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 2.7(a) and compliance with this Section 2.7(a) shall be the exclusive means for a stockholder to submit business (other than business properly brought under and in compliance with Rule 14a-8 of the Exchange Act or any successor provision). Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been stated in the notice of such special meeting. The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 2.2. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Definitions. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and “Stockholder Associated Person” shall mean for any stockholder (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares

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of stock of the Corporation owned of record or beneficially by such stockholder, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

Section 2.8 Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock of the Corporation (“Preferred Stock”) to elect additional directors under specific circumstances, any action required or permitted to be taken by stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by the Corporation’s stockholders.

Article III
DIRECTORS

Section 3.1 Powers; Term; Procedure for Election.

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

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(b) The number of directors constituting the Board shall be as set forth in the Certificate of Incorporation or shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Bylaws, “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

(c) Directors need not be stockholders or residents of the State of Delaware. The term of office of each director will be as set forth in the Certificate of Incorporation.

(d) Election of Directors at all meetings of the stockholders of the Corporation at which directors are to be elected shall be by written ballot and shall be by a plurality vote of all votes cast at such meeting by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, subject to the rights of the holders of one or more series of Preferred Stock of the Corporation, as set forth in any Preferred Stock Designation (as defined in Article IV of the Certificate of Incorporation) to elect additional directors under specified circumstances and in the manner set forth in any such Preferred Stock Designation.

Section 3.2 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors by the stockholders of the Corporation, except as may be otherwise provided by (x) the Certificate of Incorporation or (y) the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board (or, in the case of a special meeting, by the stockholders in the case of a Stockholder Requested Meeting called pursuant to Section 2.2) or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on each of the date of the giving of the notice provided for in this Section 3.2, the record date for the determination of stockholders entitled to vote at such meeting and the date of such meeting, (y) who is entitled to vote in the election of directors at such meeting and (z) who complies with the notice procedures set forth in this Section 3.2 provided, in the case of a special meeting, that the Board (or the stockholders in the case of a Stockholder Requested Meeting pursuant to Section 2.2) has determined that directors shall be elected at such special meeting). For the avoidance of doubt, the provisions of this Section 3.2 shall be applicable to any director nominations contained in proxy statements prepared and furnished by or on behalf of any stockholder.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must (x) comply with the provisions of this Section 3.2(b) and (y) be timely updated by the times and in the manner required by the provisions of Section 3.2(e). A stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day nor earlier than the opening of business on the one hundred twentieth (120th) day before the anniversary date of the date on which the

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Corporation first mailed its proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than thirty (30) days earlier or more than sixty (60) days after such anniversary date or if no annual meeting occurred in the immediately preceding year, notice by the stockholder to be timely must be so received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (A) the close of business on the ninetieth (90th) day before the meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (A) the close of business on the ninetieth (90th) day before the meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting or special meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 3.2. For the avoidance of doubt, no stockholder that has provided timely notice of a director nomination pursuant to the requirements of these Bylaws shall be permitted to submit any additional or substitute nominations of persons for election as directors following the expiration of the time periods set forth in this Section 3.2(b).
(c) Notwithstanding anything in paragraph (b) to the contrary, (i) the number of directors nominated by a stockholder may not exceed the number of directors that constitute the Whole Board at the time of any such nomination (or, if applicable, such greater or lesser number of directors to be elected at the applicable annual or special meeting) and (ii) if the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the ninetieth (90th) day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person (present and for the past 5 years), (C) the class or series and number of shares of capital stock of the Corporation that are owned of record or are directly or indirectly owned beneficially by the person, (D) any Derivative Instrument directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (F) a written questionnaire

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with respect to the background and qualification of such person (in the form to be provided by the Secretary within 5 business days of a written request by a stockholder of record) and (G) a written representation (email being sufficient) that such person (w) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (x) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (y) accepts his or her nomination by the nominating stockholder or beneficial owner, consents to being named in the Corporation’s proxy statement as such nominee and, if elected as a director of the Corporation, intends to serve for a full term and (z) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the Common Stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation duly adopted by the Board; and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person, (B) the class or series and number of shares of capital stock of the Corporation that are owned of record or directly or indirectly owned beneficially by such Stockholder and any Stockholder Associated Person, (C) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Corporation, (E) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of this Section 3.2 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights beneficially owned, directly or indirectly, by such stockholder or Stockholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member of or directly or indirectly beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (H) any performance-related fees (other than an asset-based fee) that such

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stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (I) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person, any proposed nominee or any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder, (J) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (K) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (L) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such stockholder or any Stockholder Associated Person, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended, if such stockholder and any Stockholder Associated Person on whose behalf the nomination is made, if any, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (M) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to solicit the holders of at least 67% of the voting power of shares entitled to vote in the election of directors in support of director nominees other than the Corporation’s nominees in accordance with the requirements of Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”) and Section 3.9(g) of these Bylaws in connection with any such solicitation and (N) any other information reasonably requested by the Corporation.

(e) A stockholder providing notice of a director nomination shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.2 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (x) in the case of the update and supplement required to be made as of such record date, not later than five (5) business days after such record date and (y) in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof). In addition, at the request of the Board, a proposed nominee shall furnish to the Secretary of the Corporation within ten (10) days after receipt of such request such information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation and (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate

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governance guideline or committee charter of the Corporation, including any information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, and if such information is not furnished within such time period, the notice of such director’s nomination shall not be considered to have been timely given for purposes of this Section 3.2.

(f) Except as otherwise provided by the Certificate of Incorporation or the terms of one or more series of Preferred Stock with respect to the rights of one or more series of Preferred Stock to nominate and elect directors, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.2. If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(g) In addition to the provisions of this Section 3.2, a stockholder providing notice of a director nomination shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references herein to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 3.2 and compliance with this Section 3.2 shall be the exclusive means for a stockholder to make nominations. In particular and without limiting the foregoing sentence, notwithstanding any other provisions of this Section 3.2, unless otherwise required by law, (i) no stockholder shall solicit proxies in support of a nominee for election as a director proposed pursuant to this Section 3.2 unless such stockholder has compiled with Rule 14a-19 in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if such stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for such proposed nominee. If any stockholder providing notice as to nominations pursuant to this Section 3.2 provides notice pursuant to Rule 14a-19(b), then such stockholder shall (x) promptly notify the Corporation if it subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) and (2) deliver to the Corporation, no later than eight (8) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3).

(h) Any stockholder directly or indirectly soliciting proxies from other stockholders in support of proposed nominees for election as directors pursuant to this Section 3.2 must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(i) Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to nominate and elect directors pursuant to the Certificate of Incorporation or

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the right of the Board to fill newly created directorships and vacancies on the Board pursuant to the Certificate of Incorporation.

Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed for their expenses, if any, for attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.4 Appointment of Directors; Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal, incapacity or other cause shall be filled in accordance with the Certificate of Incorporation.

Section 3.5 Removal or Resignation of Directors. Any director or the entire Board may be removed from office, with or without cause as set forth in the Certificate of Incorporation. A director may resign at any time; provided, however, that any such resignation must be given in the form of a written notice (which may be provided by electronic transmission) delivered to the Secretary of the Corporation and shall be effective at the time such notice is received by the Secretary of the Corporation or at such later time as may be specified therein.

Article IV
BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board, provided, that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(b). No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board, such determination by the Board to constitute the only notice of such regular meetings to which any director shall be entitled. In the absence of any such determination, such meetings shall be held, upon notice to each director in accordance with Section 9.3, at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board, provided, that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(b).

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or Chief Executive Officer and (b) shall be called by the Chairman

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of the Board, Chief Executive Officer or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request, provided, that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(b). Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of Electronic Transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4 Quorum; Required Vote. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, in each case except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by Electronic Transmission, and the writing or writings or Electronic Transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6 Organization. The Board shall elect a Chairman of the Board from among the directors by resolution passed by a majority of the Board. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

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Article V
COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may by resolution passed by the Whole Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent provided in the resolution of the Board establishing such committee and not inconsistent with applicable law, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee, provided, that such committee may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(b). At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

Article VI
OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board may include a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers (including without limitation a Chief Financial Officer, Vice Presidents and Assistant Secretaries) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or any committee thereof. The Chief Executive Officer or the President

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may also appoint such other officers (including without limitation one or more Vice Presidents) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or the President, as may be prescribed by the appointing officer.

(a) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board.

(b) President. The President, if any, shall be subject to the direction and control of the Chief Executive Officer and the Board and shall have such powers and duties as the Board or the Chief Executive Officer may assign to the President.

(c) Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation. The Chief Financial Officer shall report to the Chief Executive Officer and shall counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board may from time to time determine. .

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function. Specifically, Vice Presidents may include Executive Vice Presidents and Senior Vice Presidents.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by

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each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(iii) The Secretary may designate one (1) or more Assistant Secretaries who shall have such of the authority and perform such of the duties of the Secretary as may be assigned to them by the Board, the Chief Executive Officer, the President or the Secretary.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into the Treasurer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize). The Treasurer may designate one (1) or more Assistant Treasurers who shall have such of the authority and perform such of the duties of the Treasurer as may be assigned to them by the Board, the President or the Treasurer.

Section 6.2 Term of Office; Removal; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier death, resignation, retirement, disqualification, incapacity or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or the President may also be removed, with or without cause, by the Chief Executive Officer or the President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or the President may be filled by the Chief Executive Officer or the President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

Article VII
SHARES

Section 7.1 Certificated and Uncertificated Shares. The shares of the Corporation shall be uncertificated, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates.

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Section 7.2 Multiple Classes of Stock. The Corporation shall, by resolution of the Board, be authorized to issue, from time to time, one or more classes or series of stock and, with respect to each such class or series, to fix the terms thereof. If the Corporation issues more than one class of stock of the Corporation or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or shall issue such shares in uncertificated form if the owner: (i) requests such a new certificate or the issuance of uncertificated shares before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser (as such term is defined in Section 8-303 of the Uniform Commercial Code as adopted by the State of Delaware); (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

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Section 7.5 Transfer of Stock. If a certificate representing shares of the Corporation is presented to the Corporation with a stock power or other endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the indorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the indorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such indorsement or instruction or such other reasonable assurance that the indorsement or instruction is genuine and authorized as the Corporation may request; and

(iv) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

Section 7.6 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.7 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

Article VIII
INDEMNIFICATION

Section 8.1 Right to Indemnification.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding,

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whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL or other applicable statutes of the State of Delaware, as amended from time to time, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

(b) The entitlement of the Covered Person to indemnification hereunder shall be determined by the following person or persons who shall be empowered to make such determination: (i) the Board by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum, (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Covered Person, (iv) the stockholders of the Corporation or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Covered Person. For purposes of this Section 8.1(b), a “change of control” will be deemed to have occurred if the individuals who, as of the effective date of these Bylaws, constitute the Board (the “incumbent board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an

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advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim to the fullest extent permitted by law. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by (a) the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that the Covered Person has not met any applicable standard for indemnification set forth in the DGCL, and (b) the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4 Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article VIII shall not be exclusive of any other right that any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another entity, trust or other enterprise who is or was serving at the request of the Corporation as

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an officer, director, employee or other agent of another enterprise, in each case, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee (who is not a Covered Person) or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VIII.

Section 8.7 Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.8 Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9 Contract Rights. The rights provided to Covered Persons pursuant to this Article VIII (a) shall be contract rights based upon good and valuable consideration, pursuant to which a Covered Person may bring suit as if the provisions of this Article VIII were set forth in a separate written contract between the Covered Person and the Corporation, (b) shall fully vest at the time the Covered Person first assumes his or her position as a director or officer of the Corporation, or as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity (including service with respect to an employee benefit plan) at the request of the Corporation (as applicable), (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Article VIII, (d) shall continue as to a Covered Person who has ceased to be a director or officer of the Corporation (or who has ceased to be an employee of the Corporation who served in any capacity with another entity that entitles such Covered Person to rights pursuant

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to this Article VIII, as applicable) and (e) shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 8.10 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Article IX
MISCELLANEOUS

Section 9.1 Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a record date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record

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date shall be not more than 60 days nor less than 10 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3 Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of facsimile telecommunication or other form of Electronic Transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director, (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (E) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (F) if sent by any other form of Electronic Transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of email or other form of Electronic Transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (A) if given by hand delivery, when actually received by the stockholder, (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, or (D) if given by email or other form of Electronic Transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (I) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (II) if by electronic mail, when directed to an electronic mail address, (III) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (IV) if by any other form of Electronic Transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of Electronic Transmission by giving written notice to the Corporation that such stockholder objects to receiving notice by email or revoking consent to receiving notice by other form of Electronic Transmission. Any such consent shall be deemed revoked if (x) the Corporation is unable to deliver by Electronic

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Transmission two consecutive notices given by the Corporation in accordance with such consent and (y) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by facsimile telecommunication or electronic mail.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by Electronic Transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting.

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Section 9.6 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chief Executive Officer, the President, the Chief Legal Officer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chief Executive Officer, the President, the Chief Legal Officer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.8 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board; provided that, until such time, if any, as the Corporation determines to discontinue its status as a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended, the fiscal year of the Corporation shall be a calendar year.

Section 9.9 Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.10 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board. Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the DGCL.

Section 9.11 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by Electronic Transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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Section 9.12 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chief Executive Officer, the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification, incapacity or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chief Executive Officer, the President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.13 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, the Chief Legal Officer, any Vice President or the Secretary. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.14 Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the Whole Board. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Section 9.15 References to the DGCL. References herein to a specific section or provision of the DGCL shall be deemed to include such statute as in effect on the date of these Bylaws and as the same may be amended from time to time, and shall include any successor thereto.

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Exhibit 4.2

DESCRIPTION OF CAPITAL STOCK
OF CBL & ASSOCIATES PROPERTIES, INC. (the “Company”)

The following is a brief description of the securities of CBL & Associates Properties, Inc. (the “Company” or “we,” “us” or “our”) registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following summary description of our capital stock is not complete and for a more detailed description of these securities, you should refer to the applicable provisions of our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), our Fifth Amended and Restated Bylaws, as amended (“Bylaws”) and our Stockholder Protection Rights Agreement, dated as of September 8, 2022 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent, each of which has been filed as exhibits to the periodic reports we file with the Securities and Exchange Commission (the “SEC”), as well as to applicable provisions of the laws of the State of Delaware, our state of incorporation, including without limitation the Delaware General Corporation Law (“DGCL”).

General

Under our Certificate of Incorporation, we have authority to issue 215,000,000 shares of all classes of capital stock, consisting of 200,000,000 shares of common stock, par value $.001 per share, and 15,000,000 shares of preferred stock, par value $.001 per share. Under Delaware law, holders of both our common stock and our preferred stock generally are not responsible for our debts or obligations.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CBL.”

Pursuant to rights granted to us and the other limited partners in the Fifth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership (our “Operating Partnership”), each of the limited partners may, subject to certain conditions, exchange its limited partnership interests in the Operating Partnership for shares of our common stock or their cash equivalent, at the Company’s election.

Description of Preferred Stock

Subject to the limitations prescribed by our Certificate of Incorporation, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock, to fix the voting rights (full or limited, or no voting rights) and to fix the additional designations, powers, preferences and rights of each series and the qualifications, limitations and restrictions thereof, all without any further vote or action by our stockholders. In particular, the Board of Directors may determine for each such series any dividend rate, the date, if any, on which dividends will accumulate, the dates, if any, on which dividends will be payable, any redemption rights of such series, any sinking fund provisions, liquidation rights and preferences, and any conversion rights and voting rights. Our Certification of Incorporation also provides that, subject to the rights of the holders of any then-outstanding series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding voting power of our shares of capital stock entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. Also, the issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock.

Any preferred stock that we may issue in the future will be, when issued, fully paid and non-assessable and (unless otherwise provided in the applicable preferred stock designations) will have no preemptive rights. Both our preferred stock and our common stock are subject to certain ownership restrictions designed to help us maintain our qualification as a REIT under the Internal Revenue Code, which are described below under “Description of Common Stock - Restrictions on Transfer.”

Description of Common Stock

Voting Rights and Election of Directors

Holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or as provided in our Certificate of Incorporation, the holders of those shares exclusively possess all voting power. Under our Certificate of Incorporation, except as otherwise required by law or the Certificate of Incorporation (including any preferred stock designation), holders of common stock will not be entitled to vote on any amendment to the Certificate of Incorporation (or to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of preferred stock, to vote on any such amendment pursuant to the Certificate of Incorporation (including any preferred stock designation) or pursuant to the DGCL.

Under our Bylaws, directors are elected by the affirmative vote of the holders of a plurality of the shares of the common stock present or represented at the annual meeting of stockholders and entitled to vote thereon. Our Certificate of Incorporation provides that director vacancies may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by our stockholders). Neither our Certificate of Incorporation nor our Bylaws provides for cumulative voting in the election of directors. Since our 2014 Annual Meeting, following the declassification of our Board of Directors as approved by our stockholders, directors have been elected annually. While the issue is not currently addressed by either our Certificate of Incorporation or our Bylaws, our Corporate Governance Guidelines require that a majority of the members of our Board of Directors must be “independent” pursuant to independence standards set forth in an exhibit to the Corporate Governance Guidelines, which also requires a majority of our directors to be independent in accordance with applicable requirements for NYSE listed companies.

Additionally, in 2014 our Board of Directors amended our Corporate Governance Guidelines to implement a majority voting policy which provides that a director who is nominated in an uncontested election, and who receives a greater number of votes “withheld” from his or her election than votes “for” such election, is required to immediately tender his or her resignation to the Board of Directors for consideration. The Board’s Nominating/Corporate Governance Committee will then make a recommendation to our Board of Directors on whether to accept or reject the resignation, which the Board will consider and publicly disclose its decision to either accept or reject the resignation within 90 days from the date of certification of the election results. A director whose resignation is being considered will not participate in the recommendation of the Nominating/Corporate Governance Committee or the decision of the Board of Directors.

Dividend and Liquidation Rights

Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) as may be declared from time to time by our Board of Directors from funds which are legally available, and upon liquidation are entitled to receive pro rata all of our assets available for distribution to the holders of common stock. Holders of common stock are not entitled to any preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

Limitation of Liability of Directors

Our Certificate of Incorporation provides that, to the fullest extent the DGCL or any other law of the State of Delaware as the same exists or is hereafter amended permits the limitation or elimination of the liability of directors (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than were permitted prior to such amendment), no person who is or was a director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of

Incorporation also provides that any repeal or amendment of this provision, or adoption of another, inconsistent provision, will, unless otherwise required by law, be prospective only (unless it permits us to further limit or eliminate the liability of directors), and shall not adversely affect any then-existing right.

Our Certificate of Incorporation also provides for indemnification against liabilities, losses and reasonably incurred expenses in connection with any covered proceeding (as defined therein) brought by reason of the fact that a covered person was serving as a director or officer of the Company, or by reason of a person’s service at the request of the Company, while a director, officer, employee or agent of the Company, as a director, officer, employee or agent of other specified entities. The Certificate of Incorporation also includes parallel provisions related to advancement of expenses, subject to an undertaking (if required by the DGCL) to repay amounts advanced if it shall ultimately be determined, by final judicial decision from which there is no further right to appeal that the indemnitee was not entitled to be indemnified. Our Bylaws include provisions consistent with the Certificate of Incorporation providing for indemnification and advancement of expenses, including provisions governing the right of a covered person to bring suit against the Company to enforce such rights (subject to the Company’s defenses and rights to recovery prescribed therein). Our Bylaws also specify that, in the event of a change of control of the Company (as defined therein), the determination of whether a covered person is entitled to indemnification will be made by independent legal counsel in a written opinion to our Board of Directors.

While our Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, our Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to our officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by officers and directors who are successful in seeking to enforce their rights under the indemnification agreements, and cover officers and directors under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our Certificate of Incorporation and Bylaws, it provides greater assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our Board of Directors or by the stockholders to eliminate the rights it provides.

Related Party Transactions and Corporate Opportunities

Our Certificate of Incorporation includes a provision to the effect that (i) no contract or other transaction of the Company with any other person, firm, corporation or other entity in which the Company has an interest shall be affected or invalidated by the fact that any one or more of the directors or officers of the Company, individually or jointly with others, may be a party to or may be interested in such contract or transaction so long as the contract or other transaction is approved by the Company’s Board or a duly authorized committee thereof in accordance with the DGCL and (ii) relieving any director or officer of the Company, in his or her capacity as such, from any personal liability relating solely to the fact that such matter was contracted for the benefit of any such person or any such firm or corporation. The Certificate of Incorporation also provides that neither the stockholders of the Company or any of their Affiliates or Related Funds, nor any Non-Employee Director of the Company or his or her Affiliates (all as defined in the Certificate of Incorporation), shall have any duty to refrain from (x) engaging in a corporate opportunity in the same or similar business activities or lines of business as the Company or any of its Affiliates is engaged or proposes to engage, (y) making investments in any kind of property in which the Company makes or may make investments or (z) otherwise competing with the Company or any of its Affiliates, and provides that, to the fullest extent permitted by the DGCL, no such person shall (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Company or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Company or its stockholders or (B) be liable to the Company or its stockholders for breach of any fiduciary duty, in each case, by reason of any such activities (the “Corporate Opportunity Exculpation Clause”). The Certificate of Incorporation includes a similar Corporate Opportunity Exculpation Clause providing that no such covered individual shall have any obligation to communicate or offer such an opportunity to the Company and its affiliates, and that the Company renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity both for the Company (or any of its affiliates) and for any such Non-Employee Director of the Company or his or her Affiliates and the Company or any of its Affiliates, except for any corporate opportunity expressly offered to a Non-Employee Director solely in his or her capacity as a director (or officer, if applicable) of the Corporation. The Certificate of Incorporation further states that, to the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and to have consented to these provisions.

Forum Selection Provision

Our Certificate of Incorporation includes a forum selection provision which provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or Federal court located within the State of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company, or by any stockholder of the Company, to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or pursuant to any provision of our Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine.

The Certificate of Incorporation states that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to such forum selection provisions. Additionally, the Certificate of Incorporation provides that, if an action covered by such forum selection clause is filed in the name of any stockholder in a court not located in the State of Delaware without the approval of our Board of Directors, such stockholder shall be deemed to have consented (a) to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in such court to enforce such clause and (b) to having service of process made upon such stockholder therein by service upon such stockholder’s counsel in the applicable action.

Other Provisions of Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include:

Director Removal or Resignation. Our Certificate of Incorporation provides that, subject to the right of holders of any series of preferred stock separately entitled to elect one or more directors, if any such right has been granted, directors may be removed with or without cause but only by the affirmative vote of the holders of a majority of the then outstanding shares entitled to vote in the election of directors, voting together as a single class. Our Bylaws provide that a director may resign at any time; however, any such resignation must be provided in written form (which may be delivered via email or other electronic transmission) and will be effective at the time the notice is received by the Secretary of the Company.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide the only persons who will be eligible for election as directors are persons who are nominated by or at the direction of the Board of

Directors, or by a stockholder who has complied with the advance notice procedures by giving timely written notice containing specified information to the Secretary prior to the meeting at which directors are to be elected. The only business that may be conducted at a meeting is business that has been brought before the meeting by or at the direction of the Board of Directors (including proposals properly made in accordance with Rule 14a-8 under the Exchange Act and brought before the meeting at the direction of the Board) or by a stockholder who has given timely written notice containing specified information to the Secretary of the stockholder's intention to bring the business before the meeting. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. Our Bylaws also provide that no stockholder that has provided timely notice of a director nomination pursuant to the requirements of the Bylaws shall be permitted to submit any additional or substitute nominations of persons for election as directors following the expiration of the time period described in the preceding sentence.

Our Bylaws require that a notice pertaining to business to be brought before a meeting of our stockholders (other than nominations for directors) also must contain certain information specified in the Bylaws in order to allow for full consideration by the Board of Directors and stockholders of issues relevant to (A) the status of any person introducing such business as a stockholder of the Company entitled to do so and qualified to vote on the matter, (B) prescribed information concerning various direct or indirect interests in securities of the Company held by the proponent, (C) any other direct or indirect interests that the proponent may have in the proposed business, and (D) a commitment of the proponent to appear in person or by proxy at the stockholder meeting to present such business, and information concerning whether the proponent or specified related parties intend to solicit proxies for such meeting.

Any notice pertaining to stockholder nominations of candidates for election as directors also must contain certain information specified in the Bylaws in order to allow for full consideration by the Board of Directors and stockholders of issues relevant to (A) the qualifications of any stockholder-nominated candidate to serve as a director of the Company, (B) the status of any person introducing such director nomination or other business as a stockholder of the Company entitled to do so and qualified to vote on the matter, (C) prescribed information concerning various direct or indirect interests in securities of the Company held by the proponent or by the director nominee, (D) any relationships between the stockholder proponent and any director nominee (including any Voting Commitment (as defined in the Bylaws) made by the proposed nominee), or any direct or indirect interests of either party in such director nomination (including a description of all direct and indirect compensation or other material monetary agreements, arrangements or understandings during the past 3 years, and any other material relationships between the proposed nominee and other specified parties, including the proponent) and (E) a commitment of the proponent to appear in person or by proxy at the stockholder meeting to present such nomination, and information concerning whether the proponent or specified related parties intend to solicit proxies for such meeting. Our Bylaws also require that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person complies with Rule 14a-19 under the Exchange Act, including applicable notice and solicitation requirements. A stockholder submitting a nomination must (i) make a representation as to whether such stockholder intends to solicit proxies in support of their nominees from the holders of at least 67% of the voting power of the Company’s outstanding stock entitled to vote in the election of directors, (ii) promptly notify the Company if such stockholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and (iii) deliver reasonable evidence of compliance with the proxy solicitation requirements of Rule 14a-19(a)(3) under the Exchange Act at least eight (8) business days prior to the applicable meeting. Our Bylaws also provide that if any stockholder (A) provides the notice described above pursuant to Rule 14a-19(b) under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, including providing the Company with the notices required thereunder in a timely manner, then the Company shall disregard any proxies or votes solicited for such stockholder’s proposed nominee(s).

Our Bylaws also provide that the number of proposed directors nominated by a stockholder may not exceed the number of directors that constitute the Whole Board (as defined below) at the time of any such nomination (or, if applicable, such greater or lesser number of directors to be elected at the applicable annual or special meeting). Any stockholder proposing the nomination of candidates for election as directors or other business also must update and supplement any such notices, if necessary, such that the required information is true and correct as of the meeting record date and as of the date that is 10 business days prior to the meeting and any adjournment or postponement of the meeting. Further, any stockholder soliciting proxies (in support of one or more candidates for election as directors or in support of other business) must use a proxy card color other than white.

Written Consent of Stockholders and Calling of Special Meetings. Our Certificate of Incorporation, as well as our Bylaws, require all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting and do not permit action by stockholder consent. Our Certificate of Incorporation and Bylaws provide that a special meeting may be called by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies (the “Whole Board”) and shall be called by the Secretary and the Board upon the delivery of a written request from of the holders of a majority of the outstanding shares of our common stock (as “Stockholder-Requested Meeting”). Our Bylaws provide that, to be valid, such a written request must (i) be in writing, signed and dated by or on behalf of one or more stockholder(s) of record representing at least a majority of the outstanding shares of common stock, (ii) set forth the proposed date, time and place of the special meeting (which may not be earlier than sixty (60) days after the date the request is delivered (or ninety (90) days in the case of a Stockholder-Requested Meeting to elect directors), provided that such proposed date, time and place shall not be binding on the Company or the Board), (iii) set forth a statement of the purpose or purposes of and the matters proposed to be acted on at the special meeting, (iv) include the required information described under “Advance Notice Requirements” above and (v) be delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary at the principal executive offices of the Company.

Amendments to Certificate of Incorporation. Amending our Certificate of Incorporation requires approval by both (i) the affirmative vote of a majority of our Board of Directors and (ii) the affirmative vote of the holders of a majority of the voting power of all of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, in addition to any other approval that may be required by of the holders of any class or series of such stock pursuant to the Certificate of Incorporation or applicable law.

Bylaw Amendments. Amending our Bylaws requires either (i) the approval of a majority of the Whole Board or (ii) approval by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote generally in the election of directors (in addition to any separate class vote, if required by the Certificate of Incorporation or applicable law).

Lost Certificates. Our Bylaws include specified requirements concerning the replacement of any stock certificate claimed to have been lost, stolen, destroyed or wrongfully taken, including allowing us to request an appropriate bond as a condition to such replacement, and provide that if the owner fails to notify the Company of such event within a reasonable time and the Company registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting a related claim against the Company.

Non-Applicability of Delaware Anti-Takeover Statute

While we are a Delaware corporation, under our current Certificate of Incorporation we are not subject to Section 203 of the DGCL (which had previously applied to the Company under our Amended and Restated Certificate of Incorporation prior to the Company’s emergence from reorganization under Chapter 11 of the United States Bankruptcy Code in November 2021). In general, when it applies Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of a company’s outstanding voting stock) from engaging in a “business combination” (as defined in Section 203) with any covered company for three years following the date that person becomes an interested stockholder (subject to certain exceptions specified in Section 203).

Rights Agreement

On September 8, 2022, our Board of Directors declared a dividend of one right (a “Right”) for each outstanding share of our common stock held of record at the close of business on September 22, 2022 (the “Record Time”) or issued thereafter and prior to the Separation Time (as hereinafter defined) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights were issued pursuant to a Stockholder Protection Rights Agreement, dated as of September 8, 2022 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”). Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one share of common stock or one one-thousandth of a share of Participating Preferred Stock, par value $0.001 per share (“Participating Preferred Stock”), for $150.00 (the “Exercise Price”), subject to adjustment.

The Rights will be evidenced by the common stock certificates (or, in the case of uncertificated shares of common stock, by the registration of the associated common stock on the Company’s stock transfer books) until the Separation Time, which is defined as the next business day following the earlier of (either, the “Separation Time”) (i) the tenth business day (or such later date as our Board of Directors may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person, as defined below, and (ii) the Flip-in Date (as defined below); provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made. A Flip-in Date will occur on any Stock Acquisition Date (as defined below) or such later date and time as our Board of Directors may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A Stock Acquisition Date means the first date on which we announce that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person. An Acquiring Person is any Person having Beneficial Ownership (as defined in the Rights Agreement) of 10% or more of the outstanding shares of common stock, which term shall not include (i) any Person who is the Beneficial Owner of 10% or more of the outstanding common stock at the time of the first public announcement of the Rights Agreement and who continuously thereafter is the Beneficial Owner of 10% or more of the outstanding shares of common stock, until such time thereafter as such Person becomes the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of additional shares of common stock that, in the aggregate, amount to 0.1% or more of the outstanding common stock, (ii) any Person who shall become the Beneficial Owner of 10% or more of the outstanding common stock solely as a result of an acquisition of common stock by the Company, until such time as such Person acquires additional common stock, other than through a stock dividend, stock split or reclassification, aggregating 0.1% or more of the outstanding common stock, or any Person who becomes the Beneficial Owner of 10% or more of the outstanding common stock solely as a result of the occurrence of a Flip-in Date which has not resulted from the acquisition of Beneficial Ownership of common stock by such Person, (iii) any Person who becomes the Beneficial Owner of 10% or more of the outstanding common stock without any plan or intent to seek or affect control of the Company if such Person promptly divests sufficient securities such that such 10% or greater Beneficial Ownership ceases or (iv) any Person who Beneficially Owns shares of common stock consisting solely of (A) shares acquired pursuant to the grant or exercise of an option granted by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares owned by such Person and its affiliates and associates at the time of such grant and (C) shares, amounting to less than 1% of the outstanding common stock, acquired by affiliates and associates of such Person after the time of such grant. Beneficial Ownership includes, solely for purposes of determining whether any Person is an Acquiring Person, shares Constructively Owned (as defined in the Rights Agreement) in respect of which a Person has a Synthetic Long Position (as defined in the Rights Agreement). The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the common stock. Common stock certificates issued after the Record Time but prior to the Separation Time (or the registration of common stock in the Company’s stock transfer books with respect to uncertificated shares) shall evidence one Right for each share of common stock represented thereby and such certificates (or confirmation of registration with respect to uncertificated shares) shall contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of common stock outstanding at the Record Time (or registration) shall also evidence one Right for each share of common stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of common stock at the Separation Time.

The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the date on which the Rights are redeemed as described below, (iii) the close of business on September 8, 2023 and (iv) immediately prior to the effective time of a consolidation, merger or statutory share exchange that does not constitute a Flip-over Transaction or Event, as defined below, in which the common stock is converted into, or into the right to receive, another security, cash or other consideration.

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a common stock dividend on, or a subdivision or a combination into a smaller number of shares of, common stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for common stock.

In the event that prior to the Expiration Time a Flip-in Date occurs, we will take such action as shall be necessary to ensure and provide that each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of our common stock having an aggregate Market Price (as defined in the Rights Agreement), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price.

Promptly after the Flip-in Date, the Company will amend the agreement of limited partnership of its operating partnership or take such other actions as may be required to ensure that, in its sole discretion, each holder of limited partnership units (other than the Company, an Acquiring Person or an Affiliate or Associate of an Acquiring Person) will not be unfairly diluted as a result thereof.

Our Board of Directors may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of common stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of common stock at an exchange ratio of one share of common stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board of Directors (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of common stock equal to the Exchange Ratio.

Whenever the Company shall become obligated, as described in the preceding paragraphs, to issue shares of common stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-thousandth of a share of Participating Preferred Stock for each share of common stock so issuable.

In the event that prior to the Expiration Time the Company enters into an agreement with respect to, consummates or permits to occur a transaction or series of transactions after a Flip-in Date in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a statutory share exchange with any other Person if, immediately prior to the consolidation, merger or share exchange or at the time the Company enters into an agreement with respect to such consolidation, merger or statutory share exchange, the Acquiring Person controls our Board of Directors or is the Beneficial Owner of 50% or more of the outstanding shares of common stock and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation or statutory share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of common stock or (B) the Person with whom such transaction or series of transactions occurs is the Acquiring Person or its associate or affiliate or (ii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert, if, at the time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board of Directors of the Company (any such transaction or event described in clause (i) or (ii) of this sentence, a “Flip-over Transaction or Event”), the Company shall not enter into, consummate or permit to occur such Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the “Flip-over Entity”), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement. For purposes of the foregoing description, the term “Acquiring Person” shall include any Acquiring Person and its affiliates and associates counted together as a single Person.

Our Board of Directors may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $0.001 per Right (the “Redemption Price”), as provided in the Rights Agreement. Immediately upon the action of our Board of Directors electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities for each Right so held.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 10% or more of the common stock unless the Rights are first redeemed, or the Rights Agreement terminated, by our Board of Directors. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and our stockholders because the Rights can be redeemed, or the Rights Agreement terminated, on or prior to the Flip-in Date, before the consummation of such transaction.

Operating Partnership Distributions Fund Dividends on Our Capital Stock

Because the Company conducts substantially all of its operations through our Operating Partnership, our ability to service our debt obligations, as well as our ability to pay dividends on our common and any outstanding preferred stock depends almost entirely upon the earnings and cash flows of the Operating Partnership and the ability of the Operating Partnership to make distributions to the Company on our ownership interests in the Operating Partnership. Under the Delaware Revised Uniform Limited Partnership Act, the Operating Partnership is prohibited from making any distribution to us to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Operating Partnership (other than some non-recourse liabilities and some liabilities to the partners) exceed the fair value of the assets of the Operating Partnership.

Restrictions on Transfer

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and certain percentages of our gross income must be from particular activities.

To ensure that we remain a qualified REIT, our Certificate of Incorporation contains provisions, collectively referred to as the ownership limit provision, restricting the acquisition of shares of our capital stock. The ownership limit generally prohibits ownership of more than 9.9% of the outstanding shares of our capital stock (or of any class of such stock) by any single stockholder, either directly or constructively as determined through the application of applicable provisions of the Internal Revenue Code. Our Certificate of Incorporation also establishes modified Existing Holder Limits and Existing Constructive Holder Limits (each as defined in the Certificate of Incorporation), applicable as of the effective date of our emergence from Chapter 11 reorganization on November 1, 2021, for any person that owned shares of our new common stock in excess of the otherwise applicable 9.9% Ownership Limit and 9.9% Constructive Ownership Limit as of such date. Pursuant to these provisions, as of November 1, 2021, we had two stockholder group subject to such limits: Oaktree Capital Group, LLC and certain of its affiliates (“Oaktree”), and (ii) Canyon Capital Advisors LLC and certain of its affiliates (“Canyon”). On the Limitation Date, Oaktree and Canyon held shares of our common stock and 7% Secured Exchangeable Notes due 2028 (“Exchangeable Notes”). Exchangeable Notes were exchangeable at any time prior to their maturity, with the Company having the ability to elect whether to consummate the exchange in cash, common stock, or a combination thereof. On the Limitation Date, Oaktree held 19.0% of the outstanding common stock, after giving effect to shares that could be acquired upon the exchange of Exchangeable Notes held by Oaktree in addition to common stock held by Oaktree on such date. On the Limitation Date, Canyon held 33.1% of the outstanding common stock, after giving effect to shares that could be acquired upon the exchange of Exchangeable Notes held by Canyon in addition to common stock hold by Canyon on such date. These Existing Holder Limits will continue to apply to each of such holders unless they request, and our Board of Directors grants, a waiver that would allow a further increase to either of such Existing Holder Limits as described in the next paragraph.

Our Board of Directors may, subject to certain conditions, waive the applicable ownership limit upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel to the effect that such ownership will not jeopardize our status as a REIT. The ownership limit provision will cease to apply only if our Board of Directors determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

Any issuance or transfer of capital stock to any person (A) in excess of the applicable ownership limit, (B) which would cause us to be beneficially owned by fewer than 100 persons or (C) which would result in the Company being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, will be null and void and the intended transferee will acquire no rights to the stock. Our Certificate of Incorporation provides that any acquisition and continued holding or ownership of our capital stock constitutes a continuous representation of compliance with the applicable ownership limit by the beneficial or constructive owner of such stock.

Any purported transfer or other event that would, if effective, violate the ownership limit or cause the Company to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, will be deemed void ab initio with respect to that number of shares of our capital stock that would be owned by the transferee in excess of the applicable ownership limit provision. Such shares would automatically be transferred to a trust with the Company or its designated successor serving as trustee, for the exclusive benefit of a charitable beneficiary to be designated by us.

Any shares so held in trust will be issued and outstanding shares of our capital stock, entitled to the same rights and privileges as all other issued and outstanding shares of capital stock of the same class and series. All dividends and other distributions paid by us with respect to the shares held in trust will be held by the trustee for the benefit of the designated charitable beneficiary. The trustee will have the power to vote all shares held in trust from and after the date the shares are deemed to be transferred into trust. The prohibited owner will be required to repay any dividends or other distributions received by it which are attributable to the shares held in trust if the record date for such dividends or distributions was on or after the date those shares were transferred to the trust. We can take all measures we deem necessary in order to recover such amounts, including, if necessary, withholding any portion of future dividends payable on other shares of our capital stock held by such prohibited owner.

Within twenty (20) days after receiving notice from the Company that the shares have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the applicable ownership limitations (a “permitted transferee”). The trustee will pay to the aforementioned prohibited owner the lesser of: (i) the price paid by such prohibited for the shares or, if such prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., in the case of a gift, devise or other such transaction or a Non-Transfer Event (as defined in the Certificate of Incorporation)), the Market Price (generally, the last reported sale price for the shares on the NYSE) on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale of such shares to the permitted transferee (net of any commissions and other expenses of sale). The excess (if any) of (x) the sale proceeds from the transfer to the permitted transferee over (y) the amount paid to the prohibited owner, will be distributed to the charitable beneficiary.

We or our designee will have the right to purchase any shares-in-trust, within a limited period of time, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift, devise or other such transaction or a Non-Transfer Event (as defined), the Market Price (generally, the last reported sale price for the shares on the NYSE) at the time of such gift, devise or Non-Transfer Event) and (ii) the Market Price on the date that we, or our designee, accept such offer.

The ownership limit provision will not be automatically removed even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the ownership limit would require an amendment to our Certificate of Incorporation. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the Company without the approval of our Board of Directors.

All certificates representing shares of any class of stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such other percentage as may be required by the Treasury Regulations promulgated under the Internal Revenue Code) of the value of our outstanding shares of capital stock must file an affidavit with us containing the information specified in our Certificate of Incorporation before January 30 of each year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of capital stock as our Board of Directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Exhibit 10.2.16

FORM

NON-EMPLOYEE DIRECTOR ANNUAL AWARD

STOCK RESTRICTION AGREEMENT

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THE SECURITIES AND EXCHANGE COMMISSION

NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED

ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

This Non-Employee Director Annual Award Stock Restriction Agreement (the “Agreement”) is made as of the _____ day of December 20[__] (the “Agreement Date”), by and between CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the “Company”), and [ ] (the “Non-Employee Director”).

WHEREAS, Non-Employee Director is member of the Board of Directors of the Company and of CBL & Associates Management, Inc. (the “CBL Management Company”, an affiliate of the Company;

WHEREAS, pursuant to the Equity Incentive Plan (as hereinafter defined) and subject to the terms of this Agreement, the Company desires to grant to the Non-Employee Director ____________ shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company.

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

The Non-Employee Director’s date of receipt of the Stock Award set forth in this Agreement shall be and is December __, 20[__] (the “Receipt Date”).

1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) as may be hereafter amended. The terms and provisions of the Equity Incentive Plan are incorporated herein and in the event of any conflict or inconsistency between the terms and provisions of the Equity Incentive Plan and the terms and provisions of this Agreement, the terms and provisions of the Equity Incentive Plan shall govern and control. Specifically, but without limitation, the granting of the Stock Awards under this Agreement and any and all issuances of shares of Common Stock for Stock Awards pursuant to this Agreement shall be subject to the terms and provisions of the Equity Incentive Plan including but not limited to any term in the Equity Incentive Plan providing a maximum limitation on the number of shares of Common Stock that may be subject to the Stock Awards granted to the Executive Officer pursuant to this Agreement in any calendar year.

2. Grant of Common Stock. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Non-Employee Director all right, title and interest in ___________ shares of Common Stock (the “Stock Award”).

3. Vesting. As used in this Agreement, the term “vest” or “vesting” shall mean the immediate, non-forfeitable, fixed right of present or future enjoyment of the Common Stock pursuant to the Stock Award. The Stock Award shall vest on January 1, 20[__] (the “Vesting Date”). The period from the Receipt Date to the Vesting Date shall be referred to herein as the “Vesting Period”. For purposes of valuation of the Stock Award on the Vesting Date (for tax purposes), the value shall be the average of the high and low trading prices of the Company’s Common Stock on the last trading day on the New York Stock Exchange (or such other stock exchange upon which the Company’s Common Stock is then traded)

prior to the Vesting Date. If the Stock Award shall be deemed vested pursuant to the provisions of Paragraph 4 below prior to the Vesting Date, the value (for tax purposes) of the Stock Award shall be the average of the high and low trading prices of the Company’s Common Stock on the date of termination of directorship (if such is a day upon which the Company’s Common Stock was traded on the NYSE or such other exchange upon which the Company’s Common stock was then traded), and if the Company’s Common Stock was not traded on such date of termination of directorship, then the valuation (for tax purposes) shall be based upon the last day prior to such date of termination of directorship upon which the Company’s Common Stock was traded on the NYSE or such other exchange upon which the Company’s Common stock was then traded.

4. Termination of Directorship. (a) General. Except as set forth in this Paragraph 4, if the Non-Employee Director ceases to be a member of the Board of Directors of the Company and the CBL Management Company for any reason prior to the Vesting Date, the Stock Award shall thereupon be forfeited and returned to the Company and the Non-Employee Director shall have no further right, title and/or interest in the shares of Common Stock subject to the Stock Award.

(b) Death or Disability. If the Non-Employee Director’s directorship with the Company and CBL Management Company terminates for reasons of the Non-Employee Director’s death or disability (as defined herein) prior to the Vesting Date, the Stock Award shall immediately, on the date of such termination, thereupon vest in the Non-Employee Director or his/her estate. For purposes hereof, the term “disability” refers to the complete and permanent disability of the Non-Employee Director as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time. The Non-Employee Director acknowledges and agrees that the determination of disability shall be within the sole, absolute and exclusive discretion of the Company.

(c) “Change of Control”. If the Non-Employee Director’s directorship with the Company and CBL Management Company terminates upon a “Change of Control”, as defined in the Equity Incentive Plan, prior to the Vesting Date, the Stock Award shall immediately, on the date of such termination, thereupon vest in the Non-Employee Director.

5. Rights as a Shareholder. The Non-Employee Director shall have all of the rights as a shareholder with respect to any shares of Common Stock issued pursuant to the Stock Award subject only to the transfer restrictions set forth in Paragraph 6 below and forfeiture provisions set forth above. The Non-Employee Director’s rights as a shareholder shall include the rights to receive all dividends on the Common Stock and to exercise any voting rights attributable to the Common Stock for so long as the Non-Employee Director shall own the Common Stock but such rights shall cease as to the shares of Common Stock subject to the Stock Award that are forfeited pursuant to the terms of this Agreement.

6. Non-Transferability of Stock Award. Except for any transfers that may be required by law, including pursuant to any domestic relations order or otherwise, no non-vested portion of the Common Stock making up the Stock Award may be transferred by the Non-Employee Director until the termination of the Vesting Period (or immediate vesting pursuant to the provisions of Paragraphs 4 above on terminations of directorship with the Company and the CBL Management Company for death or disability or on a “Change of Control”) and any non-permitted attempted transfer by the Non-Employee Director of any such non-vested portion prior to the termination of the Vesting Period shall be null and void. Any transferee who may receive any of such non-vested portion of the Common Stock making up the Stock Award pursuant to a transfer required by law as set forth above shall be subject to all the terms and provisions of this Agreement and any termination of the directorship of the Non-Employee Director prior to the termination of the Vesting Period (except for terminations of directorship pursuant to Paragraph 4 above on death or disability or on a “Change of Control”) shall cause the forfeiture of any non-vested shares of the Common Stock making up the Stock Award even if such shares are in the hands of a transferee.

2

7. Restricted Stock Account; Uncertificated Shares. The Non-Employee Director understands and acknowledges that the shares of Common Stock issued to the Non-Employee Director pursuant to the Stock Award will be held in an uncertificated form in a restricted stock account maintained by the Company’s stock transfer agent for the Non-Employee Director until such time as such shares of Common Stock are no longer subject to the restrictions set forth in this Agreement. The Non-Employee Director understands and acknowledges that as the shares of Common Stock issued to the Non-Employee Director pursuant to the Stock Award shall vest during the Vesting Period and upon such vesting, the Company shall cause such vested shares to be issued out of the above-stated restricted stock account and delivered to an unrestricted stock account maintained by the Company’s stock transfer agent for the Non-Employee Director (with reduction in the number of shares necessary to cover any applicable employment taxes unless the Non-Employee Director shall elect to pay such amounts in cash pursuant to notices and procedures that the Company has instituted or shall institute) and such vested shares shall no longer be subject to the terms and provisions of this Agreement. The Non-Employee Director understands and acknowledges that, except as provided in Paragraph 4 above, in the event the Non-Employee Director’s directorship with the Company and the CBL Management Company, is terminated at any time during the Vesting Period, any non-vested shares of Common Stock making up the Stock Award shall then be cancelled and/or returned to the Company and that the Company shall be entitled to take such action on behalf of the Non-Employee Director in the form of executing such documents or instruments to authorize the cancellation of such shares and/or return of same to the Company

8. No Enlargement of Non-Employee Director Rights. Nothing in this Agreement shall be construed to confer upon the Non-Employee Director any further rights as a director of the Company or the CBL Management Company.

9. Income Tax Withholding. If the Company is required to withhold Federal, state, local or other taxes with respect to the Non-Employee Director, the Company, in its sole discretion, shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, state, local and other taxes required by law to be withheld with respect to the shares of Common Stock issued pursuant to the Stock Award (as such shares vest or if certain tax elections are made by the Non-Employee Director, i.e., a Section 83(b) election under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”)) and any dividends paid on any portion of non-vested shares of Common Stock, including, but not limited to, the following: (i) deducting the amount of any such withholding taxes therefrom or from any other amounts then or thereafter payable to the Non-Employee Director by the Company or the CBL Management Company; (ii) requiring the Non-Employee Director, or the beneficiary or legal representative of the Non-Employee Director, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable the Company to satisfy its withholding obligations; and/or (iii) withholding from the shares of Common Stock otherwise payable and/or deliverable one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

10. Restricted Stock. The Stock Award granted hereunder is intended to be a grant of restricted property to the Non-Employee Director that is subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code.

11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

3

13. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

14. Power of Attorney. The Non-Employee Director, by execution of this Agreement, does hereby appoint the Company as the Non-Employee Director’s attorney-in-fact for the limited purposes of executing any documents or instruments necessary in conjunction with the shares of Common Stock issued to the Non-Employee Director pursuant to the Stock Award while such shares are subject to the restrictions provided by this Agreement. The Non-Employee Director understands and acknowledges that the shares of Common Stock issued to the Non-Employee Director pursuant to the Stock Award may be subject to adjustment or substitution, as determined by the Company or the Company’s Compensation Committee, as to the number, price or kind of a share of stock or other consideration subject to such awards or as otherwise determined by the Company or the Company’s Compensation Committee to be equitable in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award.

15. Section 83(b) Election. By execution of this Agreement, the Non-Employee Director is acknowledging that he/she understands that he/she may make a Section 83(b) Election with respect to the Stock Award pursuant to applicable provisions of the Code but that such election must be made on or before the date that is thirty (30) days following the Receipt Date set forth above.

16. Reference to Company. The Stock Award granted hereunder is being made to the Non-Employee Director by virtue of the Non-Employee Director’s status as director of the Company and the CBL Management Company. As stated above, the CBL Management Company is an affiliate of the Company. The use of the term “Company” in this Agreement shall, unless the context specifically states otherwise, be deemed to include both CBL & Associates Properties, Inc. and the CBL Management Company.

17. Prospectus. A current prospectus describing the material terms of the Equity Incentive Plan is available for review in the Company’s internal website in the CBL Officer Guide in One Note under “Benefits – General Information – Equity Incentive Plan”.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date first written above.

CBL & ASSOCIATES PROPERTIES, INC.

By:

Stephen D. Lebovitz,

President and Chief Executive Officer

NON-EMPLOYEE DIRECTOR:

Print name:

4

Exhibit 10.4.2

Tier I Legacy Retiree Program

Tier I Legacy Retiree Program. Tier I Legacy Retirees are CBL employees who (i) retire after March 1, 2008, (ii) who have been employed by CBL and/or its affiliates or predecessors for a total of 30 or more years of service to their date of retirement, (iii) who are participating in the CBL group medical insurance plan on the date of such retirement, and (iv) who are not eligible for health benefit coverage pursuant to any other group health insurance plan or Medicare.

The participation of Tier I Legacy Retirees (and their spouses who are covered on the date of the retirement of the Tier I Legacy Retiree) in the CBL group medical insurance plan would continue as follows:

■ For the period of 24 months after severance of employment by retirement of the Tier I Legacy Retiree at no cost to the Tier I Legacy Retiree;

■ For the period commencing after the 24-month period referenced above and continuing until the earlier of (i) Tier I Legacy Retiree (and spouse if applicable) reaches Medicare age or (ii) the Tier I Legacy Retiree (and spouse if applicable) becomes eligible for another group medical coverage, the Tier I Legacy Retiree (and spouse if applicable) would be entitled to continue participation in the CBL group medical insurance plan (as such may be amended, revised or modified from time to time and as available to then- active employees of CBL) but with the Tier I Legacy Retiree having to pay the full cost for such coverage (i.e., equivalent to the then-prevailing COBRA rate);

■ Upon reaching the age of Medicare eligibility or becoming eligible for other group medical coverage, the Tier I Legacy Retiree (and spouse if applicable), would cease to be eligible for the CBL group medical insurance plan;

■ Any tax obligations imposed on the Tier I Legacy Retiree as a result of benefits received under the Tier I Legacy Retiree Program shall be the sole responsibility of the Tier I Legacy Retiree (and spouse if applicable);

■ This Tier I Legacy Retiree benefit shall be subject to rules, regulations, policies and procedures that CBL may adopt from time to time and CBL may elect to discontinue the Tier I Legacy Retiree benefit on a prospective basis on each annual renewal of the overall CBL group health insurance plan; and

■ Any period of time during which a CBL employee (and spouse if applicable) continues to participate in the CBL group medical insurance plan as a Tier I Legacy Retiree (and spouse if applicable) after the employee's severance of employment will count toward the maximum coverage period for COBRA continuation.

Exhibit 21

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
1105 Anchor Limited Partnership	North Carolina
2030 Insurance Protected Cell Series 2013-45	Tennessee
2030 Insurance, LLC	Delaware
Acadiana Anchor M, LLC	Louisiana
Acadiana Expansion Parcel, LLC	Louisiana
Acadiana Mall CMBS, LLC	Delaware
Acadiana Mall of Delaware, LLC	Delaware
Acadiana Outparcel, LLC	Delaware
ACW-North Carolina, LLC	North Carolina
Akron Mall Land, LLC	Delaware
Alamance Crossing CMBS, LLC	Delaware
Alamance Crossing II, LLC	North Carolina
Alamance Crossing, LLC	North Carolina
Ambassador Infrastructure, LLC	Louisiana
Ambassador Town Center JV, LLC	Louisiana
APWM, LLC	Georgia
Arbor Place GP, Inc.	Georgia
Arbor Place II, LLC	Delaware
Arbor Place Limited Partnership	Georgia
Asheville Mall CMBS, LLC	Delaware
Asheville, LLC	North Carolina
Atlanta Outlet JV, LLC	Delaware
Atlanta Outlet Outparcels, LLC	Delaware
Atlanta Outlet Shoppes II, LLC	Delaware
Atlanta Outlet Shoppes, LLC	Delaware
BI Developments II LLC	Tennessee
BI Developments LLC	Tennessee
Bluegrass Outlet Shoppes CMBS, LLC	Delaware
Bluegrass Outlet Shoppes II, LLC	Kentucky
Bonita Lakes Mall Limited Partnership	Mississippi
Brewery District, LLC	Texas
Brookfield Square Anchor S, LLC	Wisconsin
Brookfield Square Joint Venture	Ohio
Brookfield Square Parcel, LLC	Wisconsin
Bullseye, LLC	Tennessee
Burnsville Center SPE, LLC	Delaware
C.H. of Akron II, LLC	Delaware
Cary Venture Limited Partnership	Delaware
CBL & Associates Holdco I, LLC	Delaware
CBL & Associates Holdco II, LLC	Delaware
CBL & Associates Limited Partnership	Delaware
CBL & Associates Management Sub, LLC	Delaware

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
CBL & Associates Management, Inc.	Delaware
CBL Alamance Crossing Mgmt OP PropCo, LLC	North Carolina
CBL Alamance Crossing OP PropCo, LLC	North Carolina
CBL Ambassador Member, LLC	Louisiana
CBL Arbor Place Mgmt OP PropCo, LLC	Georgia
CBL BI Developments II Member LLC	Tennessee
CBL BI Developments Member LLC	Tennessee
CBL Brookfield Sears & Street Shops HoldCo, LLC	Wisconsin
CBL Brookfield Square OP PropCo, LLC	Wisconsin
CBL Bullseye Member, LLC	Tennessee
CBL Center HoldCo, LLC	Delaware
CBL CoolSprings Crossing HoldCo GP, LLC	Tennessee
CBL CoolSprings Crossing OP PropCo, LLC	Tennessee
CBL Cross Creek Sears OP PropCo II, LLC	North Carolina
CBL Cross Creek Sears OP PropCo, LLC	North Carolina
CBL Dakota Square Lot 8 PropCo, LLC	North Dakota
CBL Dakota Square Mall OP PropCo II, LLC	North Dakota
CBL Dakota Square Mall OP PropCo III, LLC	North Dakota
CBL Dakota Square Mall OP PropCo, LLC	North Dakota
CBL Eagle Point Member LLC	Delaware
CBL Eastgate Self Development PropCo, LLC	Ohio
CBL El Paso Member, LLC	Delaware
CBL El Paso Outparcel Member, LLC	Texas
CBL El Paso Pref Lender, LLC	Delaware
CBL Entertainment Parcel, LLC	Tennessee
CBL Fayette Hotel Member LLC	Kentucky
CBL Fayette Mall OP PropCo, LLC	Kentucky
CBL Fremaux Member, LLC	Delaware
CBL Friendly Hotel Member LLC	North Carolina
CBL Frontier Square PropCo, LLC	Wyoming
CBL Gettysburg Member, LLC	Delaware
CBL Grandview Forum, LLC	Mississippi
CBL Hamilton Place Sears OP PropCo, LLC	Tennessee
CBL Hanes Mall OP PropCo, LLC	North Carolina
CBL Harford Mall Annex PropCo, LLC	Pennsylvania
CBL Holdings I, Inc. (1)	Delaware
CBL Holdings II, Inc. (1)	Delaware
CBL HP Hotel Member, LLC	Tennessee
CBL HP Self Storage Member LLC	Tennessee
CBL Jacksonville Regal Cinema Mgmt PropCo, LLC	Florida
CBL Jarnigan HoldCo, LLC	Delaware
CBL Jefferson Mall Self Dev PropCo, LLC	Kentucky

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
CBL Kirkwood Mall OP PropCo, LLC	North Dakota
CBL Landing at Arbor Place OP PropCo, LLC	Georgia
CBL Laredo Member, LLC	Texas
CBL Laurel Park Mall OP PropCo, LLC	Michigan
CBL Layton Hills OP PropCo, LLC	Utah
CBL Lebcon HoldCo LP, LLC	Delaware
CBL Lebcon HoldCo, LLC	Tennessee
CBL Lebcon I HoldCo LP, LLC	Delaware
CBL Lebcon I HoldCo, LLC	Tennessee
CBL Lee's Summit East, LLC	Missouri
CBL Lee's Summit Peripheral, LLC	Missouri
CBL Louisville Member, LLC	Kentucky
CBL Louisville Outparcel Member, LLC	Kentucky
CBL Management HoldCo, LLC	Delaware
CBL Mayfaire Hotel Member, LLC	North Carolina
CBL Mayfaire Town Center OP PropCo II, LLC	North Carolina
CBL Mayfaire Town Center OP PropCo, LLC	North Carolina
CBL Member - Mansfield, LLC	Texas
CBL Meridian Mall OP PropCo II, LLC	Michigan
CBL Meridian Mall OP PropCo, LLC	Michigan
CBL Meridian Mall Township PropCo, LLC	Michigan
CBL Mid Rivers Land OP PropCo, LLC	Missouri
CBL Mid Rivers Mall OP PropCo, LLC	Missouri
CBL Monroeville Mall OP PropCo, LLC	Pennsylvania
CBL Morristown, LTD.	Tennessee
CBL Northpark Mall OP PropCo II, LLC	Missouri
CBL Northpark Mall OP PropCo III, LLC	Missouri
CBL Northpark Mall OP PropCo, LLC	Missouri
CBL Old Hickory Mall, Inc.	Tennessee
CBL Outparcel HoldCo, LLC	Delaware
CBL Parkdale Mall Corner OP PropCo, LLC	Texas
CBL Parkdale Mall Corner Tract 4 PropCo, LLC	Texas
CBL Pearland Town Center OP PropCo II, LLC	Texas
CBL Pearland Town Center OP PropCo, LLC	Texas
CBL Port Orange Holdings II Mgmt OP PropCo, LLC	Florida
CBL Post Oak Mall OP PropCo, LLC	Texas
CBL RM-Waco, LLC	Texas
CBL Shops at Eastgate PropCo, LLC	Ohio
CBL SM-Brownsville, LLC	Texas
CBL South County Center OP PropCo II, LLC	Missouri
CBL South County Center OP PropCo, LLC	Missouri
CBL Southaven Towne Center OP PropCo, LLC	Mississippi

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
CBL St. Clair Square OP PropCo, LLC	Illinois
CBL Statesboro Member, LLC	Georgia
CBL Sunrise Commons PropCo, LLC	Texas
CBL Terrace HoldCo, LLC	Delaware
CBL Terrace Limited Partnership	Tennessee
CBL Triangle Town Member, LLC	North Carolina
CBL TTC Member, LLC	North Carolina
CBL Valley View Mall OP PropCo, LLC	Virginia
CBL Walden Park, LLC	Texas
CBL West Towne Crossing OP PropCo, LLC	Wisconsin
CBL Westgate Crossing PropCo, LLC	South Carolina
CBL Woodstock Investments Member, LLC	Georgia
CBL Woodstock Member, LLC	Georgia
CBL Woodstock Outparcel Member, LLC	Georgia
CBL York Galleria OP PropCo, LLC	Pennsylvania
CBL/Brookfield I, LLC	Delaware
CBL/Brookfield II, LLC	Delaware
CBL/Cary I, LLC	Delaware
CBL/Cary II, LLC	Delaware
CBL/Cherryvale I, LLC	Delaware
CBL/Citadel I, LLC	Delaware
CBL/Citadel II, LLC	Delaware
CBL/Columbia I, LLC	Delaware
CBL/Columbia II, LLC	Delaware
CBL/Columbia Place, LLC	Delaware
CBL/CREA Broad Street, LLC	Texas
CBL/Eastgate I, LLC	Delaware
CBL/Eastgate II, LLC	Delaware
CBL/Eastgate Mall, LLC	Delaware
CBL/Fayette I, LLC	Delaware
CBL/Fayette II, LLC	Delaware
CBL/Foothills Plaza Partnership	Tennessee
CBL/GP Cary, Inc.	North Carolina
CBL/GP I, Inc.	Tennessee
CBL/GP II, Inc.	Wyoming
CBL/GP III, Inc.	Mississippi
CBL/GP V, Inc.	Tennessee
CBL/GP VI, Inc.	Tennessee
CBL/GP, Inc.	Wyoming
CBL/Gulf Coast, LLC	Florida
CBL/High Pointe GP, LLC	Delaware
CBL/Huntsville, LLC	Delaware

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
CBL/Imperial Valley GP, LLC	California
CBL/J I, LLC	Delaware
CBL/J II, LLC	Delaware
CBL/Kentucky Oaks, LLC	Delaware
CBL/Kirkwood Mall, LLC	Delaware
CBL/Low Limited Partnership	Wyoming
CBL/Madison I, LLC	Delaware
CBL/Madison II, LLC	Delaware
CBL/Midland I, LLC	Delaware
CBL/Midland II, LLC	Delaware
CBL/Monroeville Expansion I, LLC	Pennsylvania
CBL/Monroeville Expansion II, LLC	Pennsylvania
CBL/Monroeville Expansion III, LLC	Pennsylvania
CBL/Monroeville Expansion Partner, L.P.	Pennsylvania
CBL/Monroeville Expansion, L.P.	Pennsylvania
CBL/Monroeville I, LLC	Delaware
CBL/Monroeville II, LLC	Pennsylvania
CBL/Monroeville III, LLC	Pennsylvania
CBL/Monroeville Partner, L.P.	Pennsylvania
CBL/Monroeville, L.P.	Pennsylvania
CBL/MS General Partnership	Delaware
CBL/MSC II, LLC	South Carolina
CBL/MSC, LLC	South Carolina
CBL/Nashua Limited Partnership	New Hampshire
CBL/Old Hickory I, LLC	Delaware
CBL/Old Hickory II, LLC	Delaware
CBL/Park Plaza GP, LLC	Arkansas
CBL/Park Plaza Mall, LLC	Delaware
CBL/Park Plaza, Limited Partnership	Arkansas
CBL/Parkdale Crossing GP, LLC	Delaware
CBL/Parkdale Crossing, L.P.	Texas
CBL/Parkdale Mall GP, LLC	Delaware
CBL/Parkdale, LLC	Texas
CBL/Penn Investments, LLC	Delaware
CBL/Regency I, LLC	Delaware
CBL/Regency II, LLC	Delaware
CBL/Richland G.P., LLC	Texas
CBL/Stroud, Inc.	Pennsylvania
CBL/Sunrise Commons GP, LLC	Delaware
CBL/Sunrise Commons, L.P.	Texas
CBL/Sunrise GP, LLC	Delaware
CBL/Sunrise Land, LLC	Texas

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
CBL/Sunrise XS Land, L.P.	Texas
CBL/T-C, LLC	Delaware
CBL/Towne Mall I, LLC	Delaware
CBL/Towne Mall II, LLC	Delaware
CBL/Wausau I, LLC	Delaware
CBL/Wausau II, LLC	Delaware
CBL/Wausau III, LLC	Delaware
CBL/Wausau IV, LLC	Delaware
CBL/Westmoreland Ground, LLC	Delaware
CBL/Westmoreland I, LLC	Delaware
CBL/Westmoreland II, LLC	Pennsylvania
CBL/Westmoreland, L.P.	Pennsylvania
CBL/York Town Center GP, LLC	Delaware
CBL/York Town Center, LLC	Delaware
CBL/York, Inc.	Pennsylvania
CBL-840 GC, LLC	Virginia
CBL-BA Building, LLC	North Carolina
CBL-D'Iberville Member, LLC	Mississippi
CBL-FC Building, LLC	North Carolina
CBL-Friendly Center CMBS, LLC	Delaware
CBL-Friendly Center, LLC	North Carolina
CBL-MS GP, LLC	Delaware
CBL-Offices at Friendly, LLC	North Carolina
CBL-Shops at Friendly II, LLC	North Carolina
CBL-Shops at Friendly, LLC	Delaware
CBL-TRS Joint Venture II, LLC	Delaware
CBL-TRS Joint Venture, LLC	Delaware
CBL-TRS Member I, LLC	Delaware
CBL-TRS Member II, LLC	Delaware
Charleston Joint Venture	Ohio
Cherryvale Mall, LLC	Delaware
Chesterfield Mall LLC	Delaware
Chesterfield Parcel, LLC	Missouri
CHH-Tennessee, LLC	Tennessee
Chicopee Marketplace III, LLC	Massachusetts
CHM/Akron, LLC	Delaware
Citadel Mall CMBS, LLC	Delaware
Citadel Mall DSG, LLC	South Carolina
Coastal Grand CMBS, LLC	Delaware
Coastal Grand Outparcel CMBS, LLC	Delaware
Coastal Grand-DSG LLC	South Carolina
Cobblestone Village at Palm Coast, LLC	Florida

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
College Station Partners, Ltd.	Texas
Columbia Joint Venture	Ohio
Columbia Place/Anchor, LLC	South Carolina
Continental 425 Fund LLC	Wisconsin
Coolsprings Crossing Limited Partnership	Tennessee
Coolsprings Expansion Land, LLC	Tennessee
Coolsprings GL Parcel, LLC	Tennessee
Coolsprings Mall, LLC	Delaware
Courtyard at Hickory Hollow Limited Partnership	Delaware
Cross Creek Anchor S GP, LLC	North Carolina
Cross Creek Anchor S, LP	North Carolina
Cross Creek Mall SPE, L.P.	North Carolina
Cross Creek Mall, LLC	North Carolina
Crossings at Marshalls Creek I LLC	Pennsylvania
Crossings at Marshalls Creek II LLC	Pennsylvania
Crossings at Marshalls Creek Limited Partnership	Pennsylvania
CSPC-Tennessee, LLC	Tennessee
CV at North Columbus, LLC	Georgia
CVPC-Lo, LLC	Florida
CVPC-Outparcels, LLC	Florida
CW Joint Venture LLC	Delaware
Dakota Square Mall CMBS, LLC	Delaware
Dallan Acquisitions, LLC	Delaware
Deco Mall, LLC	Delaware
Development Options Centers, LLC	Delaware
Development Options, Inc.	Wyoming
Development Options/Cobblestone, LLC	Florida
D'Iberville CBL Land, LLC	Mississippi
DM-Cayman, Inc.	Cayman Islands
Dunite Acquisitions, LLC	Delaware
East Towne Parcel I, LLC	Wisconsin
Eastgate Anchor S, LLC	Ohio
Eastgate Company	Ohio
Eastgate Crossing CMBS, LLC	Delaware
Eastgate Mall CMBS, LLC	Delaware
Eastgate Storage, LLC	Ohio
Eastland Anchor M, LLC	Illinois
Eastland Holding I, LLC	Illinois
Eastland Holding II, LLC	Illinois
Eastland Mall, LLC	Delaware
Eastland Medical Building, LLC	Illinois
Eastland Member, LLC	Illinois

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
El Paso Outlet Center CMBS, LLC	Delaware
El Paso Outlet Center Holding, LLC	Delaware
El Paso Outlet Center II Expansion, LLC	Texas
El Paso Outlet Center II, LLC	Delaware
El Paso Outlet Center Manager, Inc.	Delaware
El Paso Outlet Center, LLC	Delaware
El Paso Outlet Outparcels II LLC	Delaware
El Paso Outlet Outparcels, LLC	Delaware
ETM-Wisconsin, LLC	Wisconsin
Evin Acquisitions, LLC	Delaware
Fashion Square Mall CMBS, LLC	Delaware
Fayette Development Property, LLC	Kentucky
Fayette Mall SPE, LLC	Delaware
Fayette Middle Anchor, LLC	Kentucky
Fayette Plaza CMBS, LLC	Delaware
FHP Expansion GP I, LLC	Tennessee
FHP Expansion GP II, LLC	Tennessee
Foothills Mall Associates, LP	Tennessee
Foothills Mall, Inc.	Tennessee
Fremaux Town Center JV, LLC	Delaware
Fremaux Town Center SPE, LLC	Delaware
Frontier Mall Associates Limited Partnership	Wyoming
Frontier Mall II, LLC	Wyoming
Galleria Associates, L.P., The	Tennessee
GCTC Peripheral III, LLC	Florida
GCTC Peripheral IV, LLC	Florida
GCTC Peripheral V, LLC	Florida
GC-Tennessee, LLC	Tennessee
Gettysburg Outlet Center CMBS, LLC	Delaware
Gettysburg Outlet Center GP, Inc.	Delaware
Gettysburg Outlet Center Holding, LLC	Delaware
Gettysburg Outlet Center, LLC	Delaware
Gettysburg Outlet Center, LP	Pennsylvania
Governor’s Square Company IB	Ohio
Governor's Square Company	Ohio
Greenbrier Mall II, LLC	Delaware
Greenbrier Mall, LLC	Delaware
Gulf Coast Town Center CMBS, LLC	Delaware
Gulf Coast Town Center Peripheral I, LLC	Florida
Gulf Coast Town Center Peripheral II, LLC	Florida
Gunbarrel Commons, LLC	Tennessee
Hamilton Corner CMBS General Partnership	Tennessee

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
Hamilton Corner CMBS II, LLC	Delaware
Hamilton Corner GP I LLC	Delaware
Hamilton Corner GP II LLC	Delaware
Hamilton Crossing CMBS II, LLC	Delaware
Hamilton Crossing CMBS, LLC	Delaware
Hamilton Place Anchor S, LLC	Delaware
Hamilton Place CMBS, LLC	Delaware
Hamilton Place Mall/GP I, LLC	Delaware
Hamilton Place Mall/GP II, LLC	Delaware
Hamilton Place Self Storage LLC	Tennessee
Hammock Landing Collecting Agent, LLC	Florida
Hammock Landing/West Melbourne, LLC	Florida
Hanes Mall Parcels, LLC	North Carolina
Harford Mall Business Trust	Maryland
Hartford Outlet JV, LLC	Delaware
Henderson Square Limited Partnership	North Carolina
Hickory Hollow Courtyard, Inc.	Delaware
Hickory Hollow Mall Limited Partnership	Delaware
Hickory Hollow Mall, Inc.	Delaware
Hickory Hollow/SB, LLC	Tennessee
Hickory Point Outparcels, LLC	Illinois
Hickory Point, LLC	Delaware
Hickory Point-OP Outparcel, LLC	Illinois
High Point Development Limited Partnership	North Carolina
High Point Development Limited Partnership II	North Carolina
Hixson Mall, LLC	Tennessee
HM-North Carolina, LLC	North Carolina
Honey Creek Mall Member SPE, LLC	Delaware
Honey Creek Mall, LLC	Indiana
Huckleberry Place, LLC	Georgia
Hwy 287 & Broad Street, LLC	Texas
Imperial Valley Commons, L.P.	California
Imperial Valley Mall GP, LLC	Delaware
Imperial Valley Mall II, L.P.	California
Imperial Valley Mall, L.P.	California
Imperial Valley Peripheral, L.P.	California
IV Commons, LLC	California
IV Outparcels, LLC	California
Janesville Mall Limited Partnership	Wisconsin
Janesville Wisconsin, Inc.	Wisconsin
Jarnigan Road II, LLC	Delaware
Jarnigan Road Limited Partnership	Tennessee

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
Jefferson Anchor M, LLC	Kentucky
Jefferson Anchor S, LLC	Kentucky
Jefferson Mall CMBS, LLC	Delaware
Jefferson Mall Company II, LLC	Delaware
JG Gulf Coast Town Center, LLC	Ohio
JG Randolph II, LLC	Delaware
JG Randolph, LLC	Ohio
JG Saginaw II, LLC	Delaware
JG Saginaw, LLC	Ohio
JG Winston-Salem, LLC	Ohio
Kentucky Oaks Mall Company	Ohio
Kirkwood Mall Acquisitions, LLC	Delaware
Kirkwood Mall Mezz, LLC	Delaware
Lakes Mall, LLC, The	Michigan
Lakeshore/Sebring Limited Partnership	Florida
Lakeview Pointe, LLC	Oklahoma
Landing at Arbor Place II, LLC, The	Delaware
Laredo Outlet JV, LLC	Delaware
Laredo Outlet Shoppes, LLC	Delaware
Laredo/MDN II Limited Partnership	Texas
Laurel Park Retail Holding LLC	Michigan
Laurel Park Retail Properties LLC	Delaware
Layton Hills Mall CMBS, LLC	Delaware
LeaseCo, Inc.	New York
Lebcon Associates	Tennessee
Lebcon I, Ltd.	Tennessee
Lee Partners	Tennessee
Lexington Joint Venture	Ohio
LHM-Utah, LLC	Delaware
Louisville Outlet Outparcels, LLC	Delaware
Louisville Outlet Shoppes, LLC	Delaware
Madison Grandview Forum, LLC	Mississippi
Madison Joint Venture, LLC	Wisconsin
Madison Malls Ground, LLC	Wisconsin
Madison OP Outparcel Ground, LLC	Wisconsin
Madison Plaza Associates, Ltd.	Alabama
Madison Square Associates, Ltd.	Alabama
Madison/East Towne, LLC	Delaware
Madison/West Towne, LLC	Delaware
Mall Del Norte, LLC	Texas
Mall of South Carolina Limited Partnership	South Carolina
Mall of South Carolina Outparcel Limited Partnership	South Carolina

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
Mall Shopping Center Company, L.P.	Texas
Maryville Department Store Associates	Tennessee
Maryville Partners, L.P.	Tennessee
Mayfaire GP, LLC	Delaware
Mayfaire Town Center, LP	Delaware
MDN/Laredo GP II, LLC	Delaware
MDN/Laredo GP, LLC	Delaware
MDN-Texas, LLC	Texas
Meridian Mall Company, Inc.	Michigan
Meridian Mall Limited Partnership	Michigan
Mid Rivers Land LLC	Delaware
Mid Rivers Mall CMBS, LLC	Delaware
Midland Venture Limited Partnership	Michigan
Milford Marketplace, LLC	Connecticut
MNVL-Pennsylvania, LLC	Pennsylvania
Monroeville Anchor Limited Partnership	Pennsylvania
Montgomery Partners, L.P.	Tennessee
Mortgage Holdings II, LLC	Delaware
Mortgage Holdings, LLC	Delaware
Multi-GP Holdings, LLC	Delaware
Newco Mortgage, LLC	Delaware
NewLease Corp.	Tennessee
NGM-Tennessee, LLC	Tennessee
North Charleston Joint Venture II, LLC	Delaware
Northgate SAC, LLC	Tennessee
Northpark Mall/Joplin, LLC	Delaware
Northwoods Mall CMBS, LLC	Delaware
Oak Park Holding I, LLC	Kansas
Oak Park Mall, LLC	Delaware
OK City Member, LLC	Delaware
Old Hickory Mall Venture	Tennessee
Old Hickory Mall Venture II, LLC	Delaware
Panama City Peripheral, LLC	Florida
Park Plaza Mall CMBS, LLC	Delaware
Parkdale Anchor M, LLC	Texas
Parkdale Crossing CMBS, LLC	Delaware
Parkdale Crossing GP, Inc.	Texas
Parkdale Crossing Limited Partnership	Texas
Parkdale Mall Associates	Texas
Parkdale Mall CMBS, LLC	Delaware
Parkdale Mall, LLC	Texas
Parkdale Self Storage, LLC	Texas

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
Parkway Place Limited Partnership	Alabama
Parkway Place SPE, LLC	Delaware
Parkway Place, Inc.	Alabama
Pavilion at Port Orange, LLC, The	Florida
Pavilion Collecting Agent, LLC, The	Florida
Pearland Ground, LLC	Texas
Pearland Hotel Operator, Inc.	Texas
Pearland Town Center GP, LLC	Delaware
Pearland Town Center Limited Partnership	Texas
Pearland-OP Parcel 8, LLC	Texas
PHG-CBL Lexington Fayette LLC	Georgia
PM Anchor-Texas, LLC	Texas
POM-College Station, LLC	Texas
Port Orange Holdings II, LLC	Florida
Port Orange I, LLC	Florida
Port Orange Town Center, LLC	Delaware
Promenade D'Iberville, LLC, The	Mississippi
Property Taxperts, LLC	Nevada
Racine Joint Venture	Ohio
Racine Joint Venture II, LLC	Delaware
Renaissance Member II, LLC	Delaware
Renaissance Phase II CMBS, LLC	Delaware
Renaissance Retail LLC	North Carolina
Renaissance SPE Member, LLC	Delaware
River Ridge Mall, LLC	Virginia
Rivergate Mall, Inc.	Delaware
Seacoast Shopping Center Limited Partnership	New Hampshire
Self Storage at Mid Rivers, LLC	Missouri
Shoppes at Eagle Point SPE, LLC	Delaware
Shoppes at Eagle Point, LLC	Tennessee
Shoppes at Hamilton Place CMBS, LLC, The	Delaware
Shoppes at Hamilton Place, LLC, The	Tennessee
Shoppes at St. Clair CMBS, LLC	Delaware
Shoppes at St. Clair Square, LLC	Illinois
Shopping Center Finance Corp.	Wyoming
Shops at Pineda Ridge, LLC, The	Florida
Slidell Development Company, L.L.C.	Delaware
South County Shoppingtown LLC	Delaware
Southaven Towne Center II, LLC	Delaware
Southaven Towne Center, LLC	Mississippi
Southpark Mall CMBS, LLC	Delaware
Southpark Mall, LLC	Virginia

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
Southpark Mall-DSG, LLC	Virginia
Springdale/Mobile GP II, Inc.	Alabama
Springdale/Mobile GP, Inc.	Alabama
Springhill/Coastal Landing, LLC	Florida
St. Clair Square GP I, LLC	Illinois
St. Clair Square GP, Inc.	Illinois
St. Clair Square Limited Partnership	Illinois
St. Clair Square SPE, LLC	Delaware
Statesboro Crossing, LLC	Georgia
STCS-Illinois, LLC	Illinois
Stroud Mall LLC	Pennsylvania
SubREIT Investor-Boston General Partnership	Massachusetts
SubREIT Investor-Boston GP I, LLC	Massachusetts
Sutton Plaza GP, Inc.	New Jersey
Terrace CMBS, LLC	Delaware
Tenn-GP Holdings, LLC	Tennessee
TN-Land Parcels, LLC	Tennessee
Triangle Town Center, LLC	Delaware
Triangle Town Member, LLC	North Carolina
Turtle Creek GP, LLC	Mississippi
Turtle Creek Limited Partnership	Mississippi
TX-Land Parcels, LLC	Texas
Valley View Mall SPE, LLC	Delaware
Village at Newnan Crossing, LLC, The	Georgia
Village at Rivergate, Inc.	Delaware
Vision-CBL Hamilton Place, LLC	Tennessee
Vision-CBL Mayfaire TC Hotel LLC	North Carolina
Volusia Mall GP, Inc.	New York
Volusia Mall Limited Partnership	New York
Volusia Mall Member SPE, LLC	Delaware
Volusia Mall, LLC	Florida
Volusia SAC, LLC	Florida
Volusia-OP Peripheral LLC	Florida
Walnut Square Associates Limited Partnership	Wyoming
Waterford Commons of CT III, LLC	Connecticut
Wausau Center CMBS, LLC	Delaware
Wausau Joint Venture	Ohio
Wausau Penney CMBS, LLC	Delaware
Wausau Penney Investor Joint Venture	Ohio
West County Mall CMBS, LLC	Delaware
West County Shoppingtown LLC	Delaware
West Melbourne Holdings II, LLC	Florida

Subsidiaries of the Company
As of December 31, 2022

Subsidiary	State of Incorporation or Formation
West Melbourne I, LLC	Delaware
West Melbourne Town Center LLC	Delaware
West Towne District, LLC	Wisconsin
Westgate Crossing Limited Partnership	South Carolina
Westgate Mall CMBS, LLC	Delaware
Westgate Mall II, LLC	Delaware
Westgate Mall Limited Partnership	South Carolina
WI-Land Parcels	Wisconsin
Wilkes-Barre Marketplace GP, LLC	Pennsylvania
Wilkes-Barre Marketplace I, LLC	Pennsylvania
Wilkes-Barre Marketplace, L.P.	Pennsylvania
Willowbrook Plaza Limited Partnership	Maine
WMTC-Peripheral, LLC	Florida
WNC Shopping Center, LLC	North Carolina
WPMP Holding LLC	Delaware
York Galleria Limited Partnership	Virginia
York Town Center Holding GP, LLC	Delaware
York Town Center Holding, LP	Pennsylvania
York Town Center, LP	Pennsylvania
(1)
This is a subsidiary of CBL & Associates Properties, Inc. and not a subsidiary of CBL & Associates Limited Partnership.

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-261449 on Form S-8 of our reports dated March 1, 2023, relating to the consolidated financial statements and financial statement schedules of CBL & Associates Properties, Inc. and subsidiaries, and the effectiveness of CBL & Associates Properties, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of CBL & Associates Properties, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 1, 2023

Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Contis, Ben Jaenicke and Stephen D. Lebovitz and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Annual Report of CBL & Associates Properties, Inc. on Form 10-K for the fiscal year ended December 31, 2022 including one or more amendments to such Form 10-K, which amendments may make such changes as such attorneys-in-fact and agents deems appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he/she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power-of-Attorney on the date set opposite his/her respective name.

Signature	Title	Date

/s/ David J. Contis	Chairman of the Board	February 15, 2023
David J. Contis

/s/ Stephen D. Lebovitz	Director and Chief Executive Officer (Principal Executive Officer)	February 15, 2023
Stephen D. Lebovitz

/s/ Ben Jaenicke	Executive Vice President - Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 15, 2023
Ben Jaenicke

/s/ Charles B. Lebovitz	Director	February 15, 2023
Charles B. Lebovitz

/s/ Marjorie L. Bowen	Director	February 15, 2023
Marjorie L. Bowen

/s/ Jeffrey Kivitz	Director	February 15, 2023
Jeffrey Kivitz

/s/ David M. Fields	Director	February 15, 2023
David M. Fields

/s/ Robert G. Gifford	Director	February 15, 2023
Robert G. Gifford

Exhibit 31.1

CERTIFICATION

I, Stephen D. Lebovitz, certify that:

(1)
I have reviewed this annual report on Form 10-K of CBL & Associates Properties, Inc.;
(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
(4)
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
(5)
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 1, 2023

/s/ Stephen D. Lebovitz
Stephen D. Lebovitz, Director and
Chief Executive Officer

Exhibit 31.2

CERTIFICATION

I, Ben Jaenicke, certify that:

(1)
I have reviewed this annual report on Form 10-K of CBL & Associates Properties, Inc.;
(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
(3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
(4)
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
(5)
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 1, 2023

/s/ Ben Jaenicke
Ben Jaenicke, Executive Vice President -
Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CBL & ASSOCIATES PROPERTIES, INC. (the “Company”) on Form 10-K for the year ending December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen D. Lebovitz, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350 (as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002), that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen D. Lebovitz
Stephen D. Lebovitz, Director and
Chief Executive Officer

March 1, 2023
Date

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CBL & ASSOCIATES PROPERTIES, INC. (the “Company”) on Form 10-K for the year ending December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ben Jaenicke, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350 (as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002), that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ben Jaenicke
Ben Jaenicke, Executive Vice President -
Chief Financial Officer

March 1, 2023
Date